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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
SatCon Technology Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
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	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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SATCON TECHNOLOGY CORPORATION
27 DRYDOCK AVENUE
BOSTON, MASSACHUSETTS 02210

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS:

        NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of SATCON TECHNOLOGY CORPORATION, a Delaware corporation, will be held on Thursday, December 20, 2007 at 10:00 a.m. at our offices, 27 Drydock Avenue, Boston, Massachusetts, 02210, to consider and act upon the following matters:

  1.
  To approve the following transactions in connection with the second closing of the private placement of equity securities described in the accompanying proxy statement:

  a)
  the issuance of Series C convertible preferred stock;

  b)
  the issuance of warrants to purchase shares of our common stock;

  c)
  the repricing of the exercise price of certain previously issued warrants;

  d)
  the potential future issuance of additional warrants to purchase shares of our common stock under the circumstances described in the accompanying proxy statement; and

  e)
  the issuance of shares of our common stock sufficient to allow for the full conversion, redemption or exercise of the Series C convertible preferred stock and warrants described above (including previously issued shares of Series C convertible preferred stock and warrants).

  2.
  To approve an amendment to our certificate of incorporation increasing the number of our authorized shares of common stock from 100,000,000 to 200,000,000;

  3.
  To approve an amendment to our 2005 Incentive Compensation Plan increasing the number of shares of common stock available for issuance under the plan from 4,000,000 to 14,000,000; and

  4.
  To conduct any other business as may properly come before the special meeting and at any adjournment or postponement of the meeting.

        Our board of directors has fixed the close of business on November 15, 2007 as the record date for the determination of stockholders entitled to receive notice of and vote at the meeting and any adjournments or postponements of the meeting. Our stock transfer books will remain open for the purchase and sale of our common stock.

        We hope that all stockholders will be able to attend the meeting in person. In order to ensure that a quorum is present at the meeting, please date, sign and promptly return the enclosed proxy whether or not you expect to attend the meeting. A postage-prepaid envelope, addressed to American Stock Transfer & Trust Company, our transfer agent and registrar, has been enclosed for your convenience. If you attend the meeting, your proxy will, upon your written request, be returned to you and you may vote your shares in person.

        If you have questions about the matters described in this proxy statement, or how to submit your proxy or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, you should contact Georgeson, Inc., our proxy solicitor, at 1-888-605-8358.

        All stockholders are cordially invited to attend the meeting.

By Order of the board of directors,
Daniel E. Gladkowski Secretary
Boston, Massachusetts November [*], 2007

WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE SPECIAL MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

SATCON TECHNOLOGY CORPORATION
27 DRYDOCK AVENUE
BOSTON, MASSACHUSETTS 02210

QUESTIONS AND ANSWERS

        Although we encourage you to read the enclosed proxy statement in its entirety, we include this Question and Answer section to provide some background information and brief answers to several questions you might have about the enclosed proposals. In this proxy statement, we refer to SatCon Technology Corporation as "SatCon," "we," "our," and "us."

Q.    WHAT PROPOSALS ARE STOCKHOLDERS BEING ASKED TO CONSIDER AT THE UPCOMING SPECIAL MEETING?

A.
We are seeking approval of three proposals.

  The first proposal relates to the private placement of additional shares of Series C convertible preferred stock and warrants to purchase our common stock. The purchase agreement for the private placement was signed on November 8, 2007. RockPort Capital Partners II, L.P. and NGP Energy Technology Partners, L.P. are the purchasers in this private placement. There are several matters relating to this private placement for which we are seeking stockholder approval. These matters are described in detail in this proxy statement.

  The second proposal is an amendment to our certificate of incorporation increasing the number of authorized shares of common stock from 100,000,000 to 200,000,000. This is necessary in order to ensure that we have a sufficient amount of authorized common stock necessary in connection with the conversion of Series C convertible preferred stock and warrants being issued in connection with the private placement, as well as for other corporate purposes, such as financings, acquisitions and management incentive and employee benefit plans, as our board of directors may deem advisable.

  The third proposal is an amendment to our 2005 Incentive Compensation Plan increasing the number of shares of common stock authorized under the plan by 10,000,000, from 4,000,000 to 14,000,000. This is necessary in order to enable us to continue to provide a source of stock to attract, motivate, retain and reward high-quality executives and other employees, officers, directors and consultants.

Q.    HOW IS THE PRIVATE PLACEMENT STRUCTURED?

A.
The private placement is structured to occur in two closings.

•
The first closing occurred on November 8, 2007. At this closing, we issued 10,000 shares of Series C convertible preferred stock at $1,000 per share for an aggregate gross purchase price of $10 million. Based on a conversion price of $1.04 per share of common stock, these shares are currently convertible into 9,615,384 shares of our common stock. We also issued warrants to purchase an aggregate of 15,262,072 shares of our common stock with an exercise price of $1.44 per share. This first closing is complete and will not be rescinded if our stockholders do not approve the transactions contemplated at the second closing.

•
At the second closing, we will issue 15,000 shares of Series C convertible preferred stock at $1,000 per share for an aggregate gross purchase price of $15 million. Based on a conversion price of $1.04 per share of common stock, these shares will be initially convertible into 14,423,076 shares of our common stock. At this second closing, we will also issue warrants to purchase an aggregate of 4,449,467 shares of our common stock with an exercise price of $1.25 per share. At the second closing, we may also issue an additional 5,000 shares of Series C convertible preferred stock to the investors or a new purchaser selected by the investors and agreed upon by us for an aggregate purchase price of $5 million. If we issue these additional shares, we will also issue additional warrants to purchase an aggregate of [    ] shares of our common stock. These additional shares of Series C convertible preferred stock and warrants would have the same terms and conditions as the other shares and warrants being issued at the second closing. If these additional shares and warrants are issued, the total amount we will raise at the second closing would be $20 million.

  •
  The second closing is subject to the condition that our stockholders approve the transactions contemplated at the second closing as well as other customary closing conditions.

Q.    WHY IS SATCON SEEKING STOCKHOLDER APPROVAL FOR THE PRIVATE PLACEMENT?

A.
We are subject to the Nasdaq Marketplace Rules because our common stock is listed on the Nasdaq Capital Market. Nasdaq has certain rules that prohibit listed companies from issuing 20% or more of a company's outstanding shares of common stock (or securities convertible into or exercisable for common stock) at less than the greater of market price or book value per share, as well as rules that prohibit the issuance of securities that would result in a "change of control" of the company, which Nasdaq interprets to mean a transaction in which person or group of affiliated persons becomes the owner of 20% or more of a company's outstanding common stock, unless in both cases, stockholder approval is received before those issuances.

  We are seeking stockholder approval of the transactions contemplated by the second closing of the private placement because those transactions, including the issuance of the Series C convertible preferred stock and warrants to purchase our common stock, would result in greater than 20% of our outstanding common stock being issued at less than the greater of book or market value and because those transactions could potentially result in an investor holding 20% or more of our common stock, which could be deemed a "change of control" transaction. The second closing is contingent upon stockholder approval. Stockholder approval will allow us to hold the second closing and will also result in the removal of certain restrictions on the exercise and conversion of the Series C convertible preferred stock and warrants.

Q.    WHY WAS THE PRIVATE PLACEMENT DONE?

A.
We are conducting the private placement to enhance our financial strength and flexibility. Immediately prior to the first closing of the private placement, we closed a $10 million short-term secured financing with the investors, the proceeds of which were primarily used to retire our previously outstanding secured convertible notes. Those prior notes had certain terms and conditions that inhibited our financial flexibility.

  Following our sale of the new short-term notes, we then closed the first part of the private placement in which we raised an additional $10 million from the investors. At the second closing, for which we are seeking stockholder approval, we will issue at least an additional $15 million of Series C convertible preferred stock and warrants, in exchange for $5 million in cash and the retirement of the $10 million new short-term notes. At the second closing, we may also raise an additional $5 million by issuing more shares of Series C convertible preferred stock and warrants to the investors or a new purchaser selected by the investors and agreed upon by us. If these additional shares and warrants are issued, the total amount we will raise at the second closing would be $20 million.

  We intend to utilize the cash proceeds from the private placement to accelerate our growth in the alternative energy market and support ongoing research and development activities. We may also utilize a portion of the proceeds to pay the redemption price of certain outstanding warrants if the holders of those warrants seek redemption of those warrants at their Black-Scholes value. We

  currently estimate that the amount required to fund this redemption in full would be approximately $[    ], but the precise amount will change due to the variables underlying the Black-Scholes valuation.

Q.    WHY IS MY VOTE IMPORTANT?

A.
Your vote is important because:

•
In order to be approved, Proposal 1 and Proposal 3 must receive the affirmative vote of a majority of the shares of our capital stock present in person or represented by proxy at the meeting and voting on those matters. The outstanding shares of Series C convertible preferred stock are not entitled to vote on Proposal 1, but are entitled to vote on Proposals 2 and 3.

•
In order to be approved, Proposal 2 must receive both (i) the affirmative vote of a majority of the shares of our common stock outstanding and (ii) the affirmative vote of a majority of the shares of our capital stock outstanding and entitled to vote, including the Series C convertible preferred stock.

•
Unless a majority of the shares entitled to vote as of the record date are present in person or represented by proxy at the meeting, we will not have a quorum, and we will be unable to transact any business at the special meeting. In that event, the proposals will not be approved.

Q.    WITH RESPECT TO THE PRIVATE PLACEMENT, WHAT HAPPENS IF ALL OF THE PROPOSALS ARE APPROVED?

A.
Under the purchase agreement, we have already issued 10,000 shares of Series C convertible preferred stock to the investors for an aggregate purchase price of $10 million. These shares are currently convertible into 9,615,384 shares of our common stock and represent 6,944,444 votes. We also issued warrants to purchase an aggregate of 15,262,072 shares of our common stock. As a result, based on 49,786,024 shares outstanding as of November 15, 2007, the current outstanding shares of Series C convertible preferred stock represent, in the aggregate, 12.24% of the voting power of our stock. Assuming conversion of all of the shares of Series C convertible preferred stock and exercise of all warrants issued in the first closing, the investors would hold in the aggregate 33.32% of the total common stock outstanding.

  Stockholder approval of all of the proposals being presented at the special meeting is a condition to the consummation of the second closing of the private placement. If all of the proposals are approved, at the second closing, the investors will be obligated, subject to customary closing conditions, to purchase an additional 15,000 shares of Series C convertible preferred stock and warrants to purchase 4,449,467 shares of common stock for an aggregate purchase price of $15 million. The shares of Series C convertible preferred stock issued at the second closing will initially be convertible into 14,423,076 shares of common stock and will represent 10,016,025 votes. As a result, based on 49,786,024 shares outstanding as of November 15, 2007, upon consummation of the second closing, the outstanding shares of Series C convertible preferred stock would in the aggregate represent 25.86% of the voting power of our stock. Assuming conversion of all of the shares of Series C convertible preferred stock and exercise of all warrants issued in the entire private placement, the investors would hold in the aggregate 46.77% of the total common stock outstanding.

  At the second closing, we may also issue to the investors or a new purchaser selected by the investors and agreed upon by us an additional 5,000 shares of Series C convertible preferred stock and warrants to purchase [    ] shares of common stock for an aggregate purchase price of $5 million. If issued, these additional shares of Series C convertible preferred stock will initially be convertible into 4,807,692 shares of common stock and will represent 3,472,222 votes. As a result, based on 49,786,024 shares outstanding as of November 15, 2007, upon consummation of the second closing, assuming issuance of these additional shares, the outstanding shares of Series C convertible preferred stock would in the aggregate represent 29.5% of the voting power of our stock. Assuming conversion of all of the shares of Series C convertible preferred stock and exercise of all warrants issued in the entire private placement, including the issuance of these additional securities, the investors would hold in the aggregate [            ]% of the total common stock outstanding.

  In addition, if all of the proposals are approved, the exercise price of the initial warrants to purchase 15,262,072 shares of common stock will be reduced from $1.44 per share to $1.25 per share. Furthermore, the restrictions on the number of shares of common stock issuable upon conversion, redemption or exercise of the Series C convertible preferred stock and warrants will be eliminated, which will allow increases in the number of shares issuable under those securities from certain potential anti-dilution adjustments.

  Lastly, if all of the proposals are approved, we have agreed to issue the investors additional warrants in the event that the holders of certain existing warrants (none of whom are affiliated with the investors) exercise those warrants in the future. Upon those exercises, we will issue to the investors additional warrants to purchase our common stock equal to one-half of the number of shares of our common stock issued upon exercise of these existing warrants. The exercise price of these warrants will be $1.25 per share. If all of these existing warrants are exercised, we would need to issue warrants to purchase an additional 4,639,564 shares of our common stock to the investors.

Q.    WITH RESPECT TO THE PRIVATE PLACEMENT, WHAT HAPPENS IF ANY OF THE PROPOSALS ARE NOT APPROVED?

A.
Stockholder approval of all of the proposals being presented at the special meeting is a condition to the consummation of the second closing of the private placement. Accordingly, if any of the proposals does not receive stockholder approval, the investors will not be obligated to purchase any additional shares of Series C convertible preferred stock or warrants. Under the terms of the Certificate of Designation of the Relative Rights and Preferences of the Series C convertible preferred stock, we would not be obligated to issue more than 9,952,226 shares of our common stock upon conversion or redemption of the outstanding Series C convertible preferred stock, which represents 19.99% of our outstanding shares of common stock on the date of the purchase agreement. Furthermore, the exercise price of the initial warrants to purchase 15,262,072 shares of common stock would remain at $1.44 per share.

  We have agreed that in the event that stockholder approval of this proposal is not obtained, the investors have the right to require us to use our best efforts to seek stockholder approval at a subsequent stockholders meeting to be held not more than sixty days after the request. The investors may continue to make subsequent requests until stockholder approval is obtained.

  If the second closing of the private placement does not occur, we would not be able to retire the $10 million of short-term secured notes we previously issued to the investors and we would need to obtain alternative financing or a waiver from the investors on or before February 19, 2008 or face default on that indebtedness. If we were to obtain alternative financing from a source other than the investors prior to July 19, 2008, then, at the election of the investors, we would either be required to use our best efforts to include the investors in that financing or be required to pay them an alternative transaction fee equal to $1.5 million in cash or, at our option, $2.0 million of our common stock.

SATCON TECHNOLOGY CORPORATION
27 DRYDOCK AVENUE
BOSTON, MASSACHUSETTS 02210

PROXY STATEMENT

for the Special Meeting of Stockholders
to be held on December 20, 2007

        The enclosed proxy is being solicited by the board of directors of SATCON TECHNOLOGY CORPORATION, a Delaware corporation, for use at the Special Meeting of Stockholders to be held on Thursday, December 20, 2007 at 10:00 a.m. at our offices, 27 Drydock Avenue, Boston, Massachusetts, 02210, and at any adjournment or adjournments of the meeting.

        All proxies will be voted in accordance with the instructions contained on those proxies, and if no choice is specified, the proxies will be voted in favor of each matter set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by delivery of written revocation to our corporate secretary.

        The date this proxy statement is expected to be mailed to stockholders is on or about November [*], 2007.

Voting Securities

        Stockholders of record at the close of business on November 15, 2007 are entitled to notice of and to vote at the special meeting and at any adjournment or adjournments of the meeting. Our voting stock is our common stock, of which 49,786,024 shares were issued and outstanding as of November 15, 2007, and our Series C convertible preferred stock (which votes in accordance with a formula set forth in the Certificate of Designation of the Relative Rights and Preferences of the Series C convertible preferred stock), of which 10,000 shares were issued and outstanding as of November 15, 2007. These shares of Series C convertible preferred stock currently represent 6,944,444 votes in the aggregate. The Series C convertible preferred stock votes with our common stock as a single class.

Vote Required

        Each common stockholder is entitled to one vote for each share held by that stockholder on November 15, 2007. Each holder of Series C convertible preferred stock is entitled to 694 votes for each share of Series C convertible preferred stock held by that stockholder. The holders of Series C convertible preferred stock are entitled to vote on Proposals 2 and 3 described in this proxy statement but are not entitled to vote on Proposal 1.

        The representation in person or by proxy of at least a majority of the shares of capital stock entitled to vote at the special meeting is necessary to establish a quorum for the transaction of business. Abstentions and "broker non-votes," as described below, will be counted for purposes of determining whether a quorum is present for the transaction of business at the special meeting.

        With regard to Proposals 1 and 3, the affirmative vote of the majority of shares present in person or represented by proxy at the special meeting and voting on those matters is required for approval. As noted above, the shares of Series C convertible preferred stock are not entitled to vote on Proposal 1. With regard to these proposals, shares which are entitled to vote but abstain from voting on a matter will be excluded from the vote and will have no effect on its outcome. Furthermore, shares held in "street name" by a broker or nominee who indicates on a proxy that it does not have discretionary authority to vote those shares as to a particular matter will also be entirely excluded from the vote and will have no effect on its outcome. We refer to these shares as "broker non-votes."

        With regard to Proposal 2, two levels of approval are required: (i) the affirmative vote of at least a majority of the outstanding shares of our common stock and (ii) the affirmative vote of a majority of the shares of our capital stock outstanding and entitled to vote, including the Series C convertible preferred stock. With regard to these proposals, abstentions and broker non-votes both will have the same effect as votes against the proposal.

        Each proxy submitted by a stockholder will, unless otherwise directed by such stockholder, be voted FOR:

  •
  Proposal 1:    The following transactions in connection with the second closing of the private placement of equity securities described in this proxy statement:

  a)
  the issuance of Series C convertible preferred stock;

  b)
  the issuance of warrants to purchase shares of our common stock;

  c)
  the repricing of the exercise price of certain previously issued warrants;

  d)
  the potential future issuance of additional warrants to purchase shares of our common stock under the circumstances described in this proxy statement; and

  e)
  the issuance of shares of our common stock sufficient to allow for the full conversion, redemption or exercise of the Series C convertible preferred stock and warrants described above (including previously issued shares of Series C convertible preferred stock and warrants).

  •
  Proposal 2:    The proposed amendment of our certificate of incorporation increasing the number of our authorized shares of common stock from 100,000,000 to 200,000,000.

  •
  Proposal 3:    The proposed amendment of our 2005 Incentive Compensation Plan increasing the number of shares of common stock available for issuance under the plan by 10,000,000, from 4,000,000 to 14,000,000.

        In addition, the persons acting as proxies will cast their votes in their discretion for any additional matters that are properly raised for consideration at the meeting. If you submit a proxy, your shares will be voted according to your direction. If you do not specify in the proxy how your shares are to be voted, they will be voted in favor of all matters set forth in this proxy statement. You have the power to revoke your proxy in the manner described below. Your proxy will not be voted if you attend the special meeting and elect to vote your shares in person (although attendance at the special meeting will not, in and of itself, revoke a proxy). Our board of directors reserves the right to withhold any proposal described in this proxy statement from a vote at the special meeting if it deems that a vote on that proposal would be contrary to our and our stockholders' best interests. In that event, the proposal withheld will be neither adopted nor defeated.

Revocability of Proxies

        Any stockholder voting by proxy has the right to revoke it at any time before it is exercised by:

  •
  giving written notice to our corporate secretary prior to the meeting;

  •
  giving to the corporate secretary a duly executed proxy bearing a later date than the proxy being revoked at any time before that proxy is voted; or

  •
  by appearing at the meeting and voting in person.

        All proxies received by us will be effective, notwithstanding any transfer of the shares to which those proxies relate, unless at or prior to the meeting we receive a written notice of revocation signed by the person who, as of the record date, was the registered holder of those shares. The notice of revocation must indicate the certificate number and numbers of shares to which that revocation relates and the aggregate number of shares represented by that certificate(s).

Solicitation of Proxies

        We will bear the cost of soliciting proxies. In addition to the solicitation of proxies by mail, our officers and employees may solicit proxies in person or by telephone. We may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expenses in sending proxies and proxy material to beneficial owners. We have also engaged Georgeson, Inc. to assist us with the solicitation of proxies, and we expect to pay Georgeson approximately $[*], for its services plus out-of-pocket expenses incurred during the course of its work.

Householding of Special Meeting Materials

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of these proxy materials may have been sent to multiple stockholders in each household. We will promptly deliver a separate copy of these proxy materials to any stockholder upon written or oral request to our Investor Relations Department, SatCon Technology Corporation, 27 Drydock Avenue, Boston, Massachusetts 02210, telephone: (617) 897-2400. Any stockholder who wants to receive separate copies of proxy materials in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact that stockholder's bank, broker, or other nominee record holder, or that stockholder may contact us at the above address and phone number.

Directions to SatCon Technology Corporation

    27 Drydock Avenue
    Boston, Massachusetts, 02210
    Sixth floor

        Parking is available in the parking garage, adjacent to The Boston Design Center and The Black Falcon Cruise Ship Terminal, which is located at the beginning of the Drydock building.

        The Marine Industrial Park is a section of Boston's Seaport District. Three main roads (Seaport Boulevard, Congress Street and Summer Street), running parallel to each other, traverse the Seaport District. Drydock Avenue may be reached using any one of these three main streets.

From the South

        Proceed on North 93/Route 3 and take Exit 20-Logan Airport/South Boston. Take Detour-South Station via Frontage Road. Enter Tunnel—Bear right—Take 90 East/Logan Airport. Within the tunnel take South Boston exit. Exiting the tunnel, bear right at the lights onto D Street. Take a right at the next stoplight (at this intersection there is a new blue-glass building immediately in front of you at the corner of 610 Congress Street). This will take you in the direction of the new convention center (BCEC). At the second set of lights take a left onto Summer Street. Follow signs to Boston Design Center. At the next light, take a left into The Marine Industrial Park. 0.25 miles from the entrance is the parking garage. SatCon is located at the far end of the building at 27 Drydock Ave., 6th floor.

From the North—Route 93

        Take 93 South into the tunnel. Take Purchase Street exit. When exiting the tunnel take an immediate left onto Seaport Boulevard. The Seaport Hotel will be on your right. Proceed thru rotary and enter Marine Industrial Park. Follow Northern Avenue a short distance and turn right onto Drydock Avenue. The parking garage will be on your right. Upon parking in the garage, SatCon's facility is located at the opposite end of the Drydock building at 27 Drydock Ave., 6th floor.

From the North—Route 1

        Take Route 1 South. Take Route 60 at Revere Circle off of Route 1. Follow Route 60 then take Route 1A and follow signs to Logan Airport & Ted Williams Tunnel. Once in the tunnel take Exit 25/South Boston. Proceed straight upon leaving the exit. Take a right onto Seaport Blvd. The Seaport Hotel will be on your right. Proceed through rotary and enter Marine Industrial Park. Follow Northern Avenue a short distance and turn right onto Drydock Avenue. The parking garage will be on your right. Upon parking in the garage, SatCon's facility is located at the opposite end of the Drydock building at 27 Drydock Ave., 6th floor.

From the West

        From the Massachusetts Turnpike, Route 90, take exit 25—South Station. Keep left at the fork in the ramp. Turn right onto Congress Street. Turn slight right onto D Street. Turn left onto Summer Street. Turn left onto Drydock Avenue in Marine Industrial Park. Upon parking in the garage, SatCon's facility is located at the opposite end of the Drydock building at 27 Drydock Ave., 6th floor.

From the Airport

        Upon exiting the Airport take the Boston/Ted Williams Tunnel exit. Once in the tunnel take Exit 25/South Boston. Proceed straight upon leaving the exit. Take a right onto Seaport Blvd. The Seaport Hotel will be on your right. Proceed through rotary and enter Marine Industrial Park. Follow Northern Avenue a short distance and turn right onto Drydock Avenue. The parking garage will be on your right. Upon parking in the garage, SatCon's facility is located at the opposite end of the Drydock building at 27 Drydock Ave., 6th floor.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth, as of November 15, 2007, certain information concerning the beneficial ownership of our common stock by (i) each person known by us to own beneficially five percent (5%) or more of the outstanding shares of our common stock; (ii) each of our executive officers and directors and (iii) all executive officers and directors as a group.

        The number of shares beneficially owned by each 5% stockholder, director or executive officer is determined under rules of the United States Securities and Exchange Commission (the "SEC"), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and also any shares which the individual or entity has the right to acquire within 60 days after November 15, 2007 through the exercise of any stock option, warrant or other right. Unless otherwise indicated, each person or entity has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(3)		Percentage of Common Stock Beneficially Owned(2)
5% Stockholders
RockPort Capital Partners II, L.P. 160 Federal Street, 18th Floor Boston, MA 02110	4,807,692	(4)	8.8%
NGP Energy Technology Partners, L.P. 1700 K Street NW, Suite 750 Washington, D.C. 20006	4,807,692	(4)	8.8%
Directors and Named Executive Officers
David B. Eisenhaure	3,345,946		6.7%
David E. O'Neil	168,204		*
Daniel E. Gladkowski	157,735		*
William J. O'Donnell	219,766		*
Clemens van Zeyl	87,500		*
Marshall J. Armstrong	154,000		*
John M. Carroll	162,000		*
Daniel R. Dwight	54,000		*
James L. Kirtley, Jr.	184,137		*
Joseph E. Levangie	82,000		*
Andrew R. Muir	314,870	(5)	*
David J. Prend	4,807,692	(6)	8.8%
Philip J. Deutch	4,807,692	(7)	8.8%
All executive officers and directors as a group (thirteen persons)	14,545,542		23.8%

*
Less than 1%

(1)
The address for all executive officers and directors, other than Messrs. Prend and Deutch, is c/o SatCon Technology Corporation, 27 Drydock Avenue, Boston, Massachusetts, 02210. The address for Mr. Prend is c/o RockPort Capital Partners II, L.P., 160 Federal Street, 18th Floor, Boston, MA

  02110. The address for Mr. Deutch is c/o NGP Energy Technology Partners, L.P., 1700 K Street NW, Suite 750, Washington, D.C. 20006.

(2)
For each person and group included in this table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of 49,786,024 shares of common stock outstanding as of November 15, 2007, plus the number of shares of common stock that such person or group has the right to acquire within 60 days after November 15, 2007.

(3)
Includes the following number of shares of common stock issuable upon the exercise of outstanding stock options which were exercisable within 60 days after November 15, 2007 as follows:

Directors and Named Officers	Vested Options
Mr. Eisenhaure:	405,000
Mr. O'Neil:	132,500
Dr. Gladkowski:	128,500
Mr. O'Donnell:	192,500
Mr. van Zeyl:	87,500
Mr. Armstrong:	154,000
Mr. Carroll:	162,000
Mr. Dwight:	54,000
Dr. Kirtley:	178,300
Mr. Levangie:	82,000
Dr. Muir:	121,000
All executive officers and directors as a group:	1,697,300
(4)
Represents shares of common stock issuable upon conversion of shares of Series C convertible preferred stock.

(5)
Includes 12,000 shares of common stock issuable upon the exercise of Series B warrants and 56,118 shares of common stock issuable upon the conversion of redeemable convertible Series B preferred stock.

(6)
Represents shares of common stock issuable upon conversion of shares of Series C convertible preferred stock directly owned by RockPort Capital Partners II, L.P. Mr. Prend is the managing member of RockPort Capital II, LLC which, in turn, is the general partner of RockPort Capital Partners II, L.P., one of the investors in the private placement. Mr. Prend disclaims beneficial ownership of any of these shares, except to the extent of his proportionate pecuniary interest in those shares. As discussed in more detail under Proposal 1, in connection with the first closing of the private placement, RockPort was entitled to designate one individual to be nominated to our board of directors. Mr. Prend was RockPort's designee and, accordingly, was appointed to the board effective upon consummation of the first closing.

(7)
Represents shares of common stock issuable upon conversion of shares of Series C convertible preferred stock directly owned by NGP Energy Technology Partners, L.P. Mr. Deutch is the managing partner of NGP ETP, L.L.C. which, in turn, is the general partner of NGP Energy Technology Partners, L.P., one of the investors in the private placement. Mr. Deutch disclaims beneficial ownership of any of these shares, except to the extent of his proportionate pecuniary interest in those shares. As discussed in more detail under Proposal 1, in connection with the first closing of the private placement, NGP was entitled to designate one individual to be nominated to our board of directors. Mr. Deutch was NGP's designee and, accordingly, was appointed to the board effective upon consummation of the first closing.

PROPOSAL 1:

TO APPROVE THE FOLLOWING TRANSACTIONS IN CONNECTION WITH THE SECOND CLOSING OF THE PRIVATE PLACEMENT OF EQUITY SECURITIES DESCRIBED IN THIS PROXY STATEMENT:

  A)
  THE ISSUANCE OF SERIES C CONVERTIBLE PREFERRED STOCK;

  B)
  THE ISSUANCE OF WARRANTS TO PURCHASE SHARES OF OUR COMMON STOCK;

  C)
  THE REPRICING OF THE EXERCISE PRICE OF CERTAIN PREVIOUSLY ISSUED WARRANTS;

  D)
  THE POTENTIAL FUTURE ISSUANCE OF ADDITIONAL WARRANTS TO PURCHASE SHARES OF OUR COMMON STOCK UNDER THE CIRCUMSTANCES DESCRIBED IN THIS PROXY STATEMENT; AND

  E)
  THE ISSUANCE OF SHARES OF OUR COMMON STOCK SUFFICIENT TO ALLOW FOR THE FULL CONVERSION, REDEMPTION OR EXERCISE OF THE SERIES C CONVERTIBLE PREFERRED STOCK AND WARRANTS DESCRIBED ABOVE (INCLUDING PREVIOUSLY ISSUED SHARES OF SERIES C CONVERTIBLE PREFERRED STOCK AND WARRANTS).

Summary

        On November 8, 2007, we entered into a stock and warrant purchase agreement with RockPort Capital Partners II, L.P. and NGP Energy Technology Partners, L.P., to whom we refer in this proxy statement as the "investors." Under this purchase agreement, the investors agreed to purchase in a private placement up to 25,000 shares of our newly created Series C convertible preferred stock and warrants to purchase up to 19,711,539 shares of our common stock, for an aggregate gross purchase price of $25 million. Each share of Series C convertible preferred stock initially converts into common stock at a price equal to $1.04 per share, subject to adjustment. The terms of the Series C convertible preferred stock and the warrants are discussed below under "Terms of the Private Placement."

        This private placement will occur in two closings. The first closing occurred on November 8, 2007. We issued 10,000 shares of Series C convertible preferred stock at $1,000 per share for an aggregate gross purchase price of $10 million. These shares are currently convertible into 9,615,384 shares of our common stock. We also issued warrants to purchase an aggregate of 15,262,072 shares of our common stock. These warrants have an initial exercise price of $1.44 per share and may not be exercised until May 8, 2008. If these warrants are fully exercised at the initial exercise price for cash, we will receive additional aggregate gross proceeds of approximately $22 million. The holders, however, have the option to exercise these warrants on a "net share" or cashless basis, in which warrant shares are forfeited in lieu of paying the cash exercise price, in which case we would receive no additional proceeds upon their exercise (but fewer shares would be issued). This first closing is complete and will not be rescinded if our stockholders do not approve this proposal.

        At the second closing, we will issue 15,000 shares of Series C convertible preferred stock for an aggregate gross purchase price of $15 million. These shares will be initially convertible into 14,423,076 shares of our common stock. At this closing, we will also issue warrants to purchase an aggregate of 4,449,467 shares of our common stock. If the warrants are fully exercised for cash at the initial exercise price of $1.25 per share, we will receive additional aggregate gross proceeds of approximately $5.5 million. The holders, however, will have the option to exercise these warrants on a "net share" or cashless basis, in which warrant shares are forfeited in lieu of paying the cash exercise price, in which case we would receive no additional proceeds upon their exercise (but fewer shares would be issued).

This second closing is to take place not later than January 31, 2008 and is subject to stockholder approval as well as the satisfaction or waiver of customary closing conditions.

        At the second closing, we may also issue an additional 5,000 shares of Series C convertible preferred stock to the investors or a new purchaser selected by the investors and agreed upon by us for an additional aggregate purchase price of $5 million. These shares would be initially convertible into 4,807,692 shares of our common stock. If these shares are issued, we would also issue warrants to purchase an aggregate of [    ] shares of our common stock. If these warrants are fully exercised for cash at the initial exercise price of $1.25 per share, we would receive additional aggregate gross proceeds of approximately $[            ] million. The holders, however, will have the option to exercise these warrants on a "net share" or cashless basis, in which warrant shares are forfeited in lieu of paying the cash exercise price, in which case we would receive no additional proceeds upon their exercise (but fewer shares would be issued). If these additional shares of Series C convertible preferred stock and warrants are issued, the total amount we will raise at the second closing would be $20 million.

        In the purchase agreement, we agreed to reprice the exercise price of the warrants issued at the first closing, subject to stockholder approval of this proposal. The exercise price of these warrants is currently $1.44, which equaled the closing bid price of our common stock immediately prior to signing the purchase agreement. If our stockholders approve this proposal, the exercise price of these warrants will be reduced to $1.25 per share. The warrants to be issued at the second closing will also have an exercise price of $1.25 per share.

        In the purchase agreement, we also agreed to issue the investors additional warrants in the event that the holders of certain existing warrants (none of whom are affiliated with the investors) exercise those warrants in the future. Upon such exercises, we will issue to the investors additional warrants to purchase our common stock equal to one-half of the number of shares of our common stock issued upon exercise of these existing warrants. The exercise price of these warrants will be $1.25 per share. If all of these existing warrants are exercised, we would need to issue warrants to purchase an additional 4,639,564 shares of our common stock to the investors.

        We are subject to the Nasdaq Marketplace Rules because our common stock is listed on the Nasdaq Capital Market. Nasdaq has certain rules that prohibit listed companies from issuing 20% or more of a company's outstanding shares of common stock (or securities convertible into or exercisable for common stock) at less than the greater of market price or book value per share, as well as rules that prohibit the issuance of securities that would result in a "change of control" of the company, which Nasdaq interprets to mean a transaction in which person or group of affiliated persons becomes the owner of 20% or more of a company's outstanding common stock, unless in both cases, stockholder approval is received before those issuances.

        We are seeking stockholder approval of the transactions contemplated by the second closing of the private placement because those transactions, including the issuance of the Series C convertible preferred stock and warrants to purchase our common stock, would result in greater than 20% of our outstanding common stock being issued at less than the greater of book or market value and because those transactions could potentially result in an investor holding 20% or more of our common stock, which could be deemed a "change of control" transaction. The second closing is contingent upon stockholder approval. Stockholder approval will allow us to hold the second closing and will also result in the removal of certain restrictions on the exercise and conversion of the Series C convertible preferred stock and warrants.

Background and Reasons for the Private Placement

        We design and manufacture enabling technologies and products for electrical power conversion and control for high-performance, high-efficiency applications in large, growth markets such as alternative energy, hybrid electric vehicles, distributed power generation, power quality, semiconductor fabrication capital equipment, industrial motors and drives, and high reliability defense electronics. We have incurred significant costs to develop our technologies and products. Historically, these costs have exceeded total revenue. As a result, we have incurred losses in each of the past five years.

        In July 2006, we completed a private placement of $12 million of our senior secured convertible notes to several purchasers, none of whom are affiliated with the investors in the private placement to which this proposal relates. These senior notes were convertible into shares of our common stock at a price of $1.65 per share, subject to adjustment. These senior notes began to amortize in $500,000 monthly increments of principal, plus accrued interest on February 28, 2007. Subject to certain conditions, we were allowed to pay principal and interest at our option in cash or in shares of our common stock priced at a 10% discount to the 20-day trailing average closing price of our common stock on Nasdaq. Because our cash position was largely constrained by our working capital needs, we made these payments primarily in shares of our common stock. As our stock price decreased, however, we were required to issue ever increasing amounts of common stock to pay principal and interest.

        In connection with this transaction, we also granted the purchasers a security interest in all of our personal property and other assets, including our ownership interest in the capital stock of our subsidiaries, as security for the payment in full of all amounts under the senior notes. We also issued to the purchasers warrants to purchase shares of our common stock.

        The agreements governing these senior notes and related warrants contained various covenants and restrictions, including, among others:

  •
  for so long as the notes were outstanding, the obligation that we offer to the holders the opportunity to participate in subsequent securities offerings (up to 50% of such offerings), subject to certain exceptions such as certain underwritten public offerings and strategic alliances;

  •
  for so long as the notes were outstanding, the obligation that we not incur any indebtedness that was senior to, or on parity with, the notes in right of payment, subject to limited exceptions for purchase money indebtedness and capital lease obligations;

  •
  for so long as the notes were outstanding, we had to maintain aggregate cash and cash equivalents equal to the greater of (i) $1,000,000 or (ii) $3,000,000 minus 80% of eligible receivables; and

  •
  for so long as the notes and warrants were outstanding, we could not issue any common stock or common stock equivalents at a price per share less than the $1.65 conversion price of the senior notes.

        Due to our ongoing losses, our board of directors determined that we would be forced to raise additional funds in the near future in order to sustain our operations. We were unable to raise additional funds by selling equity, selling certain assets, or incurring additional indebtedness because these actions were effectively blocked by the restrictions set forth in the senior notes and related agreements. From our experience with the holders of the senior notes, seeking waivers of these provisions would require us to enter into transactions that would likely be expensive and/or highly dilutive to our stockholders.

        In light of the foregoing, our board of directors determined that it would be in our best interest and the best interests of our stockholders if we repurchased the senior notes. On October 19, 2007, we entered into an Offer to Sell Notes with all of the holders of these senior notes to allow us to repurchase the notes on an expedited basis and with certainty. Under the offer, at any time prior to November 9, 2007, we had the right to purchase the senior notes for an amount in cash equal to 120% of the aggregate outstanding principal amount of the senior notes plus accrued and unpaid interest on the senior notes. In exchange for the holders' agreement to keep the offer open until November 9,

2007, we agreed to issue to the holders 749,999 shares of our common stock. These shares were issued on October 19, 2007.

        Also on October 19, 2007, we entered into a note purchase agreement with the investors who are involved in the private placement described in this proposal. Pursuant to this note purchase agreement, on November 7, 2007, the investors purchased from us promissory notes in an aggregate principal amount of $10,000,000. The notes issued to the investors bear interest at a rate of 17% per annum. All unpaid principal, together with accrued but unpaid interest, under these new notes becomes due and payable on February 19, 2008.

        We used the proceeds of this new short-term note transaction to repurchase the senior convertible notes on November 7, 2007 for an amount equal to 120% of the aggregate outstanding principal plus accrued and unpaid interest on those convertible notes.

        We entered into the new short-term note transaction with the intention that these new notes would only be outstanding for a short period of time. On November 8, 2007, we entered into the stock and warrant purchase agreement described in this proposal and completed the first sale of Series C convertible preferred stock and warrants. The $10 million proceeds of the first closing will be used for general corporate purposes. The $15 million proceeds of the second closing will be used to retire the short-term notes issued in the new note transaction and to finance our operations in the near future. As noted elsewhere in this proxy statement, we may raise an additional $5 million at the second closing. The proceeds of either closing may be used to fund the repurchase of certain of the warrants issued to the former holders of the senior convertible notes if those warrants are put to us in accordance with their terms. We currently estimate that the amount required to fund these repurchases in full would be approximately $[*], but the precise amount will change due to the variables underlying the Black-Scholes valuation

        Our board of directors believes the private placement to be advisable and in our and our stockholders' best interests. As compared to the holders of the senior notes that were repaid on November 7, we believe that the new investors in the private placement have a long-term time horizon and an interest in building value for our stockholders. In addition, we believe the reputations of RockPort and NGP and their relationships within the alternative industry will help us execute on our business plan.

Interests of Certain Persons

        As discussed in more detail under Proposal 1, the investors in the first closing of the private placement, RockPort Capital Partners II, L.P., and NGP Energy Technology Partners, L.P., each have the right to designate one individual to be nominated to our board of directors. David J. Prend is RockPort's designee and Philip J. Deutch is NGP's designee. Mr. Prend is the managing member of RockPort Capital II, LLC, the general partner of RockPort Capital Partners II, L.P. Mr. Deutch is the managing partner of NGP ETP, L.L.C., the general partner of NGP Energy Technology Partners, L.P. Accordingly, Mr. Prend and Mr. Deutch both have an economic interest in the transactions described in Proposal 1.

        Except as noted above, to the best of our knowledge, none of our other directors or officers has a substantial interest, direct or indirect, by security holdings or otherwise, in the private placement. Other than as set forth above and as described elsewhere in this proxy statement, we are not aware of any relationships between either of the investors, on the one hand, and us, or any of our directors or officers.

Impact on Existing Stockholders

        Stockholder approval of all of the proposals being presented at the special meeting is a condition to the consummation of the second closing of the private placement. Accordingly if Proposal 1 and the other proposals set forth in this proxy statement are approved, the following transactions will occur:

  1.
  we will complete the second closing and issue the investors an additional 15,000 shares of Series C convertible preferred stock, convertible into 14,423,076 shares of common stock, and warrants to purchase 4,449,467 shares of our common stock at an exercise price of $1.25 per share;

  2.
  we may issue the investors or a new purchaser selected by the investors and agreed upon by us an additional 5,000 shares of Series C convertible preferred stock, convertible into 4,807,692 shares of common stock, and warrants to purchase [            ] shares of our common stock at an exercise price of $1.25 per share;

  3.
  we will adjust the exercise price of the warrants to purchase 15,262,072 shares of our common stock issued at the first closing to $1.25 per share; and

  4.
  we will be required to issue the investors additional warrants to purchase our common stock upon exercise of the existing warrants held by third parties unaffiliated with the investors. The number of warrants to be issued will be equal to one-half of the number of shares of our common stock issued upon exercise of these existing warrants. The exercise price of these warrants will be $1.25 per share. If all of these existing warrants are exercised, we would need to issue warrants to purchase an additional 4,639,564 shares of our common stock to the investors.

        Upon consummation of the second closing, the investors will own an aggregate 25,000 shares of Series C convertible preferred stock, convertible into 24,038,460 shares of common stock, and warrants to purchase an aggregate 19,711,539 shares of common stock (excluding the additional warrants that may be issued in the future). Based on 49,786,024 shares outstanding as of November 15, 2007, assuming full conversion of these shares of Series C convertible preferred stock and full exercise of these warrants, these securities will represent approximately 46.77% of the total shares of our common stock issued and outstanding immediately after the closing.

        If, at the second closing, we issue an additional 5,000 shares of Series C convertible preferred stock and warrants to purchase [    ] shares of common stock to the investors or a new purchaser selected by the investors and agreed upon by us, then, upon consummation of the second closing, the investors (including this new purchaser) will own an aggregate 30,000 shares of Series C convertible preferred stock, convertible into 28,846,154 shares of common stock, and warrants to purchase an aggregate [            ] shares of common stock (excluding the additional warrants that may be issued in the future). Based on 49,786,024 shares outstanding as of November 15, 2007, assuming full conversion of these shares of Series C convertible preferred stock and full exercise of these warrants, including the issuance of these additional securities, these securities will represent approximately [    ]% of the total shares of our common stock issued and outstanding immediately after the closing.

        Based on 49,786,024 shares of common stock outstanding as of November 15, 2007, the shares of Series C convertible preferred stock issued in the first closing represent, in the aggregate, 12.24% of the voting power of our stock. Upon consummation of the second closing, the outstanding shares of Series C convertible preferred stock would represent, in the aggregate, 25.86% of the voting power of our stock. These percentages would increase, as described above, to the extent an additional $5 million of securities are issued in the secnod closing and to the extent warrants issued in the private placement are exercised. Because the investors will own a significant percentage of our voting power, they may have considerable influence in determining the outcome of any corporate transaction or other matter submitted to our stockholders for approval, including the election of directors and approval of merger, consolidations and the sale of all or substantially all of our assets.

        In addition, the ownership by the investors of a substantial percentage of our total voting power and the terms of the Series C convertible preferred stock could make it more difficult and expensive for a third party to pursue a change of control of our company, even if a change of control would generally be beneficial to our stockholders. Sales in the public market of the common stock acquired upon conversion of the Series C convertible preferred stock or exercise of the warrants, or the perception that such sales could occur, could adversely affect the prevailing market price of our common stock and impair our ability to raise funds in additional stock financings.

        If Proposal 1 or any of the other proposals set forth in this proxy statement are not approved, the investors will not be obligated to purchase the additional shares of Series C convertible preferred stock or the warrants. Under the terms of the Certificate of Designation of the Relative Rights and Preferences of the Series C convertible preferred stock, we would not be obligated to issue more than 9,952,226 shares of our common stock upon conversion or redemption of the outstanding Series C convertible preferred stock and the outstanding shares of Series C convertible preferred stock, which represents 19.99% of our outstanding shares of common stock on the date of the purchase agreement. Furthermore, the exercise price of the initial warrants to purchase 15,262,072 shares of common stock would remain at $1.44 per share.

        In the purchase agreement, we have agreed that if this proposal is not approved by our stockholders at this meeting, the investors have the right to require us to use our best efforts to seek stockholder approval of this proposal at a subsequent stockholders meeting to be held not more than sixty days after the request. The investors may continue to make subsequent requests until stockholder approval of this proposal is obtained.

        Finally, if the second closing of the private placement does not occur, we would not be able to retire the $10 million of short-term secured notes we previously issued to the investors and would need to obtain alternative financing or a waiver from the investors on or before February 19, 2008 or face default on that indebtedness. If we were to obtain alternative financing from a source other than the investors prior to July 19, 2008, then, at the election of the investors, we would either be required to use our best efforts to include the investors in that financing or be required to pay them an alternative transaction fee equal to $1.5 million in cash or, at our option, $2.0 million of our common stock.

Necessity for Stockholder Approval

        Our common stock is listed on the Nasdaq Capital Market and, as such, we are subject to the Nasdaq Marketplace Rules. One of these rules is referred to as the "Nasdaq 20% Rule." The Nasdaq 20% Rule requires that an issuer obtain stockholder approval prior to issuances of common stock or securities convertible into or exchangeable for common stock at a price equal to less than the greater of market or book value of such securities (on an as converted basis) if such issuance equals 20% or more of the common stock or voting power of the issuer outstanding before the transaction.

        Shares of our common stock issuable upon the conversion, redemption or exercise of the Series C convertible preferred stock and warrants to purchase our common stock issued in the private placement are considered common stock issued for the purposes of determining whether the 20% limit has been reached in the private placement transaction. The ultimate number of shares of our common stock issuable upon the exercise or conversion of securities sold in the private placement following the second closing would result in the issuance of more than 20% of our outstanding common stock as of November 8, 2007, the date of the purchase agreement, at a price less than the greater of the book value or market value of the shares. Accordingly, stockholder approval is necessary to comply with the Nasdaq 20% Rule.

        Nasdaq Marketplace Rule 4350(i)(1)(B) requires us to obtain stockholder approval prior to certain issuances with respect to common stock or securities convertible into common stock which could result in a change of control of the issuer. This rule is referred to as the "Nasdaq Change of Control Rule." Generally, Nasdaq interpretations provide that the acquisition of 20% of the shares of an issuer by one person or group of affiliated persons is deemed to be a change of control of such issuer. Restrictions in the purchase agreement, the Certificate of Designation of the Relative Rights and Preferences of the Series C convertible preferred stock and the form of common stock warrant prohibit the holders of Series C convertible preferred stock and common stock warrants from acquiring, pursuant to those securities, more than 19.99% of shares of our common stock at any time prior to our receipt of stockholder approval for the private placement. If stockholder approval is granted at the meeting, the number of shares issuable upon the exercise or conversion of the common stock warrants and Series C convertible preferred stock would result in one or more purchasers owning more than 20% of our shares of common stock.

        In order to permit the second closing of the private placement, and in order to comply with the Nasdaq 20% Rule and the Nasdaq Change of Control Rule, we are seeking stockholder approval for the potential issuance of securities in excess of the Nasdaq limitations upon conversion or redemption of any of the Series C convertible preferred stock or upon exercise of any of the warrants issued in the private placement transaction.

Terms of the Private Placement

        THIS SUMMARY OF THE TERMS OF THE PRIVATE PLACEMENT IS INTENDED TO PROVIDE YOU WITH BASIC INFORMATION CONCERNING THE TRANSACTION. HOWEVER, IT IS NOT A SUBSTITUTE FOR REVIEWING THE PURCHASE AGREEMENT, THE REGISTRATION RIGHTS AGREEMENT, THE FORM OF TRANCHE 1 WARRANT, THE FORM OF TRANCHE 2 WARRANT AND THE CERTIFICATE OF DESIGNATION OF THE RELATIVE RIGHTS AND PREFERENCES OF THE SERIES C CONVERTIBLE PREFERRED STOCK, EACH IN THEIR ENTIRETY, AND EACH OF WHICH IS ATTACHED AS APPENDICES A-E, RESPECTIVELY. YOU SHOULD READ THIS SUMMARY IN CONJUNCTION WITH THESE DOCUMENTS.

  General

        On November 8, 2007, we entered into a stock and warrant purchase agreement with the investors. Under this purchase agreement, the investors agreed to purchase in a private placement up to 25,000 shares of our newly created Series C convertible preferred stock and warrants to purchase up to 19,711,539 shares of common stock, for an aggregate gross purchase price of $25 million. Each share of Series C convertible preferred stock initially converts into common stock at a price equal to $1.04 per share, subject to adjustment. The terms of the Series C convertible preferred stock and the warrants are discussed below. As described below, the investors or a new purchaser selected by the investors and agreed upon by us may purchase an additional 5,000 shares of Series C convertible preferred stock and warrants to purchase up to [            ] shares of common stock, for an additional purchase price of $5 million on the same terms and conditions as the other shares and warrants being issued in the private placement. Stockholders are urged to read the actual text of the purchase agreement in its entirety, which is set forth as Appendix A to this proxy statement.

  Conditions to Closing

        This private placement will occur in two closings. The first closing occurred on November 8, 2007. We issued 10,000 shares of Series C convertible preferred stock at $1,000 per share for an aggregate gross purchase price of $10 million. These shares are currently convertible into 9,615,384 shares of our common stock. We also issued warrants to purchase an aggregate of 15,262,072 shares of our common stock. These warrants have an initial exercise price of $1.44 per share and may not be exercised until May 8, 2008. If these warrants are fully exercised at the initial exercise price for cash, we will receive additional aggregate gross proceeds of approximately $22 million. The holders, however, have the option to exercise these warrants on a "net share" or cashless basis, in which warrant shares are forfeited in lieu of paying the cash exercise price, in which case we would receive no additional proceeds upon their exercise (but fewer shares would be issued). This first closing is complete and will not be rescinded if our stockholders do not approve this proposal.

        At the second closing, we will issue 15,000 shares of Series C convertible preferred stock for an aggregate gross purchase price of $15 million. These shares will be initially convertible into 14,423,076 shares of our common stock. At this closing, we will also issue warrants to purchase an aggregate of 4,449,467 shares of our common stock. If the warrants are fully exercised for cash at the initial exercise price of $1.25 per share, we will receive additional aggregate gross proceeds of approximately $5,561,834 million. The holders, however, will have the option to exercise these warrants on a "net share" or cashless basis, in which warrant shares are forfeited in lieu of paying the cash exercise price, in which case we would receive no additional proceeds upon their exercise (but fewer shares would be issued). This second closing is to take place not later than January 31, 2008 and is subject to stockholder approval as well as satisfaction or waiver of customary closing conditions.

        At the second closing, we may also issue an additional 5,000 shares of Series C convertible preferred stock to the investors or a new purchaser selected by the investors and agreed upon by us for an additional gross purchase price of $5 million. These shares would be initially convertible into 4,807,692 shares of our common stock. If these shares are issued, we would also issue warrants to purchase an aggregate of [            ] shares of our common stock. If these warrants are fully exercised for cash at the initial exercise price of $1.25 per share, we would receive additional aggregate gross proceeds of approximately $[            ] million. The holders, however, will have the option to exercise these warrants on a "net share" or cashless basis, in which warrant shares are forfeited in lieu of paying the cash exercise price, in which case we would receive no additional proceeds upon their exercise (but fewer shares would be issued). If these additional shares of Series C convertible preferred stock and warrants are issued, the total amount we will raise at the second closing would be $20 million.

        In the purchase agreement, we agreed to reprice the exercise price of the warrants issued at the first closing, subject to stockholder approval of this proposal. The exercise price of these warrants is currently $1.44, which equaled the closing bid price of our common stock immediately prior to signing the purchase agreement. If our stockholders approve this proposal, the exercise price of these warrants will be reduced to $1.25 per share. The warrants to be issued at the second closing will also have an exercise price of $1.25 per share.

        In the purchase agreement, we also agreed to issue the investors additional warrants in the event that the holders of certain existing warrants (none of whom are affiliated with the investors) exercise those warrants in the future. Upon those exercises, we will issue to the investors additional warrants to purchase our common stock equal to one-half of the number of shares of our common stock issued upon exercise of these existing warrants. The exercise price of these warrants will be $1.25 per share. If all of these existing warrants are exercised, we would need to issue warrants to purchase an additional 4,639,564 shares of our common stock to the investors.

Terms of the Series C Convertible Preferred Stock

  Ranking

        The Series C convertible preferred stock, par value $0.01 per share, was created by filing a Certificate of Designation of the Relative Rights and Preferences of the Series C convertible preferred stock with the Secretary of State of Delaware on November 8, 2007. Stockholders are urged to read the actual text of the certificate of designation in its entirety, which is set forth as Appendix E to this proxy statement.

        The Series C convertible preferred stock ranks senior to our common stock and prior to all other existing or future classes or series of preferred stock or our other equity securities, other than our outstanding Series B preferred stock, with which it ranks pari passu. The maximum number of shares of Series C convertible preferred stock that may be issued is 30,000 shares.

  Dividends

        Holders of the Series C convertible preferred stock have the right to receive, in preference to all other classes of stock junior in rank to the Series C convertible preferred stock, cumulative dividends at a rate of five percent (5%) of the stated liquidation preference amount (defined below). After the payment of this dividend, holders of the Series C convertible preferred stock are entitled to participate on an as converted basis in the payment of any dividends on our common stock.

  Voting Rights

        Except as otherwise provided in our Certificate of Incorporation or as required by applicable law, the holders of Series C convertible preferred stock are entitled to vote on all matters on which the holders of our common stock are entitled to vote, voting together with the holders of our common stock as a single class. Each share of Series C convertible preferred stock is entitled to that number of votes as is equal to the quotient determined by dividing (i) the original issue price of $1,000 by (ii) $1.44. Accordingly, each share of Series C convertible preferred stock is entitled to 694 votes. The number of votes to which a share of Series C convertible preferred stock is entitled is subject to adjustment for any stock dividends, combinations, splits and the like with respect to shares of our common stock.

        The holders of Series C convertible preferred stock may not vote their shares of Series C convertible preferred stock in connection with this proposal. However, holders of Series C convertible preferred stock may vote their shares in connection with the other proposals at the special meeting.

        In addition, we are not permitted, without the affirmative vote or written consent of the holders of 50% of the Series C convertible preferred stock, directly or indirectly, to take any of the following actions or agree to take any of the following actions:

  •
  authorize, create or issue any shares of preferred stock or other equity securities ranking senior to or on a parity with the Series C convertible preferred stock;

  •
  increase or decrease the total number of authorized shares of Series C convertible preferred stock;

  •
  amend or modify our certificate of incorporation (including the Certificate of Designation of the Relative Rights and Preferences of the Series C convertible preferred stock) or bylaws that would adversely affect the rights, preferences, powers and privileges of the Series C convertible preferred stock;

  •
  incur any form of indebtedness for borrowed money in excess of $5,000,000 in the aggregate (other than indebtedness existing at November 8, 2007);

  •
  repurchase or redeem any equity securities ranking junior to the Series C convertible preferred stock, subject to certain exceptions;

  •
  effect any distribution or declare, pay or set aside any dividend with respect to any equity securities ranking junior to the Series C convertible preferred stock;

  •
  effect a liquidation, consummate a reorganization event or dispose, transfer or license any material assets, technology or intellectual property, other than non-exclusive licenses in connection with sales of our products in the ordinary course of business;

  •
  change the size of our board of directors;

  •
  encumber or grant a security interest in all or substantially all or a material part of our assets except to secure indebtedness permitted above that is approved by our board of directors;

  •
  acquire a material amount of assets of another entity, through a merger, purchase of assets or purchase of capital stock or otherwise;

  •
  prior to obtaining stockholder approval of this proposal, issue any additional equity securities at a per share price less than $1.04, subject to certain exceptions; or

  •
  enter into any agreement to do or cause to be done any of the foregoing

  Liquidation Rights

        Upon a liquidation, dissolution, winding-up, consolidation, merger, sale of substantially all assets or similar event, holders of the Series C convertible preferred stock have the right to receive, in preference to all other classes of our stock junior in rank to the Series C convertible preferred stock, an amount per share equal to the greater of:

  •
  $1,000 per share plus all accrued but unpaid dividends, which we refer to as the stated liquidation preference amount; or

  •
  the amount per share that a holder would have received if, immediately prior to the liquidation, that holder's share had been converted to our common stock.

        We refer to this liquidation preference as the Series C liquidation amount. After the payment of the Series C liquidation amount, holders of the Series C convertible preferred stock are not entitled to any further participation in any distribution of our assets.

  Conversion

        Each share of Series C convertible preferred stock is convertible into that number of shares of our common stock equal to the quotient determined by dividing the stated liquidation preference amount by the conversion price. The initial conversion price of the Series C convertible preferred stock is $1.04 per share. The conversion price is subject to adjustment under certain conditions and upon the occurrence of certain events, as described below.

        Except as described below, the holder of a share of Series C convertible preferred stock may elect to convert that holder's share at any time. In addition, after November 8, 2009, we have the right to force conversion of all Series C convertible preferred stock if, for a 180 consecutive day period, the average closing price of our common stock is equal to at least $7.00, subject to adjustment for stock dividends, stock splits or other similar recapitalizations. However, until the special meeting to which this proxy statement relates has been held, a holder of Series C convertible preferred stock may not convert its shares of Series C convertible preferred stock to our common stock.

        Subject to our obtaining stockholder approval of this proposal, the Series C convertible preferred stock will receive anti-dilution protection. This anti-dilution protection covers the issuance of any common stock, securities convertible into common stock or securities, including options and warrants, exercisable for shares of common stock at a price per share below the conversion price. We refer to these issuances as "dilutive issuances." In the event of a dilutive issuance, the conversion price will be reduced by a fraction reflecting the ratio between the number of shares of our common stock outstanding as of the date of the dilutive issuance and the total number of outstanding shares of our common stock after the dilutive issuance.

        However, dilutive issuances do not include issuances:

  •
  of securities as consideration for a merger or consolidation with, or purchase of assets from, a third party that is approved by the holders of at least 50% of the then outstanding shares of Series C convertible preferred stock;

  •
  in connection with any strategic license agreement (the primary purpose of any such action not being to raise capital) that is approved by the holders of at least 50% of the then outstanding shares of Series C convertible preferred stock;

  •
  upon the grant or exercise of any stock or options which may be granted under any stock option or incentive plan in existence on November 8, 2007;

  •
  upon the grant or exercise of any stock or options which may be granted under any future stock option or incentive plan or any amendment of an existing plan that is approved by the holders of at least 50% of the then outstanding shares of Series C convertible preferred stock;

  •
  pursuant to our 401(k) matches;

  •
  to consultants, financial advisers, public relations consultants or secured lenders that are approved by the holders of at least 50% of the then outstanding shares of Series C convertible preferred stock;

  •
  of warrants to the investors in the private placement;

  •
  upon conversion or redemption of Series C convertible preferred stock;

  •
  as payment-in-kind dividends on the Series C convertible preferred stock or any other class of preferred stock equal in rank to the Series C convertible preferred stock;

  •
  upon the exercise of any options, warrants or convertible securities outstanding on November 8, 2007; or

  •
  upon exercise or conversion of any securities described above.

        Unless and until we have obtained stockholder approval of this proposal, the conversion price of the Series C convertible preferred stock is not subject to adjustment in the event of a dilutive issuance. This limitation would be removed upon receipt of the stockholder approval of this proposal.

        In the event that stockholder approval of the proposal is not obtained, the maximum aggregate number of shares of common stock issuable upon conversion or redemption of the Series C convertible preferred stock is limited to 9,952,226 shares, which represents 19.99% of the outstanding shares of common stock on November 8, 2007.

  Redemption

        On or after November 8, 2011, the holders of two-thirds of the outstanding shares of Series C convertible preferred stock may require us to redeem all or any portion of the outstanding shares of Series C convertible preferred stock. The redemption price is equal to 120% of the stated liquidation preference amount, to the extent that the redemption is made in cash, or 140% of the stated liquidation preference amount to the extent that, at our election, the redemption is made in shares of our common stock. If the redemption is made in shares of common stock, the shares will be based on the fair market value of the common stock, based on a 10 day volume weighted average, as of the redemption date. As stated above, in the event that stockholder approval of the proposal is not obtained, the maximum aggregate number of shares of common stock issuable upon conversion or redemption of the Series C convertible preferred stock is limited to 9,952,226 shares, which represents 19.99% of the outstanding shares of common stock on November 8, 2007.

Warrants

        At the first closing, we issued warrants to purchase an aggregate of 15,262,072 shares of our common stock. These warrants may be exercised any time after May 8, 2008, but no later than November 8, 2014, and have an initial exercise price of $1.44 per share. If this proposal is approved by stockholders, the exercise price of these warrants will be reduced to $1.25 per share.

        The exercise price and number of shares issuable upon exercise of these warrants are subject to adjustment in the event of stock splits or dividends, liquidation, dissolution, winding-up, consolidation, merger, sale of substantially all assets, or similar event. In addition, if this proposal is approved by stockholders, the exercise price and number of shares issuable upon exercise of these warrants will be subject to adjustment in the event of dilutive issuances so that the exercise price of these warrants will always be equal to the product of 120% multiplied by the conversion price of the Series C convertible preferred stock. Upon each adjustment of the exercise price, the number of shares subject to the warrant will also be adjusted. The number of shares subject to the warrant upon adjustment will be determined by multiplying the current exercise price prior to the adjustment by the number of shares subject to the warrant and dividing the product by the exercise price resulting from the adjustment. The "dilutive issuance" anti-dilution provisions contained in the warrant are subject to the same exceptions as those with respect to the Series C convertible preferred stock.

        At the second closing, we will issue warrants to purchase an aggregate of 4,449,467 shares of our common stock. These warrants will have the same terms as those warrants issued at the first closing, except that the warrants issued at the second closing will be immediately exercisable, the exercise price will be $1.25 and the anti-dilution protection for dilutive issuances will apply from the date of issuance.

        As described above, at the second closing, we may also issue additional warrants to purchase an aggregate of [            ] shares of our common stock if we issue 5,000 more shares of Series C convertible preferred stock to the investors or a new purchaser selected by the investors and agreed upon by us. If issued, these warrants will have the same terms and conditions as other warrants issued at the second closing.

        Under the warrants issued at both closings, the holders have the option to exercise the warrants on a "net share" or cashless basis, in which warrant shares are forfeited in lieu of paying the cash exercise price, in which case we would receive no additional proceeds upon their exercise (but fewer shares would be issued).

        We refer to the warrants issued in the first closing as the "Tranche 1 Warrants" and the warrants to be issued in the second closing as the "Tranche 2 Warrants." Stockholders are urged to read the actual text of the form of Tranche 1 Warrant in its entirety, which is set forth as Appendix C to this proxy statement, and the actual text of the form of Tranche 2 Warrant in its entirety, which is set forth as Appendix D to this proxy statement.

        As required in the purchase agreement, if stockholders approve this proposal, we may also be obligated to issue the investors additional warrants. These additional warrants would be issued in the event that the holders of certain existing warrants to acquire our common stock (none of whom are affiliated with the investors) exercise those warrants. In that event, we will be required to issue to the investors additional warrants to purchase our common stock equal to one-half of the number of shares of our common stock issued upon exercise of these existing warrants. If all of these existing warrants are exercised, we would need to issue warrants to purchase an additional 4,639,564 shares of our common stock to the investors. These additional warrants would have an exercise price of $1.25 per share and essentially the same terms as the Tranche 2 Warrants (except their seven-year period of exercisability would begin on the date of their issuance).

Registration Rights

        We have agreed to file a registration statement with the Securities and Exchange Commission covering the resale of shares of the common stock issuable upon conversion of the Series C convertible preferred stock and upon exercise of the warrants issued in the private placement. We are required to file this registration statement not later than thirty (30) days after the earliest to occur of the second closing of the private placement or the date on which our stockholders fail to approve this proposal. We have agreed to use our best efforts to have this registration statement declared effective as soon as practicable after filing, but not later than sixty (60) days from the required filing date, and to keep it effective at all time until the earlier of the date on which all of the shares of common stock covered by that registration statement have been sold and the date on which the holders of the Series C convertible preferred stock and warrants may sell all of the common stock covered by that registration statement without restriction pursuant to Rule 144(k) promulgated under the Securities Act of 1933, as amended.

        If we fail to comply with these or certain other provisions, then we will be required to pay liquidated damages of 1.5% of the aggregate purchase price paid by the investors for the securities that can be registered on the registrations statement for each 30 day period the failure continues. The total liquidated damages under this provision are capped at 9.9% of the aggregate purchase price paid by the investors in the private placement.

        In the event there is no registration statement effective with respect to the shares of common stock issuable upon conversion of the Series C convertible preferred stock and upon exercise of the warrants issued in the private placement, we have agreed to provide the investors with two "demand" registration rights, so long as each demand registration statement covers shares with an anticipated aggregate offering price of at least $3,000,000. We have also agreed to provide the investors with unlimited "piggyback" rights with respect to offerings by the Company, subject to certain carve-backs in an underwritten offering.

        Stockholders are urged to read the actual text of the registration rights agreement in its entirety, which is set forth as Appendix B to this proxy statement.

Voting Agreement

        In connection with the private placement, certain officers and directors, specifically David B. Eisenhaure, our president and chief executive officer, David E. O'Neil, our vice president of finance and treasurer, Daniel E. Gladkowski, our vice president of administration, and John M. Caroll, our chairman, agreed to vote their shares in favor of this proposal. These officers and directors beneficially owned 3,833,885 shares of our common stock, or 7.6% of the total outstanding shares of our common stock as of November 15, 2007 (assuming conversion of all vested options held by such officers and directors).

Board Matters

        In the purchase agreement, we agreed that for as long as each investor beneficially owns at least 25% of the Series C convertible preferred stock and warrants issued to them in the private placement, each investor would be entitled to designate one individual to be nominated to our board of directors. We also agreed that as long as either investor or both investors beneficially owns at least 25% of the

Series C convertible preferred stock and warrants issued to them in the private placement, we would include one investor designee on the corporate governance and nominating committee and one investor designee on the compensation committee of our board of directors. To the extent that Nasdaq independence rules do not permit the investor board designees from serving on these committees, the investors are entitled to have an observer attend all meetings of those committees in a nonvoting capacity. We also agreed to permit each investor to have a representative attend all meetings of our board of directors as a nonvoting observer in the event the investor no longer had a designee serving on the board and still held 12.5% of the Series C convertible preferred stock and warrants issued to the investor in the private placement.

        Upon the first closing, our board of directors elected Philip J. Deutch, the designee of NGP, to serve as a Class II director for the remainder of the term of that class, and David J. Prend, the designee of RockPort, to serve as a Class III director for the remainder of the term of that class. These new directors filled two existing vacancies on the board of directors, bringing the total number of directors to nine. In addition, Mr. Deutch was appointed to serve as a member of the compensation committee and Mr. Prend was appointed to serve as a member of the corporate governance and nominating committee.

        As required by the purchase agreement, our board of directors has established a special committee consisting of Messrs. Eisenhaure, Armstrong, Prend and Deutch, with the power to recruit a new chief executive officer. Finally, we entered into indemnification agreements with Messrs. Prend and Deutch and caused them to be covered by our directors and officers liability insurance policy.

        In the purchase agreement, we also agreed to additional changes to our board of directors upon the second closing. Subject to stockholder approval of this proposal, upon the second closing, our board of directors is to consist of seven directors, with one individual designated by each of the investors as long as the ownership requirement noted above is met and one individual designated by the investors jointly to serve as an independent director. However, in the event the size of our board of directors is increased to nine members in order to comply with Nasdaq rules, the investors will be entitled to designate an additional independent director.

        The number of investor designees will be appropriately adjusted to the extent required by the applicable rules of Nasdaq.

        If, at the second closing, besides the 15,000 shares of Series C convertible preferred stock being issued to the investors, we issue 5,000 more shares of Series C convertible preferred stock to the investors or a new purchaser selected by the investors and agreed upon by us, there will be no additional board representation provided with respect to those additional shares.

Subsequent Issuances

        In the purchase agreement, we agreed that if we issue and sell any new securities prior to the second anniversary of the special meeting, subject to some exceptions, we will give the investors the right to purchase all or some of those new securities so as to permit the investors to maintain their ownership percentage in our stock.

Alternative Transaction Fee

        Under the purchase agreement, until the second closing or the termination of the purchase agreement, whichever occurs first, we have agreed not to initiate, solicit, encourage, discuss, negotiate or accept any offers from any third party with respect to the sale of our capital stock, the sale of all or substantially all of our assets, any merger or consolidation of us with any other person or any material financing transaction. We refer to these transactions as "alternative transactions" in this proxy statement. We are permitted to participate in discussions for an alternative transaction and furnish confidential information about us to a third party, however, if our board of directors determines in good faith, after consultation with and receipt of legal advice from our outside advisors, that failure to do so would be inconsistent with their fiduciary duties to our stockholders. Under those circumstances, we are required to notify the investors and provide them any information we provided to the third party.

        In the event, (i) we terminate the purchase agreement for any reason, including failure to obtain stockholder approval of this proposal, or the purchase agreement terminates as a result of the failure of any of the conditions to the investors' obligations to close, and (ii) we enter into any term sheet, letter of intent or agreement relating to an alternative transaction on or prior to July 19, 2008, then, at the election of RockPort, we are required to either (A) pay an alternative transaction fee equal to, at our option, either $2 million, if paid in shares of our common stock, or $1.5 million, if paid in cash, or (B) provide the investors with the opportunity to invest up to 50% of the amount being invested in the alternative transaction. We would also be obligated to pay the out-of-pocket expenses of the investors.

Dilutive Effect of the Private Placement

        Consummation of the first closing of the private placement had a dilutive effect on our current stockholders and consummation of the second closing of the private placement will increase the dilutive effect. The aggregate number of shares issued pursuant to the private placement will increase substantially the number of shares of our capital stock currently outstanding on an as converted basis. As a result, the percentage ownership of our current stockholders will significantly decline as a result of the private placement. If both closings of the private placement are consummated, the investors will own approximately 46.77% of the outstanding shares of our capital stock, on an as converted basis assuming conversion of all the shares of Series C convertible preferred stock and exercise of all warrants (excluding the additional warrants that may be issued from time to time following the second closing upon the exercise of certain existing warrants). In addition, if, at the second closing, we issue 5,000 more shares of Series C convertible preferred stock to the investors or a new purchaser selected by the investors and agreed upon by us, the investors will own approximately [    ]% of the outstanding shares of our capital stock, on an as converted basis assuming conversion of all the shares of Series C convertible preferred stock and exercise of all warrants (excluding the additional warrants that may be issued from time to time following the second closing upon the exercise of certain existing warrants).

        Furthermore, the anti-dilution protection provided to both the Series C convertible preferred stock and the warrants could substantially increase the number of shares of our common stock currently outstanding. Upon a dilutive issuance, the conversion price or exercise price will be adjusted down and the number of shares issuable upon conversion or exercise of the Series C convertible preferred stock and warrants will increase. Accordingly, if any shares of our capital stock are issued below the current conversion price, there will be additional dilution.

Use of Proceeds

        At the first closing of the private placement, we raised $10 million from the investors. At the second closing, for which we are seeking stockholder approval, we will issue an additional $15 million of Series C convertible preferred stock and warrants, in exchange for an additional $5 million in cash and the retirement of the $10 million new short-term notes. At the second closing, we may also raise an additional $5 million by issuing more shares of Series C convertible preferred stock and warrants to the investors or a new purchaser selected by the investors and agreed upon by us. If these additional shares and warrants are issued, the total amount we will raise at the second closing would be $20 million.

        We intend to utilize the cash proceeds from the private placement to accelerate our growth in the alternative energy market and support ongoing research and development activities. We may also utilize a portion of the proceeds to pay the redemption price of certain outstanding warrants if the holders of those warrants seek redemption of those warrants at their Black-Scholes value. We currently estimate that the amount required to fund this redemption in full would be approximately $[*], but the precise amount will change due to the variables underlying the Black-Scholes valuation.

No Appraisal Rights

        Under Delaware law, stockholders are not entitled to appraisal rights with respect to the proposed issuance and sale to the investors of our Series C convertible preferred stock and warrants to purchase our common stock.

Recommendation of our Board of Directors

        Our board of directors has determined that the issuance and sale of the Series C convertible preferred stock and the warrants and the completion of the other transactions contemplated in the private placement are advisable and in the best interests of our stockholders, and recommends that all stockholders vote "FOR" the approval of Proposal 1 at the special meeting.

        If our stockholders do not approve Proposal 1, we will not be able to consummate the second closing of the private placement contemplated by the purchase agreement. If the second closing of the private placement does not occur, we would not be able to retire the $10 million of short-term secured notes we previously issued to the investors and would need to obtain alternative financing or a waiver from the investors on or before February 19, 2008 or face default on that indebtedness. If we were to obtain alternative financing from a source other than the investors prior to July 19, 2008, then, at the election of the investors, we would either be required to use our best efforts to include the investors in that financing or be required to pay them an alternative transaction fee equal to $1.5 million in cash or, at our option, $2.0 million of our common stock. Accordingly, our ability to continue as a going concern would be in serious jeopardy because we may not have sufficient financial resources to continue our operations.

Vote Required

        Proposal 1 requires the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy and voting at the special meeting. The holders of Series C convertible preferred stock are not entitled to vote their shares with respect to Proposal 1. Executed proxies with no instructions indicated on that proxy with respect to Proposal 1 will be voted for Proposal 1.

        If Proposal 1 is not approved, the second closing will not be consummated. In addition, under the purchase agreement, the investors have the right to require us to use our best efforts to obtain approval of Proposal 1 at a subsequent stockholders meeting.

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR PROPOSAL 1.

PROPOSAL 2:

TO APPROVE AN AMENDMENT TO SATCON'S CERTIFICATE OF
INCORPORATION INCREASING THE NUMBER OF OUR
AUTHORIZED SHARES OF COMMON STOCK FROM 100,000,000 TO 200,000,000

        Our board of directors has approved, and has recommended that our stockholders approve, an amendment to our certificate of incorporation providing for an increase in the number of authorized shares of our common stock from 100,000,000 to 200,000,000. This amendment is attached as Appendix F to this proxy statement.

        As of November 15, 2007:

  •
  there were 49,786,024 shares of our common stock outstanding,

  •
  there were 7,515,656 shares of our common stock reserved for future issuance under our stock incentive plans and outstanding options,

  •
  there were 1,012,100 shares of our common stock reserved for future issuance as matching contributions under our 401(k) plan,

  •
  there were 999,043 shares of our common stock reserved for future issuance upon the conversion of outstanding shares of our Series B convertible preferred stock,

  •
  there were 9,615,384 shares of our common stock reserved for future issuance upon the conversion of outstanding shares of our Series C convertible preferred stock, and

  •
  there were 24,541,199 shares of our common stock reserved for issuance upon exercise of outstanding warrants.

        Accordingly as of November 15, 2007, there were an aggregate of 93,469,406 shares outstanding or reserved for issuance.

        Pursuant to Proposal 1, we are seeking approval to issue and sell to the investors at the second closing shares of Series C convertible preferred stock and warrants convertible in the aggregate into 18,872,543 shares of our common stock. As described in Proposal 1, at the second closing, we may issue and sell an additional $5 million of Series C convertible preferred stock and warrants convertible in the aggregate into [            ] shares of our common stock. We are also seeking approval to issue to the investors warrants to purchase up to an additional 4,639,564 shares of our common stock in the event certain of our existing warrants are exercised. Pursuant to Proposal 3, we are seeking approval to amend our 2005 Incentive Compensation Plan to increase the number of shares of common stock available for issuance under the plan by 10,000,000, as further described in Proposal 3.

        If Proposal 1 and Proposal 3 are approved and assuming the second closing occurs, we will not have a sufficient number of authorized shares of common stock available to accommodate all of these potential issuances. As such, of the 100,000,000 authorized shares by which our common stock is proposed to be increased under this proposal, [*] will enable us to implement the transactions to be approved under Proposal 1 and Proposal 3. The balance of the additional 100,000,000 authorized shares of common stock would be available for issuance in the future for corporate purposes, such as financings, acquisitions, stock splits, stock dividends and management incentive and employee benefit plans, as our board of directors may deem advisable, without the necessity of further stockholder action.

        The issuance of additional shares of our common stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, would have the effect of diluting our current stockholders and could have the effect of making it more difficult for a third party to acquire, or discouraging a third party from attempting to acquire, control of us. We are not aware of any attempts on the part of a third party to effect a change of control of us and the amendment has been proposed for the reasons stated above and not for any possible anti-takeover effects it may have.

        If approved by the stockholders at the special meeting, the proposed amendment to our certificate of incorporation will become effective upon the filing of a certificate of amendment with the Secretary of State of the State of Delaware. Although our board of directors intends to file the certificate of amendment as soon as practicable after the special meeting, if, in the judgment of our board of directors, any circumstances exist that would make consummation of the proposed amendment inadvisable, then, in accordance with Delaware law, and notwithstanding approval of the proposed amendment to the certificate of incorporation by the stockholders, our board of directors may abandon the proposed amendment, either before or after approval and authorization thereof by the stockholders, at any time prior to the effectiveness of the filing of the certificate of amendment.

Vote Required

        With regard to Proposal 2, two levels of approval are required: (i) the affirmative vote of at least a majority of the outstanding shares of our common stock and (ii) the affirmative vote of a majority of the shares of our capital stock outstanding and entitled to vote, including the Series C convertible preferred stock. With regard to these proposals, abstentions and broker non-votes both will have the same effect as votes against the proposal. Executed proxies with no instructions indicated with respect to Proposal 2 will be voted for Proposal 2.

        If Proposal 2 is not approved, the increase in the number of authorized shares of our common stock will not be implemented and we will be unable to consummate the second closing of the private placement contemplated by Proposal 1. In addition, under the purchase agreement, the investors have the right to require us to use our best efforts to obtain approval of Proposal 2 at a subsequent stockholders meeting

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR PROPOSAL 2.

PROPOSAL 3:

TO APPROVE AN INCREASE IN THE NUMBER OF SHARES
OF COMMON STOCK AVAILABLE FOR ISSUANCE UNDER OUR 2005 INCENTIVE COMPENSATION PLAN BY 10,000,000, FROM 4,000,000 TO 14,000,000

Introduction

        Our board of directors has adopted and is seeking stockholder approval of an amendment to the 2005 Incentive Compensation Plan to increase the number of shares of our common stock that are available to be issued through grants or awards made under the plan or through the exercise of options granted under the plan from 4,000,000 shares to 14,000,000 shares. Of the 4,000,000 shares of common stock currently authorized for issuance in connection with grants made under the plan, only [*] shares remain available for future grants or awards as of November 15, 2007. While some additional shares may become available under the plan through employee terminations, this number is expected to be inconsequential.

        Our board of directors recommends this action in order to enable us to continue to provide a source of stock to attract, motivate, retain and reward high-quality executives and other employees, officers, directors and consultants. Our board of directors believes that stock options promote growth and provide a meaningful incentive to personnel of successful companies.

        The increase of 10,000,000 shares of our common stock available for grant under the plan will result in additional potential dilution of our outstanding stock. Based solely on the closing price of our common stock as reported on the Nasdaq Capital Market on November 15, 2007 of $[*] per share, the maximum aggregate market value of the additional 10,000,000 shares of our common stock to be reserved for issuance under the plan would be $[*].

        Stockholder approval of the amendment to the plan is required (i) to comply with certain exclusions from the limitations of Section 162(m) of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, as described below, (ii) for the plan to be eligible under the "plan lender" exemption from the margin requirements of Regulation G promulgated under the Exchange Act, (iii) to comply with the incentive stock options rules under Section 422 of the Code, and (iv) for purposes of complying with the stockholder approval requirements for the listing of shares on the Nasdaq Stock Market.

        The following is a summary of certain principal features of the plan, reflecting the proposed amendment. This summary is qualified in its entirety by reference to the complete text of the plan. Stockholders are urged to read the actual text of the plan in its entirety which is set forth as Appendix G to this proxy statement.

Summary of the 2005 Incentive Compensation Plan

  Shares Available for Awards; Annual Per-Person Limitations

        Under the plan, as proposed to be amended pursuant to this proposal, the total number of shares of common stock that may be subject to the granting of awards under the plan will equal 14,000,000 shares, plus the number of shares with respect to which awards previously granted under the plan that terminate without being exercised, and the number of shares that are surrendered in payment of any awards or any tax withholding requirements.

        Awards with respect to shares that are granted to replace outstanding awards or other similar rights that are assumed or replaced by awards under the plan pursuant to the acquisition of a business are not subject to, and do not count against, the limit.

        In addition, the plan imposes individual limitations on the amount of certain awards in part to comply with Code Section 162(m). Under these limitations, during any fiscal year the number of options, SARs, restricted shares of common stock, deferred shares of common stock, shares as a bonus or in lieu of other obligations, and other stock-based awards granted to any one participant may not exceed 500,000 for each type of such award, subject to adjustment in certain circumstances. The maximum amount that may be earned by any one participant as a performance award in respect of a performance period of one year is $500,000, and in addition the maximum amount that may be earned by one participant in respect of a performance period greater than one year is $500,000 multiplied by the number of full years in the performance period.

        A committee of our board of directors, which we refer to as the committee, is to administer the plan. See "Administration." The committee is authorized to adjust the limitations described in the two preceding paragraphs and is authorized to adjust outstanding awards (including adjustments to exercise prices of options and other affected terms of awards) in the event that a dividend or other distribution (whether in cash, shares of common stock or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event affects the common stock so that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants. The committee is also authorized to adjust performance conditions and other terms of awards in response to these kinds of events or in response to changes in applicable laws, regulations or accounting principles.

  Eligibility

        The persons eligible to receive awards under the plan are our officers, directors, employees and independent contractors. An employee on leave of absence may be considered as still in our employ for purposes of eligibility for participation in the plan.

  Administration

        Our board of directors selects the committee that will administer the plan. All committee members must be "non-employee directors" as defined by Rule 16b-3 of the Exchange Act, "outside directors" for purposes of Section 162(m) of the Code, and independent as defined by the Nasdaq Stock Market or any other national securities exchange on which our securities may be listed for trading in the future. However, except as otherwise required to comply with Rule 16b-3 of the Exchange Act or Section 162(m) of the Code, our board of directors may exercise any power or authority granted to the committee. Subject to the terms of the plan, the committee is authorized to select eligible persons to receive awards, determine the type and number of awards to be granted and the number of shares of common stock to which awards will relate, specify times at which awards will be exercisable or settleable (including performance conditions that may be required as a condition to exercise), set other terms and conditions of awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the plan and make all other determinations that may be necessary or advisable for the administration of the plan.

  Stock Options and SARs

        The committee is authorized to grant stock options, including both incentive stock options, or ISOs, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options, and SARs entitling the participant to receive the amount by which the fair market value of a share of common stock on the date of exercise exceeds the grant price of the SAR. The exercise price per share subject to an option and the grant price of an SAR are determined by the committee, but must not be less than the fair market value of a share of our common stock on the date of grant. For purposes of the plan, the term "fair market value" means the fair market value of the common stock, awards or other property as determined by the committee or under procedures established by the committee. Unless otherwise determined by the committee or our board of directors, the fair market value of the common stock as of any given date is to be the closing sales price per share of common stock as reported on the principal stock exchange or market on which our common stock is traded on the date as of which that value is being determined or, if there is no sale on that date, the last previous day on which a sale was reported.

        The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and provisions requiring forfeiture of unexercised options or SARs at or following termination of employment or service generally are fixed by the committee except that no option or SAR may have a term exceeding 10 years. Options may be exercised by payment of the exercise price in cash, shares, outstanding awards or other property (including notes or other contractual obligations of participants to make deferred payments, so long as such notes or other contractual obligations are not in violation of applicable law), as the committee may determine from time to time. Methods of exercise and settlement and other terms of the SARs are determined by the committee.

  Restricted and Deferred Stock

        The committee is authorized to grant restricted stock and deferred stock. Restricted stock is a grant of shares of our common stock which may not be sold or disposed of, and which may be forfeited in the event of certain terminations of employment or service, prior to the end of a restricted period specified by the committee. A participant granted restricted stock generally has all of the rights of a stockholder, unless otherwise determined by the committee. An award of deferred stock confers upon a participant the right to receive shares of our common stock at the end of a specified deferral period, and may be subject to possible forfeiture of the award in the event of certain terminations of employment prior to the end of a specified restricted period. Prior to settlement, an award of deferred stock carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.

  Dividend Equivalents

        The committee is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, shares of common stock, other awards or other property equal in value to dividends paid on a specific number of shares of our common stock or other periodic payments. Dividend equivalents may be granted alone or in connection with another award, may be paid currently or on a deferred basis and, if deferred, may be deemed to have been reinvested in additional shares of common stock, awards or otherwise as specified by the committee.

  Bonus Stock and Awards in Lieu of Cash Obligations

        The committee is authorized to grant shares of common stock as a bonus free of restrictions, or to grant shares of our common stock or other awards in lieu of our obligations to pay cash under the plan or other plans or compensatory arrangements, subject to such terms as the committee may specify.

  Other Stock-Based Awards

        The committee is authorized to grant awards under the plan that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of common stock. These awards might include convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of our common stock, purchase rights for shares of our common stock, awards with value and payment contingent upon our performance or any other factors designated by the committee, and awards valued by reference to the book value of shares of our common stock or the value of securities of or the performance of specified subsidiaries or business units. The committee determines the terms and conditions of these awards.

  Performance Awards

        The right of a participant to exercise or receive a grant or settlement of an award, and the timing of that award, may be subject to those performance conditions (including subjective individual goals) as may be specified by the committee. In addition, the plan authorizes specific performance awards, which represent a conditional right to receive cash, shares of our common stock or other awards upon achievement of certain pre-established performance goals and subjective individual goals during a specified fiscal year.

        Performance awards granted to persons whom the committee expects will, for the year in which a deduction arises, be "covered employees" (as defined below) will, if and to the extent intended by the committee, be subject to provisions that should qualify such awards as "performance-based compensation" not subject to the limitation on tax deductibility by us under Code Section 162(m). For purposes of Section 162(m), the term "covered employee" means our chief executive officer and each other person whose compensation is required to be disclosed in the our filings with the SEC by reason of that person being among our four highest compensated officers as of the end of a taxable year. If and to the extent required under Section 162(m) of the Code, any power or authority relating to a performance award intended to qualify under Section 162(m) of the Code is to be exercised by the committee, not our board of directors.

        Subject to the requirements of the plan, the committee will determine performance award terms, including the required levels of performance with respect to specified business criteria, the corresponding amounts payable upon achievement of those levels of performance, termination and forfeiture provisions and the form of settlement. One or more of the following business criteria, on a consolidated basis, is to be used by the committee in establishing performance goals for performance awards to "covered employees" that are intended to qualify under Section 162(m):

  (1)
  earnings per share;

  (2)
  revenues or margin;

  (3)
  cash flow;

  (4)
  operating margin;

  (5)
  return on net assets;

  (6)
  return on investment;

  (7)
  return on capital;

  (8)
  return on equity;

  (9)
  economic value added;

  (10)
  direct contribution;

  (11)
  net income,

  (12)
  pretax earnings;

  (13)
  earnings before interest, taxes, depreciation and amortization;

  (14)
  earnings after interest expense and before extraordinary or special items;

  (15)
  operating income;

  (16)
  income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Corporation;

  (17)
  working capital;

  (18)
  management of fixed costs or variable costs;

  (19)
  identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures;

  (20)
  total stockholder return;

  (21)
  debt reduction; and

  (22)
  any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the committee including, but not limited to, the Standard & Poor's 500 Stock Index or a group of comparable companies.

        The committee may exclude the impact of an event or occurrence which the committee determines should appropriately be excluded, including without limitation (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to our operations or not within the reasonable control of our management, or (iii) a change in accounting standards required by generally accepted accounting principles.

        In granting performance awards, the committee may establish unfunded award "pools," the amounts of which will be based upon the achievement of a performance goal or goals based on one or more of certain business criteria described in the plan (including, for example, total stockholder return, net income, pretax earnings, EBITDA, earnings per share, and return on investment). During the first 90 days of a performance period, the committee will determine who will potentially receive performance awards for that performance period, either out of the pool or otherwise.

        After the end of each performance period, the committee will determine (i) the amount of any pools and the maximum amount of potential performance awards payable to each participant in the pools and (ii) the amount of any other potential performance awards payable to participants in the plan. The committee may, in its discretion, determine that the amount payable as a performance award will be reduced from the amount of any potential award.

  Other Terms of Awards

        Awards may be settled in the form of cash, shares of common stock, other awards or other property, in the discretion of the committee. The committee may require or permit participants to defer the settlement of all or part of an award in accordance with those terms and conditions as the committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains and losses based on deemed investment of deferred amounts in specified investment vehicles. The committee is authorized to place cash, shares of common stock or other property in trusts or make other arrangements to provide for payment of our obligations under the plan.

        The committee may condition any payment relating to an award on the withholding of taxes and may provide that a portion of any shares of common stock or other property to be distributed will be withheld (or previously acquired shares of common stock or other property be surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant's death, except that the committee may, in its discretion, permit transfers for estate planning or other purposes subject to any applicable restrictions under Rule 16b-3 of the Exchange Act.

        Awards under the plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The committee may, however, grant awards in exchange for other awards under the plan awards or under other of our plans, or other rights to payment from us, and may grant awards in addition to and in tandem with such other awards, rights or other awards.

  Acceleration of Vesting; Change in Control

        The committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions or the expiration of deferral or vesting periods of any award, and, if so provided in the award agreement, this accelerated exercisability, lapse, expiration and vesting will occur automatically in the case of a "change in control" of us, as defined in the plan (including the cash settlement of SARs and "limited SARs" which may be exercisable in the event of a change in control). In addition, the committee may provide in an award agreement that the performance goals relating to any performance based award will be deemed to have been met upon the occurrence of any "change in control."

  Amendment and Termination

        Our board of directors may amend, alter, suspend, discontinue or terminate the plan or the committee's authority to grant awards without further stockholder approval, except stockholder approval must be obtained for any amendment or alteration if that approval is required by law or regulation or under the rules of any stock exchange or quotation system on which shares of common stock are then listed or quoted. As a result, stockholder approval may not necessarily be required for every amendment to the plan which might increase the cost of the plan or alter the eligibility of persons to receive awards. Stockholder approval will not be deemed to be required under laws or regulations, such as those relating to ISOs, that condition favorable treatment of participants on that approval, although our board of directors may, in its discretion, seek stockholder approval in any circumstance in which it deems such approval advisable. Unless earlier terminated by our board of directors, the plan will terminate at that time as no shares of common stock remain available for issuance under the plan and we have no further rights or obligations with respect to outstanding awards under the plan.

        Other than in connection with standard adjustments (as set forth in Section 10(c) of the plan), the committee is not permitted to (i) lower the exercise price per share of an option or SAR after it is granted, (ii) cancel an option or SAR when the exercise price per share exceeds the fair market value of the underlying shares in exchange for another award (other than in connection with substitute awards granted in connection with business combinations) or (iii) take any other action with respect to an option or SAR that may be treated as a repricing, without approval of our stockholders.

Federal Income Tax Consequences of Awards

        The plan is not qualified under the provisions of section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

  Nonqualified Stock Options

        On exercise of a nonqualified stock option granted under the plan, an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the shares of stock acquired on exercise of the option over the exercise price. If the optionee is our employee, that income will be subject to the withholding of Federal income tax. The optionee's tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and his holding period for those shares will begin on that date.

        If an optionee pays for shares of stock on exercise of an option by delivering shares of our stock, the optionee will not recognize gain or loss on the shares delivered, even if their fair market value at the time of exercise differs from the optionee's tax basis in them. The optionee, however, otherwise will be taxed on the exercise of the option in the manner described above as if he had paid the exercise price in cash. If a separate identifiable stock certificate is issued for that number of shares equal to the number of shares delivered on exercise of the option, the optionee's tax basis in the shares represented by that certificate will be equal to his tax basis in the shares delivered, and his holding period for those shares will include his holding period for the shares delivered. The optionee's tax basis and holding period for the additional shares received on exercise of the option will be the same as if the optionee had exercised the option solely in exchange for cash.

        We will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the optionee, provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

  Incentive Stock Options

        The plan provides for the grant of stock options that qualify as "incentive stock options" as defined in section 422 of the Code, which we refer to as ISOs. Under the Code, an optionee generally is not subject to tax upon the grant or exercise of an ISO. In addition, if the optionee holds a share received on exercise of an ISO for at least two years from the date the option was granted and at least one year from the date the option was exercised, which we refer to as the Required Holding Period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder's tax basis in that share will be long-term capital gain or loss.

        If, however, an optionee disposes of a share acquired on exercise of an ISO before the end of the Required Holding Period, which we refer to as a Disqualifying Disposition, the optionee generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. If, however, the Disqualifying Disposition is a sale or exchange on which a loss, if realized, would be recognized for Federal income tax purposes, and if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a Disqualifying Disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

        An optionee who exercises an ISO by delivering shares of stock acquired previously pursuant to the exercise of an ISO before the expiration of the Required Holding Period for those shares is treated as making a Disqualifying Disposition of those shares. This rule prevents "pyramiding" or the exercise of an ISO (that is, exercising an ISO for one share and using that share, and others so acquired, to exercise successive ISOs) without the imposition of current income tax.

        For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that option generally will be an adjustment included in the optionee's alternative minimum taxable income for the year in which the option is exercised. If, however, there is a Disqualifying Disposition of the share in the year in which the option is exercised, there will be no adjustment with respect to that share. If there is a Disqualifying Disposition in a later year, no income with respect to the Disqualifying Disposition is included in the optionee's alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

        We are not allowed an income tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the Required Holding Period. However, if there is a Disqualifying Disposition of a share, we are allowed a deduction in an amount equal to the ordinary income includible in income by the optionee, provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

  Stock Awards

        Generally, the recipient of a stock award will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is non-vested when it is received under the plan (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize ordinary compensation income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock.

        The recipient's basis for the determination of gain or loss upon the subsequent disposition of shares acquired as stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested. Upon the disposition of any stock received as a stock award under the plan the difference between the sale price and the recipient's basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more the one year from the date as of which he or she would be required to recognize any compensation income.

  Stock Appreciation Rights

        We may grant SARs separate from any other award, which we refer to as Stand-Alone SARs, or in tandem with options, which we refer to as Tandem SARs, under the plan. Generally, the recipient of a Stand-Alone SAR will not recognize any taxable income at the time the Stand-Alone SAR is granted.

        With respect to Stand-Alone SARs, if the recipient receives the appreciation inherent in the SARs in cash, the cash will be taxable as ordinary compensation income to the recipient at the time that the cash is received. If the recipient receives the appreciation inherent in the SARs in shares of stock, the recipient will recognize ordinary compensation income equal to the excess of the fair market value of the stock on the day it is received over any amounts paid by the recipient for the stock.

        With respect to Tandem SARs, if the recipient elects to surrender the underlying option in exchange for cash or shares of stock equal to the appreciation inherent in the underlying option, the tax consequences to the recipient will be the same as discussed above relating to the Stand-Alone SARs. If the recipient elects to exercise the underlying option, the holder will be taxed at the time of exercise as if he or she had exercised a nonqualified stock option (discussed above), i.e., the recipient will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares of stock over the exercise price.

        In general, there will be no federal income tax deduction allowed to us upon the grant or termination of Stand-Alone SARs or Tandem SARs. Upon the exercise of either a Stand-Alone SAR or a Tandem SAR, however, we will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

  Dividend Equivalents

        Generally, the recipient of a dividend equivalent award will recognize ordinary compensation income at the time the dividend equivalent award is received equal to the fair market value dividend equivalent award received. The Corporation generally will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the dividend equivalent award, provided that the deduction is not otherwise disallowed under the Code.

  Section 162 Limitations

        Section 162(m) of the Code generally disallows a public company's tax deduction for compensation to covered employees in excess of $1 million in any tax year. Compensation that qualifies as "performance- based compensation" is excluded from the $1 million deductibility cap, and therefore remains fully deductible by the company that pays it. We intend that options granted to employees whom the committee expects to be covered employees at the time a deduction arises in connection with such options, will qualify as such "performance-based compensation," so that such options will not be subject to the Section 162(m) deductibility cap of $1 million. Future changes in Section 162(m) or regulations promulgated under Section 162(m) may adversely affect our ability to ensure that options under the plan will qualify as "performance-based compensation" that is fully deductible by us under Section 162(m).

  Importance of Consulting Tax Adviser

        The information set forth above is a summary only and does not purport to be complete. In addition, the information is based upon current Federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any recipient may depend on his particular situation, each recipient should consult his tax adviser as to the Federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award.

New Plan Benefits

        No grants have been made with respect to additional shares of our common stock to be reserved for issuance under the plan. In addition, the number of shares of our common stock that may be granted to executive officers, directors and all employees including non-executive officers is indeterminable at this time, as those grants generally are subject to the discretion of the committee.

VOTE REQUIRED

        Proposal 3 requires the affirmative vote of a majority of the shares of our capital stock present in person or represented by proxy and voting at the special meeting, including the Series C convertible preferred stock. Executed proxies with no instructions indicated on those proxies with respect to Proposal 3 will be voted for Proposal 3. If Proposal 2 is not approved, Proposal 3 will not be implemented.

        If Proposal 1 and Proposal 2 are approved and Proposal 3 is not approved, the investors will not be obligated to consummate the second closing of the private placement. In addition, under the purchase agreement, the investors have the right to require us to use our best efforts to obtain approval of Proposal 3 at a subsequent stockholders meeting. Based on the total number of shares currently outstanding, the aggregate number of shares the investors currently hold and the aggregate number of shares the investors would acquire at the second closing, the investors are expected to have a sufficient number of shares following the closing to approve Proposal 3 by their votes alone.

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR PROPOSAL 3.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Compensation Discussion and Analysis

  Overview

        The primary objectives of the Compensation Committee of our Board of Directors with respect to executive compensation are to attract, retain, and motivate the best possible executive talent in pursuit of our business strategy of being a premier developer and supplier of power management solutions within the Alternative Energy and Distributed Power market sectors. The focus is to tie short and long-term incentives to achievement of measurable corporate and individual performance objectives, and to align executives' incentives with stockholder value creation. Our executive compensation structure not only aims to be competitive in our market sector, but also to be fair relative to compensation paid to other professionals within our organization. As we continually develop our compensation approach, we aim to implement an approach that rewards our executives when we achieve our target goals and objectives. As our business evolves, we seek to foster a performance-oriented culture, where individual performance is aligned with organizational objectives. Executives will be evaluated and rewarded based on their organizational contributions to the achievement of short and longer term objectives; their openness to challenging and improving current policies and structures; their willingness to foster a highly creative team-oriented environment; and their ability to take advantage of unique business opportunities and overcome difficult challenges within the emerging Alternative Energy and Distributed Power business sectors. To achieve these goals, the Compensation Committee expects to further implement compensation plans that tie a significant portion of executives' overall compensation to the achievement of the objectives listed above.

        This Compensation Discussion and Analysis explains our compensation philosophy, objectives, policies and practices with respect to our Chief Executive Officer (CEO), Vice President of Finance, and the other three most highly compensated executive officers, which are collectively referred to as the Named Executive Officers.

  Role of the Compensation Committee

        The Compensation Committee approves, administers and interprets our executive compensation and benefits policies. Our Compensation Committee is appointed by the Board of Directors, and consists entirely of directors who are "independent" under the rules of The Nasdaq Stock Market, "outside directors" for purposes of Section 162(m) of the Internal Revenue Code and "non-employee directors" for purposes of Rule 16b-3 under the Exchange Act. Our Compensation Committee is composed of Dr. Muir, Mr. Carroll and Mr. Dwight, who serves as Chairperson.

        Our Compensation Committee reviews and makes recommendations to the Board of Directors with respect to our executive compensation and benefit program to ensure alignment with our compensation philosophy, and subject to the approval of our Board, is responsible for establishing the total compensation packages offered to our executive officers. For more information regarding the duties of the Compensation Committee, see "Board and Committee Meetings—Compensation Committee" on page 11 of this Proxy Statement.

        As discussed in more detail below, in making compensation-related decisions, the Compensation Committee considers, among other things, input from management and other independent directors, as well as benchmarking studies and surveys.

  Compensation Benchmarking

        The Compensation Committee believes that it is important when making compensation-related decisions to be informed as to the practices of publicly-held technology-oriented companies of similar size, revenue and market focus. Geographic location is also taken into consideration. Management collects, analyzes and presents publicly available compensation data and subscription compensation survey data. Specific surveys utilized are those produced by The Survey Group and the American Electronics Association, which provide baseline data on eastern Massachusetts and national technology-oriented companies, respectively, with revenues of less than $50,000,000. We also benchmark our compensation practices in relation to other comparable companies in the Alternative Energy and Distributed Power market sectors. We believe that this group of companies provides an appropriate peer group because they consist of similar organizations against whom we compete for executive talent. We intend to annually review the companies in our peer group and add or remove companies as necessary to insure that our peer comparisons are meaningful. Specifically, we use data in proxy statements filings from companies that we believe are comparable to us based on market focus or are otherwise relevant, including:

  •
  Active Power, Inc.

  •
  American Superconductor Corporation

  •
  Capstone Turbine Corporation

  •
  Fuel Cell Energy

  •
  Evergreen Solar, Inc.

  •
  Mechanical Technology, Inc.

  •
  Plug Power, Inc.

  •
  UQM Technologies, Inc.

        In addition to benchmarking studies, the Compensation Committee has historically taken into account input from other sources, including input from other independent members of the Board of Directors. While benchmarking may not always be appropriate as a stand-alone tool for setting compensations due to the aspects of our business and objectives that may be unique to us, we generally believe that gathering this compensation information is an important part of our compensation-related decision making process.

        Based on management's analysis and recommendations, the Compensation Committee has approved a pay-for-performance compensation philosophy, which is intended to bring base salaries and total executive compensation in line with approximately the median (50th percentile) of the companies represented in the compensation data we review. Short-term incentive compensation, based on the achievement of specified goals and objectives, may be awarded in the form of a cash performance bonus and/or equity awards. Total compensation may vary significantly from year-to-year based on total company and business unit performance.

  Executive Compensation Program

        As discussed in more detail below, our compensation program consists of five components: base salary, annual bonus incentives, long-term incentives, benefits and, in some cases, severance/termination protection.

        In determining each component of an executive's compensation, numerous factors are considered, including:

  •
  The individual's particular background and circumstances, including prior relevant work experience;

  •
  The demand for individuals with the individual's specific expertise and experience;

  •
  The individual's role with us and the compensation paid to similar persons determined through benchmark studies;

  •
  The individual's performance and contribution to the achievement of company goals and objectives;

  •
  Comparison to other executives within the Corporation; and

  •
  Uniqueness of industry expertise and skills.

        The Compensation Committee has implemented an annual performance management program, under which annual performance goals and expectations are determined for each executive, including the Named Executive Officers.

        Following the end of each year, annual business unit and corporate goals for the new year are jointly developed by management and the Compensation Committee, subject to Board approval.

        The Compensation Committee meets outside the presence of all of the executive officers to consider appropriate compensation for our CEO. For all other executive officers, the Compensation Committee meets outside the presence of all executive officers except our CEO. The CEO annually reviews each other executive officer's performance with the Compensation Committee and makes recommendations to the Compensation Committee with respect to the appropriate base salary, payments to be made under the short-term incentive plan, and the grants of long-term incentive awards for all executive officers, excluding himself. Based in part on the CEO's recommendations and other considerations, the Compensation Committee approves the total annual compensation package of our executive officers (other than the CEO). Independently, the Compensation Committee annually evaluates the performance of the CEO and determines the base salary adjustment, short-term incentive award and long-term incentive award, if any, to be made for the given performance period.

        Our policy for allocating between short-term and long-term compensation is to ensure adequate base compensation to attract and retain personnel, while providing incentives (in the form of equity awards) to maximize long-term value for the Corporation and its stockholders. Accordingly, (i) we provide cash compensation in the form of base salary to meet competitive salary norms and reward good performance on an annual basis and (ii) we provide non-cash compensation in the form of equity-based awards to reward superior performance against specific short-term goals and long-term objectives.

  Compensation Components

  Base Salary

        Annually, the Compensation Committee reviews the individual salaries of our executive officers. The base salary for each executive is based on consideration of median pay for our peer group and internal factors, such as the individual's experience, skills and performance, and the pay of other members of the executive team. We consider market median pay levels among individuals in comparable positions with transferable skills within the Alternative Energy and Distributed Power market sectors and comparable technology-based companies. When determining the base salary of any executive, we also consider business requirements for certain skill sets, individual experience, and the responsibilities of the executive and other factors. It is our belief that a competitive base salary is necessary to attract and subsequently retain a management team with the requisite skills to lead the Corporation.

        For 2006, none of our Named Executive Officers received an increase in base salary primarily as a result of the business not meeting the targeted goals and objectives.

  Annual Incentive Bonus Plan

        In 2006, with the exception of Mr. Clemens van Zeyl, President, SatCon Powers Systems Canada, Ltd., we did not have an annual incentive bonus plan established for any of our other Named Executive Officers.

        Mr. van Zeyl joined the Corporation on March 27, 2006. In order to make a market competitive offer sufficient to attract Mr. van Zeyl to join the Corporation, we included an incentive bonus opportunity, as well as a stock option grant, upon commencement of employment. Under the terms of his annual bonus plan, recommended to and approved by the Board of Directors, Mr. van Zeyl was eligible to receive, for the initial performance period of April 1, 2006 to September 30, 2006, a cash bonus of up to 50% of base salary earned during this six month period upon meeting specified objectives, including revenue targets, business unit operating profit targets and measurable operational improvements. For this six month period, Mr. van Zeyl earned a 33.3% bonus equating to $34,475 with a base salary earned during this period of $107,021.

        Mr. van Zeyl was also eligible to receive, for the performance period of October 1, 2006 to December 31, 2006, a cash bonus of up to 50% of base salary earned during this three month period upon meeting specified objectives, including revenue targets, business unit operating profit targets and measurable operational improvements. For this three month period, Mr. van Zeyl earned a bonus equating to $25,843 US with a base salary earned during this period of $51,686.

        As a result of a review of general market and peer company practice, the Compensation Committee has established, for fiscal 2007, a written Incentive Bonus Plan as a means of adding specific incentives towards achievement of specific business unit and company goals that are key factors in our success. Eligible participants are the CEO, the Vice President of Finance, the Chief Technology Officer (CTO), the Vice President of Administration, and the Presidents of our three business units (SatCon Power Systems, Canada, SatCon Electronics and Applied Technology). For 2007, these executive officers are eligible to receive shares of Common Stock conditional upon successful performance against established measurable targets. The Incentive Bonus Plan, which will be reviewed and revised on an annual basis, is an important component in the hiring of key executives. Additionally, it is an important mechanism in focusing our executive's efforts and rewarding executive officers for annual operating results that help create value for our shareholders.

        The 2007 Incentive Bonus Plan will place emphasis on both business unit performance and overall company performance. Performance is measured against goals established for three measurement categories: balance sheet management, revenue and profitability. During the first quarter of each fiscal year, the Compensation Committee, taking into consideration recommendations made by the CEO, will establish quantitative goals for each participating executive. Each goal has a minimum (100%) and maximum (120%) performance level. When actual performance is 100% or more of a goal for a given measurement category, a portion of the bonus award may be realized. If performance is below 100% of goal, a bonus award will not be realized for that measurement category. The award opportunity will be paid, if target conditions are met, in the form of unrestricted shares of our Common Stock, at the end of the performance period based upon satisfaction of the performance criteria. The shares will be granted under our 2005 Incentive Compensation Plan. The Presidents of the three business units and the CTO can earn between 25% and 50% of base salary upon attainment of 100% to 120% of target goals, respectively, for the applicable fiscal year. The CEO, Vice President of Finance and the Vice President of Administration can earn between 12.5% and 25% of base salary upon attainment of 100% to 120% of overall target company goals, respectively, for the applicable fiscal year. The number of shares that will be payable will be equal to the percentage of base salary earned divided by the value of a share on the first day of the bonus plan year or on the date the plan is approved by the Board of Directors for any given fiscal year, whichever is later. The Compensation Committee retains full discretion over the amount paid to any and all employees. Not withstanding the foregoing, the

President of SatCon Power Systems, Canada, has the option to elect to receive any bonus earned in cash.

  Long-term Equity Incentive Compensation/Stock Option Grant Practices

        The Company awards long-term incentive grants in the form of stock options to our executive officers, consistent with the practices of peer organizations. These awards are consistent with our pay-for-performance principles and align the interests of our executive officers to the interest of our shareholders.

        The Compensation Committee reviews and recommends to the Board of Directors the amount of each award to be granted to each executive officer and the Board of Directors approves each award.

        Our executive officers are eligible to receive annual awards of stock options, although an annual stock option grant is not guaranteed. Individual determinations are made by the Compensation Committee with respect to the frequency and number of stock options to be recommended to be granted to the executive officers. In making these determinations, the Compensation Committee consider performance relative to the strategic and financial objectives of the Corporation, the previous year's individual performance of each executive officer and the market pay level for the executive officer.

        In 2006, the Compensation Committee conducted an internal review of stock options held by our executive officers. As a result of this internal equity review, the Compensation Committee recommended to the Board of Directors that the following individuals be granted a stock option award based upon position and responsibilities within the Corporation: Mr. Jack Worthen, President, SatCon Electronics (100,000 shares), Dr. Dan Gladkowski, Vice President, Administration & Secretary (50,000 shares), Mr. William O'Donnell, President, SatCon Applied Technology (50,000), Mr. David O'Neil, Vice President, Finance (50,000 shares). The Board of Directors approved these grants on May 10, 2006 at a price of $2.95 per share with one quarter of the shares vesting upon grant and the balance of the shares vesting in equal annual installments over a three-year period.

        Dr. Millard S. Firebaugh, former President of the Corporation, terminated his employment with the Corporation on May 31, 2006. Upon hire, Dr. Firebaugh was issued an option to purchase 400,000 shares of our Common Stock under our 2000 Stock Incentive Plan. Upon termination, these stock options were fully vested and Dr. Firebaugh has two years from the date of termination to exercise these options.

        We also award long-term incentive grants in the form of stock options to key new hires. The initial grant of stock options typically vest over a three- or four-year period. The exercise price of these options are at the fair market value of our Common Stock on the date the options are granted which is the closing price of the stock on the date of grant or, if later, the date of hire.

        The Board of Directors has authorized the CEO to grant stock options to key non-executive employees in accordance with established guidelines, provided that the maximum number of shares subject to such stock options for any one recipient does not exceed 50,000 shares in one year. The CEO, upon recommendation from each Business Unit President, annually reviews these recommendations and makes a determination as to the appropriateness of grants to key employees in any given fiscal year.

        We expect that we will continue to provide key new employees with initial option grants in 2007 to provide long-term compensation incentives and we will continue to rely on performance-based and retention grants to key employees.

        In 2006, we had no defined program, or practice pertaining to the timing of stock option grants to executive officers coinciding with the release of material non-public information. The Compensation Committee is considering adopting a policy regarding the timing of stock option grants.

  Benefits

        We provide the following benefits to our executives generally on the same basis as the benefits provided to all employees:

  •
  Health and dental insurance;

  •
  Life Insurance;

  •
  Short and long-term disability; and

  •
  401(k) Plan in the US and a Registered Retirement Savings Plan ("RRSP") in Canada.

        These benefits are consistent with those offered by other companies and specifically with those companies with which we compete for employees.

        The exception to providing uniform benefits to all employees is that the company maintains two separate supplemental life insurance policies on David Eisenhaure, President and CEO. Both policies are valued at $1,000,000 with the beneficiary of one policy being the Corporation and the second policy beneficiary being members of Mr. Eisenhaure's family.

  Employment Agreements

        Except with respect to our President and CEO, David Eisenhaure, we do not have any employment agreements in effect with any of our current executives. Mr. Eisenhaure's employment agreement, which has been in place since 1992, provides that he is entitled to receive as a severance payment 100% of his annual salary plus benefits, payable in twelve equal monthly installments, if (i) the company or a substantial portion of the company is acquired without the approval of the Board; or (ii) without his consent, his employment is terminated without cause or his salary is reduced, or there is a substantial change in his position or there is a change in his principal place of employment from the greater Boston, Massachusetts area.

        Michael Turmelle, former President of SatCon Power Systems, Inc., who terminated employment with the Corporation on October 31, 2006, had a similar employment agreement with the Corporation. Under the terms of this agreement, Mr. Turmelle receives his base salary, minus applicable withholdings and deductions, for one (1) year after his termination date. While an employee, Mr. Turmelle had been issued 391,450 stock options under the our various stock incentive plans. Under the terms of the Employment Termination Agreement, Mr. Turmelle has the right to exercise such options until October 31, 2008.

Compensation Committee Report

        We, the Compensation Committee, have reviewed and discussed the above Compensation and Discussion and Analysis with management. Based on this review and discussion, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE
DANIEL R. DWIGHT, Chairman JOHN M. CARROLL ANDREW R. MUIR

Compensation of Executive Officers

        Set forth below is information regarding the compensation of the Chief Executive Officer, the Vice President of Finance, and our three other most highly compensated executive officers for the year ended December 31, 2006 ("fiscal 2006"). Such officers are collectively referred to as the "named executive officers."

        Summary Compensation Table.    The following table sets forth information regarding the named executive officers' compensation for fiscal year 2006.

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary($)	Bonus($)	Stock Awards ($)(4)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(1)	Nonqualified Deferred Compensation Earnings($)	All Other Compensation ($)(3)	Total($)
David B. Eisenhaure Chief Executive Officer and President	2006	$304,008	$—	$—	$—	$—	$—	$22,987	$326,995
David E. O'Neil VP Finance and Treasurer	2006	$190,008	$—	$—	$44,229	$—	$—	$14,470	$248,707
Gary Brandt(5) VP Corporate Development	2006	$160,539	$—	$69,476	$55,595	$—	$—	$9,632	$295,242
Jack Worthen President, SatCon Electronics	2006	$167,981	$—	$—	$88,457	$—	$—	$12,792	$269,231
Clemens van Zeyl(6) President, SatCon Power Systems, Canada	2006	$159,035	$—	$—	$69,708	$60,318	$—	$4,771	$293,832

(1)
Represents Mr. van Zeyl's bonuses for the six month period ended September 30, 2006 ($34,475) and the three month period ended December 31, 2006 ($25,843), which were earned pursuant to the incentive bonus opportunity included in his initial employment package (as described above under Compensation Discussion and Analysis).

(2)
The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R) and thus may include amounts from awards granted in and prior to 2006. Refer to Note C, "Significant Accounting Policies and Basis of Presentation—Accounting for Stock-based Compensation," in the Notes to the Consolidated Financial Statements included in the Annual Report on Form 10-K filed on April 2, 2007 for the relevant assumptions used to determine the valuation of option awards.

(3)
Amounts shown include (a) matching contributions made by the Corporation to the 401(k) Plan or other statutory plans in the Power Systems Canada division in the following amounts: Mr. Eisenhaure ($13,200); Mr. O'Neil ($14,470); Mr. Brandt ($9,632); Mr. Worthen ($12,792); and Mr. van Zeyl ($4,771); and (b) for Mr. Eisenhaure, $9,787 representing the dollar value of term life insurance premiums paid by the Corporation on a $1,000,000 term life insurance policy of which members of Mr. Eisenhaure's family are the beneficiaries.

(4)
In 2005, as part of Mr. Brandt's initial compensation package, the Corporation granted Mr. Brandt 50,000 shares of restricted Common Stock of the Corporation. These shares vested quarterly over a one year period, with all 50,000 shares vesting during 2006. The amount in this column reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R). Refer to Note C, "Significant Accounting Policies and Basis of Presentation—Accounting for Stock-based Compensation," in the Notes to the Consolidated Financial Statements included in the Annual Report on Form 10-K filed on April 2, 2007 for the relevant assumptions used to determine the valuation of this award.

(5)
Mr. Brandt ceased employment with the Corporation in February 2007.

(6)
Amounts were paid out in Canadian dollars and were translated to U.S. dollars for purposes of the table above at a rate of 1 US$ = 0.85 CND$.

        Grants of Plan-Based Awards.    The following table sets forth certain information with respect to plan-based awards granted to the named executive officers in fiscal year 2006.

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	All Other Option Awards: Number of Securities Underlying Options (#)(1)	Exercise or Base Price of Option Awards ($/Sh)(2)	Grant Date Fair Value of Stock Option Awards ($)(3)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
David B. Eisenhaure
David E. O'Neil	5/10/06								50,000	$2.95	$107,583
Gary Brandt(4)	12/21/05							50,000	100,000	$1.42	$180,666
Jack Worthen	5/10/06								100,000	$2.95	$215,166
Clemens van Zeyl	3/27/06								100,000	$2.39	$182,509

(1)
All stock-based awards were made under the Corporation's 2005 Incentive Compensation Plan.

(2)
The exercise price of the stock option awards is equal to the closing price of the Common Stock on the grant date as reported by The Nasdaq Stock Market.

(3)
The amounts in this column reflect the grant date fair value of each option award computed in accordance with FAS 123(R). Refer to Note C, "Significant Accounting Policies and Basis of Presentation—Accounting for Stock-based Compensation," in the Notes to the Consolidated Financial Statements included in the Annual Report on Form 10-K filed on April 2, 2007 for the relevant assumptions used to determine the valuation of this award. Regardless of the value placed on a stock option on the grant date, the actual value of the option will depend on the market value of SatCon's common stock at such date in the future when the option is exercised.

(4)
On September 19, 2006, the Board of Directors approved a change in the Corporation's fiscal year end from September 30 to December 31. This grant occurred during the three-month transition period ended December 31, 2005. Mr. Brandt ceased employment with the Corporation in February 2007.

        With respect to Mr. Brandt, in 2005, as part of Mr. Brandt's initial compensation package, the Corporation granted Mr. Brandt (i) 50,000 shares of restricted Common Stock and (ii) an option to purchase 100,000 shares of Common Stock at an exercise price of $1.42 per share. The restricted shares vested quarterly over a one year period, with all 50,000 shares vesting during 2006. The option was to vest quarterly over a two year period. When Mr. Brandt resigned in February 2007, the option was vested with respect to 62,500 shares.

        With respect to Mr. van Zeyl, in 2006, as part of Mr. van Zeyl's initial compensation package, the Corporation granted Mr. van Zeyl an option to purchase 100,000 shares of Common Stock at an exercise price of $2.39 per share. One quarter of this option vested upon grant and the balance vests in equal annual installments over the next three years.

        With respect to Mr. O'Neil and Mr. Worthen, as noted above under Compensation Discussion and Analysis, in 2006, the Compensation Committee conducted an internal review of stock options held by the Corporation's executive officers. As a result of this internal equity review, the Compensation Committee recommended to the Board of Directors that such named executive officers be granted the stock option awards set forth above based upon their position and responsibilities within the Corporation. The Board of Directors approved these grants on May 10, 2006 at a price of $2.95 per share with one quarter of the shares vesting upon grant and the balance of the shares vesting in equal annual installments over a three-year period.

        Outstanding Equity Awards at Fiscal Year-End.    The following table sets forth certain information with respect to unexercised options held by the named executive officers at the end of fiscal year 2006.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	Option Awards						Stock Awards
Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
			Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)						Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)						Market Value of Shares or Units of Stock That Have Not Vested ($)
Number of Shares or Units of Stock That Have Not Vested (#)
Option Exercise Price ($)
Name						Option Expiration Date
	Exercisable	Unexercisable
David B. Eisenhaure	13,500 40,000 40,000 100,000 100,000 125,000	— — — — — —	— — — — — —	$ $ $ $ $ $	9.0000 11.2500 5.8750 17.5630 9.2500 1.5700	7/11/2007 4/21/2009 1/26/2009 4/14/2010 4/5/2011 6/21/2015	— — — — — —	— — — — — —	— — — — — —	— — — — — —
David E. O' Neil(1)	8,000 10,000 30,000 19,780 5,220 25,000 2,000 12,500	— — — — — — — 37,500	— — — — — — — —	$ $ $ $ $ $ $ $	3.5000 0.6300 1.9000 1.8200 1.8200 1.6200 3.5000 2.9500	4/22/2012 7/7/2013 9/22/2014 2/1/2015 2/1/2015 3/18/2015 4/22/2012 5/10/2016	— — — — — — — —	— — — — — — — —	— — — — — — — —	— — — — — — — —
Gary Brandt(2)	62,500	37,500	—		$1.4200	12/21/2015	—	—	—	—
Jack Worthen(3)	50,000 25,000	— 75,000	— —	$ $	1.6400 2.9500	4/4/2015 5/10/2016	— —	— —	— —	— —
Clemens van Zeyl(4)	50,000	50,000	—		$2.3900	3/27/2016	—	—	—	—

(1)
Mr. O'Neil's unvested options vest equally over the next three years on the 10th of May.

(2)
Mr. Brandt's options ceased vesting upon his cessation of employment in February 2007; however, Mr. Brandt has one year from his last day of employment to exercise the vested stock options.

(3)
Mr. Worthen's unvested options vest equally over the next three years on the 10th of May.

(4)
Mr. van Zeyl's unvested options vest equally over the next two years.

OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
David B. Eisenhaure
David E. O'Neil
Gary Brandt			50,000	$82,375
Jack Worthen
Clemens van Zeyl

(1)
The value realized equals the market value of the Corporation's Common Stock on each of the vesting dates, multiplied by the number of shares that vested. These restricted shares vested during 2006 as follows: 12,500 shares on March 1, 2006; 12,500 shares on June 1, 2006; 12,500 shares on September 10, 2006; and 12,500 shares on December 1, 2006.

        Non-Qualified Defined Contribution and Other Non-Qualified Deferred Compensation Plans.    The following table sets forth certain information with respect to a named executive officer's participation in a non-qualified defined contribution plan in fiscal year 2006.

NON-QUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
Clemens van Zeyl(2)	$—	$4,771	$—	—	$4,771

(1)
This amount is also reported in the "All Other Compensation" column of the Summary Compensation Table above.

(2)
Amounts reported were converted from Canadian dollars to U.S. dollars at a rate of 1 US$ = 0.85 CND$.

        Mr. van Zeyl, who is employed through a Canadian subsidiary, participates in a registered retirement savings plan, or RRSP, which is not a "qualified" plan under applicable United States tax laws. This defined contribution plan, which is also available to all other employees of this subsidiary, is approved by the Canadian Revenue Agency. Employee contributions under the Canadian plan, up to 18% of an employee's previous year's earned income, subject to an annual limitation, which in 2006 was $18,000, are made free of tax in Canada. In addition, the Company contributes quarterly installments based on 3% of the employee's base salary. To receive this employer contribution, the employee does not have to contribute to the Canadian plan. The 3% employer contribution is also made free of tax in Canada. The Canadian plan is administered by Industrial Alliance Insurance and Financial Services Inc. The employee makes the investment decision for all contributions, both employee and employer, from a specified list of funds. Upon termination of employment, employees have the following options: (i) receive the value of all contributions as a cash refund, subject to applicable taxes, (ii) transfer the funds to another RRSP, (iii) transfer the funds to the registered pension plan of a new employer, (iv) purchase a deferred or immediate annuity from an insurer or (v) purchase a registered retirement income fund.

        Except for the Canadian RRSP described above, the named executive officers do not participate in any other non-qualified defined contribution or other deferred compensation plans.

        Pension Benefits.    The named executive officers do not participate in any plan that provides for specified retirement benefits, or payments and benefits that will be provided primarily following retirement, other than defined contribution plans such as the Corporation's 401(k) savings plan.

        Employment Contracts, Termination of Employment and Change-in-Control Arrangements.    The Corporation has entered into a Key Employee Agreement (the "Employee Agreement") with Mr. Eisenhaure, which provides that he is entitled to receive as a severance payment 100% of his annual salary plus benefits, payable in twelve equal monthly installments, if (i) the Corporation or a substantial portion of the Corporation is acquired without the approval of the Board; or (ii) without his consent, his employment is terminated without cause or his salaries is reduced, or there is a substantial change in his positions or there is a change in his principal place of employment from the greater Boston, Massachusetts area. The Employee Agreement also contains provisions prohibiting Mr. Eisenhaure from competing with the Corporation for a one-year period following termination of employment.

        Director Compensation.    The following table sets forth information regarding the compensation of the Corporation's non-employee directors during fiscal year 2006.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)	Total ($)
John M. Carroll	$22,000	—	$168,690	—	—	—	$190,690
Marshall J. Armstrong	$23,500	—	$42,660	—	—	—	$66,160
James J. Kirtley, Jr.	$23,500	—	$33,350	—	—	$23,546	$80,396
Andrew R. Muir	$23,000	—	$33,220	—	—	$2,875	$59,095
Joseph E. Levangie	$23,500	—	$50,340	—	—	$52,750	$126,590
Daniel R. Dwight	$18,000	—	$38,310	—	—	—	$56,310

(1)
Mr. Eisenhaure is not included in this table as he is an employee of the Corporation and accordingly receives no compensation for his services as a director. The compensation received by Mr. Eisenhaure as an employee is shown in the Summary Compensation Table above. Each non-employee director of the Corporation receives a quarterly retainer of $2,500 for their service on the board. In addition, each non-employee director receives $1,000 for on-site board meetings attended or $500 for meetings held via teleconference. In addition, each non-employee board member is reimbursed for their out-of-pocket costs incurred to attend any board meetings.

(2)
During 2006, Mr. Levangie and Dr. Muir provided strategic financial consulting services to the Corporation. Mr. Levangie and Dr. Muir earn $125 per hour for these services. During 2006, Dr. Kirtley provided research engineering services to the Corporation. Dr. Kirtley earns $125 per hour for these services.

(3)
The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R) from awards granted in 2006. Refer to Note C, "Significant Accounting Policies and Basis of Presentation—Accounting for Stock-based Compensation," in the Notes to the Consolidated Financial Statements included in the Annual Report on Form 10-K filed on April 2, 2007 for the relevant assumptions used to determine the valuation of option awards. Options awards granted to non-employee directors during 2006 had the following grant date fair value computed in accordance with FAS 123(R):

Name	Date of Award	Number of Shares underlying Award(#)	Vesting Term	Grant Date Fair Value ($)		Total Value of Awards ($)
John M. Carroll	3/22/2006 5/10/2006 11/14/2006 11/14/2006	27,000 8,000 40,000 80,000	Upon Grant Upon Grant Upon Grant Annual 2 years	$ $ $ $	40,770 17,120 27,600 83,200	$168,690
Marshall J. Armstrong	3/22/2006 5/10/2006	24,000 3,000	Upon Grant Upon Grant	$ $	36,240 6,420	$42,660
James J. Kirtley, Jr.	3/22/2006 5/10/2006	15,000 5,000	Upon Grant Upon Grant	$ $	22,650 10,700	$33,350
Andrew R. Muir	3/22/2006	22,000	Upon Grant		$33,220	$33,220
Joseph E. Levangie	3/22/2006 5/10/2006	22,000 8,000	Upon Grant Upon Grant	$ $	33,220 17,120	$50,340
Daniel R. Dwight	3/22/2006 11/14/2006	24,000 3,000	Upon Grant Upon Grant	$ $	36,240 2,070	$38,310

        On April 11, 2002, to encourage ownership in the Corporation by outside directors, to provide such directors with a further incentive to remain as directors and to align the interests of such directors with the interests of the Corporation's stockholders, the Board adopted a director stock option program. Pursuant to this program, (i) each individual who first becomes an outside director of the Corporation will receive a non-statutory stock option to purchase 15,000 shares of Common Stock on the date of his or her initial election to the Board; and (ii) on the date of each Annual Meeting of Stockholders of the Corporation (other than a director who was initially elected to the Board at any such Annual Meeting of Stockholders or, if previously, at any time after the prior year's Annual Meeting of Stockholders), provided that he or she is serving as a director immediately following the date of such Annual Meeting of Stockholders, (a) each outside director who is serving on the Audit Committee will be granted a non-statutory stock option to purchase an additional 5,000 shares of Common Stock, (b) each outside director who is serving on the Compensation Committee will be granted a non-statutory stock option to purchase an additional 3,000 shares of Common Stock and (c) each outside director who is serving on the Corporate Governance and Nominating Committee will be granted a non-statutory stock option to purchase an additional 4,000 shares of Common Stock. All non-statutory stock options granted under the director stock option program will be immediately exercisable and will have exercise prices equal to the closing price of the Common Stock on the Nasdaq Stock Market on the date of grant. Mr. Carroll's grant of stock option to purchase 120,000 shares of Common Stock was granted in regards to his nomination as the Chairman of the Board of Directors. 40,000 of these stock options were exercisable immediately upon grant, the remaining 80,000 vest equally over the succeeding two years. These stock options were granted with an exercise price of $0.99 per share, the closing price of the Common Stock on the Nasdaq Stock Market on the date of grant.

        As of December 31, 2006, each non-employee director had the following number of options outstanding: Mr. Carrll: 175,000; Mr. Armstrong: 130,000; Dr. Kirtley: 163,000; Dr. Muir: 59,000; Mr. Levangie; and Mr. Dwight: 27,000.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information about the securities authorized for issuance under our equity compensation plans as of November 15, 2007.

	(a)		(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	5,082,329		$3.237	2,212,327	(1)(3)
Equity compensation plans not approved by security holders	21,000	(2)	$17.563	—
Total	5,103,329			2,212,327	(1)(3)

(1)
Includes 68 shares of Common Stock issuable under the Corporation's 1998 Stock Incentive Plan, 84,859 shares of Common Stock issuable under the Corporation's 1999 Stock Incentive Plan, 120,400 shares of Common Stock issuable under the Corporation's 2000 Stock Incentive Plan, 120,500 shares of Common Stock issuable under the Corporation's 2002 Stock Incentive Plan and 1,886,500 shares of Common Stock issuable under the Corporations 2005 Incentive Compensation Plan.

(2)
Consists of 21,000 shares of Common Stock issuable upon exercise of option grants issued outside of existing stock option plans to non-executive employees. These options were issued on January 19, 2000 at an exercise price of $17.563 per share and expire on January 19, 2010. The right to exercise these options vested in equal annual installments over the four-year period from the date of initial grant. These options must be exercised within 90 days after an employee's termination or they expire. The other terms of these options are substantially similar to those of non-statutory stock options issued under the Corporation's shareholder-approved 1999 Stock Incentive Plan.

(3)
This table excludes the additional 10,000,000 shares that would be available for issuance under the 2005 Incentive Compensation Plan if Proposal 3 is approved by the stockholders at the meeting.

OTHER MATTERS

        Our board of directors does not know of any other matters that may come before the special meeting. However, if any other matters are properly presented to the special meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

STOCKHOLDER PROPOSALS

        In order to be included in the proxy statement for the 2008 annual meeting of stockholders, stockholders' proposed resolutions must be received by us at our offices, 27 Drydock Avenue, Boston, Massachusetts 02210 on or before December 31, 2007. We suggest that proponents submit their proposals by certified mail, return receipt requested, addressed to our corporate secretary.

        If a stockholder wishes to present a proposal before the 2008 annual meeting of stockholders, but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, that stockholder must also give written notice to our corporate secretary at the address noted above. The corporate secretary must receive that notice by March 14, 2008. If a stockholder fails to provide timely notice of a proposal to be presented at the 2008 annual meeting of stockholders, the proxies designated by our board of directors will have discretionary authority to vote on any such proposal.

WHERE YOU CAN FIND MORE INFORMATION

        The terms of the private placement and the Series C convertible preferred stock and warrants are complex and have been only briefly summarized in this proxy statement. Stockholders wishing further information concerning the rights, preferences and terms of the Series C convertible preferred stock and warrants are referred to the purchase agreement, registration rights agreement, the form of tranche 1 warrant, the form of tranche 2 warrant and the Certificate of Designation of the Relative Rights and Preferences of the Series C convertible preferred stock, each of which is attached as Appendices A-E, respectively, to this proxy statement. In addition, the proposed amendment to our certificate of incorporation providing for an increase in the number of authorized shares of our common stock from 100,000,000 to 200,000,000 is attached as Appendix F to this proxy statement. Finally, the 2005 Incentive Compensation Plan, reflecting the proposed amendment contemplated by Proposal 3, is attached as Appendix G to this proxy statement.

        Furthermore, the SEC allows us to "incorporate by reference" information into this proxy statement, which means that we can disclose important information to you by referring you to another document that we filed separately with the SEC. Our annual report on Form 10-K for the year ended December 31, 2006 and our quarterly report on Form 10-Q for the nine months ended September 30, 2007 are incorporated by reference as part of this proxy statement. The 10-K and 10-Q are attached as Appendices H and I, respectively, to this proxy statement.

        Representatives from Vitale, Caturano & Company Ltd., our independent registered public accounting firm for the current fiscal year and the most recently completed fiscal year, are expected to be in attendance at the special meeting and will have the opportunity to make a statement and answer appropriate questions from stockholders.

By Order of the board of directors,
Daniel E. Gladkowski Secretary
Boston, Massachusetts November [*], 2007

OUR BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE SPECIAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE SPECIAL MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE SPECIAL MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES

Execution Copy

Appendix A

STOCK AND WARRANT PURCHASE AGREEMENT

among

SATCON TECHNOLOGY CORPORATION

and

THE PURCHASERS NAMED HEREIN

Dated: November 8, 2007

i

ARTICLE V CONDITIONS TO THE OBLIGATION OF THE PURCHASERS TO CLOSE		A-27
5.1	First Tranche Closing	A-27
5.2	Second Tranche Closing	A-29
ARTICLE VI CONDITIONS TO THE OBLIGATION OF THE COMPANY TO CLOSE		A-32
6.1	Representations and Warranties	A-32
6.2	Payment of Purchase Price	A-32
6.3	Registration Rights Agreement	A-32
ARTICLE VII INDEMNIFICATION		A-32
7.1	Indemnification	A-32
7.2	Notification	A-32
7.3	Contribution	A-33
ARTICLE VIII AFFIRMATIVE COVENANTS		A-34
8.1	Preservation of Existence	A-34
8.2	Stockholders Meeting	A-35
8.3	Board of Directors	A-36
8.4	Nasdaq Listing	A-38
8.5	Reservation of Common Stock	A-38
8.6	Restrictions on Public Sale	A-38
8.7	Notification of Certain Matters	A-38
8.8	Additional Warrant Triggering Event	A-39
8.9	Elimination of Series A Preferred Stock	A-39
ARTICLE IX PREEMPTIVE RIGHTS		A-39
9.1	Subsequent Offerings	A-39
9.2	Procedure	A-39
9.3	Nasdaq Letter	A-39
9.4	Termination; Transfer or Assignment of Rights	A-40
9.5	Defined Terms	A-40
ARTICLE X TERMINATION OF AGREEMENT		A-41
10.1	Termination	A-41
10.2	Survival	A-41
10.3	Alternative Transaction Fee	A-41
ARTICLE XI MISCELLANEOUS		A-42
11.1	Survival of Representations and Warranties	A-42
11.2	Notices	A-42
11.3	Successors and Assigns; Third Party Beneficiaries	A-43
11.4	Amendment and Waiver	A-43
11.5	Counterparts	A-43
11.6	Headings	A-43
11.7	Governing Law; Consent to Jurisdiction	A-43
11.8	Severability	A-44
11.9	Rules of Construction	A-44
11.10	Approval or Waiver	A-44
11.11	Entire Agreement	A-44
11.12	Fees	A-44
11.13	Publicity	A-44
11.14	Further Assurances	A-45

ii

EXHIBITS

A	Schedule of Purchasers
B	Voting Agreement
C	Form of By-laws
D-l	Certificate of Incorporation
D-2	Form of Certificate of Amendment
E	Form of Certificate of Designation
F	Form of Registration Rights Agreement
G	Form of Indemnification Agreement
H	Form of Greenberg Traurig, LLP Opinion
I	Company Disclosure Schedule
J	Form of First Tranche Warrant
K	Form of Second Tranche Warrant
L	Form of Additional Warrant

iii

STOCK AND WARRANT PURCHASE AGREEMENT

        This STOCK AND WARRANT PURCHASE AGREEMENT, dated November 8, 2007 (this "Agreement"), by and among SatCon Technology Corporation, a Delaware corporation (the "Company") and each other Person (as defined below) listed on the Schedule of Purchasers attached hereto as Exhibit A (the "Purchasers").

        WHEREAS, upon the terms and conditions set forth in this Agreement, the Company proposes to issue and sell to each of the Purchasers in two Closings (as defined below): (i) the aggregate number of shares, par value $0.01 per share, of Series C Convertible Preferred Stock of the Company (the "Preferred Stock") initially convertible into the aggregate number of shares of Common Stock (the "Underlying Preferred Shares"), each as set forth on Exhibit A and (ii) the Warrants, initially exercisable for the aggregate number of shares of Common Stock set forth on Exhibit A (such transaction, the "Financing").

        WHEREAS, upon the terms and conditions set forth in this Agreement, in the event of an Additional Warrant Triggering Event (as defined below), the Company shall issue Additional Warrants (as defined below) to each of the Purchasers.

        WHEREAS, concurrently with the execution of this Agreement, as a condition to the willingness of the Purchasers to enter into this Agreement, certain stockholders of the Company are entering into the Voting Agreement with the Company, attached hereto as Exhibit B (the "Voting Agreement").

        WHEREAS, as a condition to the issuance and sale of (i) the Purchased Shares and the Second Tranche Warrants in the Second Tranche Closing and (ii) any Additional Warrants, the Company shall be required to obtain approval by the Company's stockholders of the Stockholder Approval Resolutions (as such terms are defined below).

        NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

        1.1    Definitions.    As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

        "Additional Stockholder Approval" has the meaning set forth in Section 9.3 of this Agreement.

        "Additional Stockholders Meeting" has the meaning set forth in Section 9.3 of this Agreement.

        "Additional Warrant(s)" means the warrants to purchase shares of Common Stock in the form attached hereto as Exhibit L.

        "Additional Warrant Shares" means the shares of Common Stock issued or issuable upon exercise of the Additional Warrants.

        "Additional Warrant Triggering Event" has the meaning set forth in Section 8.8 of this Agreement.

        "Affiliate" means, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially or as a trustee, guardian or other fiduciary, twenty percent (20%) or more of any class of Equity Securities of such Person, (b) each Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person or (c) each of such Person's officers, directors, joint venturers and partners; provided, however, that in no case shall a Purchaser be deemed to be an Affiliate of the Company or any of its Subsidiaries for purposes of this Agreement or the other Transaction Documents. For the purpose of this definition, "control" of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

        "Agreement" means this Agreement as the same may be amended, supplemented or modified in accordance with the terms hereof.

        "Alternative Transaction" has the meaning set forth in Section 10.3 of this Agreement.

        "Alternative Transaction Fee" has the meaning set forth in Section 10.3 of this Agreement.

        "Alternative Transaction Securities" has the meaning set forth in Section 10.3 of this Agreement.

        "Assets" has the meaning set forth in Section 3.17 of this Agreement.

        "Board of Directors" means the Board of Directors of the Company.

        "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

        "By-laws" means the By-laws of the Company, and all amendments thereto, in effect on the applicable Closing Date substantially in the form attached hereto as Exhibit C, as the same may be amended from time to time.

        "Certificate of Amendment" means the Form of Certificate of Amendment attached hereto as Exhibit D-2.

        "Certificate of Designation" means the Certificate of Designation with respect to the Preferred Stock adopted by the Board of Directors and duly filed with the Secretary of State of the State of Delaware on or before the First Tranche Closing Date substantially in the form attached hereto as Exhibit E.

        "Certificate of Incorporation" means the Certificate of Incorporation of the Company and all certificates of amendment and certificates of designation thereto, as amended by the Certificate of Amendment, in effect on the First Tranche Closing Date substantially in the form attached hereto as Exhibit D-l, as the same may be amended from time to time.

        "Claims" has the meaning set forth in Section 3.5 of this Agreement.

        "Closing" has the meaning set forth in Article II of this Agreement.

        "Closing Date" has the meaning set forth in Article II of this Agreement.

        "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

        "Commonly Controlled Entity" means any entity which is under common control with the Company within the meaning of Code section 414(b), (c), (m) or (o).

        "Common Stock" means the common stock, par value $0.01 per share, of the Company.

        "Common Stock Equivalents" means any security or obligation which is by its terms, directly or indirectly, convertible into or exchangeable or exercisable into or for shares of Common Stock, including, without limitation, the Purchased Shares, the Warrants and any option, warrant or other subscription or purchase right with respect to Common Stock or any Common Stock Equivalent.

        "Company" has the meaning set forth in the preamble to this Agreement.

        "Company Disclosure Schedule" means the disclosure schedule delivered by the Company to the Purchasers on the date hereof and attached hereto as Exhibit I.

        "Company Intellectual Property" means all Intellectual Property owned by or exclusively licensed to the Company or its Subsidiaries.

        "Condition of the Company" means the assets, business, properties, operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole.

        "Contingent Obligation" means, as applied to any Person, any direct or indirect liability of that Person with respect to any Indebtedness, lease, dividend, guaranty, letter of credit or other obligation, contractual or otherwise (the "primary obligation") of another Person (the "primary obligor"), whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss or failure or inability to perform in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof.

        "Contractual Obligations" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.

        "Copyrights" means any foreign or United States copyrights and mask works, including all renewals and extensions thereof, copyright registrations and applications for registration thereof, and any non-registered copyrights.

        "D&O Policies" has the meaning set forth in Section 3.21 of this Agreement.

        "Environmental Laws" are any Requirement of Law or any agreement with Governmental Authorities which prohibits, regulates or controls any Hazardous Material or any Hazardous Material Activity, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Recovery and Conservation Act of 1976, the Federal Water Pollution Control Act, the Clean Air Act, the Hazardous Materials Transportation Act, the Clean Water Act, all as amended at any time.

        "Equity Plans" has the meaning set forth in Section 3.16 of this Agreement.

        "Equity Securities" of any Person means (a) all common stock, preferred stock, participations, shares, partnership interests, membership interests or other equity interests in and of such Person (regardless of how designated and whether or not voting or non-voting) and (b) all warrants, options and other rights to acquire any of the foregoing.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

        "Existing Notes" means the indebtedness pursuant to that certain Securities Purchase Agreement, dated as of July 19, 2006, by and among the Company and each of the purchasers identified on the signature pages thereto.

        "Financial Statements" means, with respect to any accounting period for any Person, statements of income and of cash flow of such Person for such period, and balance sheets of such Person as of the end of such period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year if such period is less than a full fiscal year or, if such period is a full fiscal year, corresponding figures from the preceding fiscal year, all prepared in reasonable detail and in accordance with GAAP. Unless otherwise indicated, each reference to Financial Statements of any Person shall be deemed to refer to Financial Statements prepared on a consolidated basis.

        "First Tranche Closing" has the meaning set forth in Article II of this Agreement.

        "First Tranche Closing Date" has the meaning set forth in Article II of this Agreement.

        "First Tranche Warrant(s)" means the warrants to purchase shares of Common Stock in the form attached hereto as Exhibit J.

        "GAAP" means generally accepted accounting principles and practices as in effect in the United States of America from time to time, consistently applied.

        "Governmental Authority" means the government of any nation, state, province, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

        "Government Bid(s)" means any written quotations, bids or proposals that, if accepted, would bind the Company or its Subsidiaries to perform the resultant Government Contract

        "Government Contract(s)" means any prime contract, subcontract, teaming agreement, joint venture, basic ordering agreement, pricing agreement, letter contract, grant, cooperative agreement, or other mutually binding legal agreement between the Company and (i) any Governmental Authority, (ii) any prime contractor of any Governmental Authority, or (iii) any subcontractor of any Governmental Authority; provided that a task order, purchase order or delivery order under a Government Contract shall not constitute a separate Government Contract for purposes of this definition, but shall be part of the Government Contract to which it relates.

        "Hazardous Material" means any material, chemical, emission or substance that has been designated by any Governmental Authority to be radioactive, toxic, hazardous, a pollutant or otherwise a danger to health, reproduction or the environment.

        "Hazardous Materials Activity" means the transportation, transfer, recycling, storage, use, treatment, manufacture, removal, remediation, release, exposure of others to, sale, or distribution of any Hazardous Material or any product or waste containing a Hazardous Material, or product manufactured with Ozone depleting substances, including, without limitation, any required labeling, payment of waste fees or charges (including so-called e-waste fees) and compliance with any product take-back or product content requirements.

        "Indebtedness" means (a) all obligations for borrowed money (including all notes payable and drafts accepted representing extensions of credit and all obligations evidenced by bonds, debentures, notes or other similar instruments on which interest charges are customarily paid), (b) all obligations, including Contingent Obligations, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptance issued for the account of the Company, any Subsidiary or any Owned Entity, (c) all capitalized lease obligations, (d) all purchase money indebtedness, (e) all obligations to pay the deferred purchase price of property or services (excluding trade accounts payable arising in the ordinary course of business) and Indebtedness secured by a Lien on property owned or being purchased (including Indebtedness arising under conditional sales or other title retention agreements), whether or not such Indebtedness shall have been assumed by the Company, any Subsidiary or any Owned Entity or is limited in recourse and (f) all obligations in respect of, and obligations (continent or otherwise) to purchase or otherwise acquire, or otherwise assure a creditor against loss in respect of, Indebtedness of another Person of the type described in clauses (a), (b), (c), (d) or (e) above.

        "Indemnified Party" has the meaning set forth in Section 7.1 of this Agreement.

        "Indemnifying Party" has the meaning set forth in Section 7.1 of this Agreement.

        "Independent Designee" has the meaning set forth in Section 8.3 of this Agreement.

        "Intellectual Property" means Technology and Intellectual Property Rights.

        "Intellectual Property Rights" means all of the following and all rights associated with the following, worldwide: (a) Copyrights, (b) Patents, (c) Trademarks, (d) Trade Secret rights and all other rights in or to confidential business or technical information, (e) all rights in Internet Assets, and (f) all proprietary rights that are analogous or similar to any of the foregoing.

        "Internet Assets" means any Internet domain names and other computer user identifiers and any rights in and to sites on the worldwide web, including rights in and to any text, graphics, audio and video files and html or other code incorporated in such sites.

        "IP Licenses" has the meaning set forth in Section 3.19 of this Agreement.

        "Knowledge" means the knowledge of the directors, officers and other managers of the Company or any Subsidiary after due inquiry.

        "Law" means any federal, state, local, municipal, foreign, international, multinational, or other administrative statute, regulation, order, rule, ordinance, constitution, principle of common law or treaty.

        "Leased Real Property" has the meaning set forth in Section 3.9 of this Agreement.

        "Lease Agreements" has the meaning set forth in Section 3.9 of this Agreement.

        "Liabilities" has the meaning set forth in Section 3.18 of this Agreement.

        "Lien" means any security interest, pledge, bailment, mortgage, hypothecation, deed of trust, conditional sales and title retention agreement (including any lease in the nature thereof), charge, encumbrance or other similar arrangement or interest in real or personal property, whether now or hereafter owned, operated or leased, and includes conditional sales contracts, title retention agreements, capital trusts and capital leases.

        "Losses" has the meaning set forth in Section 7.1 of this Agreement.

        "Majority in Interest" means the Persons holding at least 50% of the then-outstanding Underlying Shares.

        "Make-up Purchase" has the meaning set forth in Section 9.1 of this Agreement.

        "Minimum Ownership Percentage" means (i) prior to the Second Tranche Closing, beneficial ownership in the aggregate of twenty-five percent (25%) of the total number of Underlying Preferred Shares and Warrant Shares owned by a Purchaser as of the First Tranche Closing Date and (ii) after the Second Tranche Closing, beneficial ownership in the aggregate of twenty-five percent (25%) of the total number of Underlying Preferred Shares and Warrant Shares owned by a Purchaser as of the Second Tranche Closing Date.

        "Nasdaq Stock Market" means The Nasdaq Stock Market, Inc.

        "Nasdaq Capital Market" has the meaning set forth in Section 3.6(b) of this Agreement.

        "Nasdaq Letter" has the meaning set forth in Section 9.3 of this Agreement.

        "New Securities" has the meaning set forth in Section 9.5 of this Agreement.

        "NGP" means NGP Energy Technology Partners, L.P.

        "NGP Designee" has the meaning set forth in Section 8.3 of this Agreement.

        "NGP Observer" has the meaning set forth in Section 8.3(h) of this Agreement.

        "Note Purchase Agreement" means that certain Note Purchase Agreement, dated as of October 19, 2007, by and among the Company and the Purchasers.

        "Observer(s)" has the meaning set forth in Section 8.3(h) of this Agreement.

        "Options" has the meaning set forth in Section 3.7(a) of this Agreement.

        "Orders" has the meaning set forth in Section 3.2 of this Agreement.

        "Outside Date" means February 19, 2008, or such later date agreed to in writing by the Company, RockPort and NGP.

        "Outstanding Warrants" means the warrants to purchase capital stock of the Company that are outstanding as of the date of this Agreement.

        "Patents" means any foreign or United States patents and patent applications, including any divisions, continuations, continuations-in-part, substitutions, reissues or interferences thereof, whether or not patents are issued on such applications and whether or not such applications are modified, withdrawn or resubmitted.

        "Payment Date" has the meaning set forth in Section 10.3 of this Agreement.

        "Percentage of Ownership" has the meaning set forth in Section 9.5 of this Agreement.

        "Permits" has the meaning set forth in Section 3.6 of this Agreement.

        "Person" means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

        "Plan" means each "employee benefit plan" within the meaning of section 3(3) of ERISA and all other plans, arrangements, policies, programs, agreements or other commitments providing for retirement, employee benefits, compensation, incentive compensation or fringe benefits, including, without limitation, any employment, consulting or deferred compensation agreement, executive compensation, bonus, incentive, pension, profit-sharing, savings, retirement, stock option, stock purchase or severance pay plan, any life, health, disability or accident insurance plan, whether oral or written, whether or not subject to ERISA, as to which the Company or any Commonly Controlled Entity has or could have any direct or indirect, actual or contingent liability.

        "Preferred Stock" has the meaning set forth in the recitals to this Agreement.

        "Private Placement Warrants" means the Warrant A's issued in connection with the sale of the Existing Notes and the Warrant C's issued in connection with that certain Amendment and Exercise Agreement by and among the Company and the Investors (as defined therein), dated July 17, 2007.

        "Proxy Statement" has the meaning set forth in Section 3.10(b) of this Agreement.

        "Publicly Available Software" has the meaning set forth on Section 3.19(n) of this Agreement.

        "Purchase Notice" has the meaning set forth in Section 9.2 of this Agreement.

        "Purchased Shares" has the meaning set forth in Section 2.1 of this Agreement.

        "Purchasers" has the meaning set forth in the preamble to this Agreement.

        "Registration Rights Agreement" means the Registration Rights Agreement substantially in the form attached hereto as Exhibit F.

        "Requirement of Law" means, as to any Person, any law (including common law), statute, treaty, rule, regulation, code, directive, ordinance, order, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority or stock exchange, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

        "Retiree Welfare Plan" means any welfare plan (as defined in Section 3(1) of ERISA) that provides benefits to current or former employees beyond their retirement or other termination of service (other than coverage mandated by Section 4980B of the Code, commonly referred to as "COBRA").

        "RockPort" means RockPort Capital Partners II, L.P.

        "RockPort Designee" has the meaning set forth in Section ý8.3 of this Agreement.

        "RockPort Observer" has the meaning set forth in Section 8.3(h) of this Agreement.

        "RoHS Directive" has the meaning set forth in Section 3.22 of this Agreement.

        "SEC" means the United States Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

        "SEC Documents" has the meaning set forth in Section 3.10(a) of this Agreement.

        "Second Tranche Closing" has the meaning set forth in Article II of this Agreement.

        "Second Tranche Closing Date" has the meaning set forth in Article II of this Agreement.

        "Second Tranche Warrant(s)" means the warrants to purchase shares of Common Stock in the form attached hereto as Exhibit K.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.

        "Search Committee" has the meaning set forth in Section 8.3(g) of this Agreement.

        "Shrink-Wrap Code" means generally commercially available binary code where available for an aggregate cost of not more than U.S. $20,000.

        "Source Code" has the meaning set forth in Section 3.19(o) of this Agreement.

        "Stock Equivalents" means any security or obligation which is by its terms, directly or indirectly, convertible into or exchangeable or exercisable for shares of common stock or other capital stock of the Company, and any option, warrant or other subscription or purchase right with respect to common stock or such other capital stock.

        "Stockholder Approval" has the meaning set forth in Section 8.2 of this Agreement.

        "Stockholder Approval Resolutions" has the meaning set forth in Section 8.2 of this Agreement.

        "Stockholders Meeting" has the meaning set forth in Section 8.2 of this Agreement.

        "Stock Option Plans" means, collectively, the Company's 1992 Stock Option Plan, 1994 Stock Option Plan, 1996 Stock Option Plan, 1998 Stock Incentive Plan, 1999 Stock Incentive Plan, 2000 Stock Incentive Plan, 2002 Stock Incentive Plan and 2005 Incentive Compensation Plan.

        "Subsequent Offering" has the meaning set forth in Section 9.1 of this Agreement.

        "Subsidiaries" means, as of the relevant date of determination, with respect to any Person, a corporation or other Person of which 50% or more of the voting power of the outstanding voting Equity Securities or 50% or more of the outstanding economic equity interest is held, directly or indirectly, by such Person. Unless otherwise qualified, or the context otherwise requires, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

        "Taxes" means any federal, state, provincial, county, local, foreign and other taxes (including, without limitation, income, profits, windfall profits, alternative, minimum, accumulated earnings, personal holding company, capital stock, premium, estimated, excise, sales, use, occupancy, gross receipts, franchise, ad valorem, severance, capital levy, production, transfer, withholding, employment, unemployment compensation, payroll and property taxes, import duties and other governmental charges and assessments), whether or not measured in whole or in part by net income, and including deficiencies, interest, additions to tax or interest, and penalties with respect thereto, and including expenses associated with contesting any proposed adjustments related to any of the foregoing.

        "Tax Return" has the meaning set forth in Section 3.11 of this Agreement.

        "Technology" means all tangible embodiments of technology, including without limitation the following items or things, in any format: (a) works of authorship including computer programs, whether in source code or in executable code form, architecture and documentation, (b) inventions (whether or not patentable), discoveries and improvements, (c) proprietary and confidential information, Trade Secrets and know how, (d) databases, data compilations and collections and technical data, (e) methods and processes, and (f) devices, prototypes, designs and schematics.

        "Trade Secrets" means any trade secrets, research records, processes, procedures, manufacturing formulae, technical know-how, technology, blue prints, designs, plans, inventions (whether patentable and whether reduced to practice), invention disclosures and improvements thereto.

        "Trademarks" means any foreign or United States trademarks, service marks, trade dress, trade names, brand names, designs and logos, corporate names, product or service identifiers, whether registered or unregistered, all registrations and applications for registration thereof and all goodwill related thereto.

        "Trading Day" means (a) any day on which the Common Stock is listed or quoted and traded on any national securities exchange, market or trading or quotation facility on which the Common Stock is then listed or quoted (an "Eligible Market"), or (b) if the Common Stock is not then listed or quoted and traded on any Eligible Market, then a day on which trading occurs on the OTC Bulletin Board (or any successor thereto), or (c) if trading ceases to occur on the OTC Bulletin Board (or any successor thereto), any Business Day.

        "Transaction Documents" means, collectively, this Agreement, the Warrants, the Additional Warrants, the Voting Agreement and the Registration Rights Agreement.

        "Transaction Expenses" has the meaning set forth in Section 11.12 of this Agreement.

        "Two-Thirds Interest" means the Persons holding at least 66.7% of the shares of Common Stock issued or issuable upon conversion of the Purchased Shares, or if the Purchased Shares have not yet been issued by the Company, the Purchasers committing to purchase at least 66.7% of the Purchased Shares, as set forth on Exhibit A hereto.

        "Underlying Preferred Shares" has the meaning set forth in the recitals to this Agreement.

        "Underlying Shares" means the Underlying Preferred Shares, the Warrant Shares and the Additional Warrant Shares.

        "Voting Agreement" has the meaning set forth in the recitals to this Agreement.

        "WARN Act" means the Worker Adjustment and Retraining Notification Act, as the same may be amended from time to time.

        "Warrant(s)" means the First Tranche Warrants and the Second Tranche Warrants.

        "Warrant Shares" means the shares of Common Stock issued or issuable upon exercise of the Warrants.

        "WEEE Directive" has the meaning set forth in Section 3.22 of this Agreement.

ARTICLE II

PURCHASE AND SALE OF PREFERRED STOCK AND WARRANTS

        2.1    First Tranche.

          (a)    Purchase and Sale of Preferred Stock and First Tranche Warrants.    Subject to the terms and conditions set forth herein, the Company agrees to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, agrees to purchase from the Company, at the First Tranche Closing (as defined below), the aggregate number of shares of Preferred Stock and the First Tranche Warrants with an aggregate purchase price set forth opposite such Purchaser's name on Exhibit A attached hereto under the heading "First Tranche Closing." The shares of Preferred Stock being issued and sold pursuant to this Agreement in the First Tranche Closing and the Second Tranche Closing (as defined below) shall be referred to herein as "Purchased Shares."

          (b)    Certificate of Designation.    The Purchased Shares being issued and sold in the First Tranche Closing shall have the preferences and rights set forth in the Certificate of Designation.

          (c)    First Tranche Closing.    Unless this Agreement shall have terminated pursuant to Article X, and subject to the satisfaction or waiver of the conditions set forth in Section 5.1 and Article VI, the initial closing of the sale and purchase of the Purchased Shares and the First Tranche Warrants (the "First Tranche Closing") shall take place at the Boston, Massachusetts offices of Greenberg Traurig, LLP, at 10:00 a.m., local time, on the Business Day following the date upon which the conditions set forth in Section 5.1 and Article VI shall be satisfied or waived in accordance with this Agreement, or at such other time, place and date that the Company and the Purchasers may agree in writing (the "First Tranche Closing Date"). On the First Tranche Closing Date, the Company (i) shall deliver to each of the Purchasers a certificate or certificates with respect to the Purchased Shares and an instrument or instruments with respect to the First Tranche Warrants, in definitive form and registered in the name of each such Purchaser, representing its Purchased Shares and First Tranche Warrants issued and sold at the First Tranche Closing against delivery by each of the Purchasers to the Company of the aggregate purchase price therefor by wire transfer of immediately available funds and (ii) shall pay all Transaction Expenses owed to the Purchasers.

          (d)    No Change of Control.    Notwithstanding anything to the contrary set forth herein, no Purchaser shall be entitled to purchase Purchased Shares and First Tranche Warrants at the First Tranche Closing to the extent (and only to the extent) that such securities would cause such Purchaser, individually or together with any other persons whose beneficial ownership of Common Stock would be aggregated with such Purchaser for purposes of Section 13(d) of the Exchange Act, to beneficially own in excess of 19.99% of the total number of issued and outstanding shares of Common Stock immediately after giving effect to the First Tranche Closing (including for such purpose the shares of Common Stock issued or issuable upon conversion of the Purchased Shares and exercise of the First Tranche Warrants). If, as a result, of the preceding sentence, the number of Purchased Shares and First Tranche Warrants to be purchased by a Purchaser at the First Tranche Closing must be reduced, appropriate adjustments shall be made to the purchase price to be paid by such Purchaser at the First Tranche Closing. For the purposes of this Section 2.1(d), beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder (assuming, for this purpose, that the First

  Tranche Warrants are immediately exercisable, notwithstanding the fact that such First Tranche Warrants are not exercisable until six months following the First Tranche Closing Date).

        2.2    Second Tranche.

          (a)    Purchase and Sale of Preferred Stock and Second Tranche Warrants.    Subject to the terms and conditions set forth herein, the Company agrees to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, agrees to purchase from the Company, at the Second Tranche Closing, the aggregate number of shares of Preferred Stock and the Second Tranche Warrants with an aggregate purchase price set forth opposite such Purchaser's name on Exhibit A attached hereto under the heading "Second Tranche Closing."

          (b)    Certificate of Designation.    The Purchased Shares being issued and sold in the Second Tranche Closing shall have the preferences and rights set forth in the Certificate of Designation.

          (c)    Second Tranche Closing.    Unless this Agreement shall have terminated pursuant to Article X, and subject to the satisfaction or waiver of the conditions set forth in Section 5.2 and Article VI, the second closing of the sale and purchase of the Purchased Shares and the Second Tranche Warrants (the "Second Tranche Closing") shall take place at the Boston, Massachusetts offices of Greenberg Traurig, LLP, at 10:00 a.m., local time, on the Business Day following the date upon which the conditions set forth in Section 5.2 and Article VI shall be satisfied or waived in accordance with this Agreement, or at such other time, place and date that the Company and the Purchasers may agree in writing, but in any event not on a date that is later than the Outside Date (the "Second Tranche Closing Date"). On the Second Tranche Closing Date, the Company (i) shall deliver to each of the Purchasers a certificate or certificates with respect to the Purchased Shares and an instrument or instruments with respect to the Second Tranche Warrants, in definitive form and registered in the name of each such Purchaser, representing its Purchased Shares and Second Tranche Warrants issued and sold at the Second Tranche Closing against delivery by each of the Purchasers to the Company of the aggregate purchase price therefor by (x) first, by cancellation of all indebtedness evidenced by any notes issued to the Purchasers pursuant to the Note Purchase Agreement and (y) second, by wire transfer of immediately available funds for the remainder of the purchase price, if any, and (ii) shall pay all Transaction Expenses owed to the Purchasers.

          (d)    Definitions.    The First Tranche Closing and the Second Tranche Closing shall each be referred to herein as a "Closing" and the First Tranche Closing Date and the Second Tranche Closing Date shall each be referred to herein as a "Closing Date."

        2.3    Use of Proceeds.    The Company shall use the proceeds from the sale to the Purchasers of the Purchased Shares and the Warrants to fund the Company's working capital, to repurchase any Private Placement Warrants that are put to the Company pursuant to Section 9(d)(iii) of such Private Placement Warrants and for general corporate purposes.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company represents and warrants to each of the Purchasers as of the date hereof and as of the applicable Closing Date as follows and acknowledges and confirms that each of the Purchasers are relying upon the foregoing representations and warranties in connection with the purchase by the Purchasers of the Purchased Shares and the Warrants (references to the "Company" in this Article III shall refer, whenever not inappropriate by reference to the context, to the Company, its Subsidiaries, its parent entities and its predecessor entities, if any):

        3.1    Corporate Existence and Power.    The Company and each Subsidiary (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

(b) has all requisite corporate power and authority to own, operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently, or is proposed to be, engaged; and (c) is duly qualified as a foreign corporation, licensed and in good standing under the laws of each jurisdiction in which its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a material adverse effect on the Condition of the Company or any Subsidiary. The Company has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents. Set forth on Section 3.1 of the Company Disclosure Schedule is a list of all of the Subsidiaries, the jurisdiction in which it is incorporated or organized and the jurisdictions in which it is qualified to do business.

        3.2    Authorization; No Contravention.    The execution, delivery and performance by the Company of this Agreement and each of the other Transaction Documents and the transactions contemplated hereby and thereby, including the issuance and sale of the Purchased Shares, the Warrants, the Additional Warrants and the issuance of the Underlying Shares, (a) have been duly authorized by all necessary corporate action of the Company, including all actions, consents and approvals required by the Company's Board of Directors and stockholders, other than Stockholder Approval; (b) do not contravene the terms of the Certificate of Incorporation or the By-laws or the organizational documents of any Subsidiary; (c) do not violate, conflict with or result in any breach, default or contravention of (or with due notice or lapse of time or both would result in any breach, default or contravention of), or the creation of any Lien under, any Contractual Obligation of the Company or any Subsidiary or any Requirement of Law applicable to the Company or any Subsidiary; and (d) do not violate any judgment, injunction, writ, award, decree or order of any nature (collectively, "Orders") of any Governmental Authority against, or binding upon, the Company or any Subsidiary. The Board of Directors, at a meeting duly called and held, has (i) determined that this Agreement, the other Transaction Documents the issuance and sale of the Purchased Shares, the Warrants, the Additional Warrants and the issuance of the Underlying Shares and the transactions contemplated hereby and thereby are fair to and in the best interests of the Company's stockholders, (ii) approved and adopted this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby in accordance with all applicable Requirements of Law, (iii) approved and adopted the Certificate of Designation and the Certificate of Amendment and (iv) resolved to recommend that its stockholders approve the issuance and sale of the Purchased Shares, the Warrants and the Additional Warrants, and approve each of the other specified Stockholder Approval Resolutions.

        3.3    Governmental Authorization; Third Party Consents.    Other than Stockholder Approval or except as set forth on Section 3.3 of the Company Disclosure Schedule, no approval, consent, compliance, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person, and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance (including, without limitation, the sale, issuance and delivery of the Purchased Shares, the Warrants and the Additional Warrants) by, or enforcement against, the Company of this Agreement and the other Transaction Documents or the transactions contemplated hereby and thereby.

        3.4    Binding Effect.    This Agreement has been, and as of the applicable Closing Date each of the other Transaction Documents will have been, duly executed and delivered by the Company, and this Agreement constitutes, and as of the applicable Closing Date each of the other Transaction Documents will constitute, the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

        3.5    Litigation.    There are no actions, suits, proceedings, claims (including, without limitation, claims involving the prior employment of any of the Company's or any Subsidiary's employees, their use in connection with the Company's or any Subsidiary's business of any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers), complaints, disputes, arbitrations or investigations (collectively, "Claims") pending or, to the Knowledge of the Company, threatened, at law, in equity, in arbitration or before any Governmental Authority against the Company or any Subsidiary, nor is the Company aware that there is any basis for any of the foregoing. No Order has been issued by any court or other Governmental Authority against the Company or any Subsidiary purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any of the other Transaction Documents.

        3.6    Compliance with Laws.

          (a)   The Company and each Subsidiary is in compliance in all material respects with all Requirements of Law and all Orders issued by any court or Governmental Authority against the Company or any Subsidiary. To the Company's Knowledge, there is no existing or proposed Requirement of Law which could reasonably be expected to prohibit or restrict the Company or any Subsidiary from, or otherwise materially adversely effect the Company or any Subsidiary in, conducting its business in any jurisdiction in which it now conducts or proposes to conduct its business.

          (b)   The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and is listed on The Nasdaq Capital Market (the "Nasdaq Capital Market"), and neither the Company nor any Subsidiary has taken any action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq Capital Market. Subject to obtaining Stockholder Approval, the Company has complied with all requirements of the Nasdaq Stock Market with respect to the issuance of the Purchased Shares, the Warrants, the Additional Warrants and any Underlying Shares. Neither the Company nor any Subsidiary has taken any action designed to or that might reasonably be expected to cause or result in unlawful manipulation of the price of the Common Stock to facilitate the sale or resale of the Purchased Shares, the Warrants, the Additional Warrants or any Underlying Shares.

          (c)   (i) The Company and each Subsidiary has all material licenses, permits and approvals of any Governmental Authority (collectively, "Permits") that are necessary for the conduct of the business of the Company and its Subsidiaries; (ii) such Permits are in full force and effect; and (iii) no material violations are or have been recorded in respect of any Permit.

        3.7    Capitalization.

          (a)   (a) As of the date hereof, the authorized capital stock of the Company shall consist of (i) 100,000,000 shares of Common Stock, 49,786,024 shares of which are issued and outstanding and (ii) 1,000,000 shares of preferred stock, par value $0.01 per share, (A) 1,600 shares of which are designated as Series B Convertible Preferred Stock, 340 shares of which are issued and outstanding (and convertible into 890,053 shares of Common Stock) and (B) 998,400 of which are undesignated "blank check" preferred stock. As of the date of this Agreement, the aggregate number of shares of restricted stock and options to purchase shares of Common Stock which may be issued under the Stock Option Plans is 7,515,656, of which 4,878,329 are outstanding as of the date hereof (the "Options") and 3,999,545 of which outstanding Options have vested as of the date hereof, and the aggregate number of shares of Common Stock that may be issued under the Company's 401(k) Plan is 1,012,100. As of the date hereof, the Company has issued and outstanding warrants to purchase an aggregate of 9,279,127 shares of Common Stock.

          (b)   Excluding the Purchased Shares, the Warrants, the Additional Warrants and the Underlying Shares, the number of shares and type of all authorized, issued and outstanding capital stock, options and other securities of the Company (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company) is set forth in Section 3.7(b) of the Company Disclosure Schedule. All outstanding shares of capital stock are duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance with all applicable securities laws. Except as a result of the purchase and sale of the Purchased Shares and the Warrants and except as disclosed in Section 3.7(b) and 3.7(c) of the Company Disclosure Schedule, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. Except as set forth on Section 3.7(b) of the Company Disclosure Schedule, the issuance and sale of the Purchased Shares, the Warrants, and the Additional Warrants and the issuance of the Underlying Shares upon exercise or conversion thereof will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities. Except as set forth on Section 3.7(b) of the Company Disclosure Schedule, no anti-dilution rights of any capital stock or other securities issued by the Company shall be triggered as a result of the transactions contemplated hereby. To the Knowledge of the Company, except as specifically disclosed in Section 3.7(b) of the Company Disclosure Schedule, no Person or group of related Persons beneficially owns (as determined pursuant to Rule 13d-3 under the Exchange Act), or has the right to acquire, by agreement with or by obligation binding upon the Company, beneficial ownership of in excess of 5% of the outstanding Common Stock, ignoring for such purposes any limitation on the number of shares of Common Stock that may be owned at any single time.

          (c)   Set forth in Section 3.7(c) of the Company Disclosure Schedule is a complete and accurate list of all securities of the Company that are entitled to preemptive, registration or similar rights accompanied by a description of such rights. No Person has any right of (i) first refusal, preemptive right, right of participation, or any similar right to participate in the issuance and sale of the Purchased Shares, Warrants and the Additional Warrants and the issuance of the Underlying Shares upon exercise or conversion thereof in the transactions contemplated by the Transaction Documents or (ii) registration with respect to the registration of the Underlying Shares under the Securities Act.

          (d)   The Purchased Shares, the Warrants, the Additional Warrants and the Underlying Shares are duly authorized, and when issued and sold to the Purchasers after payment therefor, will be validly issued, fully paid and non-assessable, will be issued in compliance with the registration and qualification requirements of all applicable federal, state, provincial, and foreign securities laws and will be free and clear of all other Liens, other than any Liens created by the Purchasers. Upon the First Tranche Closing, each Purchased Share shall have the rights, preferences, privileges and restrictions set forth in the Certificate of Designation. The Underlying Preferred Shares issuable upon conversion of the Purchased Shares, the Warrant Shares issuable upon exercise of the Warrants, and the Additional Warrant Shares issuable upon exercise of the Additional Warrants have been duly reserved for issuance upon conversion or exercise thereof and, when issued in compliance with the provisions of the Certificate of Designation, the Warrants and the Additional Warrants, will be validly issued, fully paid and non-assessable and not subject to any preemptive rights or similar rights that have not been satisfied and will be free and clear of all other Liens, other than any Liens created by the Purchasers. All of the issued and outstanding shares of the

  Company's capital stock are duly authorized, validly issued, fully paid and non-assessable, and were issued in compliance with the registration and qualification requirements of all applicable federal, state, provincial, and foreign securities laws.

          (e)   Section 3.7(e) of the Company Disclosure Schedule sets forth a true and complete list of (x) each of the Subsidiaries of the Company and (y) the aggregate number of authorized shares of capital stock of such Subsidiary. The Company owns all of the issued and outstanding capital stock of the Subsidiaries, free and clear of all Liens. All of such shares of capital stock are duly authorized, validly issued, fully paid and non-assessable, and were issued in compliance with the registration and qualification requirements of all applicable federal, state, provincial, and foreign securities laws. There are no options, warrants, conversion privileges, subscription or purchase rights or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued, unauthorized or treasury shares of capital stock or other securities of, or any proprietary interest in, any of the Subsidiaries, and there is no outstanding security of any kind convertible into or exchangeable for such shares or proprietary interest.

        3.8    No Default or Breach; Contractual Obligations; Restrictions on Business.

          (a)   Except as set forth on Section 3.8(a) of the Company Disclosure Schedule, neither the Company nor any Subsidiary has received notice of a default and is not in material default under, or with respect to, any Contractual Obligation filed as an exhibit to or described in the SEC Documents or which is otherwise material to the Condition of the Company, nor does any condition exist that with notice or lapse of time or both would constitute a material default thereunder. All of such Contractual Obligations are valid, subsisting, in full force and effect and binding upon the Company or such Subsidiary and the other parties thereto, and the Company or such Subsidiary has paid in full or accrued all amounts due thereunder and has satisfied in full or provided for all of its liabilities and obligations thereunder. To the Knowledge of the Company, no other party to any such Contractual Obligation is in material default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a material default by such other party thereunder. There is no agreement (non-competition or otherwise), commitment, judgment, injunction, order or decree to which the Company or any of its Subsidiaries is a party or otherwise binding upon the Company or any of its Subsidiaries which has or may reasonably be expected to have the effect of (i) prohibiting or impairing (A) any business practice of the Company or any of its Subsidiaries, (B) any acquisition of property (tangible or intangible) by the Company or any of its Subsidiaries, or (C) the conduct of business by the Company or any of its Subsidiaries, or (ii) otherwise limiting the freedom of the Company or any of its Subsidiaries, to engage in any line of business or to compete with any Person. Without limiting the generality of the foregoing, neither the Company nor any of its Subsidiaries has entered into any Contract under which the Company or any Subsidiary is, restricted from selling, licensing, manufacturing or otherwise distributing any of its Company Intellectual Property or Company or Subsidiary products or from providing services to customers or potential customers or any class of customers, in any geographic area, during any period of time, or in any segment of the market.

          (b)   Section 3.8(b) of the Company Disclosure Schedule identifies (i) each Contractual Obligation which involves prospective fixed and/or contingent payments or expenditures by the Company or its Subsidiaries of more than $250,000, and (ii) each Contractual Obligation that is material to the Condition of the Company other than those filed as an exhibit to or described in the SEC Documents.

        3.9    Title to Properties.    The Company has provided Purchasers true, correct and complete copies of all leases, lease guaranties, subleases, agreements for the leasing, use or occupancy of, or otherwise granting a right in or relating to property leases or otherwise occupied by the Company or any of its Subsidiaries (the "Leased Real Property"), including all amendments, terminations and modifications thereof (the "Lease Agreements"); and there are no other Lease Agreements for real property to which the Company or any of its Subsidiaries is bound, other than those identified in the Lease Agreements. All such Lease Agreements are valid, in full force and effect, enforceable in accordance with their terms, and (x) with respect to the Company and its Subsidiaries under any of such leases, no rentals are past due and there is no existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default) and (y) to the Knowledge of the Company, with respect to any other Person under any of such leases, no rentals are past due and there is no existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default). Neither the Company nor any of its Subsidiaries could be required to expend more than $50,000 in causing any Leased Real Property to comply with the surrender conditions set forth in the applicable Lease Agreement. Neither the Company nor or any of its Subsidiaries have received any notice of a default, alleged failure to perform, or any offset or counterclaim with respect to any such Lease Agreement, which has not been fully remedied and withdrawn. There are no other parties occupying, or with a right to occupy, the Leased Real Property other than the Company and its Subsidiaries.

        3.10    SEC Documents; Proxy Statement; Financial Statements.

          (a)   Since August 1, 2004, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents"). As of their respective dates, the SEC Documents complied with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (b)   The proxy or information statement of the Company to be filed with the SEC in connection with the transactions contemplated herein (the "Proxy Statement") and any amendments or supplements thereto will, when filed, comply as to form with the applicable requirements of the Exchange Act. At the time the Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company, and at the time such stockholders vote on the matter as described in Section 8.2, the Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

          (c)   As of their respective dates, the Financial Statements of the Company and its Subsidiaries included in the SEC Documents complied as to form with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. The Financial Statements of the Company have been prepared in accordance with GAAP, consistently applied, during the periods involved (except in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present the financial position of the Company and its Subsidiaries as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

        3.11    Taxes.    The Company and each Subsidiary has timely paid all Taxes which have come due and are required to be paid by it, and all deficiencies or other additions to Tax, interest and penalties owed by it in connection with any such Taxes, other than Taxes being disputed by the Company or any Subsidiary in good faith for which adequate reserves have been made in accordance with GAAP. The

Company and each Subsidiary have timely paid or withheld with respect to their employees and other third parties (and timely paid over any withheld amounts to the appropriate Taxing authority) all federal, state and provincial income taxes, Federal Insurance Contribution Act amounts, Federal Unemployment Tax Act amounts and other Taxes required to be withheld. The Company and each Subsidiary has timely filed or caused to be filed all Tax returns, reports, forms and other such documents ("Tax Returns") that it is required to file (including all applicable extensions), and all such Tax Returns are accurate and complete in all material respects. With respect to all Tax Returns of the Company and each Subsidiary, (i) there is no unassessed Tax deficiency proposed or, to the Knowledge of the Company, threatened against the Company or any Subsidiary and (ii) no audit is in progress with respect to any Tax Return, no extension of time is in force with respect to any date on which any Tax Return was or is to be filed and no waiver or agreement is in force for the extension of time for the assessment or payment of any Tax. No claim has ever been made by an authority in a jurisdiction where the Company or any Subsidiary does not file Tax Returns that the Company or any Subsidiary is or may be subject to taxation by that jurisdiction. All provisions for Tax liabilities of the Company and its Subsidiaries with respect to the Company's Financial Statements have been made in accordance with GAAP consistently applied, and all liabilities for Taxes of the Company and its Subsidiaries attributable to periods prior to or ending on the applicable Closing Date have been adequately provided for on the Company's Financial Statements, and neither the Company nor any Subsidiary has incurred any liability for Taxes since the date of the Company's most recent Financial Statements prior to the date hereof other than in the ordinary course of business. There are no Liens for Taxes on the assets of the Company or any Subsidiary. The Company is not a "United States real property holding corporation" as that term is defined in Section 897(c)(2) of the Code and the regulations promulgated thereunder. Neither the Company nor any Subsidiary has (I) ever been a member of an affiliated group (within the meaning of Code §1504(a)) filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company), (II) ever been a party to any Tax sharing, indemnification or allocation agreement, nor does the Company or any Subsidiary owe any amount under any such agreement, or (III) any liability for the Taxes of any person, including under Treas. Reg. § 1.1502-6 (or any similar provision of state, local or foreign law, including any arrangement for group or consortium relief or similar arrangement), as a transferee or successor, by contract, or otherwise. Neither the Company nor any Subsidiary has constituted a "distributing corporation" or a "controlled corporation" in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code. Neither the Company nor any Subsidiary has engaged in a reportable transaction under Treas. Reg. § 1.6011-4(b), including any transaction that is the same as or substantially similar to one of the types of transactions that the Internal Revenue Service has determined to be a tax avoidance transaction and identified by notice, regulation, or other form of published guidance as a listed transaction, as set forth in Treas. Reg. § 1.6011-4(b)(2). None of the indebtedness of the Company or any Subsidiary constitutes (i) "corporate acquisition indebtedness" (as defined in Section 279(b) of the Code) with respect to which any interest deductions may be disallowed under Section 279 of the Code (ii) an "applicable high yield discount obligation" under Section 163(i) of the Code or (iii) a "disqualified debt instrument" under Section 163(l) of the Code.

        3.12    No Material Adverse Change; Ordinary Course of Business.    Since December 31, 2006, there has not been any material adverse change in the Condition of the Company or any Subsidiary and no event has occurred or circumstance exists which may result in such a material adverse change, except to the extent any such change results from or is attributable to changes in general economic or political conditions or changes affecting the industry generally in which the Company or any Subsidiary operates (provided that such changes do not affect the Company or any Subsidiary in a disproportionate manner). Except as set forth in the SEC Documents filed prior to the date hereof or as set forth on Section 3.12 of the Company Disclosure Schedule, since December 31, 2006, neither the Company nor any Subsidiary has (a) participated in any transaction material to the Condition of the Company or any Subsidiary or otherwise acted outside the ordinary course of business, (b) increased the compensation of any of its officers or the rate of pay of any of its employees, except as part of regular compensation increases in the ordinary course of business, (c) created or assumed any Lien on a material asset of the Company or any Subsidiary, (d) entered into any material Contractual Obligation, other than in the ordinary course of business, (e) sold, assigned or transferred any Intellectual Property Rights of the Company or any Subsidiary or (f) entered into any agreement or commitment to do any of the foregoing. Since December 31, 2006, there has not occurred a material change in the Company's or any Subsidiary's accounting principles or practice except as required by reason of a change in GAAP.

        3.13    Investment Company.    The Company is not and is not controlled by or affiliated with an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

        3.14    Private Offering.    No form of general solicitation or general advertising was used by the Company or its representatives in connection with the offer, sale or issuance of the Purchased Shares or the Warrants. Provided that the representations of the Purchasers set forth in Article IV of this Agreement are true, correct and complete, no registration of the Purchased Shares, the Warrants or the Additional Warrants, pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws, will be required by the offer, sale or issuance of the Purchased Shares, the Warrants or the Additional Warrants. The Company agrees that neither it, nor anyone acting on its behalf, shall offer to sell the Purchased Shares, the Warrants or the Additional Warrants or any other securities of the Company so as to require the registration of the Purchased Shares, the Warrants, the Additional Warrants or the Underlying Shares pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws.

        3.15    Employment Matters; Labor Relations.

          (a)   The Company and its Subsidiaries are in compliance, in all material respects, with all Laws concerning employment, including Laws relating to worker classification, wages and hours, tax withholding, prohibited discrimination, equal employment, fair employment practices, safety and health, meal and rest periods, and immigration status, and neither the Company nor any of its Subsidiaries has any material liability with respect to any misclassification of: (i) any Person as an independent contractor rather than as an employee, (ii) any employee leased from another employer, or (iii) any employee currently or formerly classified as exempt from overtime wages. Except as set forth in Section 3.15 of the Company Disclosure Schedule, the services provided by each of the Company's and its Subsidiaries' employees is terminable at the will of the Company and its Subsidiaries and any such termination would result in no severance or separation pay obligations. There are no pending, threatened, or reasonably anticipated actions, suits, charges, claims (including workers' compensation claims), audits, investigations or administrative matters pending against the Company or its Subsidiaries relating to any of its respective employees or independent contractors. Neither the Company nor any Subsidiary is party to a conciliation agreement, consent decree or other agreement or order with any federal, state, or local agency or governmental authority with respect to employment practices. Neither the Company nor any Subsidiary has taken any action which would constitute a "plant closing" or "mass layoff" within the meaning of the WARN Act or similar Law, issued any notification of a plant closing or mass layoff required by the WARN Act or similar Law, and no terminations prior to each Closing would trigger any notice or other obligations under the WARN Act or similar Law.

          (b)   (i) Neither the Company nor any Subsidiary has engaged in any unfair labor practices; (ii) there is (A) no grievance, complaint, or arbitration proceeding arising out of or under collective bargaining agreements pending or, to the Knowledge of the Company, threatened against the Company or any Subsidiary, and (B) no strike, labor dispute, slowdown, concerted refusal to work overtime or stoppage pending or, to the Knowledge of the Company, threatened against the Company or any Subsidiary; (iii) neither the Company nor any Subsidiary is a party to any collective bargaining agreement or contract and no collective bargaining agreement or similar agreement is being negotiated by the Company or its Subsidiaries; (iv) there is no union representation question existing with respect to the employees of the Company or any Subsidiary; (v) no union has applied to have the Purchaser or any Subsidiary declared a related employer pursuant to the Labour Relations Act (Ontario) or any similar legislation in any jurisdiction in which the Company or any Subsidiary carries on business; and (vi) no union organizing activities are taking place.

        3.16    Employee Benefit Plans.

          (a)   Neither the company nor any Commonly Controlled Entity maintains or contributes to, or has within the preceding six years maintained or contributed to, or may have any liability with respect to any Plan subject to Title IV of ERISA or Section 412 of the Code or any "multiple employer plan" within the meaning of the Code or ERISA. Each Plan (and related trust, insurance contract or fund) has been established and administered in all material respects in accordance with its terms, and complies in all material respects in form and in operation with the applicable requirements of ERISA and the Code and other applicable Requirements of Law. All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each Plan.

          (b)   No Claim with respect to the administration or the investment of the assets of any Plan (other than routine claims for benefits) is pending.

          (c)   Each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and has received a favorable determination letter from the Internal Revenue Service to such effect and no circumstance, fact or event has occurred or exists that is reasonably likely to adversely affect the qualified status of any such Plan.

          (d)   No Plan is a Retiree Welfare Plan.

          (e)   Neither the execution of this Agreement nor the consummation of the transactions contemplated by this Agreement will accelerate the time of the payment or vesting of, or increase the amount of, compensation due to any employee or former employee or director or independent contractor.

          (f)    There are no unfunded obligations under any Plan which are not fully reflected on the Company's Financial Statements.

          (g)   No insurance policy or any other agreement affecting any Plan requires or permits a retroactive increase in contributions, premiums or other payments due under such insurance policy or agreement. The level of insurance reserves under each Plan is reasonable and sufficient to provide for all incurred but unreported claims.

          (h)   Neither the Company nor any Subsidiary has any liability, whether absolute or contingent, including any obligations under any Plan, with respect to any misclassification of any person as an independent contractor rather than as an employee.

          (i)    No Plan that is subject to Section 409A of the Code has been materially modified (as defined in Section 409A of the Code) since October 3, 2004 and all such Plans subject to Section 409A of the Code have been operated and administered in good faith compliance with Section 409A of the Code from the period beginning December 31, 2004 through the date hereof.

          (j)    No awards under any Plan that provides for granting of equity, equity-based rights, or options to purchase equity ("Equity Plans") have been granted with an effective date that is other than the date on which the committee or other administrator of such Equity Plans with authority thereunder to make such awards has taken all necessary corporate action to grant or complete such awards. No awards made under the Equity Plans have been (or will be) altered in any manner that would result in or have the effect of failing to comply with the foregoing sentence.

        3.17    Title to Assets.    The Company and each Subsidiary owns and has good, valid, and marketable title to all of its properties and assets used in its business and reflected as owned on the Company's Financial Statements or so described in any schedule hereto (collectively, the "Assets"), in each case free and clear of all Liens, except for Liens specifically described on the notes to the Company's Financial Statements or as set forth on Section 3.17 of the Company Disclosure Schedule.

        3.18    Liabilities.    Neither the Company nor any Subsidiary has any direct or indirect obligation or liability ("Liabilities") which if known would be required to be reflected in the Company's or any Subsidiary's Financial Statements in accordance with GAAP other than (a) Liabilities fully and adequately reflected or reserved against on the Financial Statements and (b) except as set forth in the SEC Documents, Liabilities incurred since December 31, 2006 in the ordinary course of business. Section 3.18 of the Company Disclosure Schedule sets forth all of the outstanding Indebtedness of the Company and its Subsidiaries as of the date hereof.

        3.19    Intellectual Property.

          (a)   (i) Other than (x) Shrink-Wrap Code and (y) the Intellectual Property licensed to Company under the licenses set forth on Section 3.19(a)(i) of the Company Disclosure Schedule, the Company Intellectual Property constitutes all of the Intellectual Property that is used in, necessary to or would otherwise be infringed by the operation of the business of Company and its Subsidiaries as presently conducted and as contemplated in their respective business plans to be conducted, free and clear of all Liens. Without limiting the foregoing, the Company represents that neither it nor any Subsidiary requires a license to use any of the patent rights subject to the exclusive license agreements entered into between the Company and Beacon Power Corporation and the Company and ERM Thermal Technologies for the operation of the business of the Company and its Subsidiaries as currently conducted or proposed to be conducted.

             (ii)  Section 3.19(a)(ii) of the Company Disclosure Schedule sets forth all of the Company Intellectual Property that is the subject of a filing, registration, application or other document that the Company or a Subsidiary owns or that is issued, filed with or recorded by any state, government or other public legal authority in the name of Company or a Subsidiary. None of the Company Intellectual Property listed on Section 3.19(a)(ii) of the Company Disclosure Schedule is subject to any outstanding Order, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or, to the Knowledge of the Company, threatened, which challenges the validity, enforceability, use or ownership of the item.

            (iii)  Section 3.19(a)(iii) of the Company Disclosure Schedule sets forth all Intellectual Property licenses, sublicenses, distributor agreements and other agreements or permissions ("IP Licenses") under which the Company or one of its Subsidiaries is either a licensor or licensee of Intellectual Property (including agreements under which Company or one of its Subsidiaries is a distributor of a third party's products or services or under which a third party is a distributor of the Company's or one of its Subsidiaries' products or services), except that Section 3.19(a)(iii) does not list IP Licenses that consist of (x) in-bound licenses for Shrink-Wrap Code, (y) non-disclosure agreements, and (z) non-exclusive end-user licenses (and related end-user agreements) with respect to the Company's products (in each case, pursuant to written agreements that have been entered into in the ordinary course of business that do not materially differ in substance from the Company's standard form(s) including attachments). The Company or its relevant Subsidiary has substantially performed all obligations imposed upon it under all IP Licenses, and is not, nor to the Knowledge of the Company is any other party thereto, in breach of or default under any IP Licenses in any material respect, nor is there any event which with notice or lapse of time or both would constitute a default under any IP License. All of the IP Licenses to which Company or one of its Subsidiaries is a party are valid, enforceable and in full force and effect, and will continue to be so on identical terms immediately following each Closing except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

          (b)   The operation of the business of Company and its Subsidiaries (including without limitation any divisions thereof), including in connection with the exploitation of the Company Intellectual Property and the design, development, use, import, branding, advertising, promotion, marketing, manufacture and sale of any products or services, has not, does not, and when conducted following each Closing in the manner presently contemplated in the respective business plans of the Company and its Subsidiaries, will not, infringe upon, misappropriate or otherwise violate any Intellectual Property Rights of others.

          (c)   Except as set forth on Section 3.19(c) of the Company Disclosure Schedule, no litigation is pending and no Claim has been made against the Company or any Subsidiary or, to the Knowledge of the Company, is threatened, alleging infringement, misappropriation or other violation by the Company or any Subsidiary of any Intellectual Property Rights of others (nor does the Company or any Subsidiary have Knowledge of any reasonable basis therefor).

          (d)   To the Knowledge of the Company, no Person is infringing upon, misappropriating or otherwise violating the Company Intellectual Property.

          (e)   All the Company Intellectual Property is valid and enforceable. Except as set forth on Section 3.19(e) of the Company Disclosure Schedule, the Company and its Subsidiaries have taken all necessary and desirable actions to maintain and protect each item of Company Intellectual Property Rights, and to protect the secrecy, confidentiality and value of the Company's and its Subsidiaries' Trade Secrets.

          (f)    No former employer of any employee of the Company or any Subsidiary, and no current or former client of any consultant of the Company or any Subsidiary, has made a claim against the Company or any Subsidiary or, to the Knowledge of the Company, against any other Person, that such employee or such consultant is utilizing Intellectual Property of such former employer or client.

          (g)   Neither the Company nor any Subsidiary is a party to or bound by any license or other agreement requiring the payment by the Company or any Subsidiary of any royalty payment, excluding such agreements relating to Shrink-Wrap Code licensed for use solely on the computers of the Company or any Subsidiary.

          (h)   No employee of the Company or any Subsidiary is in violation of any Requirement of Law applicable to such employee relating to the Company Intellectual Property, or any term of any employment agreement, patent or invention disclosure agreement or other contract or agreement relating to the Company Intellectual Property and the relationship of such employee with the Company or any Subsidiary or any prior employer.

          (i)    Except as set forth on Section 3.19(i) of the Company Disclosure Schedule, none of the Company's or any Subsidiary's Trade Secrets, wherever located, has been disclosed to any Person other than employees, representatives and agents of the Company and its Subsidiaries, except as required pursuant to the filing of a patent application by the Company or any Subsidiary.

          (j)    Except as set forth on Section 3.19(j) of the Company Disclosure Schedule, no director, officer, employee or consultant of the Company or any Subsidiary (or persons the Company or any Subsidiary presently intends to hire) owns any Intellectual Property that is used in, necessary to or would otherwise be infringed by the operation of the business of Company and its Subsidiaries as presently conducted and as contemplated in their respective business plans to be conducted. Except as set forth on Section 3.19(j) of the Company Disclosure Schedule, at no time during the conception or reduction to practice of any of the Company's or any Subsidiary's Intellectual Property was any developer, inventor or other contributor to such Intellectual Property operating under any grants from any Governmental Authority or subject to any employment agreement, invention assignment, nondisclosure agreement or other Contractual Obligation with any Person that could adversely affect the Company's or any Subsidiary's rights to the Company Intellectual Property.

          (k)   All present and former employees, consultants and other Person who have developed, or who have any employment or contractual responsibilities that include the development of, any Intellectual Property for the Company or any of its Subsidiaries, have executed and delivered valid and enforceable proprietary invention agreements with the Company or such Subsidiary, and are obligated under the terms thereof to assign all right, title and interest to any Intellectual Property developed by such Person in connection with such Person's employment or contract to the Company or any Subsidiary. Except as set forth on Section 3.19(k) of the Company Disclosure Schedule, no such employee, consultant or other Person has excluded works or inventions made prior to his employment with or work for the Company or such Subsidiary from his assignment of inventions pursuant to such proprietary invention agreements.

          (l)    The Company and its Subsidiaries do not use any information they collect from web site visitors or other parties in an unlawful manner or in a manner that in any way violates a stated privacy policy of the Company or any Subsidiary or the privacy rights of their customers.

          (m)  (i) Except as set forth on Section 3.19(m)(i) of the Company Disclosure Schedule, (a) no government funding, facilities or resources of a university, college, other educational institution or research center or funding from third parties was used in the development of the Company Intellectual Property and (b) no federal, state, county, local or other U.S or foreign governmental authority, instrumentality, agency or commission, or university, college, other educational institution or research center has any claim or right in or to the Company Intellectual Property. The Company has complied with all material grant terms and other material requirements, terms and conditions associated with the foregoing and has not (x) received any notice from any Person that it is in default of any such requirements, terms or conditions or (y) received any notice that any Person intends to seek a compulsory license, exercise "march-in" rights, or take any similar adverse action in connection with any of the foregoing.

             (ii)  Except as set forth on Section 3.19(m)(ii) of the Company Disclosure Schedule, no current or former employee, consultant or independent contractor of the Company or any of its Subsidiaries who was involved in, or who contributed to, the creation or development of any Company Intellectual Property, has performed services for the government, a university, college or other educational institution, or a research center, during a period of time during which such employee, consultant or independent contractor was also performing services for the Company or any of its Subsidiaries. In no instance has any government, university, college or other educational institution or research center thereby become entitled to any right, title or interest in any Company Intellectual Property.

          (n)   Except as set forth on Section 3.19(n) of the Company Disclosure Schedule, no past or current Company or Subsidiary product (including any Company or Subsidiary product currently under development) contains any code that is, in whole or in part, subject to the provisions of any license to Publicly Available Software (as defined below). Except as set forth on Section 3.19(n) of the Company Disclosure Schedule, all Publicly Available Software used by the Company or any Subsidiary has been used in its entirety and without modification. Neither the Company nor any Subsidiary has incorporated or otherwise used Publicly Available Software in a manner that would (i) require, or condition the use or distribution of any Company Intellectual Property on the disclosure, licensing or distribution of any source code for any portion of such Company Intellectual Property, or (ii) otherwise impose any limitation, restriction or condition on the right or ability of the Company or any Subsidiary to use or distribute any Company Intellectual Property owned by the Company or any Subsidiary or any Company or Subsidiary products. "Publicly Available Software" means (i) any software that contains, or is derived in any manner (in whole or in part) from, any software that is distributed as free software, open source software (e.g., GNU General Public License, Apache Software License), or pursuant to similar licensing and distribution models; and (ii) any software that requires as a condition of use, modification, and/or distribution of such software that such software or other software incorporated into, derived from, or distributed with such software (a) be disclosed or distributed in source code form; (b) be licensed for the purpose of making derivative works; or (c) be redistributable at no or minimal charge.

          (o)   No computer software and code that is Company Intellectual Property has been disclosed, delivered or licensed to any escrow agent or other person in source-code form(together with any related programmer comments and annotations, help text, data and data structures, instructions and procedural, object-oriented and other code, which may be printed out or displayed in human readable form, "Source Code." No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time, or both) will, or would reasonably be expected to, result in the disclosure or delivery by the Company, any of its Subsidiaries or any person acting on their behalf to any person of any Source Code that is Company Intellectual Property.

          (p)   The Company's inverter technology and related patents was not developed pursuant to any Government Contract or any grant or subsidy with any Governmental Authority.

        3.20    Trade Relations.    Except as set forth on Section 3.20 of the Company Disclosure Schedule, since December 31, 2006, no customer or supplier or group of customers or suppliers whose purchases or inventories provided to the Company's or any Subsidiary's business are individually or in the aggregate material to the Condition of the Company or any Subsidiary has (i) terminated, cancelled or limited, (ii) made any adverse modification or change to or (iii) to the Knowledge of the Company, threatened termination, cancellation or limitation of, the business relationship of the Company, or the business of the Company or any Subsidiary. Section 3.20 of the Company Disclosure Schedule sets forth a complete and accurate list of the Company's sales orders which have not yet been processed, or backlog.

        3.21    Insurance.    The Company and each Subsidiary maintains and will continue to maintain insurance of the types and in the amounts that the Company reasonably believes are adequate for its business, including, but not limited to, directors and officers insurance ("D&O Policies") and insurance covering all real and personal property owned or leased by the Company or any Subsidiary against theft, damage, destruction, acts of vandalism and all other risks customarily insured against in the industry, all of which insurance is in full force and effect. Section 3.21 of the Company Disclosure Schedule sets forth a description and the amounts of the Company's D&O Policies.

        3.22    Environmental Matters.    The Company and each Subsidiary is and has conducted its Hazardous Materials Activities in compliance with all applicable Environmental Laws. Except as set forth on Section 3.22 of the Company Disclosure Schedule, there is no civil, criminal or administrative judgment, action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter pending or, to the Knowledge of the Company or any Subsidiary, threatened against the

Company or any Subsidiary pursuant to Environmental Laws and there are no past or present events, conditions, circumstances, activities, practices, incidents, agreements, actions or plans which could reasonably be expected to prevent compliance with, or which have given rise to or will give rise to liability under, Environmental Laws. As of each Closing, except in compliance with Environmental Laws and in a manner that could not reasonably be expected to subject the Company or any of its Subsidiaries to liability, no Hazardous Materials are present on any facility currently owned, operated, occupied, controlled or leased by the Company or any of its Subsidiaries or were present on any other facility at the time it ceased to be owned, operated, occupied, controlled or leased by the Company. The Hazardous Materials Activities of the Company and its Subsidiaries prior to each Closing have not resulted in the exposure of any person to a Hazardous Material in a manner which has caused or could reasonably be expected to cause an adverse health effect to any such person. Neither the Company nor any Subsidiary has entered into any agreement that may require it to guarantee, reimburse, pledge, defend, hold harmless or indemnify any other party with respect to liabilities arising out of Environmental Laws, or the Hazardous Materials Activities of the Company, any of its Subsidiaries or any other Person. The Company and its Subsidiaries have registered as a "producer" where required in accordance with European Directive 2002/95/EC on the restriction of the use of certain hazardous substances in electrical and electronic equipment ("RoHS Directive") and European Directive 2002/96/EC on waste electrical and electronic equipment ("WEEE Directive"). The Seller Parties and the Purchased Companies have verified with its suppliers that all products that the Company and its Subsidiaries acquire from its suppliers and sell into the EU comply with the RoHS Directive.

        3.23    Related Party Transactions.    Except as described in the SEC Documents or except as contemplated hereby, there are no existing material arrangements or proposed material transactions between the Company or any Subsidiary and (i) any officer, director or equityholder of the Company or any Subsidiary or any member of the immediate family of any of the foregoing Persons or (ii) any business (corporate or otherwise) which any of the foregoing Persons owns, directly or indirectly, or in which any of the foregoing Persons has an ownership interest, or which would otherwise be required to be disclosed pursuant to Item 404 of Regulation S-K under the Securities Act.

        3.24    Broker's, Finder's or Similar Fees.    Except as set forth on Section 3.24 of the Company Disclosure Schedule, there are no brokerage commissions, finder's fees or similar fees or commissions payable by the Company in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Company or any action taken by any such Person.

        3.25    Internal Controls and Compliance with the Sarbanes-Oxley Act.    The Company, its Subsidiaries and the Board of Directors are in compliance with the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder ("Sarbanes-Oxley") and the rules and regulations of the Nasdaq Stock Market. Except as disclosed in Section 3.25 of the Company Disclosure Schedule, the Company and its Subsidiaries maintain a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, "Internal Controls") that comply with the Securities Act, the Exchange Act, Sarbanes-Oxley, the auditing principles, rules, standards and practices applicable to auditors of "issuers" (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and the rules and regulations of the Nasdaq Stock Market and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Internal Controls are overseen by the Audit Committee of the Board of Directors (the "Audit Committee") in accordance with the rules and regulations of the Nasdaq Stock Market.

The Company has not publicly disclosed or reported to the Audit Committee or the Board of Directors, and within the next 135 days the Company or any Subsidiary does not reasonably expect to publicly disclose or report to the Audit Committee or the Board of Directors, a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls, any violation of, or failure to comply with, the Securities Laws, or any matter which, if determined adversely, would have a material adverse effect on the Condition of the Company or any Subsidiary.

        3.26    Solvency.    The Company or any Subsidiary has not: (i) made a general assignment for the benefit of creditors; (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by its creditors; (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of its assets; (iv) suffered the attachment or other judicial seizure of all, or substantially all, of its assets; (v) admitted in writing its inability to pay its debts as they come due; or (vi) made an offer of settlement, extension or composition to its creditors generally.

        3.27    Government Contracts and Government Bids.

          (a)   Except as set forth on Section 3.27 of the Disclosure Schedule, since September 1, 2001, the Company and the Subsidiaries has been legally and validly awarded each of the Government Contracts. Neither the Company nor any of its Subsidiaries is subject to any financing arrangement or assignment of proceeds or claims with respect to the performance of any Government Contract. Neither the Company nor any of its Subsidiaries is a party to any Government Contract which requires the Company or any of its Subsidiaries to obtain or maintain a security clearance with any Governmental Authority. Section 3.27 of the Disclosure Schedule identifies (i) each fixed price Government Contract which involves prospective payments or expenditures by the Company or its Subsidiaries of more than $250,000, and (ii) each Government Contract that is material to the Condition of the Company other than those filed as an exhibit to or described in the SEC Documents. Neither the Company nor any of its Subsidiaries has received and no basis exists for any of the following with respect to any of their Government Contracts: (i) a Termination For Default, (ii) a Termination for Convenience, (iii) a cure or show cause notice, (iv) a no cost termination, (v) the rescission or cancellation of any contract, (vi) a Stop-Work or Suspension of Work Order; (vii) the assessment of damages against the Company or its Subsidiaries, (viii) any price reductions against the Company or its Subsidiaries for defective cost or pricing data or, for any GSA Schedule Contract, for incorrect cost or pricing information or data or (ix) a claim for recoupment or setoff of payments previously made to the Company or its Subsidiaries.

          (b)   All facts set forth by the Company or its Subsidiaries in any certification, representation or disclosure, and all test and inspection results, submitted by the Company or its Subsidiaries with respect to any Government Contract or Government Bid were current, accurate and complete in all material respects as of the date of submission and the Company and its Subsidiaries has complied with such certifications, representations, disclosures, tests and inspections.

        3.28    Export Controls.    Except as set forth in Section 3.28 of the Company Disclosure Schedule, the Company and each Subsidiary has been and is in compliance in all material respects with all United States or foreign import and export laws and regulations (including without limitation those laws under the authority of U.S. Departments of Commerce (Bureau of Industry and Security) codified at 15 CFR, Parts 700-799, Homeland Security (Customs and Border Protection) codified at 19 CFR, Parts 1-199, State (Directorate of Defense Trade Controls) codified at 22 CFR, Parts 103, 120-130 and Treasury (Office of Foreign Assets Control) codified at 31 CFR, Parts 500-599). Except as set forth in Section 3.28 of the Company Disclosure Schedule, neither the Company nor any Subsidiary has, within the last five years, violated in any material respect any United States or foreign import or export laws, been the subject of an investigation or inquiry or subject to civil or criminal penalties imposed by a Governmental Authority or made a voluntary disclosure with respect to violations of such laws.

Schedule 3.28 of the Company Disclosure Schedule sets forth all valid and pending export control licenses, agreements and/or approvals required to be amended, assumed or transferred as a result of, or in connection with, the transactions contemplated hereby.

        3.29    Foreign Corrupt Practices Act.    The Company, the Subsidiaries and, to the Knowledge of the Company, their employees are in compliance with the U.S. Foreign Corrupt Practices Act, as amended, including without limitation the books and records provisions thereof.

        3.30    Existing Notes.    The Existing Notes (including all interest accrued thereunder) have been repaid in full and have been cancelled and are of no further force and effect. All Liens securing the Existing Notes (including without limitation the Liens securing the collateral described in that certain Security Agreement by and among the Company and the Purchasers (as defined therein), dated July 19, 2006) have been discharged and terminated (including without limitation the filing of Uniform Commercial Code termination statements). The former holders of the Existing Notes have no further Lien on or security interest in any of the property or assets of the Company or the Subsidiaries.

        3.31    Full Disclosure.    The statements by the Company contained in this Agreement, the exhibits to this Agreement, the certificates and documents required to be delivered by the Company and its Subsidiaries to the Purchasers under this Agreement and in the information delivered to the Purchasers and its representatives, taken together as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained in this Agreement and any other Transaction Documents not materially misleading in light of the circumstances under which such statements were made.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

        Each of the Purchasers hereby represents and warrants, severally and not jointly, to the Company as of the date hereof and as of the applicable Closing Date as follows:

        4.1    Existence and Power.    Such Purchaser (a) is a limited partnership, corporation, partnership or limited liability company duly organized and validly existing under the laws of the jurisdiction of its formation and (b) has the requisite partnership, corporate or limited liability company, as the case may be, power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents to which it is a party.

        4.2    Authorization; No Contravention.    The execution, delivery and performance by such Purchaser of this Agreement and each of the other Transaction Documents to which it is a party and the transactions contemplated hereby and thereby, (a) have been duly authorized by all necessary partnership, corporate or limited liability company, as the case may be, action, (b) do not contravene the terms of such Purchaser's organizational documents, or any amendment thereof, (c) do not violate, conflict with or result in any breach or contravention of, or the creation of any Lien under, any Contractual Obligation of such Purchaser or any Requirement of Law applicable to such Purchaser, and (d) do not violate any Orders of any Governmental Authority against, or binding upon, such Purchaser.

        4.3    Governmental Authorization; Third Party Consents.    No approval, consent, compliance, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person, and no lapse of a waiting period under any Requirement of Law, is necessary or required in connection with the execution, delivery or performance (including, without limitation, the purchase of the Purchased Shares or the Warrants) by, or enforcement against, such Purchaser of this Agreement and each of the other Transaction Documents to which it is a party or the transactions contemplated hereby and thereby.

        4.4    Binding Effect.    This Agreement and each of the other Transaction Documents to which it is a party have been duly executed and delivered by such Purchaser and constitutes the legal, valid and binding obligations of such Purchaser, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

        4.5    Purchase for Own Account.    The Purchased Shares and the Warrants (and, if applicable, the Additional Warrants) to be purchased by such Purchaser pursuant to this Agreement are being or will be acquired for its own account and with no intention of distributing or reselling such Purchased Shares, Warrants, Additional Warrants or Underlying Shares or any part thereof in any transaction that would be in violation of the securities laws of the United States of America, any state of the United States or any foreign jurisdiction, without prejudice, however, to the rights of such Purchaser at all times to sell or otherwise dispose of all or any part of such Purchased Shares, Warrants, Additional Warrants or Underlying Shares under an effective registration statement under the Securities Act, or under an exemption from such registration available under the Securities Act, and subject, nevertheless, to the disposition of such Purchaser's property being at all times within its control. If such Purchaser should in the future decide to dispose of any of such Purchased Shares, Warrants, Additional Warrants or Underlying Shares, such Purchaser understands and agrees that it may do so only in compliance with the Securities Act and applicable state and foreign securities laws, as then in effect. Such Purchaser agrees to the imprinting, so long as required by law, of a legend on certificates representing all of its Purchased Shares, Warrants, Additional Warrants and Underlying Shares, to the following effect:

        THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY FOREIGN JURISDICTION. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE AND FOREIGN SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

        4.6    Restricted Securities.    Such Purchaser understands that the Purchased Shares, the Warrants and, if applicable, the Additional Warrants to be issued to the Purchasers pursuant to this Agreement will not be registered at the time of their issuance under the Securities Act for the reason that the sale provided for in this Agreement is exempt pursuant to Section 4(2) of the Securities Act and that the reliance of the Company on such exemption is predicated in part on such Purchaser's representations set forth herein.

        4.7    Accredited Investor.    Such Purchaser is an "Accredited Investor" within the meaning of Rule 501 of Regulation D under the Securities Act, as presently in effect.

        4.8    Broker's, Finder's or Similar Fees.    There are no brokerage commissions, finder's fees or similar fees or commissions payable by such Purchaser in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with such Purchaser or any action taken by such Purchaser.

        4.9    Stock Ownership.    Neither such Purchaser, nor any other Person whose beneficial ownership of Common Stock would be aggregated with such Purchaser in accordance with Section 13(d) of the Exchange Act, beneficially own any shares of Common Stock immediately prior to the First Tranche Closing.

ARTICLE V

CONDITIONS TO THE OBLIGATION OF THE PURCHASERS TO CLOSE

        5.1    First Tranche Closing.    The obligation of the Purchasers at the First Tranche Closing (1) to purchase the Purchased Shares and the First Tranche Warrants set forth under the heading "First Tranche Closing" on Exhibit A hereto, (2) to pay the purchase price therefor at the First Tranche Closing and (3) to perform any obligations hereunder shall be subject to the satisfaction as determined by, or waiver by, each of the Purchasers of the following conditions on or before the First Tranche Closing Date.

          (a)    Representations and Warranties.    The representations and warranties of the Company contained in Article III hereof shall be true and correct on and as of the date of this Agreement and on and as of the First Tranche Closing Date as if made on and as of such date, except for those representations and warranties that are expressly limited by their terms to dates or times other than the First Tranche Closing Date, which representations or warranties need only be true and correct as aforesaid as of such other dates or times.

          (b)    Covenants.    The Company shall have performed and complied with all of its covenants and agreements set forth herein that are required to be performed by the Company on or before the First Tranche Closing Date.

          (c)    Officer's Certificate.    The Purchasers shall have received a certificate from the Company, in form and substance satisfactory to the Purchasers, dated the First Tranche Closing Date, and signed by the Chief Executive Officer and Vice President of Finance of the Company, certifying as to the matters set forth in Sections 5.1(a) and 5.1(b).

          (d)    Secretary's Certificate.    The Purchasers shall have received a certificate from the Company, in form and substance satisfactory to the Purchasers, dated the First Tranche Closing Date and signed by the Secretary or an Assistant Secretary of the Company, certifying (a) that the Company is in good standing with the Secretary of State of the State of Delaware, (b) that the attached copies of the Certificate of Incorporation, the By-laws and resolutions of the Board of Directors of the Company approving this Agreement and each of the other Transaction Documents and the transactions contemplated hereby and thereby, are all true, complete and correct and remain unamended and in full force and effect and (c) as to the incumbency and specimen signature of each officer of the Company executing this Agreement, each other Transaction Document and any other document delivered in connection herewith on behalf of the Company.

          (e)    Filing of Certificate of Designation.    The Certificate of Designation in substantially the form attached hereto as Exhibit E, shall have been duly filed by the Company with the Secretary of State of the State of Delaware in accordance with the General Corporation Law of the State of Delaware, and the Purchasers shall have received evidence of such filing in form and substance reasonably satisfactory to the Purchasers.

          (f)    Certificates of Good Standing.    The Company shall have delivered to each of the Purchasers a long-form certificate of good standing from the Secretary of State of the State of Delaware, and a good standing certificate from each jurisdiction in which the Company and its Subsidiaries are qualified to do business, each of which is to be dated within a reasonable period prior to Closing.

          (g)    Purchased Shares.    The Company shall have delivered to each of the Purchasers certificates in definitive form representing the number of Purchased Shares being purchased by such Purchaser (as set forth on Exhibit A hereto under the heading "First Tranche Closing") registered in the name of such Purchaser.

          (h)    First Tranche Warrants.    The Company shall have duly executed and delivered to each of the Purchasers the First Tranche Warrants in definitive form exercisable for the number of Warrant Shares set forth on Exhibit A hereto under the heading "First Tranche Closing."

          (i)    Registration Rights Agreement.    The Company shall have duly executed and delivered the Registration Rights Agreement in substantially the form attached hereto as Exhibit F.

          (j)    Indemnification Agreements.    The Company shall have duly executed and delivered to each of the designees of the Purchasers elected or appointed to the Board of Directors pursuant to Section 8.3 hereof an indemnification agreement substantially in the form attached hereto as Exhibit G.

          (k)    Opinion of Counsel.    The Purchasers shall have received an opinion of Greenberg Traurig, LLP, dated the First Tranche Closing Date, relating to the transactions contemplated by or referred to herein, substantially in the form attached hereto as Exhibit H.

          (l)    No Material Adverse Change.    Since the date hereof, there shall have been no material adverse change in the Condition of the Company or any Subsidiary.

          (m)    Consents and Approvals.    All consents, exemptions, authorizations, or other actions by, or notice to, or filings with, Governmental Authorities and other Persons in respect of all Requirements of Law and with respect to those Contractual Obligations of the Company which are necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company of this Agreement and each of the other Transaction Documents shall have been obtained and be in full force and effect, and the Purchasers shall have been furnished with appropriate evidence thereof and all applicable waiting periods shall have expired without any action being taken or threatened which would have a material adverse effect on the Condition of the Company or any Subsidiary.

          (n)    No Material Judgment or Order.    There shall not be on the First Tranche Closing Date any Order of a court of competent jurisdiction or any ruling of any Governmental Authority or any condition imposed under any Requirement of Law which would (a) prohibit or restrict (i) the purchase of the Purchased Shares, the First Tranche Warrants or the Additional Warrants or the issuance of the Underlying Shares upon exercise or conversion thereof or (ii) the consummation of the transactions contemplated by this Agreement, (b) subject the Purchasers to any material penalty or onerous condition under or pursuant to any Requirement of Law if the Purchased Shares, the First Tranche Warrants or the Additional Warrants were to be purchased hereunder or the Underlying Shares issued upon exercise or conversion thereof or (c) restrict the operation of the business of the Company or any Subsidiary as conducted on the date hereof in a manner that would have a material adverse effect on the Condition of the Company or any Subsidiary.

          (o)    No Litigation.    No action, suit, proceeding, claim or dispute shall have been brought or otherwise arisen at law, in equity, in arbitration or before any Governmental Authority against the Company or any Subsidiary which would, if adversely determined (a) have a material adverse effect on the Condition of the Company or any Subsidiary or (b) have a material adverse effect on the ability of the Company to perform its obligations under this Agreement or each of the other Transaction Documents. No action, suit, proceeding, claim or dispute shall have been brought or otherwise arisen at law, in equity, in arbitration or before any Governmental Authority against the Company or any Subsidiary that challenges or seeks to make illegal the transactions contemplated by this Agreement.

          (p)    No Delisting Notice.    The Company shall not have received any notice from the Nasdaq Stock Market that the Company may be delisted, which notification has not been resolved in favor of the Company.

          (q)    Board of Directors.    The Board of Directors shall be comprised of nine (9) directors and the Company shall have caused David Prend and Philip Deutch to have been elected or appointed to the Board of Directors effective as of the First Tranche Closing (with Mr. Deutch being appointed to Class II and Mr. Prend being appointed to Class III).

          (r)    Committees.    Effective as of the First Tranche Closing, the Board of Directors shall have appointed at least one designee of RockPort or NGP to the corporate governance and nominating committee and the compensation committee of the Board of Directors pursuant to Section 8.3(f). The Board of Directors shall, if necessary, have amended the charters to the corporate governance and nominating committee and the compensation committee to permit a director who is determined by the Board of Directors not to be "independent" to serve on such committees under "exceptional and limited circumstances" (as determined in accordance with the rules and regulations of the Nasdaq Stock Market).

          (s)    Existing Notes.    The Existing Notes (including all interest accrued thereunder) shall have been repaid in full and shall have been cancelled and be of no further force and effect. All Liens securing the Existing Notes (including without limitation the Liens securing the collateral described in that certain Security Agreement by and among the Company and the Purchasers (as defined therein), dated July 19, 2006) shall have been discharged and terminated (including without limitation the filing of Uniform Commercial Code termination statements) and the Purchasers shall have received evidence of the discharge and termination of such Liens in form and substance reasonably satisfactory to the Purchasers.

          (t)    Reimbursement of Expenses.    The Company shall have tendered payment for reimbursement of all out-of-pocket fees and expenses incurred by the Purchasers in accordance with Sections 2.1(c) and 11.12.

        5.2    Second Tranche Closing.    The obligation of the Purchasers at the Second Tranche Closing (1) to purchase the Purchased Shares and the Second Tranche Warrants set forth under the heading "Second Tranche Closing" on Exhibit A hereto, (2) to pay the purchase price therefor at the Second Tranche Closing and (3) to perform any obligations hereunder shall be subject to the satisfaction as determined by, or waiver by, each of the Purchasers of the following conditions on or before the Second Tranche Closing Date.

          (a)    Representations and Warranties.    The representations and warranties of the Company contained in Article III hereof shall be true and correct in all material respects (except for any such representations and warranties which are qualified by their terms by a reference to materiality or material adverse effect, which representation as so qualified shall be true and correct in all respects) on and as of the date of this Agreement and on and as of the Second Tranche Closing Date as if made on and as of such date, except for those representations and warranties that are expressly limited by their terms to dates or times other than the Second Tranche Closing Date, which representations or warranties need only be true and correct as aforesaid as of such other dates or times.

          (b)    Covenants.    The Company shall have performed and complied with all of its covenants and agreements set forth herein that are required to be performed by the Company on or before the Second Tranche Closing Date.

          (c)    Officer's Certificate.    The Purchasers shall have received a certificate from the Company, in form and substance satisfactory to the Purchasers, dated the Second Tranche Closing Date, and signed by the Chief Executive Officer and Vice President of Finance of the Company, certifying as to the matters set forth in Sections 5.2(a) and 5.2(b).

          (d)    Secretary's Certificate.    The Purchasers shall have received a certificate from the Company, in form and substance satisfactory to the Purchasers, dated the Second Tranche Closing

  Date and signed by the Secretary or an Assistant Secretary of the Company, certifying (a) that the Company is in good standing with the Secretary of State of the State of Delaware, (b) that the attached copies of the Certificate of Incorporation, the By-laws and resolutions of the Board of Directors of the Company approving this Agreement and each of the other Transaction Documents and the transactions contemplated hereby and thereby, are all true, complete and correct and remain unamended and in full force and effect and (c) as to the incumbency and specimen signature of each officer of the Company executing this Agreement, each other Transaction Document and any other document delivered in connection herewith on behalf of the Company.

          (e)    Filing of Certificate of Amendment and Certificate of Designation.    The Certificate of Amendment in substantially the form attached hereto as Exhibit D-2 and the Certificate of Designation in substantially the form attached hereto as Exhibit E, shall have been duly filed by the Company with the Secretary of State of the State of Delaware in accordance with the General Corporation Law of the State of Delaware, and the Purchasers shall have received evidence of such filing in form and substance reasonably satisfactory to the Purchasers.

          (f)    Certificates of Good Standing.    The Company shall have delivered to each of the Purchasers a long-form certificate of good standing from the Secretary of State of the State of Delaware, and a good standing certificate from each jurisdiction in which the Company and its Subsidiaries are qualified to do business, each of which is to be dated within a reasonable period prior to Closing.

          (g)    Purchased Shares.    The Company shall have delivered to each of the Purchasers certificates in definitive form representing the number of Purchased Shares being purchased by such Purchaser (set forth on Exhibit A hereto under the heading "Second Tranche Closing"), registered in the name of such Purchaser.

          (h)    Second Tranche Warrants.    The Company shall have duly executed and delivered to each of the Purchasers the Second Tranche Warrants in definitive form exercisable for the number of Warrant Shares set forth on Exhibit A hereto under the heading "Second Tranche Closing."

          (i)    Registration Rights Agreement.    The Registration Rights Agreement attached hereto as Exhibit F shall be in full force and effect.

          (j)    Indemnification Agreements.    The indemnification agreements by and between the Company and each of the designees of the Purchasers elected or appointed to the Board of Directors pursuant to Section 5.1(q) hereof and substantially in the form attached hereto as Exhibit G shall remain in full force and effect.

          (k)    Opinion of Counsel.    The Purchasers shall have received an opinion of Greenberg Traurig, LLP, dated the Second Tranche Closing Date, relating to the transactions contemplated by or referred to herein, substantially in the form attached hereto as Exhibit H.

          (l)    No Material Adverse Change.    Since the date hereof, there shall have been no material adverse change in the Condition of the Company or any Subsidiary.

          (m)    Consents and Approvals.    All consents, exemptions, authorizations, or other actions by, or notice to, or filings with, Governmental Authorities and other Persons in respect of all Requirements of Law and with respect to those Contractual Obligations of the Company which are necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company of this Agreement and each of the other Transaction Documents shall have been obtained and be in full force and effect, and the Purchasers shall have been furnished with appropriate evidence thereof and all applicable waiting periods shall have expired without any action being taken or threatened which would have a material adverse effect on the Condition of the Company or any Subsidiary.

          (n)    No Material Judgment or Order.    There shall not be on the Second Tranche Closing Date any Order of a court of competent jurisdiction or any ruling of any Governmental Authority or any condition imposed under any Requirement of Law which would (a) prohibit or restrict (i) the purchase of the Purchased Shares, the Second Tranche Warrants or the Additional Warrants or the issuance of the Underlying Shares upon exercise or conversion thereof or (ii) the consummation of the transactions contemplated by this Agreement, (b) subject the Purchasers to any material penalty or onerous condition under or pursuant to any Requirement of Law if the Purchased Shares, the Second Tranche Warrants or the Additional Warrants were to be purchased hereunder or the Underlying Shares issued upon exercise or conversion thereof or (c) restrict the operation of the business of the Company or any Subsidiary as conducted on the date hereof in a manner that would have a material adverse effect on the Condition of the Company or any Subsidiary.

          (o)    No Litigation.    No action, suit, proceeding, claim or dispute shall have been brought or otherwise arisen at law, in equity, in arbitration or before any Governmental Authority against the Company or any Subsidiary which would, if adversely determined (a) have a material adverse effect on the Condition of the Company or any Subsidiary or (b) have a material adverse effect on the ability of the Company to perform its obligations under this Agreement or each of the other Transaction Documents. No action, suit, proceeding, claim or dispute shall have been brought or otherwise arisen at law, in equity, in arbitration or before any Governmental Authority against the Company or any Subsidiary that challenges or seeks to make illegal the transactions contemplated by this Agreement.

          (p)    No Delisting Notice.    The Company shall not have received any notice from the Nasdaq Stock Market that the Company may be delisted, which notification has not been resolved in favor of the Company.

          (q)    Stockholder Approval.    The Company shall have obtained Stockholder Approval in connection with each of the Stockholder Approval Resolutions in accordance with the terms of this Agreement at a duly called meeting of the stockholders of the Company no later than December 31, 2007 (unless the SEC has substantive comments on the Proxy Statement, in which case the relevant date shall be January 31, 2008).

          (r)    Board of Directors.    The Board of Directors shall be comprised of seven (7) directors and the Company shall have caused David Prend, Philip Deutch and, if such person has been designated in accordance with Section 8.3(a), the Independent Designee to have been elected or appointed to the Board of Directors effective as of the Second Tranche Closing.

          (s)    Committees.    The Board of Directors shall have appointed at least one designee of RockPort or NGP to the corporate governance and nominating committee and the compensation committee of the Board of Directors pursuant to Section 8.3(f). The Board of Directors shall, if necessary, have amended the charters to the corporate governance and nominating committee and the compensation committee to permit a director who is determined by the Board of Directors not to be "independent" to serve on such committees under "exceptional and limited circumstances" (as determined in accordance with the rules and regulations of the Nasdaq Stock Market).

          (t)    Reimbursement of Expenses.    The Company shall have tendered payment for reimbursement of all out-of-pocket fees and expenses incurred by the Purchasers in accordance with Sections 2.1(c) and 11.12.

          (u)    Elimination of Series A Preferred Stock.    The Company shall have retired or filed a certificate of elimination with respect to the Company's Series A preferred stock.

ARTICLE VI

CONDITIONS TO THE OBLIGATION OF THE COMPANY TO CLOSE

        The obligation of the Company to issue and sell the Purchased Shares and the Warrants and the obligation of the Company to perform its other obligations hereunder shall be subject to the satisfaction as determined by, or waiver by, the Company of the following conditions on or before each Closing Date:

        6.1    Representations and Warranties.    The representations and warranties of each Purchaser contained in Article IV hereof shall be true and correct in all material respects (except for any such representations and warranties which are qualified by their terms by a reference to materiality or material adverse effect, which representation as so qualified shall be true and correct in all respects) on and as of each Closing Date as if made on and as of such date, except for those representations and warranties that are expressly limited by their terms to dates or times other than the applicable Closing Date, which representations or warranties need only be true and correct as aforesaid as of such other dates or times.

        6.2    Payment of Purchase Price.    Each Purchaser shall be prepared to pay the aggregate purchase price for the Purchased Shares and the Warrants to be purchased by such Purchaser.

        6.3    Registration Rights Agreement.    Each Purchaser shall have duly executed and delivered the Registration Rights Agreement.

ARTICLE VII

INDEMNIFICATION

        7.1    Indemnification.    Except as otherwise provided in this Article VII, the Company (the "Indemnifying Party") agrees to indemnify, defend and hold harmless each of the Purchasers and its Affiliates and their respective officers, directors, agents, employees, subsidiaries, partners, members and controlling persons (each, an "Indemnified Party") to the fullest extent permitted by law from and against any and all losses, claims, or written threats thereof (including, without limitation, any Claim by a third party), damages, expenses (including reasonable fees, disbursements and other charges of counsel incurred by the Indemnified Party in any action between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party or otherwise) or other liabilities (collectively, "Losses") resulting from or arising out of any breach of any representation or warranty, covenant or agreement by the Company in this Agreement or the other Transaction Documents or the matters set forth on Schedule 7.1 hereto. The amount of any payment to any Indemnified Party herewith in respect of any Loss shall be of sufficient amount to make such Indemnified Party whole for any diminution in value of the Purchased Shares, the Warrants, the Additional Warrants (if applicable) or the Underlying Shares to the extent such diminution in value is attributable to such breach but not in excess of the applicable Purchase Price for the affected Purchased Shares, Warrants, Additional Warrants (if applicable) or Underlying Shares plus any expenses incurred by an Indemnified Party in connection with such transaction, except in the case of fraud or willful misrepresentation in which case there shall be no cap on Losses. In connection with the obligation of the Indemnifying Party to indemnify for expenses as set forth above, the Indemnifying Party shall, upon presentation of appropriate invoices containing reasonable detail, reimburse each Indemnified Party for all such expenses (including reasonable fees, disbursements and other charges of counsel incurred by the Indemnified Party in any action between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party) as they are incurred by such Indemnified Party.

        7.2    Notification.    Each Indemnified Party under this Article VII shall, promptly after the receipt of notice of the commencement of any Claim against such Indemnified Party in respect of which indemnity may be sought from the Indemnifying Party under this Article VII, notify the Indemnifying

Party in writing of the commencement thereof. The omission of any Indemnified Party to so notify the Indemnifying Party of any such action shall not relieve the Indemnifying Party from any liability which it may have to such Indemnified Party (a) other than pursuant to this Article VII or (b) under this Article VII unless, and only to the extent that, such omission results in the Indemnifying Party's forfeiture of substantive rights or defenses. In case any such Claim shall be brought against any Indemnified Party, and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to assume the defense thereof at its own expense, with counsel satisfactory to such Indemnified Party in its reasonable judgment; provided, however, that any Indemnified Party may retain separate counsel to participate in such defense at its own expense. Notwithstanding the foregoing, in any Claim in which both the Indemnifying Party, on the one hand, and an Indemnified Party, on the other hand, are, or are reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel and to control its own defense of such Claim if, in the reasonable opinion of counsel to such Indemnified Party, either (x) one or more defenses are available to the Indemnified Party that are not available to the Indemnifying Party or (y) a conflict or potential conflict exists between the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable; provided, however, that the Indemnifying Party (i) shall not be liable for the fees and expenses of more than one counsel to all Indemnified Parties and (ii) shall reimburse the Indemnified Parties for all of such fees and expenses of such counsel incurred in any action between the Indemnifying Party and the Indemnified Parties or between the Indemnified Parties and any third party, as such expenses are incurred. The Indemnifying Party agrees that it will not, without the prior written consent of a Majority in Interest, settle, compromise or consent to the entry of any judgment in any pending or threatened Claim relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising or that may arise out of such claim. The Indemnifying Party shall not be liable for any settlement of any Claim effected against an Indemnified Party without its written consent. The rights accorded to an Indemnified Party hereunder shall be in addition to any rights that any Indemnified Party may have at common law, by separate agreement or otherwise; provided, however, that notwithstanding the foregoing or anything to the contrary contained in this Agreement, nothing in this Article VII shall restrict or limit any rights that any Indemnified Party may have to seek equitable relief.

        7.3    Contribution.    If the indemnification provided for in this Article VII from the Indemnifying Party is unavailable to an Indemnified Party hereunder in respect of any Losses referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such Losses, as well as any other relevant equitable considerations. The relative faults of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses referred to above shall be deemed to include, subject to the limitations set forth in Sections 7.1 and 7.2, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding.

ARTICLE VIII

AFFIRMATIVE COVENANTS

        The Company hereby covenants and agrees with the Purchasers as follows:

        8.1    Preservation of Existence.    Between the date hereof and either (i) if Stockholder Approval of the Second Tranche Closing is not obtained at the Stockholders Meeting, the date of the Stockholders Meeting (unless RockPort and NGP request that the Company seek Stockholder Approval again in accordance with Section 8.2(b), in which case the relevant date shall be the date of such subsequent Stockholders Meeting) and (ii) if Stockholder Approval of the Second Tranche Closing is obtained at the Stockholders Meeting, the Second Tranche Closing Date, the Company and each Subsidiary shall:

          (a)   preserve and maintain in full force and effect its existence and good standing under the laws of its jurisdiction of formation or organization;

          (b)   preserve and maintain in full force and effect all material rights, privileges, qualifications, applications, licenses and franchises necessary in the normal conduct of its business;

          (c)   use its reasonable best efforts to preserve its business organization;

          (d)   conduct its business in the ordinary course in accordance with sound business practices, keep its properties in good working order and condition (normal wear and tear excepted), and from time to time make all needed repairs to, renewals of or replacements of its properties so that the efficiency of its business operation shall be reasonably maintained and preserved;

          (e)   take all reasonable actions to protect and maintain the Company Intellectual Property, including, without limitation, prosecuting all pending applications for Patents or registration of Trademarks and Copyrights and maintaining, to the extent permitted by law, each Patent or registration owned by the Company or any Subsidiary;

          (f)    comply in all material respects with all Requirements of Law and with the directions of any Governmental Authority having jurisdiction over the Company or any Subsidiary or its business or property, and shall not take any action designed to or that might reasonably be expected to cause or result in unlawful manipulation of the price of the Common Stock to facilitate the sale or resale of the Purchased Shares, the Warrants, the Additional Warrants (if applicable) or the Underlying Shares;

          (g)   file or cause to be filed in a timely manner all reports, applications, estimates and licenses that shall be required by a Governmental Authority;

          (h)   conduct its business in a manner such that the representations and warranties of the Company contained in Article III shall continue to be true and correct in all material respects on and as of the Second Tranche Closing Date as if made on and as of the Second Tranche Closing Date, and shall not undertake, without the written consent of the Purchasers, any of the actions specified in the last two sentences of Section 3.12;

          (i)    use its best efforts to cause the closing conditions contained in Article V to be satisfied on or before the applicable Closing Date;

          (j)    not issue, deliver, sell or authorize, or propose the issuance, delivery, sale or purchase of, any additional shares of capital stock, Stock Equivalents or any other security of the Company or such Subsidiary, other than (i) the issuance of Common Stock pursuant to the exercise of any Options outstanding as of the date hereof, the exercise of outstanding warrants or the conversion of the Existing Notes, (ii) the increase in the aggregate number of options which may be issued under the Stock Option Plans in an amount not to exceed ten million (10,000,000) shares, (iii) the issuance of options to purchase shares of Common Stock issued under the Stock Option Plans in an amount not to exceed twenty-five thousand (25,000) shares in an individual grant or one hundred thousand (100,000) shares in the aggregate (except with the prior written consent of RockPort and NGP) and (iv) Purchased Shares and Warrants to be sold at the First Tranche Closing;

          (k)   without the prior written consent of RockPort and NGP which shall not be unreasonably withheld, not incur any Indebtedness, guarantee any Indebtedness of any Person, issue or sell debt securities, or guarantee any debt securities of any Person;

          (l)    without the prior written consent of RockPort and NGP, not increase the salary or other compensation payable or to become payable to any officer, director, employee or advisor, or make any declaration, payment or commitment or obligation of any kind for the payment (whether in cash or equity) of a severance payment, termination payment, bonus or other additional salary or compensation to any such person, except for payments made pursuant to written agreements outstanding on the date hereof and disclosed in the Company Disclosure Schedule; and

          (m)  without the prior written consent of RockPort and NGP, not amend any option agreements that are outstanding on the date of this Agreement to provide for the acceleration of vesting or to extend the exercise period during which an option can be exercised following the termination of an optionee's service provider status.

        8.2    Stockholders Meeting.

          (a)   The Company shall cause a meeting of its stockholders (the "Stockholders Meeting") to be duly called and held as soon as reasonably practicable after the date hereof, but in any event not later than December 31, 2007 (unless the SEC has substantive comments on the Proxy Statement, in which case the relevant date shall be January 31, 2008), for the purpose of voting for the approval of (i) the issuance and sale of the Purchased Shares and the Warrants in the Second Tranche Closing, the issuance and sale of the Additional Warrants, the issuance of the Underlying Shares issuable upon exercise or conversion thereof and the repricing of the exercise price of the Warrants to $1.25 per Warrant Share if such exercise price is initially set above $1.25 per Warrant Share (which vote shall be taken in a manner that complies with the rules and regulations of the Nasdaq Stock Market), (ii) the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware and (iii) the increase in the aggregate number of options which may be issued under the Stock Option Plans in accordance with the limitations set forth in Section 8.1(j) (together, the "Stockholder Approval Resolutions"). At the Stockholders Meeting, the Board of Directors shall recommend approval by the Company's stockholders of the Stockholder Approval Resolutions.

          (b)   In connection with the Stockholders Meeting, the Company will (A) promptly, but in no event more than three (3) Business Days following the date hereof, engage a nationally recognized proxy solicitation firm, and prepare and file with the SEC a preliminary Proxy Statement; (B) use its reasonable best efforts to have the Proxy Statement cleared by the SEC and shall respond to any comments from the SEC regarding the Proxy Statement within two (2) Business Days after receipt thereof; (C) as promptly as practicable thereafter, but not later than two (2) Business Days after obtaining clearance from the SEC or determining that no comments of the SEC are forthcoming, mail such Proxy Statement (and all other proxy materials for such meeting) to its stockholders in substantially the form which has been previously reviewed by RockPort, NGP and their counsel; (D) use its reasonable best efforts to obtain stockholder approval of the Stockholder Approval Resolutions ("Stockholder Approval") as soon as practicable after the mailing of the Proxy Statement; and (E) otherwise comply with all legal requirements applicable to the Stockholders Meeting. The Company shall provide a draft of the proposed Proxy Statement for the proposed Stockholder Approval Resolutions to each of RockPort, NGP and their counsel at least two (2) Business Days prior to the earlier of any filing of the Proxy Statement with the SEC or any intended distribution of such Proxy Statement to the stockholders of the Company, and to give reasonable consideration to any comments by RockPort, NGP and their counsel to such Proxy Statement prior to such filing or distribution. In the event that Stockholder Approval is not obtained at the Stockholders Meeting, RockPort and NGP shall have the right to require the Company to use its best efforts to seek Stockholder Approval as soon as practicable but in any event not later than the 60th day after such request (and RockPort and NGP may continue to make subsequent requests thereafter for so long as Stockholder Approval is not obtained).

          (c)   As soon as practicable, but in no event later than two (2) Business Days following receipt of Stockholder Approval, the Company shall file the Certificate of Amendment with the Delaware Secretary of State and will, promptly thereafter, provide to each Purchaser satisfactory evidence of each such filing. Following receipt of Stockholder Approval, the Company shall promptly take, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to satisfy the conditions to the obligations to effect the Second Tranche Closing, to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate the Second Tranche Closing.

        8.3    Board of Directors.

          (a)   For so long as RockPort continues to beneficially own not less than the Minimum Ownership Percentage, RockPort shall be entitled to designate one designee to be nominated by the Company to serve as a director of the Company (the "RockPort Designee"). For so long as NGP continues to beneficially own not less than the Minimum Ownership Percentage, NGP shall be entitled to designate one designee to be nominated by the Company to serve as a director of the Company (the "NGP Designee"). For purposes of determining whether RockPort or NGP continues to own not less than the Minimum Ownership Percentage, any shares of Common Stock, Common Stock Equivalents or Preferred Stock beneficially owned by Affiliates of such Person shall be included in such determination.

          (b)   Following the receipt of Stockholder Approval and upon the Second Tranche Closing: (i) the Company and the Board of Directors shall take all appropriate action to establish and maintain the size of the Board of Directors at seven (7) directors; (ii) for so long as either RockPort or NGP continues to beneficially own not less than the Minimum Ownership Percentage, RockPort and/or NGP together (depending on whether such entity owns at least the Minimum Ownership Percentage) shall be entitled to designate an additional designee (the "Independent Designee") who shall be an independent director reasonably acceptable to the Company and shall be nominated by the Company to serve as a director of the Company; and (iii) in the event that the size of the Board of Directors is increased to nine (9) in order to comply with the applicable regulations of the Nasdaq Stock Market (as determined in good faith by the Board of Directors after consultation with legal counsel) and for so long as either RockPort or NGP continues to beneficially own not less than the Minimum Ownership Percentage, RockPort and NGP together shall be entitled to designate an additional designee (who shall be an independent director reasonably acceptable to the Company) to be nominated by the Company to serve as a director of the Company.

          (c)   The Company shall take all actions within its control to provide RockPort and NGP with the representation on the Board of Directors contemplated by this Section 8.3, including without limitation, (i) causing each designee to be included in the slate of nominees recommended by the Board of Directors to the Company's stockholders for election as a director and (ii) causing the election of each such designee, including using its reasonable best efforts to cause officers of the Company who hold proxies (unless otherwise directed by the stockholder submitting such proxy) to vote such proxies in favor of the election of each such designee. For so long as RockPort and/or NGP continue(s) to beneficially own not less than the Minimum Ownership Percentage, upon the written request of RockPort or NGP (or in the case of the Independent Designee, both RockPort and NGP), the Company shall use its reasonable best efforts to cause the Board of Directors to remove the RockPort Designee, the NGP Designee or the Independent Designee, as the case may be, from the Board of Directors (with or without cause), and (ii) in the event that a designee shall cease to serve as a director for any reason, the Company shall use its reasonable best efforts to cause any vacancy resulting thereby to be filled by another designee designated by RockPort, NGP or RockPort and NGP, as the case may be.

          (d)   Notwithstanding the foregoing, the number of designees to the Board of Directors to which the Purchasers shall have the right to nominate shall be appropriately adjusted to the extent required by the applicable regulations of the Nasdaq Stock Market (as determined in good faith by the Board of Directors based on the advice of legal counsel).

          (e)   Notwithstanding anything to the contrary contained in this Agreement, the Company shall provide such reimbursement and compensation to the RockPort Designee, the NGP Designee and the Independent Designee as is consistent with the reimbursement and compensation provided to other members of the Board of Directors. The Company shall maintain its D&O Policies in such amounts and on such terms as approved by the Board of Directors, including the RockPort Designee and the NGP Designee.

          (f)    For so long as RockPort and/or NGP continue(s) to beneficially own not less than the Minimum Ownership Percentage, the Board of Directors shall have appointed at least one designee of RockPort or NGP to the corporate governance and nominating committee and the compensation committee of the Board of Directors; provided however, that if the Board of Directors determines based upon applicable regulations of the Nasdaq Stock Market (as determined in good faith by the Board of Directors after consultation with legal counsel), that a Rockport designee or an NGP designee cannot serve as a member of such committee the Company shall permit such Rockport designee or Rockport Observer (as defined below) and such NGP designee or NGP Observer (as defined below), as applicable, to attend all meetings of such committees in a nonvoting capacity. In addition, a Rockport designee or Rockport Observer and an NGP designee or NGP Observer, as applicable, shall have the right to attend all meetings of the audit committee of the Board of Directors in a nonvoting capacity. In connection therewith, the Company shall provide the Observers (as defined below) with copies of all notices, minutes, consents and other materials, financial or otherwise, which are provided to the members of such committee; provided, however, that the Company reserves the right to exclude such Observers from access to any material or meeting or portion thereof if the Company in good faith believes that such exclusion is necessary to preserve the attorney-client privilege.

          (g)   The Board of Directors shall establish and maintain the existence of a special committee of the Board of Directors (the "Search Committee") consisting of four directors, two of whom shall be the RockPort Designee and the NGP Designee, with (i) the power to initiate searches for, and to recruit, retain and replace the chief executive officer of the Company and (ii) the ability to retain an executive search firm to manage any search for a chief executive officer initiated by the Search Committee; provided, that such committee in its sole discretion may elect to refer a decision on such matters to the Board of Directors.

          (h)   Effective as of the First Tranche Closing Date, each of RockPort and NGP shall be allowed one representative (the "RockPort Observer" and the "NGP Observer," respectively, and together, the "Observers") of its choice, to attend all meetings of the Board of Directors in a nonvoting capacity. In connection therewith, the Company shall provide the Observers with copies of all notices, minutes, consents and other materials, financial or otherwise, which the Company provides to its Board of Directors; provided, however, that the Company reserves the right to exclude such Observers from access to any material or meeting or portion thereof if the Company in good faith believes that such exclusion is necessary to preserve the attorney-client privilege. This right shall expire as to RockPort or NGP at such time that such entity no longer holds fifty percent

  (50%) of its Minimum Ownership Percentage. Notwithstanding the foregoing, (i) Rockport shall not be entitled to exercise the observer rights set forth herein at any time that a Rockport Designee is then serving on the Board of Directors; and (ii) NGP shall not be entitled to exercise the observer rights set forth herein at any time that an NGP Designee is then serving on the Board of Directors.

          (i)    None of the parties hereto and no officer, director, stockholder, partner, employee or agent of any party makes any representation or warranty as to the fitness or competence of the nominee of any party hereunder to serve on the Board of Directors by virtue of such party's execution of this Agreement or by the act of such party in voting for such nominee pursuant to this Agreement.

        8.4    Nasdaq Listing.    The Company shall use its reasonable best efforts to maintain the listing of the Common Stock on the Nasdaq Stock Market, including, without limitation, (i) taking all actions reasonably related to maintaining Nasdaq Stock Market listing standards, including, but not limited to, the actions required pursuant to Section 8.2 and (ii) refraining from taking actions reasonably expected to cause the Company to not meet Nasdaq Stock Market listing standards. The Company shall provide the Purchasers copies of all correspondence between the Company and the Nasdaq Stock Market promptly upon receipt thereof. If required by the Nasdaq Stock Market, the Company shall apply to list the Common Stock on The Nasdaq Global Market promptly (but in no event later than fifteen (15) Business Days) upon becoming eligible to do so.

        8.5    Reservation of Common Stock.    The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issue or delivery upon conversion of the Purchased Shares and upon exercise of the Warrants and the Additional Warrants, as provided in the Certificate of Designation, the Warrants and the Additional Warrants, the maximum number of Underlying Shares that may be issuable or deliverable upon such conversion or exercise. Such Underlying Shares are duly authorized and, when issued or delivered in accordance with the Certificate of Designation, the Warrants and the Additional Warrants, shall be validly issued, fully paid and non-assessable. The Company shall issue such Underlying Shares in accordance with the terms of the Certificate of Designation, the Warrants and the Additional Warrants, and otherwise comply with the terms hereof and thereof.

        8.6    Restrictions on Public Sale.    The Company agrees (i) not to effect any public offering or distribution of any Equity Securities of the Company, and (ii) not to register any shares of Equity Securities of the Company (except pursuant to registration on Form S-8 or any successor thereto), in each case, during the period beginning on the date hereof and ending on the earlier to occur of the termination of this Agreement pursuant to Section 10.1 or 90 days after the effective date of the shelf registration statement to be filed in accordance with Article III of the Registration Rights Agreement, except as part of such registration.

        8.7    Notification of Certain Matters.    The Company shall give prompt notice to the Purchasers of: (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Company contained in this Agreement to be untrue or inaccurate at or prior to the Second Tranche Closing Date, (ii) any failure of the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder and (iii) any communication, whether written or oral, by or on behalf of the Company, with the holders of the Existing Notes; provided, however, that the delivery of any notice pursuant to this Section 8.7 shall not (a) limit or otherwise affect any remedies available to the party receiving such notice or (b) constitute an acknowledgment or admission of a breach of this Agreement. No disclosure by the Company pursuant to this Section 8.7 shall be deemed to amend or supplement the Company Disclosure Schedule or prevent or cure any misrepresentations, breach of warranty or breach of covenant.

        8.8    Additional Warrant Triggering Event.    At any time and from time to time after the date of this Agreement, upon the exercise of any Outstanding Warrants (an "Additional Warrant Triggering Event"), the Company shall issue to the Purchasers Additional Warrants exercisable for that number of Additional Warrant Shares equal to one-half (and rounding up with respect to any fractional shares) of the number of shares of Common Stock issued upon exercise of such Outstanding Warrant(s). The number of Additional Warrant Shares shall be allocated pro rata among the Purchasers in accordance with the ratio of the number of Underlying Preferred Shares held by such Purchaser on the date of the Additional Warrant Triggering Event to the total number of Underlying Preferred Shares held by all Purchasers on the date of the Additional Warrant Triggering Event. The exercise price of each Additional Warrant Share shall be $1.25. Notwithstanding the foregoing, the Company shall have no obligation to issue Additional Warrants to the Purchasers until the Second Tranche Closing and thereafter.

        8.9    Elimination of Series A Preferred Stock.    Promptly following the First Tranche Closing, the Company shall take appropriate action to the reasonable satisfaction of the Purchasers, to retire or to file a certificate of elimination with respect to the Company's Series A preferred stock.

ARTICLE

IX PREEMPTIVE RIGHTS

        9.1    Subsequent Offerings.    Following the First Tranche Closing, upon the consummation of the issuance and sale by the Company of any New Securities (a "Subsequent Offering"), the Company shall grant each Purchaser the right to purchase (the "Make-up Purchase") all or some of that number of New Securities required for the Purchaser to, after giving effect to the Make-up Purchase, maintain its Percentage of Ownership (as defined below) interest in the Company, at the price and upon the same terms and conditions as such Subsequent Offering. Each Purchaser shall be entitled to apportion the right to purchase New Securities among itself and its general partners, limited partners, members and Affiliates in such proportions as it deems appropriate.

        9.2    Procedure.    Upon the consummation of a Subsequent Offering, the Company shall promptly give each Purchaser written notice of the consummation of such Subsequent Offering describing the New Securities, the price and the terms and conditions upon which the Company issued the same and the amount of New Securities that such Purchaser has the right to purchase. Each Purchaser shall have thirty (30) days from the giving of such notice to agree to purchase such New Securities by giving written notice to the Company (the "Purchase Notice") and stating therein the quantity of New Securities to be purchased. The Company and such Purchaser shall use commercially reasonable efforts to promptly consummate the sale of such New Securities upon the receipt by the Company of the Purchase Notice.

        9.3    Nasdaq Letter.    Prior to the consummation of the Make-up Purchase, the Company shall use its reasonable best efforts to obtain an interpretive letter from the Nasdaq Stock Market (a "Nasdaq Letter") on the issue of whether such sale to the Purchasers requires the approval of the stockholders of the Company, unless counsel for the Company determines such Nasdaq Letter to be unnecessary in order to consummate the Make-up Purchase. If, pursuant to the Nasdaq Letter, approval of the stockholders of the Company is recommended, the Company shall cause a meeting of its stockholders (the "Additional Stockholders Meeting") to be duly called and held as soon as reasonably practicable for the purpose of voting on the approval of the Make-up Purchase. At the Additional Stockholders Meeting, the Board of Directors shall recommend approval by the Company's stockholders of the Make-up Purchase (the "Additional Stockholder Approval"). In connection with the Additional Stockholders Meeting, the Company will (i) promptly, but in no event more than 30 days, following the date hereof, prepare and file with the SEC, use its commercially reasonable efforts to have cleared by the SEC and thereafter mail to its stockholders as promptly as practicable the proxy or information statement of the Company to be filed with the SEC in connection with the Make-up Purchase and all other proxy materials for such meeting, (ii) use its reasonable best efforts to obtain the Additional Stockholder Approval and (iii) otherwise comply with all legal requirements applicable to the Additional Stockholders Meeting.

        9.4    Termination; Transfer or Assignment of Rights.    The preemptive rights provided in this Article IX shall terminate on the second anniversary of the date of the Stockholders Meeting. The preemptive rights provided in this Article IX may be transferred or assigned to any Affiliate of the Purchasers or to any transferee or assignee of Purchased Shares that are convertible into not less than 1,000,000 shares of Common Stock.

        9.5    Defined Terms.    For the purposes of this Article IX:

          (a)   "Percentage of Ownership" means the number, expressed as a percentage, equal to the number of shares of Common Stock and Common Stock Equivalents held by the Purchaser immediately prior to the issuance of the New Securities in such Subsequent Offering divided by the aggregate number of outstanding shares of Common Stock and Common Stock Equivalents immediately prior to such issuance.

          (b)   "New Securities" means, whether or not authorized on the date hereof, any Common Stock, Common Stock Equivalent, Preferred Stock or any other security of the Company or any of its subsidiaries; provided, however, that "New Securities" do not include the following:

              (i)  any securities that are issued or granted, to officers, directors and employees of, or consultants or advisors to, the Company pursuant to a stock grant, employee restricted stock purchase agreement, option plan or purchase plan or other stock incentive program or otherwise as part of their compensation arrangement, where such issuance and grants are approved by the Board of Directors, or any securities issued in respect of the exercise of any such securities;

             (ii)  any securities issued in connection with any stock split, stock dividend, reclassification, reorganization or similar event by the Company;

            (iii)  any securities issued or to be issued pursuant to an acquisition or merger of another company that is approved by the Board of Directors (not primarily for the purpose of obtaining cash);

            (iv)  any securities issued upon the conversion of convertible securities or upon the exercise of rights, options or warrants or as dividends on the Company's Series B Convertible Preferred Stock, in each case outstanding as of the First Tranche Closing Date, provided that such exercise, conversion or dividend occurs in accordance with the terms thereof without amendment or modification;

             (v)  securities issued in connection with a bona fide joint venture, strategic partnership or strategic alliance approved by the Board of Directors, the primary purpose of which is not to raise capital;

            (vi)  any Common Stock or Common Stock Equivalents issued upon exercise or conversion of the Preferred Stock, the Warrants or the Additional Warrants; and

           (vii)  any Common Stock or Common Stock Equivalents issued pursuant to a bona fide firm commitment underwritten public offering with a nationally recognized underwriter in an aggregate offering amount greater than $20,000,000.

ARTICLE X

TERMINATION OF AGREEMENT

        10.1    Termination.    This Agreement may be terminated on (or at such earlier time as provided below) or prior to (or such later time as provided below) the Outside Date:

          (a)   by mutual written consent of the Company and each of the Purchasers;

          (b)   at the election of the Company or both of the Purchasers by written notice to the other parties, if (i) any Governmental Authority shall have enacted, entered, promulgated, issued or enforced a final statute, rule, regulation, executive order, decree, ruling or injunction or taken any other final action restraining, enjoining or otherwise prohibiting any of the transactions contemplated by the Transaction Documents and such order, decree, ruling or other action is or shall have become final and nonappealable, or (ii) the Second Tranche Closing Date shall not have occurred on or before the Outside Date; provided, that the right to terminate this Agreement under this clause (ii) shall not be available to any party hereto whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Second Tranche Closing Date to occur on or before the Outside Date;

        If this Agreement so terminates, it shall become null and void and have no further force or effect, except as provided in Section 10.2.

        10.2    Survival.    If this Agreement is terminated and the transactions contemplated hereby are not consummated as described above, this Agreement shall become void and of no further force and effect, except for the provisions of Article I, this Section 10.2, Section 10.3, Section 11.7, Section 11.11 and Section 11.12; provided, however, that, except for the payment of the Alternative Transaction Fee in accordance with Section 10.3 and the payment of fees and expenses pursuant to Section 11.12, none of the parties hereto shall have any liability in respect of a termination of this Agreement pursuant to Section 10.1(a) or Section 10.1(b); and provided, further, that none of the parties hereto shall have any liability for speculative, indirect, unforeseeable or consequential damages or lost profits resulting from any legal action relating to any termination of this Agreement.

        10.3    Alternative Transaction Fee.    The Company agrees that, from the date hereof through the Second Tranche Closing Date or the termination of this Agreement, whichever occurs first, it will not initiate, solicit, encourage, discuss, negotiate or accept any offers from any third party or indicate any interest to any third party with respect to (i) the sale of capital stock of the Company, (ii) the sale of all or substantially all of the assets of the Company, (iii) any merger or consolidation of the Company with any other person or (iv) any material financing transaction (each, an "Alternative Transaction"); provided, however, that the Company may, if the Board of Directors of the Company determines in good faith, based upon the advice of its outside legal counsel, that the failure to do so would be reasonably likely to result in a breach of its fiduciary duties under applicable law, participate in discussions regarding any such Alternative Transaction and furnish information with respect to the Company and its Subsidiaries pursuant to a customary confidentiality agreement. The Company agrees to notify the Purchasers promptly if any third party contacts the Company regarding any Alternative Transaction and to provide to the Purchasers such information with respect thereto as the Purchasers request. In the event that (i) (x) the Company terminates this Agreement for any reason, including the failure to obtain Stockholder Approval, or (y) any of the conditions to the obligations of the Purchasers set forth in Article V shall not be fulfilled prior to the Outside Date, and (ii) the Company enters into any binding or non-binding term sheet, letter of intent or agreement relating to an Alternative Transaction on or prior to July 19, 2008, then, at the election of RockPort, either (A) the Company shall pay an alternative transaction fee equal to, at the Company's option, either $2,000,000 if paid in shares of Common Stock (based on the lower of the closing price of the Common Stock on the trading date preceding the Payment Date or the volume weighted average price of the Common Stock for the ten (10) Trading Days prior to the Payment Date) or $1,500,000 if paid in cash (in either case, the "Alternative Transaction Fee") on the closing date of the Alternative Transaction (the "Payment Date") or (B) the Company shall use its best efforts to provide the Purchasers with the opportunity to invest up to fifty percent (50%) of the aggregate amount being invested and on the same terms and conditions as the other investors or participants in such Alternative Transaction (any securities of the Company issued in connection therewith, the "Alternative Transaction Securities"); provided that if the Purchasers elect to invest in the Alternative Transaction in accordance with clause (B) of this sentence, but do not have the opportunity to so invest, the Purchasers shall be paid the Alternative Transaction Fee on the Payment Date. Such Alternative Transaction Fee shall be paid to the Purchasers pro rata based on their respective commitments set forth on Exhibit A hereto. The Company also shall be obligated to reimburse the Purchasers for their out-of-pocket fees and expenses as provided in Section 11.12. From and after the Payment Date, to the extent that the Alternative Transaction Fee has not been paid, the Company shall continue to be obligated to immediately pay the Alternative Transaction Fee and such payment will be made together with interest at 10% annual rate compounded daily beginning on the Payment Date and ending on the date of payment. Payments must be made by wire transfer of cash or other immediately available funds.

ARTICLE XI

MISCELLANEOUS

        11.1    Survival of Representations and Warranties.    All of the representations and warranties made herein shall survive the execution and delivery of this Agreement.

        11.2    Notices.    All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

    if to the Company:

    SatCon Technology Corporation
    27 Drydock Avenue
    Boston, MA 02110
    Telephone: (617) 897-2400
    Facsimile: (617) 897-2401
    Attention: David B. Eisenhaure

    with a copy to:

    Greenberg Traurig, LLP
    One International Place
    Boston, MA 02110
    Telephone: (617) 310-6000
    Facsimile: (617) 310-6001
    Attention: Jonathan Bell, Esq.

    if to the Purchasers:

    to the address set forth under each Purchaser's name on the signature pages hereto with a copy to:

    Wilson Sonsini Goodrich & Rosati, P.C.
    One Market Street
    Spear Tower, Suite 3300
    San Francisco, California 94105-1126
    Telephone: (415) 947-2000
    Facsimile: (415) 947-2099
    Attention: Robert G. O'Connor, Esq.

        All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if sent by facsimile. Any party may by notice given in accordance with this Section 11.2 designate another address or Person for receipt of notices hereunder.

        11.3    Successors and Assigns; Third Party Beneficiaries.    This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Subject to applicable securities laws and the terms and conditions thereof, the Purchasers may assign any of their rights under this Agreement or the other Transaction Documents to any of their respective Affiliates. The Company may not assign any of its rights under this Agreement without the written consent of the Purchasers. Except as provided in Article VII, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

        11.4    Amendment and Waiver.

          (a)   No failure or delay on the part of the Company or the Purchasers in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or the Purchasers at law, in equity or otherwise.

          (b)   Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or the Purchasers from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by the Company and the Two-Thirds Interest and (ii) only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

        11.5    Counterparts.    This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

        11.6    Headings.    The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

        11.7    Governing Law; Consent to Jurisdiction.    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. The parties hereto irrevocably submit to the non-exclusive jurisdiction of any state or federal court sitting in the County of New York, in the State of New York over any suit, action or proceeding arising out of or relating to this Agreement, the other Transaction Documents, the Purchased Shares, the Warrants, the Additional Warrants and the Underlying Shares or the affairs of the Company. To the fullest extent they may effectively do so under applicable law, the parties hereto irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that they are not subject to the jurisdiction of any such court, any objection that they may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

        11.8    Severability.    If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

        11.9    Rules of Construction.    Unless the context otherwise requires, references to sections or subsections refer to sections or subsections of this Agreement.

        11.10    Approval or Waiver.    Whenever pursuant to any provision of this Agreement any consent, approval or waiver is required to be made or given by the Purchasers, including, without limitation, (i) the determination of the satisfaction or waiver of any condition pursuant to Article V, (ii) the approval of any amendment, supplement or modification of or to any provision of this Agreement pursuant to Section 11.4 and (iii) the approval of any publicity release or announcement pursuant to Section 11.13, such consent, approval or waiver shall be deemed made or given when made or given in writing by the Two-Thirds Interest; provided, that if any proposed waiver, amendment or departure by the Company or the Purchasers from the terms of any provision of this Agreement, or any other proposed action requiring the consent, approval or waiver by the Purchasers hereunder, would adversely affect the rights, preferences or privileges of any Purchaser disproportionately with respect to the rights, preferences and privileges of the other Purchasers, such Purchaser's consent, approval or waiver shall be required.

        11.11    Entire Agreement.    This Agreement, together with the exhibits and schedules hereto, and the other Transaction Documents are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, representations, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits and schedules hereto, and the other Transaction Documents supersede all prior agreements and understandings among the parties with respect to such subject matter.

        11.12    Fees.    At each Closing, the Company shall reimburse each of the Purchasers for their reasonable out-of-pocket fees and expenses incurred in connection with the transactions contemplated by this Agreement, including the reasonable fees, disbursements and other charges of Wilson Sonsini Goodrich & Rosati, P.C., counsel to the Purchasers (the "Transaction Expenses").

        11.13    Publicity.    The initial publicity release or announcement concerning this Agreement and the transactions contemplated hereby shall be in a form mutually agreed by the parties hereto and shall be issued by the Company not later than 9:00 a.m. New York time on the first Business Day following the date of this Agreement. Except as may be required by applicable Requirements of Law, the parties agree that no other publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be made without prior approval thereof by the other parties hereto. If any public announcement is required by any applicable Requirement of Law or any listing agreement with any national securities exchange to be made by any party hereto (including without limitation any Form 8-K filing required by the SEC in connection with this Agreement and the transactions contemplated hereby), prior to making such announcement, such party will deliver a draft of such announcement to the other parties hereto and shall give the other parties reasonable opportunity to comment thereon (in any event, no less than two (2) Business Days advance opportunity).

Notwithstanding the foregoing, the Company shall not publicly disclose the name of a Purchaser, or include the name of a Purchaser in any filing with the SEC, without the prior written consent of such Purchaser, except (i) as required by the Securities Act in connection with the registration statement(s) contemplated by the Registration Rights Agreement and (ii) to the extent that such disclosure is required by applicable laws, rules or regulations (as determined in a written opinion of counsel to the Company), in which case the Company shall provide the Purchaser with prior written notice of such disclosure.

        11.14    Further Assurances.    Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

        [Remainder of page intentionally left blank]

        IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Stock and Warrant Purchase Agreement on the date first written above.

COMPANY:
SATCON TECHNOLOGY CORPORATION
By:	Name: Title:

PURCHASER:
ROCKPORT CAPITAL PARTNERS II, L.P.
By:	RockPort Capital II, LLC
Its:	General Partner
By:	Name: Title:
Address: RockPort Capital Partners II, L.P. 160 Federal Street 18th Floor Boston, MA 02110-1700 Phone: (617) 912-1420 Fax: (617) 912-1449

PURCHASER:
NGP ENERGY TECHNOLOGY PARTNERS, L.P.
By:	NGP ETP, L.L.C.
Its:	General Partner
By:	Name: Title:
Address: NGP Energy Technology Partners, L.P. 1700 K Street NW, Suite 750 Washington, D.C. 20006 Phone: (202) 536-3920 Fax: (202) 536-3921

Exhibit A

Schedule of Purchasers

FIRST TRANCHE CLOSING

Purchaser	Number of Shares of Series C Preferred Stock	Initial Number of Underlying Preferred Shares	Initial Number of Warrant Shares Underlying First Tranche Warrants	Closing Purchase Price*
RockPort Capital Partners II, L.P.	5,000	4,807,692	7,631,036	$5,000,000.00
NGP Energy Technology Partners, L.P.	5,000	4,807,692	7,631,036	$5,000,000.00
Subtotal—First Tranche:	10,000	9,615,384	15,262,072	$10,000,000.00

SECOND TRANCHE CLOSING

Purchaser	Number of Shares of Series C Preferred Stock	Initial Number of Underlying Preferred Shares	Initial Number of Warrant Shares Underlying Second Tranche Warrants	Closing Purchase Price*
RockPort Capital Partners II, L.P.	10,000	9,615,384	4,195,887	$10,000,000.00
NGP Energy Technology Partners, L.P.	5,000	4,807,692	253,580	$5,000,000.00
Subtotal—Second Tranche:	15,000	14,423,076	4,449,467	$15,000,000.00
TOTAL:	25,000	24,038,460	19,711,539	$25,000,000.00

*
Method of payment to be indicated.

Please Note: The number of Underlying Preferred Shares and Warrant Shares assumes that the anti-dilution provisions of the Series C Preferred Stock and the Warrants have not been triggered.

Execution Copy

Appendix B

REGISTRATION RIGHTS AGREEMENT

        This REGISTRATION RIGHTS AGREEMENT, dated November 8, 2007 (this "Agreement"), by and among SatCon Technology Corporation, a Delaware corporation (the "Company") and the Persons listed on the Schedule of Investors attached hereto as Exhibit A who are signatories to this Agreement (each an "Investor," and together the "Investors"). Unless otherwise provided in this Agreement, capitalized terms used herein have the respective meanings given to them in Section 1.1 hereof.

        WHEREAS, pursuant to the Stock and Warrant Purchase Agreement, dated as of November 8, 2007 (the "Purchase Agreement"), by and among the Company and the Investors, the Company has agreed to issue and sell to the Investors shares of Series C Preferred Stock and the Warrants;

        WHEREAS, upon the terms and conditions set forth in the Purchase Agreement, in the event of an Additional Warrant Triggering Event, the Company shall issue Additional Warrants to the Investors.

        WHEREAS, the obligations of the Company and the Investors under the Purchase Agreement are conditioned upon, among other things, the execution and delivery of this Agreement by the Company and the Investors.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

        1.1    Definitions.    As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

        "Additional Warrant(s)" has the meaning set forth in the Purchase Agreement.

        "Additional Warrant Shares" has the meaning set forth in the Purchase Agreement.

        "Additional Warrant Triggering Event" has the meaning set forth in the Purchase Agreement.

        "Affiliate" means any Person who is an "affiliate" as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

        "Agreement" means this Agreement as the same may be amended, supplemented or modified in accordance with the terms hereof.

        "Alternative Transaction Securities" has the meaning set forth in the Purchase Agreement.

        "Board of Directors" means the Board of Directors of the Company.

        "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

        "Certificate of Designation" has the meaning set forth in the Purchase Agreement.

        "Charter Documents" means the Certificate of Incorporation and the By-laws of the Company.

        "Closing Date" has the meaning set forth in the Purchase Agreement.

        "Common Stock" means the common stock, par value $0.01 per share, of the Company and any other capital stock of the Company into which such stock is reclassified or reconstituted.

        "Common Stock Equivalents" means any security or obligation which is by its terms, directly or indirectly, convertible into or exchangeable or exercisable into or for shares of Common Stock, including, without limitation, the Series C Preferred Stock, the Warrants and any option, warrant or other subscription or purchase right with respect to Common Stock.

        "Company" has the meaning set forth in the preamble to this Agreement.

        "Company Underwriter" has the meaning set forth in Section 5.1.

        "Designated Holder" means the Investors and any permitted transferee of the Investors to whom Registrable Securities have been transferred in accordance with Section 8.5 of this Agreement, other than a transferee to whom Registrable Securities have been transferred pursuant to a Registration Statement under the Securities Act or Rule 144 or Regulation S under the Securities Act (or any successor rule thereto), but in each case solely for so long as such Investor or transferee continues to be a holder of Registrable Securities.

        "Effectiveness Period" has the meaning set forth in Section 3.2(a).

        "Exchange Act" means the securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

        "Holders' Counsel" has the meaning set forth in Section 5.1(a).

        "Incidental Registration" has the meaning set forth in Section 4.1.

        "Indemnified Party" has the meaning set forth in Section 6.3.

        "Indemnifying Party" has the meaning set forth in Section 6.3.

        "Inspector" has the meaning set forth in Section 5.1(h).

        "Investors" has the meaning set forth in the preamble to this Agreement and shall also include any permitted transferee thereof.

        "Knowledge" has the meaning set forth in the Purchase Agreement.

        "Liability" has the meaning set forth in Section 6.1.

        "Majority in Interest" means the Designated Holders holding at least 50% of the then-outstanding Registrable Securities.

        "NASD" means the National Association of Securities Dealers, Inc.

        "New Securities" has the meaning set forth in the Purchase Agreement.

        "Person" means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

        "Purchase Agreement" has the meaning set forth in the recitals to this Agreement.

        "Records" has the meaning set forth in Section 5.1(h).

        "Registrable Securities" means, subject to Section 2.2 below, (a) shares of Common Stock issued or issuable upon conversion of the Series C Preferred Stock and upon exercise of the Warrants and Additional Warrants; (b) shares of Common Stock issued as Alternative Transaction Securities pursuant to the Purchase Agreement (or if such Alternative Transaction Securities are not issued in the form of Common Stock, the Common Stock issued or issuable upon conversion or exercise of the Alternative Transaction Securities, as the case may be); (c) shares of Common Stock issued as New Securities to the Investors (or if such New Securities are not issued in the form of Common Stock, the Common

Stock issued or issuable upon conversion or exercise of the New Securities, as the case may be); and (d) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the securities referenced in clauses (a), (b) and (c) above.

        "Registration Expenses" has the meaning set forth in Section 5.3.

        "Registration Statement" means a registration statement filed pursuant to the Securities Act.

        "Required Effectiveness Date" means (i) with respect to the initial Shelf Registration Statement required to be filed hereunder, the earlier of (A) the date that is sixty (60) days from the Required Filing Date or (B) five (5) Business Days following the date the SEC or the Staff notifies the Company that it will not review the Registration Statement or that the Company may request effectiveness of the Registration Statement, and (ii) with respect to any additional Registration Statements that may be required to be filed hereunder (including without limitation pursuant to Section 3.2), the 60th day (or in the event of a review of such additional Registration Statement by the SEC, the 90th day) following the date on which the Company first knows, or reasonably should have known, that such additional Registration Statement is required and may be filed with the SEC.

        "Required Filing Date" has the meaning set forth in Section 3.1.

        "SEC" means the United States Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

        "SEC Approved Registrable Securities" means Registrable Securities other than SEC Non-Registrable Securities.

        "SEC Non-Registrable Securities" means the Registrable Securities excluded from the Registration Statement either (i) pursuant to Section 3.2(b) because the SEC or the Staff has indicated through comment letters or otherwise that such securities are not eligible to be resold under Rule 415 of the Securities Act, (ii) pursuant to Section 3.2(c) or (iii) pursuant to Section 3.2(d).

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

        "Series C Preferred Stock" means the Series C Convertible Preferred Stock, par value $0.01 per share, of the Company.

        "Shelf Registration Statement" has the meaning set forth in Section 3.1.

        "Staff" has the meaning set forth in Section 3.2(b).

        "Stockholder Approval" has the meaning set forth in the Purchase Agreement.

        "Stockholders Meeting" has the meaning set forth in the Purchase Agreement.

        "Trading Day" means (a) any day on which the Common Stock is listed or quoted and traded on any national securities exchange, market or trading or quotation facility on which the Common Stock is then listed or quoted (an "Eligible Market"), or (b) if the Common Stock is not then listed or quoted and traded on any Eligible Market, then a day on which trading occurs on the OTC Bulletin Board (or any successor thereto), or (c) if trading ceases to occur on the OTC Bulletin Board (or any successor thereto), any Business Day.

        "Warrant(s)" has the meaning set forth in the Purchase Agreement.

ARTICLE II

GENERAL; SECURITIES SUBJECT TO THIS AGREEMENT

        2.1    Grant of Rights.    The Company hereby grants registration rights to the Designated Holders upon the terms and conditions set forth in this Agreement.

        2.2    Registrable Securities.    For the purposes of this Agreement, securities of the Company listed in clauses (a), (b), (c) and (d) of the definition of "Registrable Securities" in Section 1.1 hereof will cease to be Registrable Securities, when (i) a Registration Statement covering such Registrable Securities has been declared effective under the Securities Act by the SEC and such Registrable Securities have been disposed of pursuant to such effective Registration Statement, (ii) the entire amount of the Registrable Securities owned by a Designated Holder may be sold in a single sale, in the opinion of counsel satisfactory to the Company and such Designated Holder, each in their reasonable judgment (it being agreed that Greenberg Traurig, LLP shall be satisfactory counsel), without any limitation as to volume pursuant to Rule 144(k) (or any successor provision then in effect) under the Securities Act or (iii) such Registrable Securities have been sold pursuant to Rule 144 under the Securities Act.

        2.3    Holders of Registrable Securities.    A Person is deemed to be a holder of Registrable Securities whenever such Person owns of record Registrable Securities, or holds an option to purchase, or a security convertible into or exercisable or exchangeable for, Registrable Securities whether or not such acquisition or conversion has actually been effected. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company may act upon the basis of the instructions, notice or election received from the registered owner of such Registrable Securities.

ARTICLE III

SHELF REGISTRATION STATEMENT

        3.1    Shelf Registration Statement.    To the greatest extent legally permissible, not later than thirty (30) days after the earlier to occur of (i) the Second Tranche Closing Date (as defined in the Purchase Agreement) or (ii) in the event that the Company fails to obtain Stockholder Approval at the Stockholders Meeting, the date of the Stockholders Meeting (such 30th day, the "Required Filing Date"), the Company shall file with the SEC a shelf registration statement pursuant to Rule 415 of the Securities Act (the "Shelf Registration Statement") on Form S-3 (or any successor form thereto), or if Form S-3 may not be used by the Company, on Form S-1 or SB-2 (or any successor forms thereto), as selected by the Company, with respect to the resale, from time to time, covering all of the Registrable Securities held by the Designated Holders. The Shelf Registration Statement shall contain substantially the "Plan of Distribution" attached hereto as Exhibit B. The disposition of Registrable Securities from the Shelf Registration Statement may occur in one or more underwritten offerings, block transactions, broker transactions, at-market transactions or in such other manner or manners as may be specified by the Designated Holders.

        3.2    Effective Shelf Registration Statement.

          (a)   The Company shall use its reasonable best efforts to cause the Shelf Registration Statement to become effective as soon as practicable after the earlier to occur of (i) the Second Tranche Closing Date or (ii) in the event that the Company fails to obtain Stockholder Approval at the Stockholders Meeting, the date of the Stockholders Meeting (but not later than the Required Effectiveness Date), and shall use its reasonable best efforts to keep the Shelf Registration Statement continuously effective under the Securities Act, subject to the provisions of Sections 5.4 and 5.5 hereof, until the earlier of (i) such time as the Company delivers an opinion of counsel reasonably acceptable to the Designated Holders holding a majority of the then-outstanding Registrable Securities (it being agreed that Greenberg Traurig, LLP shall be satisfactory counsel) that each Designated Holder may sell in the open market in a single transaction all Registrable Securities then held by each such Designated Holder pursuant to Rule 144(k) of the Securities Act (or any similar provision then in force) without being subject to the volume limitations thereof or otherwise under an applicable exemption from the registration requirements of the Securities Act, as amended, and all other applicable securities and blue sky laws, (ii) all Registrable Securities covered by such Shelf Registration Statement have been sold pursuant to such Shelf Registration Statement or (iii) all Registrable Securities have been sold pursuant to Rule 144 (such period being the "Effectiveness Period").

          (b)   Notwithstanding anything to the contrary in this Agreement, in the event the staff of the SEC (the "Staff") or the SEC seeks to characterize any offering pursuant to a Registration Statement filed pursuant to this Agreement as constituting an offering of securities by or on behalf of the Company such that Rule 415 is not available to the Company to register the resale of such Registrable Securities and as a result the Staff or the SEC does not permit such Registration Statement to become effective and used for resales in a manner that permits the continuous resale at the market by the Designated Holders participating therein (or as otherwise may be acceptable to each Designated Holder) without being named therein as an "underwriter," then the Company shall reduce the number of shares to be included in such Registration Statement by all Designated Holders until such time as the Staff and the SEC shall so permit such Registration Statement to become effective as aforesaid. In making such reduction, the Company shall reduce the number of Registrable Securities to be included by all Designated Holders on a pro rata basis (based upon the number of Registrable Securities otherwise required to be included for each Designated Holder) unless the inclusion of shares by a particular Designated Holder or a particular set of Designated Holders results in the Staff or the SEC's taking the position that the inclusion of such Registrable Securities by such Designated Holders would constitute a registration "by or on behalf of the Company," in which event the shares held by such Designated Holder or set of Designated Holders shall be the only shares subject to reduction (and if by a set of Designated Holders on a pro rata basis by such Designated Holders or on such other basis as would result in the exclusion of the least number of shares by all such Designated Holders). In addition, in the event that the Staff or the SEC requires any Designated Holder seeking to sell securities under a Registration Statement filed pursuant to this Agreement to be specifically identified as an "underwriter" (an "Underwriter Identification") in order to permit such Registration Statement to become effective, and such Designated Holder does not consent to being so named as an underwriter in such Registration Statement, then, in each such case, the Company shall reduce the total number of Registrable Securities to be registered on behalf of such Designated Holder, until such time as the Staff or the SEC does not require such Underwriter Identification or until such Designated Holder accepts such Underwriter Identification and the manner thereof. In the event of any reduction in Registrable Securities pursuant to this Section 3.2(b), if requested by a Designated Holder holding Registrable Securities that were so excluded from such registration, the Company shall use its reasonable best efforts to cause such Registrable Securities to be registered to the greatest extent and at the earliest opportunity practicable and in any event not later 30 days after the earliest practicable date permitted under applicable guidance of the SEC and the Staff (and shall use its reasonable best efforts to effect additional registrations of Registrable Securities until all such securities have been included in additional Registration Statements).

          (c)   Notwithstanding anything to the contrary in this Agreement, in the event the SEC or the Staff does not permit inclusion of Additional Warrant Shares in a Registration Statement until such time that the related Additional Warrants are outstanding, then such Additional Warrant Shares may be excluded from the initial Shelf Registration Statement. Thereafter, on a semi-annual basis (by June 30 and December 31 of each year), the Company shall be obligated to file a Registration Statement covering the resale of any Additional Warrant Shares underlying Additional

  Warrants that are outstanding at such time; provided, however, that the Company shall not be required to file such a Registration Statement if the total number of Additional Warrant Shares to be included in such Registration Statement is less than 100,000 (as adjusted for stock dividends, splits, combinations and the like) or if the Additional Warrant Shares have been registered on a prior Registration Statement.

          (d)   Notwithstanding anything to the contrary in this Agreement, a Designated Holder shall have the right to require the Company to exclude all or any portion of such Designated Holder's Registrable Securities from any Registration Statement, by written notice to the Company upon such Designated Holder's reasonable belief that (i) inclusion of such Registrable Securities in the Registration Statement could subject such Designated Holder to underwriter liability, or (ii) the SEC or the Staff will impose restrictions and terms on the disposition of such Registrable Securities that are materially inconsistent with the Plan of Distribution attached hereto as Exhibit B. In such event, the Company shall be required to file a new registration statement for such excluded shares in accordance with Section 3.2(b).

          (e)   Notwithstanding anything to the contrary in this Agreement, in the event Rule 415 is not available to the Company to register the resale of such Registrable Securities or if the Shelf Registration Statement is not effective or is otherwise subject to suspension for 20 or more consecutive Trading Days or more than 60 Trading Days, in the aggregate, in any 365 day period, the Designated Holders may submit a written request (a "Demand Notice") to the Company that the Company register all or part of the Registrable Securities under and in accordance with the Securities Act with an anticipated aggregate offering price of at least $3,000,000 (a "Demand Registration"). Such Demand Notice shall specify the number and description of Registrable Securities to be sold. Upon receipt of the Demand Notice, the Company shall (i) within five Business Days after receipt of such Demand Notice, give written notice of the proposed registration to all other Designated Holders; and (ii) as soon as practicable, use reasonable best efforts to effect such registration as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Designated Holders joining in such request as are specified in written requests received by the Company within 20 Business Days after the date the Company mails the written notice referred to in clause (i) above. The Company shall not be required to effect or take any action to effect a Demand Registration after the Company has effected two Demand Registrations pursuant to this Section 3.2(e). Section 3.3 shall not apply with respect to Demand Registrations.

        3.3    Event Payments.    Should an Event (as defined below) occur, then upon each monthly anniversary of the occurrence of such Event (an "Event Payment Date") until the applicable Event is cured, as relief for the damages suffered therefrom by the Designated Holders (the parties hereto agreeing that the liquidated damages provided for in this Section 3.3 constitute a reasonable estimate of the damages that may be incurred by the Designated Holders by reason of such Event and that such liquidated damages represent the exclusive monetary remedy for the Designated Holders for damages suffered due to such Event), the Company shall pay to each Designated Holder an amount in cash, as liquidated damages and not as a penalty, equal to one-twentieth of a percent (0.0005) of (i) the number of SEC Approved Registrable Securities then held by such Designated Holder as of the date of such Event, multiplied by (ii) the purchase price paid by such Designated Holder for such SEC Approved Registrable Securities then held, for each day that such Event continues, excluding the day on which such Event has been cured. The payments to which a Designated Holder shall be entitled pursuant to this Section 3.3 are referred to herein as "Event Payments." In the event the Company fails to make Event Payments to a Designated Holder within two (2) Business Days after an Event Payment Date, such Event Payments owed to such Designated Holder shall bear interest at the rate of one percent (1.0%) per month (prorated for partial months) until paid in full. All pro rated calculations made pursuant to this paragraph shall be based upon the actual number of days in such pro rated month. Notwithstanding the foregoing provisions, in no event shall the Company be obligated to pay such liquidated damages (a) to more than one Designated Holder in respect of the same Registrable Securities for the same period of time or (b) in an aggregate amount that exceeds 9.9% of the purchase price paid by such Designated Holder for its Registrable Securities pursuant to the Purchase Agreement.

        For such purposes, each of the following shall constitute an "Event":

          (a)   the Registration Statement is not filed on or prior to the Required Filing Date or is not declared effective on or prior to the Required Effectiveness Date except (A) as provided for in Section 5.5, (B) in the event that the SEC or the Staff (whether by means of a comment letter provided by the SEC or the Staff relating to the Registration Statement or otherwise) makes a determination that the registration of the Registrable Securities under the Registration Statement may not be appropriately characterized as secondary offerings that are eligible to be made on a shelf basis under Rule 415 or that one or more of the Designated Holders should be named as an underwriter therein, (C) if the Company is involved in a "Rule 13e-3 transaction" as defined in Rule 13e-3 under the Exchange Act or (D) in the event of a merger or consolidation of the Company or a sale, license or other disposition of more than fifty percent (50%) of the assets of the Company or one of its material subsidiaries in one or a series of related transactions; or

          (b)   on and after the effective date of a Registration Statement filed hereunder, a Designated Holder is not permitted to sell SEC Approved Registrable Securities under the Registration Statement (or a subsequent Registration Statement filed in replacement thereof) for any reason (other than the fault of such Designated Holder) for twenty (20) or more consecutive Trading Days or more than sixty (60) Trading Days, in the aggregate, in any 365 day period, except as provided in Section 5.5.

ARTICLE IV

INCIDENTAL OR "PIGGY-BACK" REGISTRATION

        4.1    Request for Incidental Registration.    At any time after the date hereof until the end of the Effectiveness Period, if (i) the Company proposes to file a Registration Statement under the Securities Act with respect to an offering by the Company for its own account (other than a Registration Statement on Form S-4 or S-8 or any successor thereto), or (ii) the Company proposes to file a Registration Statement under the Securities Act with respect to an offering for the account of any stockholder of the Company other than any Designated Holder, then in each case the Company shall give written notice of such proposed filing to each of the Designated Holders at least twenty (20) days before the anticipated filing date, and such notice shall describe the proposed registration and distribution and offer such Designated Holders the opportunity to register the number of Registrable Securities as each such Designated Holder may request (an "Incidental Registration"); provided, however, that the Designated Holders shall only have the right to register shares pursuant to clause (ii) of this sentence if the Shelf Registration Statement is not effective or is otherwise subject to suspension (or if the Company reasonably foresees that such Registration Statement will be subject to suspension within thirty (30) days following such determination) under Sections 5.4 or 5.5 hereof. The Company shall use its reasonable best efforts (within twenty (20) days of the notice by the Designated Holders provided for below in this sentence) to cause the managing underwriter or underwriters in the case of a proposed underwritten offering (the "Company Underwriter") to permit each of the Designated Holders who have requested in writing to the Company within ten (10) Business Days of the giving of the notice by the Company to participate in the Incidental Registration to include its, his or her Registrable Securities in such offering on the same terms and conditions as the securities of the Company or the account of such other stockholder, as the case may be, included therein. In connection with any Incidental Registration under this Section 4.1 involving an underwritten offering, the Company shall not be required to include any Registrable Securities in such underwritten offering unless the Designated Holders thereof accept the terms of the underwritten offering as agreed upon between the Company, such other stockholders, if any, and the Company Underwriter. If the Company Underwriter determines that the registration of all or part of the Registrable Securities which the Designated Holders have requested to be included in an offering by the Company for its own account (other than a Registration Statement on Form S-4 or S-8 or any successor thereto) would materially adversely affect the success of such offering, then the Company shall be required to include in such Incidental Registration, to the extent of the amount that the Company Underwriter believes may be sold without causing such adverse effect, first, all of the securities to be offered for the account of the Company, second, the Registrable Securities to be offered for the account of the Designated Holders pursuant to this Article IV, as a group, which Registrable Securities shall be allocated pro rata among such Designated Holders based on the number of Registrable Securities requested to be included in such offering by each such Designated Holder, and third, other securities requested to be included in such offering; provided, however, that no such reduction shall reduce the shares of Registrable Securities held by the Designated Holders included in the registration to below 10% of the total amount of securities included in such registration, unless such adverse effect is related to any of the matters contemplated by Section 3.2(b) hereof, in which case such 10% floor shall not apply and such Registrable Securities may be excluded pursuant to the provisions of Section 3.2(b) hereof. If the Company Underwriter determines that the registration of all or part of the Registrable Securities which the Designated Holders have requested to be included in an offering for the account of any stockholder of the Company other than any Designated Holders ("Other Stockholders") would materially adversely affect the success of such offering, then the Company shall be required to include in such Incidental Registration, to the extent of the amount that the Company Underwriter believes may be sold without causing such adverse effect, first, all of the securities to be offered for the account of such Other Stockholders, second, the Registrable Securities to be offered for the account of the Designated Holders pursuant to this Article IV, as a group, which Registrable Securities shall be allocated pro rata among such Designated Holders based on the number of Registrable Securities requested to be included in such offering by each such Designated Holder, third, all of the securities to be offered for the account of the Company, and fourth, other securities requested to be included in such offering; provided, however, that no such reduction shall reduce the shares of Registrable Securities held by the Designated Holders included in the registration to below 30% of the total amount of securities included in such registration unless such adverse effect is related to any of the matters contemplated by Section 3.2(b) above, in which case such 30% floor shall not apply and such Registrable Securities may be excluded pursuant to the provisions of Section 3.2(b).

        4.2    Right to Terminate Registration.    The Company shall have the right to terminate or withdraw any registration initiated by it under Section 4.1 prior to the effectiveness of such registration whether or not any Designated Holder has elected to include Registrable Securities in such registration. A Designated Holder shall have the right, by written notice to the Company, to exclude all or any portion of such Designated Holder's Registrable Securities from any Registration Statement effected pursuant to this Article IV at any time prior to its effectiveness.

        4.3    Expenses.    The Company shall bear all Registration Expenses in connection with any Incidental Registration pursuant to this Article IV, whether or not such Incidental Registration becomes effective.

ARTICLE V

REGISTRATION PROCEDURES

        5.1    Obligations of the Company.    Whenever registration of Registrable Securities has been requested pursuant to Article III or Article IV of this Agreement, the Company shall use its reasonable best efforts to effect the registration of such Registrable Securities in accordance with the intended method of distribution thereof, and in connection with any such request, the Company shall, as expeditiously as possible:

          (a)   before filing a Registration Statement or prospectus or any amendments or supplements thereto relating to Registrable Securities, the Company shall provide a single counsel selected by the Designated Holders holding a majority of the Registrable Securities being registered in such registration ("Holders' Counsel") with an adequate and appropriate opportunity to review and comment on such Registration Statement and each prospectus included therein (and each amendment or supplement thereto) to be filed with the SEC, subject to such documents being under the Company's control, provided, that in no event shall such review period be required to be more than five (5) days, and the Company shall notify the Holders' Counsel and each seller of Registrable Securities of any stop order issued or threatened by the SEC relating to Registrable Securities and use all reasonable efforts to prevent the entry of such stop order or to remove it if entered;

          (b)   prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be reasonably necessary to keep such Registration Statement effective for the period specified in such Article III, or with respect to Article IV and if not so specified therein, the lesser of (A) 180 days and (B) such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold and shall comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

          (c)   furnish to each seller of Registrable Securities, prior to filing a Registration Statement relating to Registrable Securities, at least one copy of such Registration Statement as is proposed to be filed, and thereafter such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such Registration Statement (including each preliminary prospectus) and any prospectus filed under Rule 424 under the Securities Act as each such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

          (d)   register or qualify such Registrable Securities under such other securities or "blue sky" laws of such jurisdictions as any seller of Registrable Securities may reasonably request, and continue such registration or qualification in effect in such jurisdiction for as long as permissible pursuant to the laws of such jurisdiction, or for as long as any such seller reasonably requests or until all of such Registrable Securities are sold, whichever is shortest, and do any and all other acts and things which may be reasonably necessary or advisable to enable any such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided, however, that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 5.1(d), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction;

          (e)   notify each seller of Registrable Securities: (i) when a prospectus, any prospectus supplement, a Registration Statement or a post-effective amendment to a Registration Statement (but only if relating to Registrable Securities) has been filed with the SEC, and, with respect to a Registration Statement or any post-effective amendment (but only if relating to Registrable Securities), when the same has become effective; (ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or related prospectus or for additional information (but only if relating to Registrable Securities); (iii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement relating to Registrable Securities or the initiation or threatening of any proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceedings for such purpose; (v) of the existence of any fact or happening of any event (including the passage of time) of which the Company has Knowledge which makes any statement of a material fact in such Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue or which would require the making of any changes in the Registration Statement or prospectus in order that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of such prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (vi) determination by counsel of the Company that a post-effective amendment to a Registration Statement relating to Registrable Securities is advisable;

          (f)    upon the occurrence of any event contemplated by clause (v) of Section 5.1(e), as promptly as practicable, prepare a supplement or amendment to such Registration Statement or related prospectus and furnish to each seller of Registrable Securities a reasonable number of copies of such supplement to or an amendment of such Registration Statement or prospectus as may be necessary so that, after delivery to the purchasers of such Registrable Securities, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of such prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (g)   enter into and perform customary agreements and take such other actions as reasonably required in order to expedite or facilitate the disposition of such Registrable Securities, including causing its officers to participate in "road shows" and other information meetings organized by the underwriter, if applicable;

          (h)   make available at reasonable times for inspection by any Designated Holder, any managing underwriter participating in any disposition of such Registrable Securities pursuant to a Registration Statement, Holders' Counsel and any attorney, accountant or other agent retained by any such Designated Holder or any managing underwriter (each, an "Inspector" and collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's and its subsidiaries' officers, directors and employees, and the independent public accountants of the Company, to supply all information reasonably requested by any such Inspector in connection with such Registration Statement. Notwithstanding the foregoing, Records and other information that the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors or used for any purpose other than as necessary or appropriate for the purpose of such inspection (and the Inspectors shall confirm their agreement in writing in advance to the Company if the Company shall so request) unless (A) the disclosure of such Records is necessary, in the Company's judgment, to avoid or correct a misstatement or omission in the Registration Statement, (B) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction after exhaustion of all appeals therefrom or (C) the information in such Records was known to the Inspectors on a non-confidential basis prior to its disclosure by the Company or has been made generally available to the public. Each Designated Holder agrees that it shall promptly, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential, and such Designated Holder shall reasonably cooperate with the Company in connection therewith;

          (i)    if such sale is pursuant to an underwritten offering, (A) obtain "comfort" letters dated the effective date of the Registration Statement and the date of the closing under the underwriting agreement from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by "comfort" letters as Holders' Counsel or the managing underwriter reasonably requests; (B) enter into a customary underwriting agreement or purchase agreement with the underwriter containing representations and warranties, covenants and legal opinion addressed to the Designated Holders and the underwriters in form, substance and scope as would be customarily made by the Company to underwriters and Designated Holders in similar offerings of securities; or (C) deliver such documents and certificates as may be reasonably requested and as are customarily delivered in similar offerings to the Designated Holders and to the underwriter(s);

          (j)    furnish, at the request of any seller of Registrable Securities on the date such securities are delivered to the underwriters for sale pursuant to such registration or, if such securities are not being sold through underwriters, on the date the Registration Statement with respect to such securities becomes effective and dated as of such date, an opinion of counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the seller making such request, covering such legal matters with respect to the registration in respect of which such opinion is being given as the underwriters, if any, and such seller may reasonably request and are customarily included in such opinions;

          (k)   comply with all applicable rules and regulations of the SEC, and make generally available to its security holders, as soon as reasonably practicable but no later than fifteen (15) months after the effective date of the Registration Statement, an earnings statement covering a period of twelve (12) months beginning after the effective date of the Registration Statement, in a manner which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

          (l)    cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed; provided, that the applicable listing requirements are satisfied;

          (m)  keep Holders' Counsel reasonably advised in writing as to the initiation and progress of any registration under Article III or Article IV hereunder; provided, that the Company shall provide Holders' Counsel with all correspondence with the SEC in connection with any Registration Statement filed hereunder to the extent that such Registration Statement has not been declared effective on or prior to the date required hereunder;

          (n)   provide reasonable cooperation to each seller of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD; provided, that the Company shall not be required to incur material expenses or obligations in connection with its obligations under this Section 5.1(n); and

          (o)   take all other steps reasonably necessary to effect the registration of the Registrable Securities contemplated hereby.

        5.2    Seller Information.    The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish, and such seller shall furnish, to the Company such information regarding the distribution of such securities as the Company may from time to time reasonably request in writing. The furnishing of such information shall be a condition to the inclusion of the seller's shares in such registration.

        5.3    Registration Expenses.    The Company shall pay all expenses arising from or incident to its performance of, or compliance with, this Agreement, including, without limitation, (i) SEC, stock exchange and NASD registration and filing fees, (ii) all fees and expenses incurred in complying with securities or "blue sky" laws (including reasonable fees, charges and disbursements of counsel to any underwriter incurred in connection with "blue sky" qualifications of the Registrable Securities as may be set forth in any underwriting agreement), (iii) all printing, messenger and delivery expenses, (iv) the fees, charges and expenses of the Holders' Counsel (including without limitation the fees charges and expenses incurred in connection with any amendments to a Registration Statement), but in no event shall the Company be required to pay more than $15,000 in the aggregate for such fees, charges and expenses, and (v) the fees, charges and expenses of counsel to the Company and of its independent public accountants and any other accounting fees, charges and expenses incurred by the Company (including, without limitation, any expenses arising from any "cold comfort" letters or any special audits incident to or required by any registration or qualification), regardless of whether such Registration Statement is declared effective. All of the expenses described in the preceding sentence of this Section 5.3 are referred to herein as "Registration Expenses." The Designated Holders of Registrable Securities sold pursuant to a Registration Statement shall bear the expense of any broker's commission or underwriter's discount or commission relating to registration and sale of such Designated Holders' Registrable Securities.

        5.4    Notice to Discontinue.    Each Designated Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in clause (v) of Section 5.1(e) and Section 5.5 hereof, such Designated Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Designated Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 5.1(f) and, if so directed by the Company, such Designated Holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Designated Holder's possession, of the prospectus covering such Registrable Securities which is current at the time of receipt of such notice. If the Company shall give any such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement (including, without limitation, the period referred to in Section 5.1(b)) by the number of days during the period from and including the date of the giving of such notice pursuant to clause (v) of Section 5.1(e) to and including the date when sellers of such Registrable Securities under such Registration Statement shall have received the copies of the supplemented or amended prospectus contemplated by, and meeting the requirements of, Section 5.1(f).

        5.5    Suspension of Sales.    Notwithstanding anything in this Agreement to the contrary, so long as the Registration Statement is on Form S-1 or on any other form that does not allow for forward incorporation by reference of reports and other materials filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act, the Company may suspend sales under such Registration Statement as follows: (i) for the period commencing at the time that the Company disseminates a press release announcing its preliminary financial results for any fiscal period and ending on the third Business Day after the earlier of (A) the date that the related report on Form 10-K or 10-Q, as applicable, under the Exchange Act is filed with the SEC and (B) the date on which such report is required to be filed under the Exchange Act (giving effect to Rule 12b-25 promulgated thereunder); (ii) for the period commencing at the time that the Company disseminates a press release announcing a material development that would make a statement of a material fact in such Registration Statement untrue or misleading and ending on the third Business Day after the earlier of (A) the date that the related report on Form 8-K is filed with the SEC and (B) the date on which such report is required to be filed under the Exchange Act (giving effect to Rule 12b-25 promulgated thereunder), and (iii) to the extent necessary to allow any post-effective amendment to the Registration Statement or supplement to the prospectus to be prepared and, if necessary, filed with the SEC and, in the case of a post-effective amendment, declared effective. In addition, the Company may suspend sales under any Registration Statement for a period during which the Company, in the good faith opinion of the Board of Directors, determines that the disclosure of material, non-public information concerning the Company or any of its subsidiaries would be materially detrimental to the Company; provided, that the Company shall promptly notify the Designated Holders in writing (I) of the existence of such material, non-public information (provided that in each notice the Company will not disclose the content of such material, non-public information to the Designated Holders) and the date on which such suspension will begin and (II) of the date on which such suspension ends; provided further, that such right to suspend sales shall not exceed sixty (60) Trading Days in any 365 day period without such suspension being deemed an Event pursuant to which the Company is required to make Event Payments pursuant to Section 3.3. The Company will use its reasonable best efforts to minimize periods during which the Registration Statement is not effective.

ARTICLE VI

INDEMNIFICATION; CONTRIBUTION

        6.1    Indemnification by the Company.    The Company agrees to indemnify and hold harmless each Designated Holder, its general or limited partners, members, directors, officers, Affiliates and each Person who controls (within the meaning of Section 15 of the Securities Act) any of the foregoing from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) (each, a "Liability" and collectively, "Liabilities"), (i) arising out of or based upon any untrue, or allegedly untrue, statement of a material fact contained in any Registration Statement, prospectus or preliminary, final or summary prospectus or notification or offering circular (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or (ii) arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which such statements were made, except insofar as such Liability arises out of or is based upon any untrue statement or omission contained in such Registration Statement, preliminary prospectus or final prospectus in reliance and in conformity with information concerning such Designated Holder furnished in writing to the Company by such Designated Holder specifically for use therein or is due to the grossly negligent wrongful action or wrongful inaction of such Designated Holder, to deliver or to cause to be delivered the prospectus, including a corrected prospectus, furnished by the Company to such Designated Holder (or made available by the Company if such Designated Holder is notified of its availability in writing in a timely manner); provided, however, that the foregoing indemnity with respect to any preliminary prospectus shall not inure to the benefit of any indemnified Person from whom the Person asserting such losses, claims, damages, liabilities, expenses and judgments purchased securities if such untrue statement or omission or alleged untrue statement or omission made in such preliminary prospectus is eliminated or remedied in the prospectus and a copy of the prospectus shall not have been furnished to such Person in a timely manner due to the wrongful action or wrongful inaction of such indemnified Person, whether as a result of negligence or otherwise. The Company shall also provide customary indemnities to any underwriters of the Registrable Securities, their officers, directors and employees and each Person who controls such underwriters (within the meaning of Section 15 of the Securities Act) to the same extent as provided above with respect to the indemnification of the Designated Holders of Registrable Securities.

        6.2    Indemnification by Designated Holders.    In connection with any Registration Statement in which a Designated Holder is participating pursuant to Article III or Article IV hereof, each such Designated Holder shall promptly furnish to the Company in writing such information with respect to such Designated Holder as the Company may reasonably request or as may be required by law for use in connection with any such Registration Statement or prospectus and all information required to be disclosed in order to make the information previously furnished to the Company by such Designated Holder not materially misleading or necessary to cause such Registration Statement or prospectus not to omit a material fact with respect to such Designated Holder necessary in order to make the statements therein not misleading. Each Designated Holder agrees to indemnify and hold harmless the Company, its directors, officers, Affiliates, any underwriter retained by the Company and each Person who controls the Company or such underwriter (within the meaning of Section 15 of the Securities Act) to the same extent as the foregoing indemnity from the Company to the Designated Holders, but only if such untrue statement or omission was made in reliance upon and in conformity with information with respect to such Designated Holder furnished in writing to the Company by such Designated Holder specifically for use in such Registration Statement or preliminary, final or summary prospectus or amendment or supplement, or a document incorporated by reference into any of the foregoing or, due to the grossly negligent wrongful action or wrongful inaction of such Designated Holder, to deliver or to cause to be delivered the prospectus, including a corrected prospectus, furnished by the Company to such Designated Holder (or made available by the Company if such Designated Holder is notified of its availability in writing in a timely manner); provided, however, that the total amount to be indemnified by such Designated Holder pursuant to this Section 6.2 shall be limited to the net proceeds (after deducting the underwriters' discounts and commissions) received by such Designated Holder in the offering to which the Registration Statement or prospectus relates.

        6.3    Conduct of Indemnification Proceedings.    Any Person entitled to indemnification hereunder (the "Indemnified Party") agrees to give prompt written notice to the indemnifying party (the "Indemnifying Party") after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, however, that the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of any Liability that it may have to the Indemnified Party hereunder (except to the extent that the Indemnifying Party is materially prejudiced or otherwise forfeits substantive rights or defenses by reason of such failure). If notice of commencement of any such action is given to the Indemnifying Party as above provided, the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such Indemnified Party. The Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action with counsel reasonably satisfactory to the Indemnified Party or (iii) the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and such parties have been advised by such counsel that either (x) representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct or (y) there may be one or more legal defenses available to the Indemnified Party which are different from or additional to those available to the Indemnifying Party, in any of such cases, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Indemnified Parties. No Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the consent of such

Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Party is a party and indemnity has been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability for claims that are the subject matter of such proceeding.

        6.4    Contribution.

          (a)   If the indemnification provided for in this Article VI from the Indemnifying Party is unavailable to an Indemnified Party hereunder in respect of any Liabilities referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such Liabilities, as well as any other relevant equitable considerations. The relative faults of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 6.1 and 6.2, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding; provided, that the total amount to be contributed by such Designated Holder shall be limited to the net proceeds (after deducting the underwriters' discounts and commissions) received by such Designated Holder in the offering. No Person involved in the sale of Registrable Securities who is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale shall be entitled to indemnification or contribution from any Person involved in such sale of Registrable Securities who is not guilty of fraudulent misrepresentation.

          (b)   The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in Section 6.4(a). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

ARTICLE VII

COVENANTS

        7.1    Rule 144.    The Company covenants that from and after the date hereof it shall use its reasonable best efforts to (a) file any reports required to be filed by it under the Exchange Act and (b) take such further action as each Designated Holder may reasonably request (including providing any information necessary to comply with Rule 144 under the Securities Act), all to the extent required from time to time to enable such Designated Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time, or Regulation S under the Securities Act or (ii) any similar rules or regulations hereafter adopted by the SEC. The Company shall, upon the request of any Designated Holder, deliver to such Designated Holder a written statement as to whether it has complied with such requirements.

        7.2    Limitations on Registration Rights.    No Person shall, without the prior written consent of a Majority in Interest, be permitted to include securities of the Company in any registration filed under Article III hereto.

ARTICLE VIII

MISCELLANEOUS

        8.1    Recapitalizations, Exchanges, etc.    The provisions of this Agreement shall apply to the full extent set forth herein with respect to (i) the shares of Common stock and the Common Stock Equivalents, (ii) any and all shares of voting common stock of the Company into which the shares of Common Stock or Common Stock Equivalents are converted, exchanged or substituted in any recapitalization or other capital reorganization by the Company and (iii) any and all equity securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in conversion of, in exchange for or in substitution of, the shares of Common Stock or Common Stock Equivalents and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof. The Company shall use its reasonable best efforts to cause any successor or assign (whether by merger, consolidation, sale of assets or otherwise) to enter into a new registration rights agreement with the Designated Holders on terms substantially the same as this Agreement as a condition of any such transaction.

        8.2    No Inconsistent Agreements.    The Company shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Designated Holders in this Agreement or grant any additional registration rights to any Person or with respect to any securities which are not Registrable Securities which are prior in right to or inconsistent with the rights granted in this Agreement, except with the prior written consent of a Majority in Interest. No holder of the securities of the Company has the right to register securities of the Company on the initial or any subsequent Shelf Registration Statement.

        8.3    Remedies.    The Designated Holders, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of their rights under this Agreement. The Company agrees that monetary damages (including those specified in Section 3.3) would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive in any action for specific performance the defense that a remedy at law would be adequate.

        8.4    Notices.    All notices, demands and other communications provided for or permitted hereunder shall be made in the manner provided for under the Purchase Agreement.

        8.5    Successors and Assigns; Third Party Beneficiaries.    This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto as hereinafter provided. The rights of the Designated Holders contained in this Agreement shall be automatically transferred to the transferee of any Registrable Security, provided, that (i) such transferee agrees to become a party to this Agreement and be fully bound by, and subject to, all of the terms and conditions of the Agreement as though an original party hereto; (ii) the Company is, within a reasonable time after such transfer, furnished with written notice of (a) the name and address of such transferee, and (b) the securities with respect to which such registration rights are being transferred; (iii) immediately following such transfer the further disposition of such securities by the transferee is restricted under the Securities Act or applicable state securities laws if so required; and (iv) such transfer shall have been conducted in accordance with all applicable federal and state securities laws. All of the obligations of the Company hereunder shall survive any such transfer. Except as provided in Article VI, no Person other than the parties hereto and their successors and permitted assigns are intended to be a beneficiary of this Agreement.

        8.6    Amendments and Waivers.    Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless consented to in writing by (i) the Company and

(ii) the Designated Holders holding at least 66.7% of the then-outstanding Registrable Securities; provided, that if any such amendment, modification, supplement, waiver, consent or departure would adversely affect the rights, preferences or privileges of any Investor disproportionately with respect to the rights, preferences and privileges of the other Investors, such Investor's consent in writing shall be required; provided further, any party hereto may give a waiver in writing as to itself. Notwithstanding the foregoing, a Person who purchases Registrable Securities in the Second Tranche Closing (as defined in the Purchase Agreement) may become a party to this Agreement as an "Investor" and "Designated Holder" by executing a counterpart of this Agreement without any amendment of this Agreement pursuant to this Section or consent or approval of the Company (and Exhibit A shall be updated accordingly).

        8.7    Aggregation of Stock.    All shares of Registrable Securities held or acquired by Affiliated entities or Persons or entities or Persons under common management or control shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

        8.8    Counterparts.    This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. The parties hereto confirm that any facsimile copy of another party's executed counterpart of this Agreement (or its signature page thereof) will be deemed to be an executed original thereof.

        8.9    Headings.    The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

        8.10    GOVERNING LAW; CONSENT TO JURISDICTION.    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. The parties hereto irrevocably submit to the exclusive jurisdiction of any state or federal court sitting in the County of New York, in the State of New York over any suit, action or proceeding arising out of or relating to this Agreement or the affairs of the Company. To the fullest extent they may effectively do so under applicable law, the parties hereto irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that they are not subject to the jurisdiction of any such court, any objection that they may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

        8.11    Severability.    If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

        8.12    Rules of Construction.    Unless the context otherwise requires, references to sections or subsections refer to sections or subsections of this Agreement.

        8.13    Entire Agreement.    This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto with respect to the subject matter contained herein. There are no restrictions, promises, representations, warranties or undertakings with respect to the subject matter contained herein, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter.

        8.14    Further Assurances.    Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any governmental authority or any other

Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

        8.15    Other Agreements.    Nothing contained in this Agreement shall be deemed to be a waiver of, or release from, any obligations any party hereto may have under, or any restrictions on the transfer of Registrable Securities or other securities of the Company imposed by, any other agreement including, but not limited to, the Charter Documents and the Purchase Agreement.

        8.16    Termination.    Except for the liabilities or obligations under Section 5.3 or Article VI, all of which shall remain in effect in accordance with their terms, this Agreement and the obligations of the parties hereunder shall terminate upon the end of the Effectiveness Period.

        [Remainder of page intentionally left blank]

        IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Registration Rights Agreement on the date first written above.

COMPANY:
SATCON TECHNOLOGY CORPORATION
By:	Name: Title:

INVESTOR:
ROCKPORT CAPITAL PARTNERS II, L.P.
By:	RockPort Capital II, LLC
Its:	General Partner
By:	Name: Title:

INVESTOR:
NGP ENERGY TECHNOLOGY PARTNERS, L.P.
By:	NGP ETP, L.L.C.
Its:	General Partner
By:	Name: Title:

Exhibit A

Schedule of Investors

RockPort Capital Partners II, L.P.
160 Federal Street, 18th floor
Boston, MA 02110
Telephone: (617) 912-1420
Facsimile: (617) 912-1449

NGP Energy Technology Partners, L.P.
1700 K Street NW, Suite 750
Washington, D.C. 20006
Telephone: (202) 536-3920
Facsimile: (202) 536-3921

Exhibit B

Plan of Distribution

        The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

  •
  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  •
  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  •
  an exchange distribution in accordance with the rules of the applicable exchange;

  •
  privately negotiated transactions;

  •
  short sales;

  •
  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

  •
  broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

  •
  one or more underwritten offerings on a firm commitment or best efforts basis;

  •
  a combination of any such methods of sale; and

  •
  any other method permitted pursuant to applicable law.

        The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

        Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, which commissions or discounts may be less than or in excess of those customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

        The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 supplementing or amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

        The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 supplementing or amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

        The selling stockholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

        We are required to pay all fees and expenses incident to the registration of the shares of common stock. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

        The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder. If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus.

        The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the selling stockholders.

Appendix C

Form of Tranche 1 Warrant

        NEITHER THESE SECURITIES NOR THE SECURITIES FOR WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD, TRANSFERRED, OR ASSIGNED OR OFFERED FOR SALE OR OTHERWISE DISTRIBUTED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN COMPLIANCE WITH RULE 144 UNDER THE SECURITIES ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF SUCH SECURITIES REASONABLY SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE, TRANSFER OR ASSIGNMENT IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

No.:

WARRANT TO PURCHASE COMMON STOCK OF
SATCON TECHNOLOGY CORPORATION

(void after November 8, 2014)

        1.    Issuance of Warrant.    FOR VALUE RECEIVED, from and after May 8, 2008, and subject to the terms and conditions herein set forth, the Holder (as defined below) is entitled to purchase from SatCon Technology Corporation, a Delaware corporation (the "Company"), at any time before 5:00 p.m. New York City time on November 8, 2014 (the "Termination Date"), the Warrant Shares (as defined below) at a price per share equal to the Warrant Price (as defined below) upon exercise of this Warrant pursuant to Section 6 hereof.

        2.    Definitions.    As used in this Warrant, the following terms have the definitions ascribed to them below:

          (a)   "Additional Shares of Common Stock" means as such term is defined in the Certificate of Designation.

          (b)   "Aggregate Per Common Share Price" means as such term is defined in the Certificate of Designation

          (c)   "Business Day" means any day other than a Saturday, Sunday or other day on which the national or state banks located in the State of New York or the District of Columbia are authorized to be closed.

          (d)   "Certificate of Designation" means the Certificate of Designation with respect to the Company's Series C Convertible Preferred Stock, par value $0.01 per share, adopted by the Company's Board of Directors substantially in the form attached as Exhibit E to the Purchase Agreement.

          (e)   "Closing Sale Price" means, for any security as of any date, the last trade price for such security on the Principal Market, as reported by Bloomberg L.P., or any successor performing similar functions ("Bloomberg"), or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price then the trade price of such security immediately prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price is reported for such security by Bloomberg, the average of the ask prices of any market makers for such security as reported in the "pink sheets" by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 10. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

          (f)    "Common Stock" means the Company's Common Stock, $0.01 par value per share.

          (g)   "Common Stock Equivalents" means as such term is defined in the Certificate of Designation.

          (h)   "Conversion Price" means as such term is defined in the Certificate of Designation.

          (i)    "Convertible Securities" means as such term is defined in the Certificate of Designation.

          (j)    "Holder" means [                        ] or its assigns.

          (k)   "Issue Date" means November 8, 2007.

          (l)    "Person" means any individual, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

          (m)  "Principal Market" means The Nasdaq Capital Market.

          (n)   "Purchase Agreement" means that certain Stock and Warrant Purchase Agreement, dated as of November 8, 2007, by and among the Company and the Purchasers (as defined therein).

          (o)   "Series C Preferred Stock" means the Company's Series C Convertible Preferred Stock, par value $0.01 per share.

          (p)   "Stockholder Approval" means as such term is defined in the Certificate of Designation.

          (q)   "Trading Day" means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or trading market on which the Common Stock is then traded; provided that "Trading Day" shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00 p.m., New York time).

          (r)   "Warrant Price" means (i) prior to obtaining Stockholder Approval, $1.44 per share subject to adjustment under Section 3 and (ii) after obtaining Stockholder Approval, $1.25 per share subject to adjustment under Section 3. If the Warrant Price is reduced to $1.25 per share as a result of obtaining Stockholder Approval, the Warrant Price will get the benefit of any and all adjustments that would have been made to the Warrant Price pursuant to Section 3 as if the Warrant Price was $1.25 on the Issue Date.

          (s)   "Warrant Shares" means the shares of Common Stock (or other securities) purchasable upon exercise of this Warrant. The total number of shares to be issued upon the exercise of this Warrant shall be [                        ] shares, subject to adjustment under Section 3.

        3.    Adjustments and Notices.    The Warrant Price and/or the Warrant Shares shall be subject to adjustment from time to time in accordance with this Section 3. The Warrant Price and/or the Warrant Shares shall be adjusted to reflect all of the following events that occur on or after the Issue Date.

          (a)    Subdivision, Stock Dividends or Combinations.    In case the Company shall at any time subdivide the outstanding shares of the Common Stock or shall issue a stock dividend with respect to the Common Stock, the Warrant Price in effect immediately prior to such subdivision or the issuance of such dividend shall be proportionately decreased, and the number of Warrant Shares for which this Warrant may be exercised immediately prior to such subdivision or the issuance of such dividend shall be proportionately increased. In case the Company shall at any time combine the outstanding shares of the Common Stock, the Warrant Price in effect immediately prior to such combination shall be proportionately increased, and the number of Warrant Shares for which this Warrant may be exercised immediately prior to such combination shall be proportionately decreased. In each of the foregoing cases, the adjustment shall be effective at the close of business on the date of such subdivision, dividend or combination, as the case may be.

          (b)    Reclassification, Exchange, Substitution, In-Kind Distribution.    Upon any reclassification, exchange, substitution or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant or upon the payment of a dividend in securities or property other than shares of the Common Stock, the Holder shall be entitled to receive, upon exercise of this Warrant, the number and kind of securities and property that Holder would have received if this Warrant had been exercised immediately before the record date for such reclassification, exchange, substitution, or other event or immediately prior to the record date for such dividend. The Company or its successor shall promptly issue to Holder a new warrant for such new securities or other property. The new warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise or conversion of the new warrant. The provisions of this Section 3(b) shall similarly apply to successive reclassifications, exchanges, substitutions, or other events and successive dividends.

          (c)    Effect of Consolidation, Merger or Sale.    Upon (i) any consolidation, merger, statutory share exchange or combination of the Company with another Person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock or (ii) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other Person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock (each of the foregoing events is herein referred to as a "Business Combination"), then the Company or the successor or purchasing person, as the case may be, shall issue a replacement Warrant providing that such Warrant shall be exercisable for the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such Business Combination by a holder of a number of shares of Common Stock issuable upon exercise of this Warrant (assuming, for such purposes, a sufficient number of authorized shares of Common Stock available for issuance upon exercise of all such Warrants) immediately prior to such Business Combination assuming such holder of Common Stock did not exercise his rights of election, if any, that holders of Common Stock who were entitled to vote or consent to such transaction had as to the kind or amount of securities, cash or other property receivable upon such Business Combination (provided that, if the kind or amount of securities, cash or other property receivable upon such Business Combination is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purposes of this Section the kind and amount of securities, cash or other property receivable upon such Business Combination for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such replacement Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. If, in the case of any such Business Combination, the stock or other securities and assets receivable thereupon by a holder of shares of Common Stock shall include shares of stock or other securities and assets of a corporation other than the successor or purchasing person, as the case may be, in such Business Combination, then such replacement Warrant shall also be executed by such other person and shall contain such additional provisions to protect the interests of the holder of this Warrant as the Company's Board of Directors shall reasonably consider necessary by reason of the foregoing. The aggregate Warrant Price for the stock and other securities, property and assets (including cash) so receivable upon such event shall be an amount equal to the aggregate Warrant Price immediately prior to such event.

          The Company shall mail such replacement Warrant to each holder of Warrants, at such holder's address appearing in the register within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such replacement Warrant.

          The above provisions of this Section shall similarly apply to successive or series of related Business Combinations.

          (d)    Adjustments for Dilutive Issuances.    In the event the Company shall, at any time and from time to time after obtaining Stockholder Approval, (i) issue or sell any Additional Shares of Common Stock at a price per share less than the Conversion Price then in effect or (ii) issue or sell any Convertible Securities or Common Stock Equivalents with an Aggregate Per Common Share Price less than the Conversion Price then in effect (or if there are no longer any shares of Series C Preferred Stock outstanding, the price per share or Aggregate Per Common Share Price, as applicable, less than the Conversion Price that would be in effect as if shares of Series C Preferred Stock were still outstanding, which for the avoidance of doubt, shall equal the Warrant Price then in effect divided by 120%), the Warrant Price shall be adjusted, mutatis mutandis, in accordance with Sections 5(e)(iv) and (v) of the Certificate of Designation. For the avoidance of doubt, the intent of this Section 3(d) is to apply the weighted average anti-dilution formula set forth in Sections 5(e)(iv) and (v) of the Certificate of Designation following Stockholder Approval so that the Warrant Price remains equal to the product of 120% multiplied by the Conversion Price (or, in the case that no shares of Series C Preferred Stock remain outstanding, the Conversion Price that would be in effect as if shares of Series C Preferred Stock were still outstanding). Upon each such adjustment of the Warrant Price pursuant to this Section 3(d), the number of Warrant Shares shall be adjusted to the number of shares of Common Stock determined by multiplying the Warrant Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Warrant Price resulting from such adjustment. The above provisions of this Section 3(d) shall similarly apply to successive issuances of Additional Shares of Common Stock at a price per share less than the Conversion Price then in effect and successive issuances of Convertible Securities or Common Stock Equivalents with an Aggregate Per Common Share Price less than the Conversion Price then in effect. Notwithstanding the foregoing, the Company shall not be required to make any adjustment to the Warrant Price as a result of any of the issuances of securities described in Section 5(e)(viii) of the Certificate of Designation.

          (e)    Certificate of Adjustment.    In each case of an adjustment or readjustment of the Warrant Price or Warrant Shares, the Company, at its own expense, shall cause its Chief Financial Officer (or similar officer) to compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to the Holder. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based. No adjustment of the Warrant Price shall be required to be made unless it would result in an increase or decrease of at least one cent, but any adjustments not made because of this sentence shall be carried forward and taken into account in any subsequent adjustment otherwise required hereunder.

          (f)    No Impairment.    The Company shall not, by amendment of its Certificate of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out all of the provisions of this Section 3 and in taking all such action as may be necessary or appropriate to protect the Holder's rights under this Section 3 against impairment. If an event not specified in this Section 3 occurs that has substantially the same economic effect on the Warrant as those specifically enumerated, then Section 3 shall be construed liberally, mutatis mutandis, in order to give the Warrant the intended benefit of the protections provided under this Section 3. In such event, the Company's Board of Directors shall make an appropriate adjustment in the Warrant Price and number of Warrant Shares so as to protect the rights of the holders of this Warrant; provided that no such adjustment shall increase the Warrant Price as otherwise determined pursuant to this Section 3 or decrease the number of Warrant Shares.

          (g)    Fractional Shares.    No fractional shares shall be issuable upon exercise or conversion of the Warrant and the number of shares to be issued shall be rounded down to the nearest whole share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying the Holder an amount computed by multiplying the fractional interest by the fair market value of a full share.

        4.    No Shareholder Rights.    This Warrant, by itself, as distinguished from any shares purchased hereunder, shall not entitle its Holder to any of the rights of a shareholder of the Company.

        5.    Reservation of Stock.    The Company will reserve from its authorized and unissued stock a sufficient number of shares to provide for the issuance of Warrant Shares upon the exercise or conversion of this Warrant (after giving effect to the adjustments of Section 3, if any). Issuance of this Warrant shall constitute full authority to the Company's officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for Warrant Shares issuable upon the exercise of this Warrant.

        6.    Exercise of Warrant.    (a) This Warrant may be exercised as a whole or in part by the Holder, at any time on or after May 8, 2008 and prior to the termination of this Warrant, by the surrender of this Warrant, together with the Notice of Exercise and Investment Representation Statement in the forms attached hereto as Attachments 1 and 2, respectively, duly completed and executed at the principal office of the Company, specifying the number of Warrant Shares as to which this Warrant is to be exercised and accompanied by payment of the Warrant Price for the number of Warrant Shares as to which this Warrant is being exercised in wire transfer or by check (which payment may take the form of a "cashless exercise" if so indicated on the Notice of Exercise and if a "cashless exercise" may occur at such time pursuant to Section 8 below); provided that to the extent any exercise of this Warrant requires notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Company and the Holder agree to use commercially reasonable efforts to promptly file such notification, and the exercise of this Warrant is conditioned upon the expiration or early termination of the HSR Act waiting period. Execution and delivery of the Notice of Exercise in respect of less than all of the Warrant Shares issuable upon exercise of this Warrant shall have the same effect as cancellation of the original Warrant and the issuance of a new warrant evidencing the right to purchase the remaining number of Warrant Shares.

          (b)   This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise and payment of the applicable Warrant Price as provided above, and the person entitled to receive the Warrant Shares issuable upon such exercise shall be treated for all purposes as the holder of such shares of record as of the close of business on such date.

          (c)   As promptly as practicable after such date (but in no event later than three Trading Days after this Warrant is exercised), the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of full shares of Warrant Shares issuable upon such exercise.

        7.    Transfer of Warrant.    This Warrant may be transferred or assigned by the Holder hereof as a whole or in part, provided:

          (a)   that the Holder provides, at the Company's request, an opinion of counsel satisfactory to the Company that such transfer does not require registration under the Securities Act, and

          (b)   that the Holder surrenders this Warrant with the Form of Assignment attached hereto as Attachment 3, duly completed and signed, to the Company.

        Upon any such transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a "New Warrant"), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Warrant.

        8.    Warrant Exercise    The Holder shall have the right to either (1) exercise the Warrant by paying the Warrant Price in immediately available funds or (2) exercise the Warrant on a "net share" or cashless exercise basis by satisfying its obligation to pay the Warrant Price through a "cashless exercise," in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X =	Y × (A - B) A

  Where:

    X = the net number of Warrant Shares to be issued to the Holder.

    Y = the number of Warrant Shares with respect to which this Warrant is being exercised.

    A = the average of the Closing Sale Prices for the five Trading Days immediately prior to (but excluding) the date this Warrant is exercised.

    B = the Warrant Price

        For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Purchase Agreement.

        9.    Termination.    At 5:00 P.M., New York City time on the Termination Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value; provided that, if the average of the Closing Sale Price for the five Trading Days immediately prior to (but not including) the Termination Date exceeds the Warrant Price on the Termination Date, then this Warrant shall be deemed to have been exercised in full (to the extent not previously exercised) on a "cashless exercise" basis at 5:00 P.M. New York City time on the Termination Date in accordance with Section 8 above.

        10.    Dispute Resolution.    In the case of a dispute as to the determination of the Warrant Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two Business Days of receipt of the Notice of Exercise giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Warrant Price or the Warrant Shares within three Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two Business Days submit via facsimile (a) the disputed determination of the Warrant Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Warrant Shares to the Company's independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten Business Days from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

        11.    Miscellaneous.    This Warrant shall be governed by the laws of the State of Delaware, as such laws are applied to contracts to be entered into and performed entirely in Delaware by Delaware residents. The headings in this Warrant are for purposes of convenience and reference only, and shall not be deemed to constitute a part hereof. Neither this Warrant nor any term hereof may be changed or waived orally, but only by an instrument in writing signed by the Company and the Holder of this Warrant. All notices and other communications from the Company to the Holder of this Warrant shall be delivered personally or by facsimile transmission or mailed by first class mail, postage prepaid, to the address or facsimile number furnished to the Company in writing by the last Holder of this Warrant who shall have furnished an address or facsimile number to the Company in writing, and if mailed shall be deemed given three days after deposit in the United States mail. Upon receipt of evidence satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security satisfactory to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of shares of Common Stock.

[Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of the Issue Date (defined above).

SATCON TECHNOLOGY CORPORATION
By:
Name:
Title:

Attachment 1

NOTICE OF EXERCISE

TO:
SATCON TECHNOLOGY CORPORATION

        1.     The undersigned hereby elects to purchase                        Warrant Shares of SatCon Technology Corporation pursuant to the terms of the attached Warrant.

        2.     The undersigned intends that the payment of the Warrant Price shall be made as (check one):

    ☐
    "Cash Exercise" under Section 8 (clause 1)

    ☐
    "Cashless Exercise" under Section 8 (clause 2)

        3.     If the undersigned has elected "Cash Exercise," the undersigned shall pay the sum of $[            ] to the Company in accordance with the terms of the Warrant.

        4.     Please issue a certificate or certificates representing said shares of Warrant Shares in the name of the undersigned or in such other name as is specified below:

(Name in which certificate(s) are to be issued)

(Address)

(Name of Warrant Holder)

By:

Title:

Date signed:

Attachment 2

INVESTMENT REPRESENTATION STATEMENT

        In connection with the purchase of the Warrant Shares upon exercise of the enclosed Warrant, the undersigned hereby represents to SatCon Technology Corporation (the "Company") as follows:

          (a)   The securities to be received upon the exercise of the Warrant (the "Securities") will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and the undersigned has no present intention of selling, granting participation in or otherwise distributing the same, but subject, nevertheless, to any requirement of law that the disposition of its property shall at all times be within its control. By executing this statement, the undersigned further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participations to such person or to any third person, with respect to any Securities issuable upon exercise of the Warrant.

          (b)   The undersigned understands that the Securities issuable upon exercise of the Warrant at the time of issuance shall not be registered under the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws, on the ground that the issuance of such securities is exempt pursuant to Section 4(2) of the Securities Act and state law exemptions relating to offers and sales not by means of a public offering, and that the Company's reliance on such exemptions is predicated on the undersigned's representations set forth herein.

          (c)   The undersigned agrees that in no event will it make a disposition of any Securities acquired upon the exercise of the Warrant unless and until (i) it shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (ii) it shall have furnished the Company with an opinion of counsel satisfactory to the Company and Company's counsel to the effect that (A) appropriate action necessary for compliance with the Securities Act and any applicable state securities laws has been taken or an exemption from the registration requirements of the Securities Act and such laws is available, and (B) the proposed transfer will not violate any of said laws.

          (d)   The undersigned acknowledges that an investment in the Company is highly speculative and represents that it is able to fend for itself in the transactions contemplated by this statement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investments, and has the ability to bear the economic risks (including the risk of a total loss) of its investment. The undersigned represents that it has had the opportunity to ask questions of the Company concerning the Company's business and assets and to obtain any additional information which it considered necessary to verify the accuracy of or to amplify the Company's disclosures, and has had all questions which have been asked by it satisfactorily answered by the Company.

          (e)   The undersigned acknowledges that the Securities issuable upon exercise or conversion of the Warrant must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The undersigned is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold from the Company or any affiliate of the Company, the sale being through a "broker's transaction" or in transactions directly with a "market maker" (as provided by Rule 144(f)) and the number of shares being sold during any three month period not exceeding specified limitations.

          (f)    The undersigned is an "accredited investor" as defined in Regulation D under the Securities Act.

Dated:

(Typed or Printed Name)

By:
(Signature)

(Name)

(Title)

2

Attachment 3

FORM OF ASSIGNMENT

[To be completed and signed only upon transfer of Warrant]

        FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                          the right represented by the within Warrant to purchase                          shares of Common Stock of SatCon Technology Corporation to which the within Warrant relates and appoints                          attorney to transfer said right on the books of SatCon Technology Corporation with full power of substitution in the premises.

Dated: ,
(Signature must conform in all respects to name of holder as specified on the face of the Warrant)
Address of Transferee

In the presence of:

Appendix D

Form of Tranche 2 Warrant and Additional Warrant

        NEITHER THESE SECURITIES NOR THE SECURITIES FOR WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD, TRANSFERRED, OR ASSIGNED OR OFFERED FOR SALE OR OTHERWISE DISTRIBUTED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN COMPLIANCE WITH RULE 144 UNDER THE SECURITIES ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF SUCH SECURITIES REASONABLY SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE, TRANSFER OR ASSIGNMENT IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

No.:

WARRANT TO PURCHASE COMMON STOCK OF
SATCON TECHNOLOGY CORPORATION

(void after [                        ], 20XX(1))

        1.    Issuance of Warrant.    FOR VALUE RECEIVED, from and after the Issue Date, and subject to the terms and conditions herein set forth, the Holder (as defined below) is entitled to purchase from SatCon Technology Corporation, a Delaware corporation (the "Company"), at any time before 5:00 p.m. New York City time on [                        ], 20XX(2) (the "Termination Date"), the Warrant Shares (as defined below) at a price per share equal to the Warrant Price (as defined below) upon exercise of this Warrant pursuant to Section 6 hereof.

(1)
Insert date that is the seven year anniversary of the Issue Date.

(2)
Insert date that is the seven year anniversary of the Issue Date.

        2.    Definitions.    As used in this Warrant, the following terms have the definitions ascribed to them below:

          (a)   "Additional Shares of Common Stock" means as such term is defined in the Certificate of Designation.

          (b)   "Aggregate Per Common Share Price" means as such term is defined in the Certificate of Designation

          (c)   "Business Day" means any day other than a Saturday, Sunday or other day on which the national or state banks located in the State of New York or the District of Columbia are authorized to be closed.

          (d)   "Certificate of Designation" means the Certificate of Designation with respect to the Company's Series C Convertible Preferred Stock, par value $0.01 per share, adopted by the Company's Board of Directors substantially in the form attached as Exhibit E to the Purchase Agreement.

          (e)   "Closing Sale Price" means, for any security as of any date, the last trade price for such security on the Principal Market, as reported by Bloomberg L.P., or any successor performing similar functions ("Bloomberg"), or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price then the trade price of such security immediately prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price is reported for such security by Bloomberg, the average of the ask prices of any market makers for such security as reported in the "pink sheets" by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 10. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

          (f)    "Common Stock" means the Company's Common Stock, $0.01 par value per share.

          (g)   "Common Stock Equivalents" means as such term is defined in the Certificate of Designation.

          (h)   "Conversion Price" means as such term is defined in the Certificate of Designation.

          (i)    "Convertible Securities" means as such term is defined in the Certificate of Designation.

          (j)    "Holder" means [                        ] or its assigns.

          (k)   "Issue Date" means [                        ].(3)

(3)
Insert date on which Warrant is issued by the Company.

          (l)    "Person" means any individual, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

          (m)  "Principal Market" means The Nasdaq Capital Market.

          (n)   "Purchase Agreement" means that certain Stock and Warrant Purchase Agreement, dated as of November 8, 2007, by and among the Company and the Purchasers (as defined therein).

          (o)   "Series C Preferred Stock" means the Company's Series C Convertible Preferred Stock, par value $0.01 per share.

          (p)   "Trading Day" means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or trading market on which the Common Stock is then traded; provided that "Trading Day" shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00 p.m., New York time).

          (q)   "Warrant Price" means $1.25 per share subject to adjustment under Section 3.

          (r)   "Warrant Shares" means the shares of Common Stock (or other securities) purchasable upon exercise of this Warrant. The total number of shares to be issued upon the exercise of this Warrant shall be [                        ] shares, subject to adjustment under Section 3.

        3.    Adjustments and Notices.    The Warrant Price and/or the Warrant Shares shall be subject to adjustment from time to time in accordance with this Section 3. The Warrant Price and/or the Warrant Shares shall be adjusted to reflect all of the following events that occur on or after the Issue Date.

          (a)    Subdivision, Stock Dividends or Combinations.    In case the Company shall at any time subdivide the outstanding shares of the Common Stock or shall issue a stock dividend with respect to the Common Stock, the Warrant Price in effect immediately prior to such subdivision or the issuance of such dividend shall be proportionately decreased, and the number of Warrant Shares for which this Warrant may be exercised immediately prior to such subdivision or the issuance of such dividend shall be proportionately increased. In case the Company shall at any time combine the outstanding shares of the Common Stock, the Warrant Price in effect immediately prior to such combination shall be proportionately increased, and the number of Warrant Shares for which this Warrant may be exercised immediately prior to such combination shall be proportionately decreased. In each of the foregoing cases, the adjustment shall be effective at the close of business on the date of such subdivision, dividend or combination, as the case may be.

          (b)    Reclassification, Exchange, Substitution, In-Kind Distribution.    Upon any reclassification, exchange, substitution or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant or upon the payment of a dividend in securities or property other than shares of the Common Stock, the Holder shall be entitled to receive, upon exercise of this Warrant, the number and kind of securities and property that Holder would have received if this Warrant had been exercised immediately before the record date for such reclassification, exchange, substitution, or other event or immediately prior to the record date for such dividend. The Company or its successor shall promptly issue to Holder a new warrant for such new securities or other property. The new warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise or conversion of the new warrant. The provisions of this Section 3(b) shall similarly apply to successive reclassifications, exchanges, substitutions, or other events and successive dividends.

          (c)    Effect of Consolidation, Merger or Sale.    Upon (i) any consolidation, merger, statutory share exchange or combination of the Company with another Person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock or (ii) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other Person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock (each of the foregoing events is herein referred to as a "Business Combination"), then the Company or the successor or purchasing person, as the case may be, shall issue a replacement Warrant providing that such Warrant shall be exercisable for the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such Business Combination by a holder of a number of shares of Common Stock issuable upon exercise of this Warrant (assuming, for such purposes, a sufficient number of authorized shares of Common Stock available for issuance upon exercise of all such Warrants) immediately prior to such Business Combination assuming such holder of Common Stock did not exercise his rights of election, if any, that holders of Common Stock who were entitled to vote or consent to such transaction had as to the kind or amount of securities, cash or other property receivable upon such Business Combination (provided that, if the kind or amount of securities, cash or other property receivable upon such Business Combination is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purposes of this Section the kind and amount of securities, cash or other property receivable upon such Business Combination for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such replacement Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. If, in the case of any such Business Combination, the stock or other securities and assets receivable thereupon by a holder of shares of Common Stock shall include shares of stock or other securities and assets of a corporation other than the successor or purchasing person, as the case may be, in such Business Combination, then such replacement Warrant shall also be executed by such other person and shall contain such additional provisions to protect the interests of the holder of this Warrant as the Company's Board of Directors shall reasonably consider necessary by reason of the foregoing. The aggregate Warrant Price for the stock and other securities, property and assets (including cash) so receivable upon such event shall be an amount equal to the aggregate Warrant Price immediately prior to such event.

          The Company shall mail such replacement Warrant to each holder of Warrants, at such holder's address appearing in the register within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such replacement Warrant.

          The above provisions of this Section shall similarly apply to successive or series of related Business Combinations.

          (d)    Adjustments for Dilutive Issuances.    In the event the Company shall, at any time and from time to time (i) issue or sell any Additional Shares of Common Stock at a price per share less than the Conversion Price then in effect or (ii) issue or sell any Convertible Securities or Common Stock Equivalents with an Aggregate Per Common Share Price less than the Conversion Price then in effect (or if there are no longer any shares of Series C Preferred Stock outstanding, the price per share or Aggregate Per Common Share Price, as applicable, less than the Conversion Price that would be in effect as if shares of Series C Preferred Stock were still outstanding, which for the avoidance of doubt, shall equal the Warrant Price then in effect divided by 120%), the Warrant Price shall be adjusted, mutatis mutandis, in accordance with Sections 5(e)(iv) and (v) of the Certificate of Designation. For the avoidance of doubt, the intent of this Section 3(d) is to apply the weighted average anti-dilution formula set forth in Sections 5(e)(iv) and (v) of the Certificate of Designation so that the Warrant Price remains equal to the product of 120% multiplied by the Conversion Price (or, in the case that no shares of Series C Preferred Stock remain outstanding, the Conversion Price that would be in effect as if shares of Series C Preferred Stock were still outstanding). Upon each such adjustment of the Warrant Price pursuant to this Section 3(d), the number of Warrant Shares shall be adjusted to the number of shares of Common Stock determined by multiplying the Warrant Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Warrant Price resulting from such adjustment. The above provisions of this Section 3(d) shall similarly apply to successive issuances of Additional Shares of Common Stock at a price per share less than the Conversion Price then in effect and successive issuances of Convertible Securities or Common Stock Equivalents with an Aggregate Per Common Share Price less than the Conversion Price then in effect. Notwithstanding the foregoing, the Company shall not be required to make any adjustment to the Warrant Price as a result of any of the issuances of securities described in Section 5(e)(viii) of the Certificate of Designation.

          (e)    Certificate of Adjustment.    In each case of an adjustment or readjustment of the Warrant Price or Warrant Shares, the Company, at its own expense, shall cause its Chief Financial Officer (or similar officer) to compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to the Holder. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based. No adjustment of the Warrant Price shall be required to be made unless it would result in an increase or decrease of at least one cent, but any adjustments not made because of this sentence shall be carried forward and taken into account in any subsequent adjustment otherwise required hereunder.

          (f)    No Impairment.    The Company shall not, by amendment of its Certificate of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out all of the provisions of this Section 3 and in taking all such action as may be necessary or appropriate to protect the Holder's rights under this Section 3 against impairment. If an event not specified in this Section 3 occurs that has substantially the same economic effect on the Warrant as those specifically enumerated, then Section 3 shall be construed liberally, mutatis mutandis, in order to give the Warrant the intended benefit of the protections provided under this Section 3. In such event, the Company's Board of Directors shall make an appropriate adjustment in the Warrant Price and number of Warrant Shares so as to protect the rights of the holders of this Warrant; provided that no such adjustment shall increase the Warrant Price as otherwise determined pursuant to this Section 3 or decrease the number of Warrant Shares.

          (g)    Fractional Shares.    No fractional shares shall be issuable upon exercise or conversion of the Warrant and the number of shares to be issued shall be rounded down to the nearest whole share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying the Holder an amount computed by multiplying the fractional interest by the fair market value of a full share.

        4.    No Shareholder Rights.    This Warrant, by itself, as distinguished from any shares purchased hereunder, shall not entitle its Holder to any of the rights of a shareholder of the Company.

        5.    Reservation of Stock.    The Company will reserve from its authorized and unissued stock a sufficient number of shares to provide for the issuance of Warrant Shares upon the exercise or conversion of this Warrant (after giving effect to the adjustments of Section 3, if any). Issuance of this Warrant shall constitute full authority to the Company's officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for Warrant Shares issuable upon the exercise of this Warrant.

        6.    Exercise of Warrant.    (a) This Warrant may be exercised as a whole or in part by the Holder, at any time on or after the Issue Date and prior to the termination of this Warrant, by the surrender of this Warrant, together with the Notice of Exercise and Investment Representation Statement in the forms attached hereto as Attachments 1 and 2, respectively, duly completed and executed at the principal office of the Company, specifying the number of Warrant Shares as to which this Warrant is to be exercised and accompanied by payment of the Warrant Price for the number of Warrant Shares as to which this Warrant is being exercised in wire transfer or by check (which payment may take the form of a "cashless exercise" if so indicated on the Notice of Exercise and if a "cashless exercise" may occur at such time pursuant to Section 8 below); provided that to the extent any exercise of this Warrant requires notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Company and the Holder agree to use commercially reasonable efforts to promptly file such notification, and the exercise of this Warrant is conditioned upon the expiration or early termination of the HSR Act waiting period. Execution and delivery of the Notice of Exercise in respect of less than all of the Warrant Shares issuable upon exercise of this Warrant shall have the same effect as cancellation of the original Warrant and the issuance of a new warrant evidencing the right to purchase the remaining number of Warrant Shares.

          (b)   This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise and payment of the applicable Warrant Price as provided above, and the person entitled to receive the Warrant Shares issuable upon such exercise shall be treated for all purposes as the holder of such shares of record as of the close of business on such date.

          (c)   As promptly as practicable after such date (but in no event later than three Trading Days after this Warrant is exercised), the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of full shares of Warrant Shares issuable upon such exercise.

        7.    Transfer of Warrant.    This Warrant may be transferred or assigned by the Holder hereof as a whole or in part, provided:

          (a)   that the Holder provides, at the Company's request, an opinion of counsel satisfactory to the Company that such transfer does not require registration under the Securities Act, and

          (b)   that the Holder surrenders this Warrant with the Form of Assignment attached hereto as Attachment 3, duly completed and signed, to the Company.

        Upon any such transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a "New Warrant"), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Warrant.

        8.    Warrant Exercise    The Holder shall have the right to either (1) exercise the Warrant by paying the Warrant Price in immediately available funds or (2) exercise the Warrant on a "net share" or cashless exercise basis by satisfying its obligation to pay the Warrant Price through a "cashless exercise," in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X=	Y × (A - B) A

  Where:

    X = the net number of Warrant Shares to be issued to the Holder.

    Y = the number of Warrant Shares with respect to which this Warrant is being exercised.

    A = the average of the Closing Sale Prices for the five Trading Days immediately prior to (but excluding) the date this Warrant is exercised.

    B = the Warrant Price

        For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Purchase Agreement.

        9.    Termination.    At 5:00 P.M., New York City time on the Termination Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value; provided that, if the average of the Closing Sale Price for the five Trading Days immediately prior to (but not including) the Termination Date exceeds the Warrant Price on the Termination Date, then this Warrant shall be deemed to have been exercised in full (to the extent not previously exercised) on a "cashless exercise" basis at 5:00 P.M. New York City time on the Termination Date in accordance with Section 8 above.

        10.    Dispute Resolution.    In the case of a dispute as to the determination of the Warrant Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two Business Days of receipt of the Notice of Exercise giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Warrant Price or the Warrant Shares within three Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two Business Days submit via facsimile (a) the disputed determination of the Warrant Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Warrant Shares to the Company's independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten Business Days from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

        11.    Miscellaneous.    This Warrant shall be governed by the laws of the State of Delaware, as such laws are applied to contracts to be entered into and performed entirely in Delaware by Delaware residents. The headings in this Warrant are for purposes of convenience and reference only, and shall not be deemed to constitute a part hereof. Neither this Warrant nor any term hereof may be changed or waived orally, but only by an instrument in writing signed by the Company and the Holder of this Warrant. All notices and other communications from the Company to the Holder of this Warrant shall be delivered personally or by facsimile transmission or mailed by first class mail, postage prepaid, to the address or facsimile number furnished to the Company in writing by the last Holder of this Warrant who shall have furnished an address or facsimile number to the Company in writing, and if mailed shall be deemed given three days after deposit in the United States mail. Upon receipt of evidence satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security satisfactory to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of shares of Common Stock.

[Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of the Issue Date (defined above).

SATCON TECHNOLOGY CORPORATION
By:
Name:
Title:

Attachment 1

NOTICE OF EXERCISE

TO:
SATCON TECHNOLOGY CORPORATION

        1.     The undersigned hereby elects to purchase                        Warrant Shares of SatCon Technology Corporation pursuant to the terms of the attached Warrant.

        2.     The undersigned intends that the payment of the Warrant Price shall be made as (check one):

    ☐
    "Cash Exercise" under Section 8 (clause 1)

    ☐
    "Cashless Exercise" under Section 8 (clause 2)

        3.     If the undersigned has elected "Cash Exercise," the undersigned shall pay the sum of $[            ] to the Company in accordance with the terms of the Warrant.

        4.     Please issue a certificate or certificates representing said shares of Warrant Shares in the name of the undersigned or in such other name as is specified below:

(Name in which certificate(s) are to be issued)

(Address)

(Name of Warrant Holder)

By:

Title:

Date signed:

Attachment 2

INVESTMENT REPRESENTATION STATEMENT

        In connection with the purchase of the Warrant Shares upon exercise of the enclosed Warrant, the undersigned hereby represents to SatCon Technology Corporation (the "Company") as follows:

          (a)   The securities to be received upon the exercise of the Warrant (the "Securities") will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and the undersigned has no present intention of selling, granting participation in or otherwise distributing the same, but subject, nevertheless, to any requirement of law that the disposition of its property shall at all times be within its control. By executing this statement, the undersigned further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participations to such person or to any third person, with respect to any Securities issuable upon exercise of the Warrant.

          (b)   The undersigned understands that the Securities issuable upon exercise of the Warrant at the time of issuance shall not be registered under the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws, on the ground that the issuance of such securities is exempt pursuant to Section 4(2) of the Securities Act and state law exemptions relating to offers and sales not by means of a public offering, and that the Company's reliance on such exemptions is predicated on the undersigned's representations set forth herein.

          (c)   The undersigned agrees that in no event will it make a disposition of any Securities acquired upon the exercise of the Warrant unless and until (i) it shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (ii) it shall have furnished the Company with an opinion of counsel satisfactory to the Company and Company's counsel to the effect that (A) appropriate action necessary for compliance with the Securities Act and any applicable state securities laws has been taken or an exemption from the registration requirements of the Securities Act and such laws is available, and (B) the proposed transfer will not violate any of said laws.

          (d)   The undersigned acknowledges that an investment in the Company is highly speculative and represents that it is able to fend for itself in the transactions contemplated by this statement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investments, and has the ability to bear the economic risks (including the risk of a total loss) of its investment. The undersigned represents that it has had the opportunity to ask questions of the Company concerning the Company's business and assets and to obtain any additional information which it considered necessary to verify the accuracy of or to amplify the Company's disclosures, and has had all questions which have been asked by it satisfactorily answered by the Company.

          (e)   The undersigned acknowledges that the Securities issuable upon exercise or conversion of the Warrant must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The undersigned is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold from the Company or any affiliate of the Company, the sale being through a "broker's transaction" or in transactions directly with a "market maker" (as provided by Rule 144(f)) and the number of shares being sold during any three month period not exceeding specified limitations.

          (f)    The undersigned is an "accredited investor" as defined in Regulation D under the Securities Act.

Dated:

(Typed or Printed Name)

By:
(Signature)

(Name)

(Title)

2

Attachment 3

FORM OF ASSIGNMENT

[To be completed and signed only upon transfer of Warrant]

        FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                          the right represented by the within Warrant to purchase                          shares of Common Stock of SatCon Technology Corporation to which the within Warrant relates and appoints                          attorney to transfer said right on the books of SatCon Technology Corporation with full power of substitution in the premises.

Dated: ,
(Signature must conform in all respects to name of holder as specified on the face of the Warrant)
Address of Transferee

In the presence of:

Appendix E

CERTIFICATE OF DESIGNATION OF THE RELATIVE RIGHTS AND PREFERENCES
OF THE SERIES C CONVERTIBLE PREFERRED STOCK
OF SATCON TECHNOLOGY CORPORATION

        The undersigned, the Chief Executive Officer of SatCon Technology Corporation, a Delaware corporation (the "Company"), in accordance with the provisions of the Delaware General Corporation Law, does hereby certify that, pursuant to the authority conferred upon the Company's Board of Directors (the "Board") by the Certificate of Incorporation of the Company, the following resolution creating a series of Series C Convertible Preferred Stock, was duly adopted on November 6, 2007:

        RESOLVED, that pursuant to the authority expressly granted to and vested in the Board by provisions of the Certificate of Incorporation of the Company (the "Certificate of Incorporation"), there hereby is created out of the shares of Preferred Stock, par value $.01 per share, of the Company authorized in Article IV of the Certificate of Incorporation (the "Preferred Stock"), a series of Preferred Stock of the Company, to be named "Series C Convertible Preferred Stock," consisting of 30,000 shares, which series shall have the following designations, powers, preferences and relative and other special rights and the following qualifications, limitations and restrictions:

        1.    Designation and Rank.    The designation of such series of the Preferred Stock shall be the Series C Convertible Preferred Stock, par value $.01 per share (the "Series C Preferred Stock"). The maximum number of shares of Series C Preferred Stock shall be 30,000 shares. The Series C Preferred Stock shall rank senior to the common stock, par value $.01 per share (the "Common Stock"), and to all other classes and series of equity securities of the Company which by their terms rank junior to the Series C Preferred Stock ("Junior Stock"). The Series C Preferred Stock shall rank on parity with the Company's Series B Convertible Preferred Stock, par value $.01 per share (the "Series B Preferred Stock"), and all other classes and series of equity securities of the Company created after the Issuance Date, if any, which by their terms rank on parity with the Series C Preferred Stock (the Series B Preferred Stock and such other classes and series of equity securities are collectively referred to herein as "Parity Stock"). The Series C Preferred Stock shall be subordinate to and rank junior to all indebtedness of the Company now or hereafter outstanding.

        2.    Dividends.

          (a)   The holders of record of shares of Series C Preferred Stock shall be entitled to receive, out of any assets at the time legally available therefor and when and as declared by the Board, dividends at the rate of five percent (5%) of the Stated Liquidation Preference Amount (defined below) per share per annum commencing on the date of issuance (the "Issuance Date") of the Series C Preferred Stock. Dividends on the Series C Preferred Stock shall be cumulative, shall accrue, whether or not declared, and be payable quarterly in cash or, at the Company's option, added to the Stated Liquidation Preference Amount (as defined in Section 4(a) below).

          (b)   So long as any shares of Series C Preferred Stock are outstanding, the Company shall not declare, pay or set apart for payment any dividend or make any Distribution (defined below) on any Series B Preferred Stock (other than dividends or Distributions paid on the Series B Preferred Stock in Common Stock in accordance with the terms of the Series B Preferred Stock) or Junior Stock (other than dividends or Distributions on Common Stock payable solely in shares of Common Stock), unless at the time of such dividend or Distribution the Company shall have paid all accrued and unpaid dividends on the outstanding shares of Series C Preferred Stock.

          (c)   In addition, so long as any shares of Series C Preferred Stock are outstanding, the Company shall not declare, pay or set apart for payment any dividend or make any Distribution on any Common Stock (other than dividends or Distributions on Common Stock payable solely in shares of Common Stock), unless at the time of such dividend or Distribution the Company simultaneously pays a dividend or Distribution on each outstanding share of Series C Preferred Stock in an amount equal to the product of (i) the dividend or Distribution payable on each share of Common Stock and (ii) the number of shares of Common Stock issuable upon conversion of a share of Series C Preferred Stock, calculated on the record date for determination of holders entitled to receive such dividend or Distribution.

          (d)   Whenever a Distribution provided for in this Section 2 shall be payable in property other than cash, such property shall be valued at its fair market value as determined by an independent appraiser appointed by the Board and reasonably acceptable to the holders of a majority of the shares of Series C Preferred Stock then outstanding. For purposes hereof, "Distribution" shall mean the transfer of cash or other property without consideration, whether by way of dividend or otherwise, other than dividends on Common Stock payable in Common Stock, dividends on the Series B Preferred Stock payable in Common Stock, or the purchase or redemption of shares of the Company for cash or property other than: (i) repurchases of Common Stock issued to or held by employees, officers, directors or consultants of the Company upon termination of their employment or services pursuant to agreements providing for the right of said repurchase at the lower of the original purchase price or the then-current fair market value thereof, (ii) the redemption of the Series B Preferred Stock or (iii) the redemption of the Series C Preferred Stock provided in Section 7 below.

        3.    Voting Rights.

          (a)    General.    The holders of Series C Preferred Stock shall be entitled to notice of all meetings of stockholders in accordance with the Company's Bylaws. On any matter presented to the stockholders of the Company for their action or consideration at any meeting of stockholders of the Company (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Series C Preferred Stock shall be entitled to cast the number of votes equal to quotient determined by dividing (i) the Series C Original Issue Price of the shares of Series C Preferred Stock held by such holder as of the record date for determining stockholders entitled to vote on such matter by (ii) $1.44 (as adjusted for any stock dividends, combinations, splits and the like with respect to shares of Common Stock). Except as provided by law or by Section 3(b) below, holders of Series C Preferred Stock shall vote together with the holders of Common Stock as a single class. Notwithstanding the foregoing, neither the shares of Series C Preferred Stock nor any shares of Common Stock issued or issuable thereunder shall be entitled to cast votes on any resolution to obtain Stockholder Approval (as defined in Section 6(b)).

          (b)    Class Voting Rights.    The Series C Preferred Stock shall have the following class voting rights. So long as any shares of the Series C Preferred Stock remain outstanding, the Company shall not take, and shall not permit any subsidiary of the Company to take the actions listed below, including in each case by means of merger, consolidation, reclassification or otherwise, without the affirmative vote or consent of the Requisite Majority (defined below), given in person or by proxy, either in writing or at a meeting, in which the holders of the Series C Preferred Stock vote separately as a class. The "Requisite Majority" shall mean, with respect to subsections (iv), (v) and (xiii) below, the holders of at least 50.0% of the shares of the Series C Preferred Stock outstanding at the time, and otherwise, the holders of at least 67.0% of the shares of the Series C Preferred Stock outstanding at the time.

              (i)  Authorize, create or issue (A) any class or series of preferred stock or other equity securities having rights, preferences or privileges on a parity with or senior to the Series C Preferred Stock in any respect, or (B) any securities convertible into, exchangeable for or evidencing the right to purchase or otherwise receive any such preferred stock or equity securities;

             (ii)  increase or decrease the total number of authorized shares of Series C Preferred Stock;

            (iii)  amend or modify the Certificate of Incorporation (including this Certificate of Designation) or By-Laws of the Company so as to adversely affect any right, preference, privilege or voting power of the Series C Preferred Stock;

            (iv)  repurchase or redeem any shares of the Company's Series B Preferred Stock or Junior Stock (other than (i) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Company or any subsidiary in connection with the cessation of such employment or service at the lower of the original purchase price or the then-current fair market value thereof and (ii) redemptions of the Series B Preferred Stock pursuant to Section 8(a) or Section 8(b) of the Certificate of Designation setting forth the rights and preferences of the Series B Preferred Stock);

             (v)  pay or declare any dividend or make any distribution on, any shares of the Company's Junior Stock (other than dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock);

            (vi)  incur or permit any subsidiary to incur any indebtedness for borrowed money, if the aggregate indebtedness of the Company and its subsidiaries for borrowed money following such action would exceed the sum of five million dollars ($5,000,000) plus the indebtedness of the Company that exists on the First Tranche Closing Date (as defined in that certain Stock and Warrant Purchase Agreement by and among the Company and the initial holders of Series C Preferred Stock, dated November 8, 2007 (the "Purchase Agreement"));

           (vii)  effect a Liquidation (defined in Section 4(a) below), consummate a Reorganization Event (defined in Section 4(b) below) or dispose, transfer or license any material assets, technology or intellectual property of the Company or a subsidiary, other than non-exclusive licenses in connection with sales of Company or subsidiary products in the ordinary course of business;

          (viii)  consummate any transaction that results in the transfer or issuance of securities, or options, warrants or other rights to receive securities of a subsidiary or any other transaction following which a subsidiary no longer remains wholly owned by the Corporation or pursuant to which any third party has a right to purchase securities of a subsidiary;

            (ix)  increase or decrease the authorized number of directors constituting the Board;

             (x)  encumber or grant a security interest in all or substantially all or a material part of the assets of the Company or a subsidiary except to secure indebtedness permitted under clause (vi) above, provided that such indebtedness is approved by the Board;

            (xi)  acquire a material amount of assets of another entity, through a merger, purchase of assets, purchase of capital stock or otherwise;

           (xii)  prior to obtaining Stockholder Approval (as defined in Section 6(b)), (A) issue any Additional Shares of Common Stock (as defined in Section 5(e)(iv)) at a price less than the Conversion Price then in effect or (B) issue any Convertible Securities or Common Stock Equivalents with an Aggregate Per Common Share Price (as such terms are defined in Section 5(e)) less than the Conversion Price then in effect; provided, however, that this Section 3(b)(xii) shall not apply with respect to issuances of Excluded Securities (as defined in Section 5(e)(viii); or

          (xiii)  enter into any agreement to do or cause to be done any of the foregoing.

          (c)    Renunciation under Section 122(17).    Pursuant to Section 122(17) of the General Corporation Law of the State of Delaware, the Company renounces any interest or expectancy of the Company in, or being offered an opportunity to participate in, business opportunities that are presented to one or more of the Series C Directors (defined below) in such person's capacity as a partner, employee or affiliate of an entity that is a holder of Series C Preferred Stock and that is in the business of investing and reinvesting in other entities. "Series C Directors" shall mean the directors nominated to the Board by the holders of Series C Preferred Stock.

        4.    Liquidation Preference.

          (a)   In the event of the liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary (a "Liquidation"), the holders of shares of the Series C Preferred Stock then outstanding shall be entitled to receive, out of the assets of the Company available for distribution to its stockholders before any payment shall be made to the holders of Junior Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) the Series C Original Issue Price (defined below) plus any dividends accrued but unpaid thereon (the "Stated Liquidation Preference Amount") or (ii) such amount per share as would have been payable had all shares of Series C Preferred Stock been converted into Common Stock pursuant to Section 5 immediately prior to such Liquidation (the amount payable to the holders of Series C Preferred Stock pursuant to clause (i) or (ii) of this sentence is hereinafter referred to as the "Series C Liquidation Amount"). If upon any such Liquidation, the assets of the Company available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series C Preferred Stock the full amount to which they shall be entitled under this Section 4(a) and the holders of shares of Parity Stock the full amount to which they shall be entitled pursuant to the terms of such Parity Stock, the holders of shares of Series C Preferred Stock and the holders of shares of Parity Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. The liquidation payment with respect to each outstanding fractional share of Series C Preferred Stock shall be equal to a ratably proportionate amount of the liquidation payment with respect to each outstanding share of Series C Preferred Stock. All payments for which this Section 4(a) provides shall be in cash, property (valued at its fair market value as determined by an independent appraiser reasonably acceptable to the holders of a majority of the shares of Series C Preferred Stock then outstanding) or a combination thereof; provided, however, that no cash shall be paid to holders of Junior Stock unless each holder of the outstanding shares of Series C Preferred Stock has been paid in cash the full amount to which such holder shall be entitled under this Section 4(a). After payment of the full Series C Liquidation Amount, such holders of shares of Series C Preferred Stock will not be entitled to any further participation as such in any distribution of the assets of the Company. The "Series C Original Issue Price" shall be $1,000 per share of Series C Preferred Stock and shall be adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares.

          (b)   For purposes hereof, (i) the sale, conveyance, exchange, exclusive license, lease or other transfer of all or substantially all of the intellectual property or assets of the Company and its subsidiaries taken as a whole, (ii) any acquisition of the Company by means of a consolidation, stock exchange, stock sale, merger or other form of corporate reorganization of the Company with any other entity in which the Company's stockholders prior to the consolidation or merger own less than a majority of the voting securities of the surviving entity (or, if the surviving entity is a wholly-owned subsidiary of another corporation following such merger or consolidation, the parent corporation of such surviving entity), (iii) the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, disposition, conveyance, exchange, excusive license, lease or other transfer is to a wholly-owned subsidiary of the Company or (iv) any transaction or series of related transactions following which the Company's stockholders prior to such transaction or series of related transactions own less than a majority of the voting securities of the Company or surviving entity (or, if the surviving entity is a wholly-owned subsidiary of another corporation following such transaction, the parent corporation of such surviving entity) (any such event, a "Reorganization Event") shall be deemed to be a Liquidation unless otherwise determined by the holders of 67.0% of the shares of the Series C Preferred Stock then outstanding. Notwithstanding the foregoing, any merger or reorganization exclusively between the Company and a subsidiary shall not be deemed to be a Reorganization Event.

          (c)   Written notice of any Liquidation, stating a payment date and the place where the distributable amounts shall be payable, shall be given by mail, postage prepaid, no less than thirty (30) days prior to the payment date stated therein, to the holders of record of the Series C Preferred Stock at their respective addresses as the same shall appear on the books of the Company.

        5.    Conversion.    The holder of Series C Preferred Stock shall have the following conversion rights (the "Conversion Rights"):

          (a)    Holder's Right to Convert.    Subject to the restrictions contained in Section 6 hereof, at any time on or after the Issuance Date, the holder of any such shares of Series C Preferred Stock may, at such holder's option, elect to convert (a "Voluntary Conversion") all or any portion of the shares of Series C Preferred Stock held by such person into a number of fully paid and nonassessable shares of Common Stock equal to the quotient of (i) the Stated Liquidation Preference Amount of the shares of Series C Preferred Stock being converted divided by (ii) the Conversion Price (as defined in Section 5(d) below) then in effect as of the date of the delivery by such holder of its notice of election to convert. In the event of a notice of redemption of any shares of Series C Preferred Stock pursuant to Section 7 hereof, the Conversion Rights of the shares designated for redemption shall terminate at the close of business on the last full day preceding the date fixed for redemption, unless the redemption price is not paid on such redemption date, in which case the Conversion Rights for such shares shall continue until such price is paid in full. In the event of a Liquidation, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Series C Preferred Stock.

          (b)    Mechanics of Voluntary Conversion.    The Voluntary Conversion of Series C Preferred Stock shall be conducted in the following manner:

            (i)    Holder's Delivery Requirements.    To convert Series C Preferred Stock into full shares of Common Stock on any date (the "Voluntary Conversion Date"), the holder thereof shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 5:00 p.m., New York time on such date, a copy of a fully executed notice of conversion in the form attached hereto as Exhibit I (the "Conversion Notice"), to the Company, and (B) surrender to a common carrier for delivery to the Company as soon as practicable following such Voluntary Conversion Date but in no event later than three (3) Business Days (as defined in Section 7(f) herein) after such date the original certificates representing the shares of Series C Preferred Stock being converted (or an indemnification undertaking with respect to such shares in the case of their loss, theft or destruction) (the "Preferred Stock Certificates") and the originally executed Conversion Notice.

            (ii)    Company's Response.    Upon receipt by the Company of a facsimile copy of a Conversion Notice, the Company shall immediately send, via facsimile, a confirmation of receipt of such Conversion Notice to such holder. Upon receipt by the Company of a copy of the fully executed Conversion Notice, the Company or its designated transfer agent (the "Transfer Agent"), as applicable, shall, within three (3) Business Days following the date of receipt by the Company of the fully executed Conversion Notice (so long as the applicable Preferred Stock Certificates and original Conversion Notice are received by the Company on or before such third Business Day), issue and deliver to the Depository Trust Company ("DTC") account on the holder's behalf via the Deposit Withdrawal Agent Commission System ("DWAC") as specified in the Conversion Notice, registered in the name of the holder or its designee, for the number of shares of Common Stock to which the holder shall be entitled. Notwithstanding the foregoing to the contrary, the Company or its designated transfer agent shall only be required to issue and deliver the shares to the DTC on a holder's behalf via DWAC if such conversion is in connection with a sale and all requirements to effect such DWAC have been met, including, but not limited to, such shares being registered for resale pursuant to an effective registration statement and satisfaction of applicable prospectus delivery requirements, if any. If the Company or its designated transfer agent cannot issue the shares to a holder via DWAC because the aforementioned conditions are not satisfied, the Company shall deliver physical certificates to the holder or its designee. If the number of shares of Series C Preferred Stock represented by the Preferred Stock Certificate(s) submitted for conversion is greater than the number of shares of Series C Preferred Stock being converted, then the Company shall, as soon as practicable and in no event later than three (3) Business Days after receipt of the Preferred Stock Certificate(s) and at the Company's expense, issue and deliver to the holder a new Preferred Stock Certificate representing the number of shares of Series C Preferred Stock not converted.

            (iii)    Dispute Resolution.    In the case of a dispute as to the arithmetic calculation of the number of shares of Common Stock to be issued upon conversion, the Company shall cause its Transfer Agent to promptly issue to the holder the number of shares of Common Stock that is not disputed and shall submit the arithmetic calculations to the holder via facsimile as soon as possible, but in no event later than two (2) Business Days after receipt of such holder's Conversion Notice. If such holder and the Company are unable to agree upon the arithmetic calculation of the number of shares of Common Stock to be issued upon such conversion within one (1) Business Day of such disputed arithmetic calculation being submitted to the holder, then the Company shall within one (1) Business Day submit via facsimile the disputed arithmetic calculation of the number of shares of Common Stock to be issued upon such conversion to the Company's independent, outside accountant. The Company shall cause the accountant to perform the calculations and notify the Company and the holder of the results no later than seventy-two (72) hours from the time it receives the disputed calculations. Such accountant's calculation shall be binding upon all parties absent manifest error. The reasonable expenses of such accountant in making such determination shall be paid by the Company, in the event the holder's calculation was correct, or by the holder, in the event the Company's calculation was correct, or equally by the Company and the holder in the event that neither the Company's or the holder's calculation was correct. The period of time in which the Company is required to effect conversions or redemptions under this Certificate of Designation shall be tolled with respect to the subject conversion or redemption pending resolution of any dispute by the Company made in good faith and in accordance with this Section 5(b)(iii).

            (iv)    Record Holder.    The person or persons entitled to receive the shares of Common Stock issuable upon a conversion of the Series C Preferred Stock shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

            (v)    Company's Failure to Timely Convert.    Other than as a result of the restrictions contained in Section 6 hereof, if within three (3) Business Days of the Company's receipt of an executed copy of the Conversion Notice (so long as the applicable Preferred Stock Certificates and original Conversion Notice are received by the Company on or before such third Business Day) (the "Share Delivery Period") the Transfer Agent shall fail to issue and deliver to a holder the number of shares of Common Stock to which such holder is entitled upon such holder's conversion of the Series C Preferred Stock or to issue a new Preferred Stock Certificate representing the number of shares of Series C Preferred Stock to which such holder is entitled pursuant to Section 5(b)(ii) (a "Conversion Failure"), in addition to all other available remedies which such holder may pursue hereunder and under the Purchase Agreement (including indemnification pursuant to Article VII thereof), the Company shall pay additional damages to such holder on each Business Day after such third (3rd) Business Day that such conversion is not timely effected in an amount equal 0.5% of the product of (A) the sum of the number of shares of Common Stock not issued to the holder on a timely basis pursuant to Section 5(b)(ii) and to which such holder is entitled and, in the event the Company has failed to deliver a Preferred Stock Certificate to the holder on a timely basis pursuant to Section 5(b)(ii), the number of shares of Common Stock issuable upon conversion of the shares of Series C Preferred Stock represented by such Preferred Stock Certificate, as of the last possible date which the Company could have issued such Preferred Stock Certificate to such holder without violating Section 5(b)(ii) and (B) the highest Closing Price (as defined in Section 5(c)(i) below) of the Common Stock during the period commencing on such third (3rd) Business Day that such conversion is not timely effected and ending on the date of delivery of such Common Stock and such Preferred Stock Certificate, as the case may be, to such holder without violating Section 5(b)(ii). If the Company fails to pay the additional damages set forth in this Section 5(b)(v) within five (5) Business Days of the date incurred, then such payment shall bear interest at the rate of 2.0% per month (pro rated for partial months) until such payments are made.

          (c)    Company's Right to Convert.

            (i)    Subject to the restrictions contained in Section 6 hereof, at any time on or after the second anniversary of the Issuance Date, if the average Closing Price (as defined below) of the Company's Common Stock for any immediately preceding 180-day period exceeds $7.00 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock), the Company will have the right, but not the obligation, to convert (the "Company Conversion Right") each outstanding share of Series C Preferred Stock into a number of fully paid and nonassessable shares of Common Stock equal to the quotient of (i) the Stated Liquidation Preference Amount divided by (ii) the Conversion Price in effect as of the Company Conversion Date (as defined below). As used herein, "Closing Price" means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a national securities exchange, the closing bid price per share of the Common Stock for such date (or the nearest preceding date) on the primary exchange on which the Common Stock is then listed or quoted; (b) if prices for the Common Stock are then quoted on the OTC Bulletin Board, the closing bid price per share of the Common Stock for such date (or the nearest preceding date) so quoted; or (c) if prices for the Common Stock are then reported in the "Pink Sheets" published by the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its functions of reporting prices), the most recent closing bid price per share of the Common Stock so reported.

            (ii)   To exercise a Company Conversion Right, the Company shall deliver to each holder of record of Series C Preferred Stock an irrevocable written notice (a "Company Conversion Notice"), indicating the effective date of the conversion (the "Company Conversion Date").

            (iii)  On the Company Conversion Date, the outstanding shares of Series C Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its Transfer Agent; provided, however, that the Company shall not be obligated to issue the shares of Common Stock issuable upon conversion of any shares of Series C Preferred Stock unless certificates evidencing such shares of Series C Preferred Stock are either delivered to the Company or the holder notifies the Company that such certificates have been lost, stolen, or destroyed, and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith. Upon the occurrence of the conversion of the Series C Preferred Stock pursuant to this Section 5(c), the holders of the Series C Preferred Stock shall surrender the certificates representing the Series C Preferred Stock for which the Company Conversion Date has occurred to the Company and the Company shall cause its Transfer Agent to deliver the shares of Common Stock issuable upon such conversion (in the same manner set forth in Section 5(b)(ii)) to the holder within three (3) Business Days of the holder's delivery of the applicable Preferred Stock Certificates.

          (d)    Conversion Price.    The term "Conversion Price" shall mean $1.04 per share, subject to adjustment under Section 5(e) hereof.

          (e)    Adjustments of Conversion Price.

            (i)    Adjustments for Stock Splits and Combinations.    If the Company shall at any time or from time to time after the Issuance Date, effect a stock split of the outstanding Common Stock, the Conversion Price shall be proportionately decreased. If the Company shall at any time or from time to time after the Issuance Date, combine the outstanding shares of Common Stock, the Conversion Price shall be proportionately increased. Any adjustments under this Section 5(e)(i) shall be effective at the close of business on the date the stock split or combination becomes effective.

            (ii)    Adjustments for Dividends and Distributions of Common Stock.    If the Company shall at any time or from time to time after the Issuance Date, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in shares of Common Stock, then, and in each event, the Conversion Price shall be decreased as of the time of such issuance or, in the event such record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction:

              (1)   the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

              (2)   the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

            (iii)    Adjustment for Merger or Reorganization, etc.    If at any time or from time to time after the Issuance Date there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Company (other than a Reorganization Event deemed to be a Liquidation pursuant to Section 4(b)) in which the Common Stock (but not the

    Series C Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Section 5(e)(i), Section 5(e)(ii) or Section 5(e)(iv)), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Series C Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Company issuable upon conversion of one share of Series C Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions in this Section 5(e) with respect to the rights and interests thereafter of the holders of the Series C Preferred Stock, to the end that the provisions set forth in this Section 5(e) (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Series C Preferred Stock.

            (iv)    Adjustments for Issuance of Additional Shares of Common Stock.    In the event the Company, shall, at any time and from time to time after obtaining Stockholder Approval, issue or sell any additional shares of Common Stock (otherwise than as provided in the foregoing subsections (i) through (iii) of this Section 5(e)) (the "Additional Shares of Common Stock"), at a price per share less than the Conversion Price then in effect, or without consideration, the Conversion Price then in effect upon each such issuance shall be adjusted to that price (rounded to the nearest cent) determined by multiplying the Conversion Price by a fraction:

              (1)   the numerator of which shall be equal to the sum of (A) the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares of Common Stock plus (B) the number of shares of Common Stock (rounded to the nearest whole share) which the aggregate consideration for the total number of such Additional Shares of Common Stock so issued would purchase at a price per share equal to the Conversion Price then in effect, and

              (2)   the denominator of which shall be equal to the number of shares of Common Stock outstanding immediately after the issuance of such Additional Shares of Common Stock.

    No adjustment of the number of shares of Common Stock shall be made pursuant to this Section 5(e)(iv) upon the issuance of any Additional Shares of Common Stock which are issued pursuant to the exercise of any warrants or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any Common Stock Equivalents, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights or upon the issuance of such Common Stock Equivalents (or upon the issuance of any warrant or other rights therefore) pursuant to Section 5(e)(v).

            (v)    Issuance of Common Stock Equivalents.    If the Company, at any time and from time to time after obtaining Stockholder Approval, shall issue any securities convertible into or exchangeable for, directly or indirectly, Common Stock ("Convertible Securities"), other than the Series C Preferred Stock, or any rights or warrants or options to purchase any such Common Stock or Convertible Securities, shall be issued or sold (collectively, the "Common Stock Equivalents") and the aggregate of the price per share for which Additional Shares of Common Stock may be issuable thereafter pursuant to such Common Stock Equivalent, plus the consideration received by the Company for issuance of such Common Stock Equivalent divided by the number of shares of Common Stock issuable pursuant to such Common Stock Equivalent (the "Aggregate Per Common Share Price") shall be less than the Conversion Price then in effect, or if, after any such issuance of Common Stock Equivalents, the price per share for which Additional Shares of Common Stock may be issuable thereafter is amended or adjusted, and such price as so amended or adjusted shall make the Aggregate Per Common Share Price be less than Conversion Price in effect at the time of such amendment or adjustment, then the Conversion Price then in effect shall be adjusted pursuant to Section (5)(e)(iv) above assuming that all Additional Shares of Common Stock have been issued pursuant to the Convertible Securities or Common Stock Equivalents for a purchase price equal to the Aggregate Per Common Share Price. No adjustment of the Conversion Price shall be made under this subsection (v) upon the issuance of any Convertible Security which is issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, if any adjustment shall previously have been made to the exercise price of such warrants then in effect upon the issuance of such warrants or other rights pursuant to this subsection (v). No adjustment shall be made to the Conversion Price upon the issuance of Common Stock pursuant to the exercise, conversion or exchange of any Convertible Security or Common Stock Equivalent where an adjustment to the Conversion Price was made as a result of the issuance or purchase of any Convertible Security or Common Stock Equivalent.

            (vi)    Consideration for Stock.    In the event any consideration received by the Company for any securities consists of property other than cash, the fair market value thereof at the time of issuance or as otherwise applicable shall be as determined in good faith by the Board. In the event any Additional Shares of Common Stock or Common Stock Equivalents are issued with other assets of the Company for consideration which covers both, the consideration computed as provided in this Section (5)(e)(vi) shall be allocated among such securities and assets as determined in good faith by the Board.

            (vii)    Record Date.    In case the Company shall take record of the holders of its Common Stock or any other Preferred Stock for the purpose of entitling them to subscribe for or purchase Common Stock or Convertible Securities, then the date of the issue or sale of the shares of Common Stock shall be deemed to be such record date.

            (viii)    Certain Issues Excepted.    Notwithstanding anything herein to the contrary, the Company shall not be required to make any adjustment to the Conversion Price upon (i) the Company's issuance of any Additional Shares of Common Stock and warrants therefor in connection with the acquisition of another corporation by the Company by merger, consolidation, reorganization or purchase of all or substantially all of the other corporation's assets that is approved by the holders of at least 50% of the then outstanding shares of Series C Preferred Stock, (ii) the Company's issuance of Additional Shares of Common Stock or warrants therefor in connection with strategic license agreements that is approved by the holders of at least 50% of the then outstanding shares of Series C Preferred Stock so long as such issuances are not for the purpose of raising capital, (iii) the Company's issuance of Common Stock or the issuance or grants of options to purchase Common Stock pursuant to the Company's stock option plans and employee stock purchase plans as they currently exist, (iv) the Company's issuance of Common Stock or the issuance or grants of options to purchase Common Stock pursuant to any future stock option plan or employee stock purchase plan that is approved by the holders of at least 50% of the then outstanding shares of Series C Preferred Stock or any amendment to the Company's existing stock option plans and employee stock purchase plans that is approved by the holders of at least 50% of the then outstanding shares of Series C Preferred Stock, (v) the issuance of Common Stock or warrants therefor in connection with any acquisition of assets, product lines or businesses that is approved by the holders of at least 50% of the then outstanding shares of Series C Preferred

    Stock, (vi) any issuances of Common Stock pursuant to Company 401(k) matches, (vii) any issuances of securities to consultants, financial advisers, public relations consultants or secured lenders to the Company that are approved by the holders of at least 50% of the then outstanding shares of Series C Preferred Stock, (viii) any issuances of warrants to a "Purchaser" pursuant to the Purchase Agreement (including, without limitation, any additional warrants issued as a result of the exercise of currently outstanding warrants), (ix) the payment of any dividends on the Series C Preferred Stock or any Parity Stock, (x) any securities issued to the holders of Series C Preferred Stock or Parity Stock upon redemption of such shares of Series C Preferred Stock or Parity Stock, (xi) any securities issued pursuant to the exercise or conversion of Common Stock Equivalents granted or issued prior to the Issuance Date, and (xii) the issuance of Common Stock upon the exercise or conversion of any securities described in clauses (i) through (xi) above. The securities described in clauses (i) through (xii) above shall be referred to herein as "Excluded Securities."

            (ix)    No Adjustment of Conversion Price.    No adjustment in the Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Company receives written notice from the holders of at least 50% of the then outstanding shares of Series C Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

          (f)    No Impairment.    The Company shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith, assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series C Preferred Stock against impairment.

          (g)    Certificates as to Adjustments.    Upon occurrence of each adjustment or readjustment of the Conversion Price, or number of shares of Common Stock issuable upon conversion of the Series C Preferred Stock pursuant to this Section 5, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of such Series C Preferred Stock a certificate setting forth such adjustment and readjustment, showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon written request of the holder of such affected Series C Preferred Stock, at any time, furnish or cause to be furnished to such holder a like certificate setting forth such adjustments and readjustments, the Conversion Price in effect at the time, and the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon the conversion of a share of such Series C Preferred Stock. Notwithstanding the foregoing, the Company shall not be obligated to deliver a certificate unless such certificate would reflect an increase or decrease of at least one percent of such adjusted amount.

          (h)    Issue Taxes.    The Company shall pay any and all issue and other taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Series C Preferred Stock pursuant thereto; provided, however, that the Company shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

          (i)    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile or three (3) Business Days following being mailed by certified or registered mail, postage prepaid, return-receipt requested, addressed to the holder of record at its address appearing on the books of the Company. The Company will give written notice to each holder of Series C Preferred Stock at least twenty (20) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Liquidation, Reorganization Event or other reorganization, recapitalization, reclassification, consolidation or merger, and in no event shall such notice be provided to such holder prior to such information being made known to the public. The Company will also give written notice to each holder of Series C Preferred Stock at least twenty (20) days prior to the date on which any Liquidation, Reorganization Event or other reorganization, recapitalization, reclassification, consolidation or merger will take place and in no event shall such notice be provided to such holder prior to such information being made known to the public.

          (j)    Fractional Shares.    No fractional shares of Common Stock shall be issued upon conversion of the Series C Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to the product of such fraction multiplied by the average of the Closing Prices of the Common Stock for the five (5) consecutive trading days immediately preceding the Voluntary Conversion Date or Company Conversion Date, as applicable.

          (k)    Reservation of Common Stock.    The Company shall, so long as any shares of Series C Preferred Stock are outstanding, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Series C Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Series C Preferred Stock then outstanding; provided that the number of shares of Common Stock so reserved shall at no time be less than 120% of the number of shares of Common Stock for which the shares of Series C Preferred Stock are at any time convertible. The initial number of shares of Common Stock reserved for conversion of the Series C Preferred Stock and each increase in the number of shares so reserved shall be allocated pro rata among the holders of the Series C Preferred Stock based on the number of shares of Series C Preferred Stock held by each holder of record at the time of issuance of the Series C Preferred Stock or increase in the number of reserved shares, as the case may be. In the event a holder shall sell or otherwise transfer any of such holder's shares of Series C Preferred Stock, each transferee shall be allocated a pro rata portion of the number of reserved shares of Common Stock reserved for such transferor. Any shares of Common Stock reserved and which remain allocated to any person or entity which does not hold any shares of Series C Preferred Stock shall be allocated to the remaining holders of Series C Preferred Stock, pro rata based on the number of shares of Series C Preferred Stock then held by such holder. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series C Preferred Stock, the Company shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation.

          (l)    Retirement of Series C Preferred Stock.    Conversion of Series C Preferred Stock shall be deemed to have been effected on the applicable Voluntary Conversion Date or Company Conversion Date, and such date is referred to herein as the "Conversion Date." Upon conversion of only a portion of the number of shares of Series C Preferred Stock represented by a certificate surrendered for conversion, the Company shall issue and deliver to such holder at the expense of the Company, a new certificate covering the number of shares of Series C Preferred Stock representing the unconverted portion of the certificate so surrendered as required by Section 5(b)(ii).

          (m)    Regulatory Compliance.    If any shares of Common Stock to be reserved for the purpose of conversion of Series C Preferred Stock require registration or listing with or approval of any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise before such shares may be validly issued or delivered upon conversion, the Company shall, at its sole cost and expense, in good faith and as expeditiously as possible, endeavor to secure such registration, listing or approval, as the case may be.

        6.    Conversion Restrictions.

          (a)   Notwithstanding anything to the contrary set forth herein, until the Stockholder Meeting (as defined in the Purchase Agreement) has been held, no shares of Common Stock may be issued as a result of conversion or redemption of the Series C Preferred Stock.

          (b)   Notwithstanding anything to the contrary set forth herein, unless and until Stockholder Approval is obtained, the Company shall not be obligated to issue in excess of an aggregate of 9,952,226 shares of Common Stock upon conversion or redemption of the Series C Preferred Stock, which number of shares shall be subject to adjustment for any stock dividends, combinations, splits and the like with respect to shares of Common Stock (the "Issuable Maximum"). The Issuable Maximum equals 19.99% of the number of shares of Common Stock outstanding immediately prior to the initial Issuance Date. Each holder of Series C Preferred Stock shall be entitled to a pro rata portion of the Issuable Maximum equal to the quotient obtained by dividing: (x) the number of shares of Series C Preferred Stock purchased by such holder pursuant to the Purchase Agreement by (y) the total number of shares of Series C Preferred Stock sold pursuant to the Purchase Agreement. If on any Conversion Date (i) the Conversion Price then in effect is such that the number of shares of Common Stock issuable upon conversion of all outstanding shares of Series C Preferred Stock, when aggregated with shares of Common Stock previously issued upon conversion or redemption of the Series B Preferred Stock, would equal or exceed the Issuable Maximum and (ii) the Company shall not have previously obtained the vote of stockholders to approve the issuance of shares of Common Stock in excess of the Issuable Maximum pursuant to the terms hereof ("Stockholder Approval"), then the Company shall issue to the holder so requesting that number of shares of Common Stock that equals the lesser of (i) the number of shares of Common Stock issuable upon conversion of the shares of Series C Preferred Stock being converted pursuant to Section 5 hereof and (ii) the difference between (A) such holder's pro rata portion of the Issuable Maximum minus (B) the number of shares of Common Stock previously issued to such holder hereunder.

          (c)   Notwithstanding anything to the contrary set forth herein, unless and until Stockholder Approval is obtained, the number of shares of Common Stock that may be acquired by a holder of Series C Preferred Stock upon any conversion or redemption of Series C Preferred Stock shall be limited to the extent necessary to insure that, following such conversion or redemption, the total number of shares of Common Stock then beneficially owned by such holder and its Affiliates (as defined in the Purchase Agreement) and any other persons whose beneficial ownership of Common Stock would be aggregated with such holder for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), does not exceed 19.99% of the total number of issued and outstanding shares of Common Stock at that time (including for such purpose the shares of Common Stock issuable upon such conversion or redemption). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

          (d)   If on a Conversion Date, a holder is prohibited from converting all of its shares of Series C Preferred Stock as a result of the restrictions contained in this Section 6, such shares of

  Series C Preferred Stock shall not be converted, shall remain issued and outstanding and shall continue to accrue dividends thereon.

        7.    Redemption.

          (a)    Redemption.    At any time and from time to time on or after the fourth anniversary of the Issuance Date, the holders of at least 67.0% of the then outstanding shares of Series C Preferred Stock (a "Two-Thirds Interest") may elect to have all or any portion of the outstanding shares of Series C Preferred Stock redeemed. Any election by a Two-Thirds Interest pursuant to this Section 7(a) shall be made by written notice to the Company (a "Redemption Election") at least forty-five (45) days prior to the elected redemption date (a "Redemption Date"), which notice shall include the total number of shares of Series C Preferred Stock to be redeemed on the Redemption Date (the "Redemption Amount"). The Company shall effect the redemption on a Redemption Date by paying cash or, at the Company's election, shares of Common Stock (valued in the manner described below). If such redemption shall be for cash, the Company shall effect the redemption, out of funds legally available therefor, by paying in cash in exchange for each share of Series C Preferred Stock to be redeemed a sum equal to the product of (i) 1.2 multiplied by (ii) the Stated Liquidation Preference Amount. If such redemption shall be for shares of Common Stock, the Company shall effect the redemption by issuing, in exchange for each share of Series C Preferred Stock to be redeemed, that number of shares of Common Stock equal to (A) the product of (i) 1.4 multiplied by (ii) the Stated Liquidation Preference Amount divided by (B) the Market Price (as defined in Section 7(f) below) as of the Redemption Date, and rounding up to the nearest whole share. Notwithstanding the foregoing, if the Company is limited with respect to the number of shares of Common Stock that it may issue upon such redemption pursuant to Section 6 hereof, then the Company may issue as many shares of Common Stock as is permissible under Section 6 with respect to a portion of the Stated Liquidation Preference Amount and the remainder of the Stated Liquidation Preference Amount shall be paid in cash (in each case, using the applicable formula set forth above with respect to the applicable portion of the Stated Liquidation Preference Amount). The total amount to be paid, in either cash or shares of Common Stock, for the Series C Preferred Stock is hereinafter referred to as the "Redemption Price." If the Redemption Price is to be paid in cash and the Company does not have sufficient funds legally available to redeem all shares of Series C Preferred Stock to be redeemed on such Redemption Date, the Company shall redeem a pro rata portion of each holder's redeemable shares of Series C Preferred Stock out of funds legally available therefor, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the legally available funds were sufficient to redeem all such shares. At any time thereafter when additional funds of the Company are legally available for the redemption of shares of Series C Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the Company has become obliged to redeem on the Redemption Date, but which it has not redeemed. Upon a Redemption Election by a Two-Thirds Interest pursuant to this Section 7(a), all holders of Series C Preferred Stock shall be deemed to have elected to have their pro rata share of the Redemption Amount redeemed pursuant to this Section 7(a) and such election shall bind all holders of Series C Preferred Stock.

          (b)    Redemption Procedure.    Within twenty (20) days following its receipt of the Redemption Election, the Company shall mail a written notice, first class postage prepaid, to each holder of record (at the close of business on the Business Day next preceding the day on which notice is given) of Series C Preferred Stock, at the address last shown on the records of the Company for such holder, notifying such holder of the receipt of such Redemption Election. Such notice shall state the total number of shares of Series C Preferred Stock to be redeemed from such holder (based on such holder's pro rata share or the Redemption Amount), state whether the Company intends to redeem the shares of Series C Preferred Stock in cash or shares of Common Stock, identify the place at which payment may be obtained and call upon such holder to surrender to the Company, in the manner and at the place designated, such holder's certificate or certificates representing the shares to be redeemed (the "Redemption Notice"). Failure of the Company to specify in the Redemption Notice whether the redemption shall be in cash or shares of Common Stock shall be deemed an election by the Company to pay the redemption price in cash. Notwithstanding anything to the contrary contained herein, each holder of shares of Series C Preferred Stock shall have the right to elect to give effect to the conversion rights contained in Section 5 instead of giving effect to the provisions contained in this Section 7(a) with respect to the shares of Series C Preferred Stock held by such holder.

          (c)    Surrender of Certificates; Payment.    On or before a Redemption Date, each holder of shares of Series C Preferred Stock to be redeemed on such Redemption Date shall surrender the certificate or certificates representing such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Company to indemnify the Company against any claim that may be made against the Company on account of the alleged loss, theft or destruction of such certificate) to the Company, at the principal executive office of the Company or such other place as the Company may from time to time designate by notice to the holders of Series C Preferred Stock, and thereupon the applicable redemption price (cash or shares of Common Stock) for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof. In the event less than all of the shares of Series C Preferred Stock represented by a certificate are redeemed, a new certificate representing the unredeemed shares of Series C Preferred Stock shall promptly be issued to such holder. On or prior to the Redemption Date, the Company shall, to the extent sufficient funds are legally available, deposit the Redemption Price of all shares to be redeemed on the Redemption Date with a bank or trust corporation having aggregate capital and surplus in excess of $100,000,000, as a trust fund, with irrevocable instructions and authority to the bank or trust corporation to pay, on and after the Redemption Date, the Redemption Price of the shares to their respective holders upon the surrender of their stock certificates. The balance of any funds deposited by the Company pursuant to this Section 7(c) remaining unclaimed at the expiration of three (3) months following the Redemption Date shall be returned by the bank or trust corporation to the Company promptly upon the Company's written request.

          (d)    Rights Subsequent to Redemption.    If on a Redemption Date the applicable redemption price payable upon redemption of the shares of Series C Preferred Stock to be redeemed on a Redemption Date is paid (in cash or shares of Common Stock), then notwithstanding that the certificates evidencing any of the shares of Series C Preferred Stock so called for redemption shall not have been surrendered, dividends with respect to such shares of Series C Preferred Stock shall cease to accrue after a Redemption Date and all rights with respect to such shares shall forthwith after a Redemption Date terminate, except only the right of the holders to receive the applicable redemption price upon surrender of their certificate or certificates therefor. Notwithstanding the foregoing, if the funds of the Corporation legally available for redemption of shares of Series C Preferred Stock on the Redemption Date are insufficient to redeem the total number of shares of any Series C Preferred Stock to be redeemed on that Redemption Date, the shares of Series C Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences (including without limitation, accrued dividends) provided herein.

          (e)    Redeemed or Otherwise Acquired Shares.    Any shares of Series C Preferred Stock that are redeemed or otherwise acquired by the Company shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. The Company may not exercise any voting or other rights granted to the holders of Series C Preferred Stock following redemption.

          (f)    Definitions.    For the purposes of this Certificate of Designation, the following terms shall have the meanings set forth in this Section 7(f):

            (i)    "Business Day" means any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

            (ii)   "Market Price" shall mean the fair market value of a share of Common Stock, which shall mean, (A) if the Common Stock is traded on a Trading Market, the arithmetic average of the VWAP for each of the 10 Trading Days ending on the third Trading Day immediately prior to the Redemption Date and (B) if the Common Stock is not then traded on a Trading Market, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the holders of at least 50% of the then outstanding shares of Series C Preferred Stock and reasonably acceptable to the Company.

            (iii)  "Trading Day" means (a) any day on which the Common Stock is listed or quoted and traded on its primary Trading Market, or (b) if the Common Stock is not then listed or quoted and traded on any Trading Market, then any Business Day.

            (iv)  "Trading Market" means any national securities exchange, market or trading or quotation facility on which the Common Stock is then listed or quoted.

            (v)   "VWAP" means on any particular Trading Day the volume weighted average trading price per share of Common Stock on such date on a Trading Market as reported by Bloomberg L.P., or any successor performing similar functions; provided, however, that during any period the VWAP is being determined, the VWAP shall be subject to adjustment from time to time for stock splits, stock dividends, combinations and similar events as applicable.

        8.    Lost or Stolen Certificates.    Upon receipt by the Company of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing the shares of Series C Preferred Stock, and, in the case of loss, theft or destruction, of any indemnification undertaking by the holder to the Company and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, the Company shall not be obligated to re-issue Preferred Stock Certificates if the holder contemporaneously requests the Company to convert such shares of Series C Preferred Stock into Common Stock.

        9.    Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief.    The remedies provided in this Certificate of Designation shall be cumulative and in addition to all other remedies available under this Certificate of Designation, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Certificate of Designation. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of the Series C Preferred Stock and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holders of the Series C Preferred Stock shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

        10.    Specific Shall Not Limit General; Construction.    No specific provision contained in this Certificate of Designation shall limit or modify any more general provision contained herein. This

Certificate of Designation shall be deemed to be jointly drafted by the Company and all initial purchasers of the Series C Preferred Stock and shall not be construed against any person as the drafter hereof.

        11.    Failure or Indulgence Not Waiver.    No failure or delay on the part of a holder of Series C Preferred Stock in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

        [Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, the undersigned has executed and subscribed this Certificate and does affirm the foregoing as true this 8th day of November, 2007.

SATCON TECHNOLOGY CORPORATION
By:	Name: David B. Eisenhaure Title: President and Chief Executive Officer

EXHIBIT I

SATCON TECHNOLOGY CORPORATION
CONVERSION NOTICE

        Reference is made to the Certificate of Designation of the Relative Rights and Preferences of the Series C Preferred Stock of SatCon Technology Corporation (the "Certificate of Designation"). In accordance with and pursuant to the Certificate of Designation, the undersigned hereby elects to convert the number of shares of Series C Preferred Stock, par value $.01 per share (the "Preferred Shares"), of SatCon Technology Corporation, a Delaware corporation (the "Company"), indicated below into shares of Common Stock, par value $.01 per share (the "Common Stock"), of the Company, by tendering the stock certificate(s) representing the share(s) of Preferred Shares specified below as of the date specified below.

Date of Conversion:
Number of Preferred Shares to be converted:
Stock certificate no(s). of Preferred Shares to be converted:
Please confirm the following information:
Conversion Price:
Number of shares of Common Stock to be issued:
Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the Date of Conversion:
Please issue the Common Stock into which the Preferred Shares are being converted and, if applicable, any check drawn on an account of the Company in the following name and to the following address:
Issue to:

Facsimile Number:
Authorization:
By:
Title:
Dated:

Appendix F

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
SATCON TECHNOLOGY CORPORATION
Pursuant to Section 242
of the General Corporation Law of
the State of Delaware

        SatCon Technology Corporation (hereinafter called the "Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

        The Board of Directors of the Corporation duly adopted a resolution at a meeting duly called and held on November 6, 2007, pursuant to Sections 141 and 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable and directing that it be submitted to and considered by the stockholders of the Corporation for approval. The stockholders of the Corporation duly approved said proposed amendment at the Special Meeting of Stockholders held on December 20, 2007 in accordance with Section 242 of the General Corporation Law of the State of Delaware. The resolution setting forth the amendment is as follows:

RESOLVED:
That Article 4 of the Certificate of Incorporation of the Corporation be, and hereby is, deleted in its entirety, and the following Article 4 is inserted in lieu thereof:

"4.
The total number of shares of stock which the Corporation shall have authority to issue is two hundred million (201,000,000) shares, two hundred million (200,000,000) of which shall be Common Stock, of the par value of one cent ($0.01) per share; and one million (1,000,000) of which shall be Preferred Stock, of the par value of one cent ($0.01) per share.

    Additional voting powers, designations, preferences, rights and qualifications, limitations or restrictions of the shares of stock shall be determined by the Board of Directors of the Corporation from time to time."

        IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate of Amendment to be signed by its Chief Executive Officer this             day of December, 2007.

SATCON TECHNOLOGY CORPORATION
By:	David B. Eisenhaure Chief Executive Officer

F-1

Appendix G

        Explanatory Note:    This Appendix G contains a copy of the SatCon Technology Corporation 2005 Incentive Compensation Plan, as amended by the proposed amendment described in the proxy statement to which this Exhibit G is attached.

SATCON TECHNOLOGY CORPORATION

2005 INCENTIVE COMPENSATION PLAN

1.	Purpose		G-1
2.	Definitions		G-1
3.	Administration		G-5
	(a)	Authority of the Committee	G-5
	(b)	Manner of Exercise of Committee Authority	G-5
	(c)	Limitation of Liability	G-5
4.	Shares Subject to Plan		G-5
	(a)	Limitation on Overall Number of Shares Available for Grant Under Plan	G-5
	(b)	Application of Limitation to Grants of Award	G-6
	(c)	Availability of Shares Not Delivered under Awards and Adjustments to Limits	G-6
5.	Eligibility; Per-Person Award Limitations		G-6
6.	Specific Terms of Awards		G-7
	(a)	General	G-7
	(b)	Options	G-7
	(c)	Stock Appreciation Rights	G-8
	(d)	Restricted Stock Awards	G-9
	(e)	Deferred Stock Award	G-10
	(f)	Bonus Stock and Awards in Lieu of Obligations	G-10
	(g)	Dividend Equivalents	G-11
	(h)	Performance Awards	G-11
	(i)	Other Stock-Based Awards	G-11
7.	Certain Provisions Applicable to Awards		G-11
	(a)	Stand-Alone, Additional, Tandem, and Substitute Awards	G-11
	(b)	Term of Awards	G-12
	(c)	Form and Timing of Payment Under Awards; Deferrals	G-12
	(d)	Exemptions from Section 16(b) Liability	G-12
8.	Code Section 162(m) Provisions		G-13
	(a)	Covered Employees	G-13
	(b)	Performance Criteria	G-13
	(c)	Performance Period; Timing for Establishing Performance Goals	G-13
	(d)	Adjustments	G-13
9.	Change in Control		G-14
	(a)	Effect of Change in Control	G-14
	(b)	Definition of Change in Control	G-15

i

10.	General Provisions		G-16
	(a)	Compliance With Legal and Other Requirements	G-16
	(b)	Limits on Transferability; Beneficiaries	G-16
	(c)	Adjustments	G-16
	(d)	Taxes	G-17
	(e)	Changes to the Plan and Awards	G-18
	(f)	Limitation on Rights Conferred Under Plan	G-18
	(g)	Unfunded Status of Awards; Creation of Trusts	G-18
	(h)	Nonexclusivity of the Plan	G-18
	(i)	Payments in the Event of Forfeitures; Fractional Shares	G-18
	(j)	Governing Law	G-19
	(k)	Non-U.S. Laws	G-19
	(l)	Plan Effective Date and Shareholder Approval; Termination of Plan	G-19

ii

2005 INCENTIVE COMPENSATION PLAN

        1.    Purpose.    The purpose of this 2005 INCENTIVE COMPENSATION PLAN (the "Plan") is to assist SatCon Technology Corporation, a Delaware corporation (the "Company") and its Related Entities (as hereinafter defined) in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, directors, consultants and other persons who provide services to the Company or its Related Entities by enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company's shareholders, and providing such persons with performance incentives to expend their maximum efforts in the creation of shareholder value.

        2.    Definitions.    For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof.

          (a)   "Award" means any Option, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award, Share granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award or Performance Award, together with any other right or interest, granted to a Participant under the Plan.

          (b)   "Award Agreement" means any written agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder.

          (c)   "Beneficiary" means the person, persons, trust or trusts that have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant's death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(b) hereof. If, upon a Participant's death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

          (d)   "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act and any successor to such Rule.

          (e)   "Board" means the Company's Board of Directors.

          (f)    "Cause" shall, with respect to any Participant have the meaning specified in the Award Agreement. In the absence of any definition in the Award Agreement, "Cause" shall have the equivalent meaning or the same meaning as "cause" or "for cause" set forth in any employment, consulting, or other agreement for the performance of services between the Participant and the Company or a Related Entity or, in the absence of any such agreement or any such definition in such agreement, such term shall mean (i) the failure by the Participant to perform, in a reasonable manner, his or her duties as assigned by the Company or a Related Entity, (ii) any violation or breach by the Participant of his or her employment, consulting or other similar agreement with the Company or a Related Entity, if any, (iii) any violation or breach by the Participant of any non-competition, non-solicitation, non-disclosure and/or other similar agreement with the Company or a Related Entity, (iv) any act by the Participant of dishonesty or bad faith with respect to the Company or a Related Entity, (v) use of alcohol, drugs or other similar substances in a manner that adversely affects the Participant's work performance, or (vi) the commission by the Participant of any act, misdemeanor, or crime reflecting unfavorably upon the Participant or the Company or any Related Entity. The good faith determination by the Committee of whether the Participant's Continuous Service was terminated by the Company for "Cause" shall be final and binding for all purposes hereunder.

          (g)   "Change in Control" means a Change in Control as defined with related terms in Section 9(b) of the Plan.

          (h)   "Code" means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

          (i)    "Committee" means a committee designated by the Board to administer the Plan; provided, however, that if the Board fails to designate a committee or if there are no longer any members on the committee so designated by the Board, then the Board shall serve as the Committee. The Committee shall consist of at least two directors, and each member of the Committee shall be (i) a "non-employee director" within the meaning of Rule 16b-3 (or any successor rule) under the Exchange Act, unless administration of the Plan by "non-employee directors" is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan, (ii) an "outside director" within the meaning of Section 162(m) of the Code, and (iii) "Independent".

          (j)    "Consultant" means any person (other than an Employee or a Director, solely with respect to rendering services in such person's capacity as a director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

          (k)   "Continuous Service" means the uninterrupted provision of services to the Company or any Related Entity in any capacity of Employee, Director, Consultant or other service provider. Continuous Service shall not be considered to be interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entities, or any successor entities, in any capacity of Employee, Director, Consultant or other service provider, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director, Consultant or other service provider (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

          (l)    "Covered Employee" means an Eligible Person who is a "covered employee" within the meaning of Section 162(m)(3) of the Code, or any successor provision thereto.

          (m)  "Deferred Stock" means a right to receive Shares, including Restricted Stock, cash or a combination thereof, at the end of a specified deferral period.

          (n)   "Deferred Stock Award" means an Award of Deferred Stock granted to a Participant under Section 6(e) hereof.

          (o)   "Director" means a member of the Board or the board of directors of any Related Entity.

          (p)   "Disability" means a permanent and total disability (within the meaning of Section 22(e) of the Code), as determined by a medical doctor satisfactory to the Committee.

          (q)   "Dividend Equivalent" means a right, granted to a Participant under Section 6(g) hereof, to receive cash, Shares, other Awards or other property equal in value to dividends paid with respect to a specified number of Shares, or other periodic payments.

          (r)   "Effective Date" means the effective date of the Plan, which shall be May 18, 2005.

          (s)   "Eligible Person" means each officer, Director, Employee, Consultant and other person who provides services to the Company or any Related Entity. The foregoing notwithstanding, only employees of the Company, or any parent corporation or subsidiary corporation of the Company (as those terms are defined in Sections 424(e) and (f) of the Code, respectively), shall be Eligible Persons for purposes of receiving any Incentive Stock Options. An Employee on leave of absence may be considered as still in the employ of the Company or a Related Entity for purposes of eligibility for participation in the Plan.

          (t)    "Employee" means any person, including an officer or Director, who is an employee of the Company or any Related Entity. The payment of a director's fee by the Company or a Related Entity shall not be sufficient to constitute "employment" by the Company.

          (u)   "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

          (v)   "Fair Market Value" means the fair market value of Shares, Awards or other property as determined by the Committee, or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of a Share as of any given date shall be the closing sale price per Share reported on a consolidated basis for stock listed on the principal stock exchange or market on which Shares are traded on the date as of which such value is being determined or, if there is no sale on that date, then on the last previous day on which a sale was reported.

          (w)  "Good Reason" shall, with respect to any Participant, have the meaning specified in the Award Agreement. In the absence of any definition in the Award Agreement, "Good Reason" shall have the equivalent meaning or the same meaning as "good reason" or "for good reason" set forth in any employment, consulting or other agreement for the performance of services between the Participant and the Company or a Related Entity or, in the absence of any such agreement or any such definition in such agreement, such term shall mean (i) the assignment to the Participant of any duties inconsistent in any material respect with the Participant's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as assigned by the Company or a Related Entity, or any other action by the Company or a Related Entity which results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company or a Related Entity promptly after receipt of notice thereof given by the Participant; (ii) any material failure by the Company or a Related Entity to comply with its obligations to the Participant as agreed upon, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company or a Related Entity promptly after receipt of notice thereof given by the Participant; or (iii) the Company's or Related Entity's requiring the Participant to be based at any office or location outside of fifty miles from the location of employment or service as of the date of Award, except for travel reasonably required in the performance of the Participant's responsibilities.

          (x)   "Incentive Stock Option" means any Option intended to be designated as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.

          (y)   "Independent", when referring to either the Board or members of the Committee, shall have the same meaning as used in the rules of the Nasdaq Stock Market or any national securities exchange on which any securities of the Company are listed for trading, and if not listed for trading, by the rules of the Nasdaq Stock Market.

          (z)   "Incumbent Board" means the Incumbent Board as defined in Section 9(b)(ii) of the Plan.

          (aa) "Option" means a right granted to a Participant under Section 6(b) hereof, to purchase Shares or other Awards at a specified price during specified time periods.

          (bb) "Optionee" means a person to whom an Option is granted under this Plan or any person who succeeds to the rights of such person under this Plan.

          (cc) "Other Stock-Based Awards" means Awards granted to a Participant under Section 6(i) hereof.

          (dd) "Participant" means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

          (ee) "Performance Award" shall mean any Award of Performance Shares or Performance Units granted pursuant to Section 6(h).

          (ff) "Performance Period" means that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

          (gg) "Performance Share" means any grant pursuant to Section 6(h) of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

          (hh) "Performance Unit" means any grant pursuant to Section 6(h) of a unit valued by reference to a designated amount of property (including cash) other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

          (ii) "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a "group" as defined in Section 13(d) thereof.

          (jj) "Related Entity" means any Subsidiary, and any business, corporation, partnership, limited liability company or other entity designated by Board in which the Company or a Subsidiary holds a substantial ownership interest, directly or indirectly.

          (kk) "Restricted Stock" means any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such risks of forfeiture and other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

          (ll) "Restricted Stock Award" means an Award granted to a Participant under Section 6(d) hereof.

          (mm) "Rule 16b-3" means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

          (nn) "Shares" means the shares of common stock of the Company, par value $0.01 per share, and such other securities as may be substituted (or resubstituted) for Shares pursuant to Section 10(c) hereof.

          (oo) "Stock Appreciation Right" means a right granted to a Participant under Section 6(c) hereof.

          (pp) "Subsidiary" means any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors or in which the Company has the right to receive 50% or more of the distribution of profits or 50% or more of the assets on liquidation or dissolution.

          (qq) "Substitute Awards" shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any Related Entity or with which the Company or any Related Entity combines.

        3.    Administration.

          (a)    Authority of the Committee.    The Plan shall be administered by the Committee, except to the extent the Board elects to administer the Plan, in which case the Plan shall be administered by only those directors who are Independent Directors, in which case references herein to the "Committee" shall be deemed to include references to the Independent members of the Board. The Committee shall have full and final authority, subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award Agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award Agreements and correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. In exercising any discretion granted to the Committee under the Plan or pursuant to any Award, the Committee shall not be required to follow past practices, act in a manner consistent with past practices, or treat any Eligible Person or Participant in a manner consistent with the treatment of other Eligible Persons or Participants.

          (b)    Manner of Exercise of Committee Authority.    The Committee, and not the Board, shall exercise sole and exclusive discretion on any matter relating to a Participant then subject to Section 16 of the Exchange Act with respect to the Company to the extent necessary in order that transactions by such Participant shall be exempt under Rule 16b-3 under the Exchange Act. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its Related Entities, Participants, Beneficiaries, transferees under Section 10(b) hereof or other persons claiming rights from or through a Participant, and shareholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Related Entity, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company and will not cause Awards intended to qualify as "performance-based compensation" under Code Section 162(m) to fail to so qualify. The Committee may appoint agents to assist it in administering the Plan.

          (c)    Limitation of Liability.    The Committee and the Board, and each member thereof, shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or Employee, the Company's independent auditors, Consultants or any other agents assisting in the administration of the Plan. Members of the Committee and the Board, and any officer or Employee acting at the direction or on behalf of the Committee or the Board, shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

        4.    Shares Subject to Plan.

          (a)    Limitation on Overall Number of Shares Available for Delivery Under Plan.    Subject to adjustment as provided in Section 10(c) hereof, the total number of Shares reserved and available for delivery under the Plan shall be 14,000,000. Any Shares delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.

          (b)    Application of Limitation to Grants of Award.    No Award may be granted if the number of Shares to be delivered in connection with such an Award or, in the case of an Award relating to Shares but settled only in cash (such as cash-only Stock Appreciation Rights), the number of Shares to which such Award relates, exceeds the number of Shares remaining available for delivery under the Plan, minus the number of Shares deliverable in settlement of or relating to then outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of Shares actually delivered differs from the number of Shares previously counted in connection with an Award.

          (c)    Availability of Shares Not Delivered under Awards and Adjustments to Limits.

            (i)    If any Shares subject to an Award are forfeited, expire or otherwise terminate without issuance of such Shares, or any Award is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award, the Shares shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for Awards under the Plan, subject to Section 4(c)(v) below.

            (ii)   In the event that any Option or other Award granted hereunder is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, or withholding tax liabilities arising from such option or other award are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then only the number of Shares issued net of the Shares tendered or withheld shall be counted for purposes of determining the maximum number of Shares available for grant under the Plan.

            (iii)  Substitute Awards shall not reduce the Shares authorized for grant under the Plan or authorized for grant to a Participant in any period. Additionally, in the event that a company acquired by the Company or any Related Entity or with which the Company or any Related Entity combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for delivery pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for delivery under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

            (iv)  Notwithstanding anything in this Section 4(c) to the contrary and solely for purposes of determining whether Shares are available for the delivery of Incentive Stock Options, the maximum aggregate number of shares that may be granted under this Plan shall be determined without regard to any Shares restored pursuant to this Section 4(c) that, if taken into account, would cause the Plan to fail the requirement under Code Section 422 that the Plan designate a maximum aggregate number of shares that may be issued.

        5.    Eligibility; Per-Person Award Limitations.    Awards may be granted under the Plan only to Eligible Persons. Subject to adjustment as provided in Section 10(c), in any fiscal year of the Company during any part of which the Plan is in effect, no Participant may be granted Awards with respect to more than 500,000 Shares. In addition, the maximum dollar value payable to any one Participant with respect to Performance Units is (x) $500,000.00 with respect to any 12 month Performance Period (pro-rated for any Performance Period that is less than 12 months based upon the ratio of the number of days in the Performance Period as compared to 365), and (y) with respect to any Performance Period that is more than 12 months, $500,000.00 multiplied by the number of full years in the Performance Period.

        6.    Specific Terms of Awards.

          (a)    General.    Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of the Participant's Continuous Service and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of applicable law, no consideration other than services may be required for the grant (but not the exercise) of any Award.

          (b)    Options.    The Committee is authorized to grant Options to any Eligible Person on the following terms and conditions:

            (i)    Exercise Price.    Other than in connection with Substitute Awards, the exercise price per Share purchasable under an Option shall be determined by the Committee, provided that such exercise price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of the Option and shall not, in any event, be less than the par value of a Share on the date of grant of the Option. If an Employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and an Incentive Stock Option is granted to such employee, the exercise price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the Fair Market Value a Share on the date such Incentive Stock Option is granted. Other than pursuant to Section 10(c), the Committee shall not be permitted to (A) lower the exercise price per Share of an Option after it is granted, (B) cancel an Option when the exercise price per Share exceeds the Fair Market Value of the underlying Shares in exchange for another Award (other than in connection with Substitute Awards), or (C) take any other action with respect to an Option that may be treated as a repricing, without approval of the Company's shareholders.

            (ii)    Time and Method of Exercise.    The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Options shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the methods by which the exercise price may be paid or deemed to be paid (including in the discretion of the Committee a cashless exercise procedure), the form of such payment, including, without limitation, cash, Shares, other Awards or awards granted under other plans of the Company or a Related Entity, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis provided that such deferred payments are not in violation of the Sarbanes-Oxley Act of 2002, or any rule or regulation adopted thereunder or any other applicable law), and the methods by or forms in which Shares will be delivered or deemed to be delivered to Participants.

            (iii)    Incentive Stock Options.    The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options (including any Stock Appreciation Right issued in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code, unless the Participant has first requested, or consents to, the change that will result in such disqualification. Thus, if and to the extent required to comply with Section 422 of the Code, Options granted as Incentive Stock Options shall be subject to the following special terms and conditions:

              (A)  the Option shall not be exercisable more than ten years after the date such Incentive Stock Option is granted; provided, however, that if a Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and the Incentive Stock Option is granted to such Participant, the term of the Incentive Stock Option shall be (to the extent required by the Code at the time of the grant) for no more than five years from the date of grant; and

              (B)  The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options granted under the Plan and all other option plans of the Company (and any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) during any calendar year exercisable for the first time by the Participant during any calendar year shall not (to the extent required by the Code at the time of the grant) exceed $100,000.

          (c)    Stock Appreciation Rights.    The Committee may grant Stock Appreciation Rights to any Eligible Person in conjunction with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option (a "Tandem Stock Appreciation Right"), or without regard to any Option (a "Freestanding Stock Appreciation Right"), in each case upon such terms and conditions as the Committee may establish in its sole discretion, not inconsistent with the provisions of the Plan, including the following:

            (i)    Right to Payment.    A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one Share on the date of exercise over (B) the grant price of the Stock Appreciation Right as determined by the Committee. The grant price of a Stock Appreciation Right shall not be less than 100% of the Fair Market Value of a Share on the date of grant, in the case of a Freestanding Stock Appreciation Right, or less than the associated Option exercise price, in the case of a Tandem Stock Appreciation Right. Other than pursuant to Section 10(c), the Committee shall not be permitted to (A) lower the grant price per Share of a Stock Appreciation Right after it is granted, (B) cancel a Stock Appreciation Right when the grant price per Share exceeds the Fair Market Value of the underlying Shares in exchange for another Award (other than in connection with Substitute Awards), or (C) take any other action with respect to a Stock Appreciation Right that may be treated as a repricing, without shareholder approval.

            (ii)    Other Terms.    The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Stock Appreciation Rights shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Shares will be delivered or deemed to be delivered to Participants, whether or not a Stock Appreciation Right shall be in tandem or in combination with any other Award, and any other terms and conditions of any Stock Appreciation Right.

            (iii)    Tandem Stock Appreciation Rights.    Any Tandem Stock Appreciation Right may be granted at the same time as the related Option is granted or, for Options that are not Incentive Stock Options, at any time thereafter before exercise or expiration of such Option. Any Tandem Stock Appreciation Right related to an Option may be exercised only when the related Option would be exercisable and the Fair Market Value of the Shares subject to the related Option exceeds the exercise price at which Shares can be acquired pursuant to the Option. In addition, if a Tandem Stock Appreciation Right exists with respect to less than the full number of Shares covered by a related Option, then an exercise or termination of such Option shall not reduce the number of Shares to which the Tandem Stock Appreciation Right applies until the number of Shares then exercisable under such Option equals the number of Shares to which the Tandem Stock Appreciation Right applies. Any Option related to a Tandem Stock Appreciation Right shall no longer be exercisable to the extent the Tandem Stock Appreciation Right has been exercised, and any Tandem Stock Appreciation Right shall no longer be exercisable to the extent the related Option has been exercised.

          (d)    Restricted Stock Awards.    The Committee is authorized to grant Restricted Stock Awards to any Eligible Person on the following terms and conditions:

            (i)    Grant and Restrictions.    Restricted Stock Awards shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, or as otherwise provided in this Plan, covering a period of time specified by the Committee (the "Restriction Period"). The terms of any Restricted Stock Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award Agreement relating to a Restricted Stock Award, a Participant granted Restricted Stock shall have all of the rights of a shareholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the Restriction Period, subject to Section 10(b) below, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

            (ii)    Forfeiture.    Except as otherwise determined by the Committee, upon termination of a Participant's Continuous Service during the applicable Restriction Period, the Participant's Restricted Stock that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to Restricted Stock Awards shall be waived in whole or in part in the event of terminations resulting from specified causes.

            (iii)    Certificates for Stock.    Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

            (iv)    Dividends and Splits.    As a condition to the grant of a Restricted Stock Award, the Committee may require or permit a Participant to elect that any cash dividends paid on a Share of Restricted Stock be automatically reinvested in additional Shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. Unless otherwise determined by the Committee, Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Shares or other property have been distributed.

          (e)    Deferred Stock Award.    The Committee is authorized to grant Deferred Stock Awards to any Eligible Person on the following terms and conditions:

            (i)    Award and Restrictions.    Satisfaction of a Deferred Stock Award shall occur upon expiration of the deferral period specified for such Deferred Stock Award by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, a Deferred Stock Award shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. A Deferred Stock Award may be satisfied by delivery of Shares, cash equal to the Fair Market Value of the specified number of Shares covered by the Deferred Stock, or a combination thereof, as determined by the Committee at the date of grant or thereafter. Prior to satisfaction of a Deferred Stock Award, a Deferred Stock Award carries no voting or dividend or other rights associated with Share ownership.

            (ii)    Forfeiture.    Except as otherwise determined by the Committee, upon termination of a Participant's Continuous Service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Deferred Stock Award), the Participant's Deferred Stock Award that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to a Deferred Stock Award shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of any Deferred Stock Award.

            (iii)    Dividend Equivalents.    Unless otherwise determined by the Committee at date of grant, any Dividend Equivalents that are granted with respect to any Deferred Stock Award shall be either (A) paid with respect to such Deferred Stock Award at the dividend payment date in cash or in Shares of unrestricted stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Deferred Stock Award and the amount or value thereof automatically deemed reinvested in additional Deferred Stock, other Awards or other investment vehicles, as the Committee shall determine or permit the Participant to elect.

          (f)    Bonus Stock and Awards in Lieu of Obligations.    The Committee is authorized to grant Shares to any Eligible Persons as a bonus, or to grant Shares or other Awards in lieu of obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of Eligible Persons subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Shares or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Shares or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

          (g)    Dividend Equivalents.    The Committee is authorized to grant Dividend Equivalents to any Eligible Person entitling the Eligible Person to receive cash, Shares, other Awards, or other property equal in value to the dividends paid with respect to a specified number of Shares, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify.

          (h)    Performance Awards.    The Committee is authorized to grant Performance Awards to any Eligible Person payable in cash, Shares, or other Awards, on terms and conditions established by the Committee, subject to the provisions of Section 8 if and to the extent that the Committee shall, in its sole discretion, determine that an Award shall be subject to those provisions. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award; provided, however, that a Performance Period shall not be shorter than 12 months nor longer than five years. Except as provided in Section 9 or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 8(b), or in the case of an Award that the Committee determines shall not be subject to Section 8 hereof, any other criteria that the Committee, in its sole discretion, shall determine should be used for that purpose. The amount of the Award to be distributed shall be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis.

          (i)    Other Stock-Based Awards.    The Committee is authorized, subject to limitations under applicable law, to grant to any Eligible Person such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan. Other Stock-Based Awards may be granted to Participants either alone or in addition to other Awards granted under the Plan, and such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan. The Committee shall determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(i) shall be purchased for such consideration, (including without limitation loans from the Company or a Related Entity provided that such loans are not in violation of the Sarbanes Oxley Act of 2002, or any rule or regulation adopted thereunder or any other applicable law) paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other Awards or other property, as the Committee shall determine.

        7.    Certain Provisions Applicable to Awards.

          (a)    Stand-Alone, Additional, Tandem, and Substitute Awards.    Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Related Entity, or any business entity to be acquired by the Company or a Related Entity, or any other right of a Participant to receive payment from the Company or any Related Entity. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Related Entity, in which the value of Stock subject to the Award is equivalent in value to the cash compensation (for example, Deferred Stock or Restricted Stock), or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Stock minus the value of the cash compensation surrendered (for example, Options or Stock Appreciation Right granted with an exercise price or grant price "discounted" by the amount of the cash compensation surrendered).

          (b)    Term of Awards.    The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option or Stock Appreciation Right exceed a period of ten years (or in the case of an Incentive Stock Option such shorter term as may be required under Section 422 of the Code).

          (c)    Form and Timing of Payment Under Awards; Deferrals.    Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Related Entity upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Shares, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. Any installment or deferral provided for in the preceding sentence shall, however, be subject to the Company's compliance with the provisions of the Sarbanes-Oxley Act of 2002, the rules and regulations adopted by the Securities and Exchange Commission thereunder, and all applicable rules of the Nasdaq Stock Market or any national securities exchange on which the Company's securities are listed for trading and, if not listed for trading on either the Nasdaq Stock Market or a national securities exchange, then the rules of the Nasdaq Stock Market. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control). Installment or deferred payments may be required by the Committee (subject to Section 10(e) of the Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award Agreement) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Shares.

          (d)    Exemptions from Section 16(b) Liability.    It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16 pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b).

        8.    Code Section 162(m) Provisions.

          (a)    Covered Employees.    The Committee, in its discretion, may determine at the time an Award is granted to an Eligible Person who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, that the provisions of this Section 8 shall be applicable to such Award.

          (b)    Performance Criteria.    If an Award is subject to this Section 8, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be contingent upon achievement of one or more objective performance goals. Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being "substantially uncertain." One or more of the following business criteria for the Company, on a consolidated basis, and/or for Related Entities, or for business or geographical units of the Company and/or a Related Entity (except with respect to the total shareholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Awards: (1) earnings per share; (2) revenues or margins; (3) cash flow; (4) operating margin; (5) return on net assets, investment, capital, or equity; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total shareholder return; and (13) debt reduction. Any of the above goals may be determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor's 500 Stock Index or a group of companies that are comparable to the Company. The Committee may exclude the impact of an event or occurrence which the Committee determines should appropriately be excluded, including without limitation (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company's management, or (iii) a change in accounting standards required by generally accepted accounting principles.

          (c)    Performance Period; Timing For Establishing Performance Goals.    Achievement of performance goals in respect of such Performance Awards shall be measured over a Performance Period no shorter than 12 months and no longer than five years, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any Performance Period applicable to such Performance Awards, or at such other date as may be required or permitted for "performance-based compensation" under Code Section 162(m).

          (d)    Adjustments.    The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with Awards subject to this Section 8, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of an Award subject to this Section 8. The Committee shall specify the circumstances in which such Awards shall be paid or forfeited in the event of termination of Continuous Service by the Participant prior to the end of a Performance Period or settlement of Awards.

          (e)    Committee Certification.    No Participant shall receive any payment under the Plan unless the Committee has certified, by resolution or other appropriate action in writing, that the performance criteria and any other material terms previously established by the Committee or set forth in the Plan, have been satisfied to the extent necessary to qualify as "performance based compensation" under Code Section 162(m).

        9.    Change in Control.

          (a)    Effect of "Change in Control."    Subject to Section 9(a)(iv), and if and only to the extent provided in the Award Agreement, or to the extent otherwise determined by the Committee, upon the occurrence of a "Change in Control," as defined in Section 9(b):

            (i)    Any Option or Stock Appreciation Right that was not previously vested and exercisable as of the time of the Change in Control, shall become immediately vested and exercisable, subject to applicable restrictions set forth in Section 10(a) hereof.

            (ii)   Any restrictions, deferral of settlement, and forfeiture conditions applicable to a Restricted Stock Award, Deferred Stock Award or an Other Stock-Based Award subject only to future service requirements granted under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Change in Control, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 10(a) hereof.

            (iii)  With respect to any outstanding Award subject to achievement of performance goals and conditions under the Plan, the Committee may, in its discretion, deem such performance goals and conditions as having been met as of the date of the Change in Control.

            (iv)  Notwithstanding the foregoing, if in the event of a Change in Control the successor company assumes or substitutes for an Option, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award or Other Stock-Based Award, then each outstanding Option, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award or Other Stock-Based Award shall not be accelerated as described in Sections 9(a)(i), (ii) and (iii). For the purposes of this Section 9(a)(iv), an Option, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award or Other Stock-Based Award shall be considered assumed or substituted for if following the Change in Control the award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award or Other Stock-Based Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company or its parent or subsidiary, the Committee may, with the consent of the successor company or its parent or subsidiary, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award or Other Stock-Based Award, for each Share subject thereto, will be solely common stock of the successor company or its parent or subsidiary substantially equal in fair market value to the per share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding. Notwithstanding the foregoing, on such terms and conditions as may be set forth in an Award Agreement, in the event of a termination of a Participant's employment in such successor company (other than for Cause) within 24 months following such Change in Control, each Award held by such Participant at the time of the Change in Control shall be accelerated as described in Sections 9(a)(i), (ii) and (iii) above.

          (b)    Definition of "Change in Control".    Unless otherwise specified in an Award Agreement, a "Change in Control" shall mean the occurrence of any of the following:

            (i)    The acquisition by any Person of Beneficial Ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of either (A) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities) (the foregoing Beneficial Ownership hereinafter being referred to as a "Controlling Interest"); provided, however, that for purposes of this Section 9(b), the following acquisitions shall not constitute or result in a Change of Control: (v) any acquisition directly from the Company; (w) any acquisition by the Company; (x) any acquisition by any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest; (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary; or (z) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) below; or

            (ii)   During any period of two (2) consecutive years (not including any period prior to the Effective Date) individuals who constitute the Board on the Effective Date (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

            (iii)  Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its Subsidiaries (each a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination or any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest) beneficially owns, directly or indirectly, fifty percent (50%) or more of the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business

    Combination and (C) at least a majority of the members of the Board of Directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

            (iv)  Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

        10.    General Provisions.

          (a)    Compliance With Legal and Other Requirements.    The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Shares or payment of other benefits under any Award until completion of such registration or qualification of such Shares or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Shares or other Company securities are listed or quoted, or compliance with any other obligation of the Company, as the Committee, may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Shares or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

          (b)    Limits on Transferability; Beneficiaries.    No Award or other right or interest granted under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than Incentive Stock Options and Stock Appreciation Rights in tandem therewith) may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Award Agreement (subject to any terms and conditions which the Committee may impose thereon). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

          (c)    Adjustments.

            (i)    Adjustments to Awards.    In the event that any extraordinary dividend or other distribution (whether in the form of cash, Shares, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Shares and/or such other securities of the Company or any other issuer such that a substitution, exchange, or adjustment is determined by the Committee to be appropriate, then the Committee shall, in such manner as it may deem equitable, substitute, exchange or adjust any or all of (A) the number and kind of Shares which may be delivered in connection with Awards granted thereafter, (B) the number and kind of Shares by which annual per-person Award limitations are measured under Section 5 hereof, (C) the number and kind of Shares subject to or deliverable in respect of outstanding Awards, (D) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award, and (E) any other aspect of any Award that the Committee determines to be appropriate.

            (ii)    Adjustments in Case of Certain Corporate Transactions.    In the event of any merger, consolidation or other reorganization in which the Company does not survive, or in the event of any Change in Control, any outstanding Awards may be dealt with in accordance with any of the following approaches, as determined by the agreement effectuating the transaction or, if and to the extent not so determined, as determined by the Committee: (a) the continuation of the outstanding Awards by the Company, if the Company is a surviving corporation, (b) the assumption or substitution for, as those terms are defined in Section 9(b)(iv) hereof, the outstanding Awards by the surviving corporation or its parent or subsidiary, (c) full exercisability or vesting and accelerated expiration of the outstanding Awards, or (d) settlement of the value of the outstanding Awards in cash or cash equivalents or other property followed by cancellation of such Awards (which value, in the case of Options or Stock Appreciation Rights, shall be measured by the amount, if any, by which the Fair Market Value of a Share exceeds the exercise or grant price of the Option or Stock Appreciation Right as of the effective date of the transaction). The Committee shall give written notice of any proposed transaction referred to in this Section 10(c)(ii) a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after the approval of such transaction), in order that Participants may have a reasonable period of time prior to the closing date of such transaction within which to exercise any Awards that are then exercisable (including any Awards that may become exercisable upon the closing date of such transaction). A Participant may condition his exercise of any Awards upon the consummation of the transaction.

            (iii)    Other Adjustments.    The Committee (and the Board if and only to the extent such authority is not required to be exercised by the Committee to comply with Section 162(m) of the Code) is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards, or performance goals relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, acquisitions and dispositions of businesses and assets) affecting the Company, any Related Entity or any business unit, or the financial statements of the Company or any Related Entity, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee's assessment of the business strategy of the Company, any Related Entity or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause Options, Stock Appreciation Rights, Performance Awards granted pursuant to Section 8(b) hereof to Participants designated by the Committee as Covered Employees and intended to qualify as "performance-based compensation" under Code Section 162(m) and the regulations thereunder to otherwise fail to qualify as "performance-based compensation" under Code Section 162(m) and regulations thereunder.

          (d)    Taxes.    The Company and any Related Entity are authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company or any Related Entity and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a

  Participant's tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

          (e)    Changes to the Plan and Awards.    The Board may amend, alter, suspend, discontinue or terminate the Plan, or the Committee's authority to grant Awards under the Plan, without the consent of shareholders or Participants, except that any amendment or alteration to the Plan shall be subject to the approval of the Company's shareholders not later than the annual meeting next following such Board action if such shareholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3 or Code Section 162(m)) or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to shareholders for approval; provided that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award Agreement relating thereto, except as otherwise provided in the Plan; provided that, without the consent of an affected Participant, no such Committee or the Board action may materially and adversely affect the rights of such Participant under such Award.

          (f)    Limitation on Rights Conferred Under Plan.    Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a Related Entity; (ii) interfering in any way with the right of the Company or a Related Entity to terminate any Eligible Person's or Participant's Continuous Service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and Employees, or (iv) conferring on a Participant any of the rights of a shareholder of the Company unless and until the Participant is duly issued or transferred Shares in accordance with the terms of an Award.

          (g)    Unfunded Status of Awards; Creation of Trusts.    The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Shares pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Shares, other Awards or other property, or make other arrangements to meet the Company's obligations under the Plan. Such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.

          (h)    Nonexclusivity of the Plan.    Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable including incentive arrangements and awards which do not qualify under Section 162(m) of the Code.

          (i)    Payments in the Event of Forfeitures; Fractional Shares.    Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

          (j)    Governing Law.    The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award Agreement shall be determined in accordance with the laws of the State of Delaware without giving effect to principles of conflict of laws, and applicable federal law.

          (k)    Non-U.S. Laws.    The Committee shall have the authority to adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Subsidiaries may operate to assure the viability of the benefits from Awards granted to Participants performing services in such countries and to meet the objectives of the Plan.

          (l)    Plan Effective Date; Termination of Plan.    The Plan shall become effective on the Effective Date, which is the date the Plan was approved by shareholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Code Sections 162(m) (if applicable) and 422, Rule 16b-3 under the Exchange Act (if applicable), applicable requirements under the rules of any stock exchange or automated quotation system on which the Shares may be listed or quoted, and other laws, regulations, and obligations of the Company applicable to the Plan. The Plan shall terminate at the earliest of (a) such time as no Shares remain available for issuance under the Plan, (b) termination of this Plan by the Board, or (c) the tenth anniversary of the Effective Date. Awards outstanding upon expiration of the Plan shall remain in effect until they have been exercised or terminated, or have expired.

PROXY CARD

SatCon Technology Corporation
C/O AMERICAN STOCK TRANSFER & TRUST CORPORATION
59 MAIDEN LANE NEW YORK, NY 10038

Dear Stockholder:

        Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy in the enclosed postage-paid envelope.

        Thank you in advance for your prompt consideration of these matters.

SatCon Technology Corporation
27 Drydock Avenue, Boston, Massachusetts, 02210

SOLICITED BY THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF STOCKHOLDERS

        The undersigned, revoking all prior proxies, hereby appoint(s) David B. Eisenhaure and Daniel Gladkowski, and each of them singly, with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of SatCon Technology Corporation ("SatCon") held of record by the undersigned on November 15, 2007 at the Special Meeting of Stockholders to be held on December 20, 2007 at 10:00 a.m. at the offices of SatCon Technology Corporation, 27 Drydock Avenue, Boston, Massachusetts, 02210. The undersigned hereby directs the said David B. Eisenhaure and Daniel Gladkowski to vote in accordance with their best judgment on any matters which may properly come before the Special Meeting, all as indicated in the Notice of the Special Meeting, receipt of which is hereby acknowledged, and to act on the matters set forth in such Notice as specified by the undersigned.

(Continued and to be signed on the reverse side)

SPECIAL MEETING OF STOCKHOLDERS OF

SatCon Technology Corporation

December 20, 2007

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

/ Please detach along perforated line and mail in the envelope provided. /

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL.
PLEASE, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

			FOR	AGAINST	ABSTAIN
1.	To approve the following transactions in connection with the private placement of equity securities described in the accompanying proxy statement:		☐	☐	☐
	1)	the issuance of Series C convertible preferred stock;
	2)	the issuance of warrants to purchase shares of our common stock;
	3)	the repricing of the exercise price of certain previously issued warrants;
	4)	the potential future issuance of additional warrants to purchase shares of our common stock under the circumstances described in the accompanying proxy statement; and
	5)	the issuance of shares of our common stock sufficient to allow for the full conversion, redemption or exercise of the Series C convertible preferred stock and warrants described above (including previously issued shares of Series C convertible preferred stock and warrants).
2	To approve an amendment to our Certificate of Incorporation increasing the number of our authorized shares of common stock from 100,000,000 to 200,000,000.
3	To approve an amendment to our 2005 Incentive Compensation Plan increasing the number of shares of common stock available for issuance under the plan from 4,000,000 to 14,000,000.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO THE PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL. ATTENDANCE OF THE UNDERSIGNED AT THE SPECIAL MEETING OR AT ANY ADJOURNMENT THEREOF WILL NOT BE DEEMED TO REVOKE THE PROXY UNLESS THE UNDERSIGNED REVOKES THIS PROXY IN WRITING.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

MARK "X" HERE IF YOU PLAN TO ATTEND THE SPECIAL MEETING. ☐

Signature of Stockholder:	Date:	Signature of Stockholder:	Date:
Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 1
PROPOSAL 2: TO APPROVE AN AMENDMENT TO SATCON'S CERTIFICATE OF INCORPORATION INCREASING THE NUMBER OF OUR AUTHORIZED SHARES OF COMMON STOCK FROM 100,000,000 TO 200,000,000
PROPOSAL 3: TO APPROVE AN INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE UNDER OUR 2005 INCENTIVE COMPENSATION PLAN BY 10,000,000, FROM 4,000,000 TO 14,000,000
COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE
OPTION EXERCISES AND STOCK VESTED TABLE
NON-QUALIFIED DEFERRED COMPENSATION
DIRECTOR COMPENSATION TABLE
EQUITY COMPENSATION PLAN INFORMATION
OTHER MATTERS
STOCKHOLDER PROPOSALS
WHERE YOU CAN FIND MORE INFORMATION
  Appendix A
STOCK AND WARRANT PURCHASE AGREEMENT among SATCON TECHNOLOGY CORPORATION and THE PURCHASERS NAMED HEREIN
  Appendix B
REGISTRATION RIGHTS AGREEMENT
INVESTMENT REPRESENTATION STATEMENT
INVESTMENT REPRESENTATION STATEMENT
  Appendix E
CERTIFICATE OF DESIGNATION OF THE RELATIVE RIGHTS AND PREFERENCES OF THE SERIES C CONVERTIBLE PREFERRED STOCK OF SATCON TECHNOLOGY CORPORATION
  Appendix F
CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF SATCON TECHNOLOGY CORPORATION Pursuant to Section 242 of the General Corporation Law of the State of Delaware
  Appendix G
2005 INCENTIVE COMPENSATION PLAN
  PROXY CARD